As filed with the Securities and Exchange Commission on August 10, 2026.

Registration No. 333-298137

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	8731	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12 Abba Hillel Road
Ramat Gan, Israel 5250606
+972-3-7564999
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: (302) 738-6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5251608 Tel: +972-3-610-3100	Mark S. Selinger, Esq. Gary Emmanuel, Esq. Michael Soumas, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017-5404 Tel: (212) 801-9200	Robert Charron, Esq. Joseph Masiello, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (“Securities Act”), or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 10, 2026

Up to 2,673,796 Ordinary Shares

Up to 2,673,796 Pre-funded Warrants to Purchase up to 2,673,796 Ordinary Shares

Up to 2,673,796 Ordinary Warrants to Purchase up to 2,673,796 Ordinary Shares

Up to 187,165 Placement Agent Warrants to Purchase up to 187,165 Ordinary Shares

Up to 5,534,757 Ordinary Shares Issuable Upon Exercise of the Ordinary
Warrants Pre-funded Warrants  and Placement Agent Warrants

We are offering in a best-efforts offering up to 2,673,796 ordinary shares (the “shares”), par value $0.135 per share of Silexion Therapeutics Corp, a Cayman Islands exempted company (“Silexion”, the “Company”, “our company”, “we” or “us”), together with up to 2,673,796 ordinary warrants (the “ordinary warrants”), to purchase up to 2,673,796 ordinary shares at an assumed public offering price of $1.87 per share and ordinary warrant pursuant to this prospectus, which was the closing price of our ordinary shares on the Nasdaq Capital Market on  August 7, 2026. The ordinary shares and ordinary warrants will be sold in a fixed combination, with each ordinary share accompanied by one ordinary warrant to purchase one ordinary share.

We are also offering to those purchasers, if any, whose purchase of our ordinary shares in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity, in lieu of purchasing ordinary shares, to purchase pre-funded warrants to purchase ordinary shares. Each pre-funded warrant will be immediately exercisable for one ordinary share at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for ordinary shares if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of ordinary shares then issued and outstanding. The assumed purchase price of each pre-funded warrant is $1.8699 (which is equal to the assumed public offering price per share and ordinary warrants to be sold in this offering minus $0.0001, the exercise price per share of each pre-funded warrant). For each pre-funded warrant we sell, the number of ordinary shares we are offering will be decreased on a one-for-one basis. The pre-funded warrants will be sold together with ordinary warrants in a fixed combination, with each pre-funded warrant to purchase one ordinary share accompanied by one ordinary warrant to purchase one ordinary share.

Each ordinary warrant will have an exercise price of $           per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the ordinary shares upon exercise of the ordinary warrants (“Warrant Shareholder Approval”), provided however, if the Pricing Conditions (as defined below) are met, the ordinary warrants will be exercisable upon issuance (the “Initial Exercise Date”). The ordinary warrants will expire five (5) years from the Initial Exercise Date. Because we will issue an ordinary warrant for each ordinary share and for each pre-funded warrant sold in this offering, the number of ordinary warrants sold in this offering will not change as a result of a change in the mix of ordinary shares and pre-funded warrants sold. As used herein, “Pricing Conditions” means that the combined offering price per share and accompanying ordinary warrants is such that the Warrant Shareholder Approval is not required under the rules of the Nasdaq Stock Market (“Nasdaq”) because either (i) the offering is an at-the-market offering under Nasdaq rules and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole ordinary share underlying the ordinary warrants or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the ordinary warrants) meet the pricing requirements under Nasdaq’s rules.

We are also registering the ordinary shares issuable from time to time upon the exercise of the pre-funded warrants, ordinary warrants and placement agent warrants offered hereby.

Our ordinary shares and warrants are listed on The Nasdaq Capital Market under the symbols “SLXN” and “SLXNW,” respectively. On August 7, 2026, the last reported sales price of our ordinary shares was $1.87 per share and the last reported sales price of our warrants was $0.0219 per warrant. There is no established public trading market for the ordinary shares being offered and the pre-funded warrants and we do not expect a market to develop. Without an active trading market, the liquidity of those warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the ordinary warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

The public offering price per share and any pre-funded warrant will be determined at the time of pricing, and may be at a discount to the then current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be a fixed price determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the state of the biotechnology industry in which we operate, our recent operating results, including results of our pre-clinical studies and clinical trials, and the general condition of the securities markets at the time of this offering.

This offering will terminate on September 10, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or pre-funded warrant) and accompanying ordinary warrants will be fixed for the duration of this offering.

We have engaged  H.C. Wainwright & Co. LLC  (“Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table, which assumes that we sell all of the securities offered by this prospectus. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. We will bear all costs associated with the offering and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Plan of Distribution” on page 119 of this prospectus for more information regarding these arrangements.

On November 27, 2024, we effected a 1-for-9 reverse share split of our authorized ordinary shares, including our issued and outstanding ordinary shares, with a market effectiveness date of November 29, 2024. On July 28, 2025, we effected a 1-for-15 reverse share split of our authorized ordinary shares, including our issued and outstanding ordinary shares, with a market effectiveness date of July 29, 2025. On May 26, 2026, we effected a 1-for-10 reverse split of our authorized ordinary shares, including our issued and outstanding ordinary shares, which became effective after the close of market on May 28, 2026.  Unless specifically provided otherwise herein, all share, per share and related option and warrant information presented in this prospectus has been adjusted (in the case of information as of a date or period prior to either or all such reverse splits, on a retroactive basis) to reflect the reduced number of shares and the increase in the share price which resulted from the reverse share splits.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

	Per Share and Accompanying Ordinary Warrant	Per Pre-Funded Warrant and Accompanying Ordinary Warrant	Total
Public offering price
Placement agent fees (1)
Proceeds to us, before expenses (2) (3)

(1)
We have agreed to pay the Placement Agent cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses, including a management fee of 1.0% of the gross proceeds raised in this offering, to reimburse the Placement Agent for its non-accountable expenses in the amount of $ 25,000, for its legal fees and expenses and other out-of-pocket expenses in an amount up to $ 100,000, and for its clearing expenses in the amount of up to $15,950. In addition, we have agreed to issue to the Placement Agent warrants to purchase up to a number of ordinary shares equal to 7.0% of the aggregate number of our ordinary shares and pre-funded warrants being offered, at an exercise price equal to 125% of the public offering price of our ordinary shares. See “Plan of Distribution” for additional information and a description of the compensation payable to the Placement Agent.

(2)
We estimate the total expenses of this offering payable by us, excluding the placement agent fee, will be approximately $. Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amount set forth above.

(3)	Does not include proceeds from the cash exercise of the pre-funded warrants or ordinary warrants, if any. Assumes no pre-funded warrants are issued.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the securities to the purchasers in the offering on or about                   , 2026, subject to satisfaction of certain conditions.

H.C. Wainwright & Co.

Prospectus dated            , 2026

PRELIMINARY NOTES REGARDING THIS PROSPECTUS

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. The KRAS gene is an oncogene that is involved in the regulation of cell division as a result of its ability to relay external signals into the cell. Our approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. Based on our research of refractory solid tumor cancers, we are actively developing a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics. Our lead product candidate, SIL204, consists of locally administered small interfering RNAs, or siRNA, in a solution as a first-line treatment of locally advanced pancreatic cancer patients, or LAPC, in combination with standard-of-care chemotherapy, and uses an integrated treatment approach that combines intratumoral and systemic administration.

We were formed through a business combination that was completed on August 15, 2024, when Silexion Therapeutics Corp (then known as Biomotion Sciences) consummated previously-announced transactions with Silexion Therapeutics Ltd. and Moringa Acquisition Corp. Following the business combination, we changed our name to “Silexion Therapeutics Corp” and our ordinary shares and warrants commenced trading on the Nasdaq Global Market (and were subsequently transferred to the Nasdaq Capital Market, where they currently trade) under the symbols “SLXN” and “SLXNW”, respectively.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we”, “us”, “our”, “the company”, “the Company”, “our company” or “Silexion” are to Silexion Therapeutics Corp, a Cayman Islands exempted company, and, with respect to periods following the Business Combination, include the Company and all of its subsidiaries (including Silexion Therapeutics Ltd. and Moringa Acquisition), on a consolidated basis.

We and the Placement Agent have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of ordinary shares.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Placement Agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction. We will not make an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted.

This prospectus contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

CERTAIN TERMS

Unless otherwise stated in this prospectus, references to:

●
“A&R Sponsor Promissory Note” are to the convertible promissory note in an original principal amount of $3,433,000 (of which $956,463 remains outstanding as of the date of this registration statement) that the Company issued to the Moringa sponsor at the Closing, in amendment and restatement of all promissory notes previously issued by Moringa to the Sponsor for funds borrowed between Moringa’s initial public offering and the completion of the Business Combination;

●	“Articles” or “amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association, as amended;

●	ATM are to the ongoing At The Market Offering that we may effect via H.C. Wainwright pursuant to the ATM Agreement;

●
"ATM Agreement" are to the At The Market Offering Agreement, dated September 26, 2025, to which we are party with H.C. Wainwright, as sales agent or principal, providing for the sale from time to time of up to $13,170,000 of our ordinary shares;

●	“Board” or “Silexion Board” are to our board of directors;

●
“Business Combination” are to the business combination transactions completed on August 15, 2024 pursuant to the Business Combination Agreement, whereby, among other things: (i) Moringa Acquisition Merger Sub Corp (a Cayman Islands exempted company and a wholly owned subsidiary of Silexion) (“Merger Sub 2”) merged with and into Moringa, with Moringa continuing as the surviving company and a wholly-owned subsidiary of Silexion; (ii) August M.S. Ltd. (an Israeli company and a wholly owned subsidiary of Silexion) (“Merger Sub 1“) merged with and into Silexion Israel, with Silexion Israel continuing as the surviving company and a wholly-owned subsidiary of Silexion; (iii) the security holders of each of Moringa and Silexion Israel exchanged their securities for securities of Silexion at alternate, set exchange rates; (iv) the ordinary shares, warrants and units of Moringa were delisted from the Nasdaq Capital Market and deregistered under the Exchange Act; and (v) the ordinary shares and warrants of Silexion issued in the Business Combination commenced trading on the Nasdaq Global Market under the symbols “SLXN” and “SLXNW”, respectively;

●	“Business Combination Agreement” are to the Amended and Restated Business Combination Agreement, dated April 3, 2024, by and among Silexion, Merger Sub 1, Merger Sub 2, Silexion Israel and Moringa;

●	“Closing” and “Closing Date” are to the closing of the Business Combination and the date of that closing— August 15, 2024, respectively;

●	“Companies Law” are to the Companies Law (2021 Revision) of the Cayman Islands, as the same may be amended from time to time;

●	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended;

●	“H.C. Wainwright” are to H.C. Wainwright & Co., LLC;

●	“initial public offering” or “IPO” are to Moringa’s initial public offering of its Class A ordinary shares and warrants, which was consummated in two closings, on February 19, 2021 and March 3, 2021;

●
“Moringa” are to Moringa Acquisition Corp, a Cayman Islands exempted company, which was formerly a special purpose acquisition company, and, after the Business Combination, is an inactive, wholly-owned subsidiary of Silexion;

●
“Moringa sponsor” or “sponsor” are to Moringa Sponsor, LP, a Cayman Islands exempted limited partnership, which served as the sponsor of Moringa, and include, where applicable, its affiliates (including Moringa’s initial shareholder, Moringa Sponsor US L.P., a Delaware limited partnership, which is a wholly-owned subsidiary of Moringa sponsor, and Greenstar, L.P., a Cayman Islands exempted limited partnership which has the same general partner as Moringa Sponsor, LP);

●	“ordinary shares” are to our ordinary shares, par value $0.135 per share;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Securities Act” are to the U.S. Securities Act of 1933, as amended;

●	“Silexion Israel” are to Silexion Therapeutics Ltd., an Israeli company and our wholly-owned subsidiary through which our operations are primarily conducted;

●
“warrants” are to our warrants to purchase ordinary shares, consisting of (i) public warrants and private warrants issued pursuant to the Business Combination in exchange for corresponding warrants of Moringa, as well as (ii) warrants that we have issued and sold in public offering(s) and/or private placements subsequent to the Closing of the Business Combination; and

●	“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our future performance, including our projected timeline for regulatory approvals of its product candidates;

●	our current and planned pre-clinical and clinical studies and trials involving our product candidates (in particular, SIL204), and anticipated study designs;

●	our projected timeline for regulatory approvals of our product candidates;

●	our market opportunity and competitive position;

●	our strategy, future operations, financial position, projected costs, prospects and plans;
●
our future capital requirements and sources and uses of cash, including our ability to obtain additional capital, whether through sales under the ATM Agreement, other public offerings, private placements, warrant exercises or alternative financings under our shelf registration statement or otherwise;

●	our ability to maintain the listing of our ordinary shares and our warrants on Nasdaq;

●	expectations regarding the duration for which we will remain an emerging growth company under the JOBS Act and/or a smaller reporting company under the Exchange Act;

●	our ability to retain or recruit officers, key employees and directors and to effectively leverage third-party contract research organizations (CROs) and manufacturers;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	expectations regarding future partnerships or other relationships with third parties; and

●	our future capital requirements and sources and uses of cash, including our ability to obtain additional capital in the future.

The forward-looking statements contained in this prospectus and in any document incorporated by reference are based on current expectations, forecasts and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting we will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors:

●	we are a development-stage company and have a limited operating history on which to assess our business;

●	we have never generated any revenue from product sales and may never be profitable;

●
we will need to raise substantial additional funding, including via exercise of our outstanding warrants, which can be done without our shareholders’ further approval, and which may not be available on acceptable terms, or at all, and which will cause significant dilution to our shareholders;

●
we intend to effect the conversion of the remaining outstanding principal amount of the A&R Sponsor Promissory Note in connection with our financing activities, which we can do without shareholder approval and which could cause dilution to our existing shareholders and depress the market price of our ordinary shares;

●	the approach we are taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products;

●
we do not have experience producing our product candidates at commercial levels, currently have no marketing and sales organization, have an uncertain market receptiveness to our product candidates, and are uncertain as to whether there will be insurance coverage and reimbursement for our potential products;

●	we may be unable to attract, develop and/or retain our key personnel or additional employees required for our development and future success;

●	we rely on third parties (including CROs and contract manufacturers) whose performance is largely beyond our control; and

●	our ability to maintain the listing of our ordinary shares and warrants on the Nasdaq;

●	those additional factors described or incorporated by reference under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Those statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Those statements are inherently uncertain, and investors are cautioned not to unduly rely upon those statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Business

We are a clinical-stage biotechnology company developing, through our subsidiaries, RNA interference (RNAi) therapies for cancers driven by mutations in the Kirsten rat sarcoma viral oncogene homolog (“KRAS”). Our approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. In pancreatic cancer, for example, approximately 92% of patients have this mutated oncogene. While multiple pharmaceutical companies are pursuing strategies to inhibit KRAS and thereby limit its downstream signaling, our approach is differentiated by targeting the root cause of oncogenic signaling; our lead product candidate, SIL204, is a second-generation siRNA therapy that is engineered to suppress the KRAS oncogene itself, preventing the production of the oncogenic protein. We utilize an integrated treatment approach that combines administering SIL204 both directly into the tumor and systemically via subcutaneous injection, in combination with standard-of-care chemotherapy. In a previous Phase 2 clinical trial with our first-generation siRNA, the combination of siRNA and standard-of-care chemotherapy demonstrated an overall survival benefit compared to standard-of-care chemotherapy alone. Building on preclinical advancements and regimen optimization, we believe SIL204 has the potential to further improve clinical outcomes.

During the second quarter of 2026, we received formal regulatory approvals— from the Israeli Ministry of Health (the “Israeli MoH”) and Germany's Federal Institute for Drugs and Medical Devices (“BfArM”) (in the case of BfArM, based on the positive opinion of the Ethics Committee of the North Rhine Medical Association — to initiate our Phase 2/3 clinical trial for SIL204 in locally advanced pancreatic cancer subjects in Israel and Germany, respectively. Subsequent to the end of the quarter covered by this report, in late July 2026, we initiated the trial at the Tel Aviv Sourasky Medical Center in Tel Aviv, Israel (after having received the approval of the Helsinki Ethics Committee of Tel Aviv Sourasky Medical Center), with commencement of patient screening expected within weeks thereafter and first patient dosing expected to follow. We furthermore expect, in the coming months, that additional Israeli and German trial sites will complete customary site activation procedures, including contracting and budget finalization., and will join the trial. The supply of our SIL204 product candidate for the clinical trials has been manufactured via current good manufacturing practice (cGMP) by Catalent, Inc. at its facility in Limoges, France.

Corporate Information

We are a Cayman Islands exempted company that was originally formed for the purpose of effectuating the Business Combination between Silexion Israel and Moringa, and that now serves as a publicly traded holding company for Silexion Israel, through which our operations are carried out. Moringa, which initially served as an inactive subsidiary following the Business Combination, has been dissolved, effective as of June 30, 2026. Our ordinary shares and warrants are listed on the Nasdaq Capital Market, where they are quoted for trading under the symbols “SLXN” and “SLXNW”, respectively.

Our principal executive offices are located at 12 Abba Hillel Road, Ramat Gan, Israel 5250606, Israel and our phone number is +972-8-6286005. Our corporate website address is www.silexion.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Reverse Share Splits

On November 27, 2024, we effected a 1-for-9 reverse share split of our authorized ordinary shares, including our issued and outstanding ordinary shares, with a market effectiveness date of November 29, 2024. On July 28, 2025, we effected a 1-for-15 reverse share split of our authorized ordinary shares, including our issued and outstanding ordinary shares, with a market effectiveness date of July 29, 2025. On May 26, 2026, we effected a 1-for-10 reverse split of our authorized ordinary shares, including our issued and outstanding ordinary shares, which became effective after the close of market on May 28, 2026.   Unless specifically provided otherwise herein, all share, per share and related option and warrant information presented in this prospectus, has been adjusted (if for a period or as of a date prior to either such reverse share split, on a retroactive basis) to reflect the reduced number of shares and the increase in the share price which resulted from the reverse share splits.

Remedy of Nasdaq Listing Deficiencies, Including Via Hearings Process

As of May 15, 2026 we met all financial and liquidity requirements for continued listing on the Nasdaq Capital Market under the Equity Standard under which we are listed, including with respect to our shareholders’ equity, which stood at $2.6 million as of the date of our quarterly report for the quarter ended March 31, 2026, above the required minimum level of $2.5 million. While as of March 31, 2026, our shareholders’ equity level was below that level ($0.29 million), we successfully regained compliance with that requirement during the period between March 31, 2026 and the filing of our quarterly report for that quarter (on May 15, 2026) as a result of our financing and equity-increasing transactions. There can be no assurance, however, that we will be able to maintain compliance with the shareholders’ equity requirement, the minimum bid price requirement, or any other applicable standards for continued listing on the Nasdaq Capital Market proceeding forward.

As described below, over the course of 2025, we underwent a hearings process with Nasdaq, which together with various remedial actions that we took (including financing transactions and a reverse share split), restored our compliance with Nasdaq listing rules related to shareholders’ equity and minimum bid price, thereby enabling us to avoid the delisting of our ordinary shares and public warrants from Nasdaq. As of September 25, 2025, we received confirmation from Nasdaq that we had restored our compliance with each such Nasdaq listing requirement, subject to an ongoing mandatory panel monitoring period until September 23, 2026. To the extent we are found to once again be out of compliance with the shareholders’ equity requirement during the monitoring period, we will be subject to an immediate delisting notice, without entitlement to a cure or compliance period, subject to our right to request a new hearing before a hearings panel in order to prevent a delisting of our securities from Nasdaq. The threat of an immediate delisting from Nasdaq materialized on May 22, 2025, when we received a delisting notice from the Nasdaq Listing Qualifications Department in respect of two listing deficiencies that we had been unable to remedy during the six-month cure period since we had initially been notified of those deficiencies, on November 19, 2024. The deficiencies related to our failure to maintain (i) a minimum Market Value of Listed Securities of $50 million and (ii) a minimum Market Value of Publicly Held Shares of $15 million, in each case for continued listing on the Nasdaq Global Market. We appealed the delisting notice to a Nasdaq hearings panel, and a hearing was held before the panel on June 26, 2025. On July 7, 2025, we received a favorable decision from the hearings panel, granting our request to remain listed on Nasdaq, subject to certain conditions. Pursuant to the favorable outcome, the listings of our ordinary shares and warrants were transferred from the Nasdaq Global Market to the Nasdaq Capital Market.

Under the terms of the decision reached by the hearings panel, the continued listing of our securities on the Nasdaq Capital Market was conditioned on our fulfillment of the terms of the compliance plan that we had presented to the panel in connection with the June 26, 2025 hearing. That plan was designed to enable us to achieve at least $2.5 million of shareholders’ equity (the “shareholders’ equity requirement”) and thereby comply with the Equity Standard for listing on the Nasdaq Capital Market on a continued basis. The terms of the compliance plan required, in primary part, that on or before September 19, 2025, we demonstrate in a report filed under the Exchange Act our restoration of compliance with, and our expected long-term compliance with, the shareholders’ equity requirement, as to be demonstrated in a balance sheet not older than 60 days to be included in such a filing.

We provided the above-referenced demonstration of our restoration of compliance with the shareholders’ equity requirement in our current report on Form 8-K that we filed with the SEC on September 15, 2025, in which we described that we had completed a series of financing transactions, which had collectively increased our shareholders’ equity on a pro forma basis as of July 31, 2025 by $10.3 million, to approximately $9.4 million as of September 15, 2025.

In addition to becoming subject to, and remedying, a Nasdaq shareholders’ equity listing deficiency, we also became subject to, and subsequently remedied, a Nasdaq minimum bid price deficiency. On July 18, 2025, we received a letter from Nasdaq notifying us that for the 30 consecutive business days preceding the letter, the closing bid price of our ordinary shares was below the minimum $1.00 per share bid price required for continued listing on Nasdaq. The letter indicated that the Nasdaq panel would consider the bid price deficiency in its decision as to whether to enable us to remain listed on the Nasdaq Capital Market. Following shareholder approval at our reconvened annual general meeting on July 14, 2025, we effected a 1-for-15 reverse share split on July 29, 2025, which raised the price of our ordinary shares above $1.00.

As a result of our remedy of each of the shareholders’ equity and minimum bid price deficiencies, on September 23, 2025, we received a letter from Nasdaq confirming that we had demonstrated compliance with the requirements related to each such prior deficiency. As described in that letter, we are subject to a mandatory panel monitoring period until September 23, 2026. If, during that one-year monitoring period, the Nasdaq staff determines that our company is again out of compliance with the shareholders’ equity requirement, we would not be permitted to submit a plan of compliance or be granted additional time to regain compliance, nor would we be afforded an applicable cure or compliance period. Instead, the staff would issue a “Delist Determination Letter,” and we would have the opportunity to request a new hearing before the same panel from our June 2025 hearing or, if that panel is unavailable, before a newly convened hearings panel.

Because of our reverse share split on May 28, 2026, if our share price were to close below $1.00 for 30 consecutive trading days prior to the end of the one-year period following that reverse share split (i.e., prior to May 29, 2027), we would be subject to immediate delisting proceedings, subject to our ability to appeal any delisting determination to a Nasdaq hearings panel.

While we have successfully addressed all immediate compliance concerns, we must continue to maintain compliance with all Nasdaq Capital Market listing standards. There can be no assurance that we will be able to maintain compliance with the shareholders’ equity requirement or all other applicable standards for continued listing on the Nasdaq Capital Market on an ongoing basis.

May 2026 Warrant Transaction

On May 15, 2026, we entered into an inducement offer letter agreement with holders of 199,510 of our existing ordinary warrants, of which (i) 102,250 were Series A warrants issued in our September 2025 public offering with a five-year exercise term and an exercise price of $40.00 per ordinary share, (ii) 77,875 were Series B warrants issued in our September 2025 public offering with a one-year exercise term and an exercise price of $40.00 per ordinary share, and (iii) 19,385 warrants were issued in our August 2025 warrant inducement transaction with a 24-month exercise term and an exercise price of $113.20 per ordinary share. Those holders exercised those existing ordinary warrants for cash and purchased 199,510 ordinary shares at a reduced cash exercise price of $5.00 per share. We received aggregate gross proceeds of approximately $1.0 million from those warrant exercises, before deducting placement agent fees and other offering expenses.

We engaged H.C. Wainwright to act as our exclusive placement agent in connection with the May 2026 warrant inducement transaction and paid H.C. Wainwright cash fees equal to 7.0% of the aggregate gross proceeds received from the holders’ exercise of their existing ordinary warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the existing ordinary warrants. We also issued to H.C. Wainwright or its designees 13,966 placement agent warrants to purchase up to 13,966 ordinary shares (representing 7.0% of the existing ordinary warrants that were exercised in the transaction), which have an exercise price of $6.25 per share and a five-year exercise term (beginning upon the later of (x) the date of shareholder approval of the exercisability of the new warrants and placement agent warrants issued in the warrant exercise transaction, and (y) the effective date of the resale registration statement covering the ordinary shares underlying those warrants), and otherwise have the same terms as the Series C warrants.

As consideration for the holders’ agreement to exercise their existing ordinary warrants, we issued to them new warrants to purchase up to an aggregate of 399,020 ordinary shares at an exercise price of $5.00 per share, consisting of 204,500 Series C warrants exercisable for a five-year period and 194,520 Series D warrants exercisable for a 24-month period, in each case beginning with the later of (x) the date of shareholder approval of the exercisability of the new warrants, and (y) the effective date of the registration statement covering the resale of the ordinary shares underlying those new warrants and the placement agent warrants (i.e., the registration statement on Form S-3 of which this prospectus forms a part). All new warrants and placement agent warrants issued in the May 2026 warrant inducement transaction remain exercisable until the expiration of their respective exercise terms as described above.

Upon exercise for cash of any new warrants issued to investors in the May 2026 warrant inducement transaction, in certain circumstances, we will (i) pay to H.C. Wainwright a cash fee of 7.0% of the aggregate gross exercise price, and a cash management fee of 1.0% of the aggregate gross exercise price, and (ii) issue to H.C. Wainwright warrants representing 7.0% of the ordinary shares issued to the investors upon such cash exercise of the new warrants.

We have been using the net proceeds from the May 2026 warrant inducement transaction for general corporate purposes and to support our Phase 2/3 clinical trial for SIL204.

Conversion of Amounts Under A&R Sponsor Promissory Note

Upon the closing of the May 2026 warrant inducement transaction on May 15, 2026, and in connection with our completion of sales of ordinary shares under the ATM Agreement in May, June, July and August 2026, we issued an aggregate of 92,501, 60,819, 24,086 and 14,840, respectively, ordinary shares to the Moringa Sponsor upon conversion of an aggregate of $677 thousand of the outstanding amount under the Sponsor Promissory Note. As a result of those conversions, the remaining outstanding principal amount of the A&R Sponsor Promissory Note has been reduced to $956 thousand as of August 6, 2026.

We had originally issued the A&R Sponsor Promissory Note to the Moringa Sponsor effective as of the Closing of the Business Combination in August 2024. The A&R Sponsor Promissory Note amended and restated, and replaced, in their entirety, all existing promissory notes issued by Moringa to the Moringa Sponsor from the time of Moringa’s initial public offering until the Closing of the Business Combination (and as to which the obligations of Moringa were assigned to Silexion upon the Closing). The original principal amount of the A&R Sponsor Promissory Note was $3.433 million, which reflected the total amount owed by Moringa to the Moringa Sponsor through the Closing. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing (i.e., February 15, 2027). Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by Silexion) only by way of conversion into ordinary shares in accordance with the terms set forth in the form of Sponsor Promissory Note. Silexion and the Moringa Sponsor may convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which we conduct equity financings, subject to a minimum conversion amount of $100,000, into such number of ordinary shares as constitutes up to thirty percent (30%) of the number of  ordinary shares issued and sold by us in such equity financing. The Moringa Sponsor may also elect to convert amounts of principal outstanding under the note into ordinary shares at any time following the 24-month anniversary of the Closing, subject to a minimum conversion of $10,000, at a price per share equal to the volume weighted average price of the ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

In September 2025, upon the closing of our September 2025 public offering, we issued 45,000 ordinary shares to the Moringa Sponsor pursuant to the conversion by us of an aggregate of $1.8 million of the outstanding amount under the Sponsor Promissory Note. That converted amount reflected 30% of the amount that we raised in that September 2025 public offering, and the conversion price per share of $40.00 reflected the price per ordinary share sold in that public offering.

Under an amended and restated registration rights and lock-up agreement to which we are party with the Moringa Sponsor and certain other shareholders, which became effective as of the Closing of the Business Combination (the “A&R Registration Rights Agreement”), we are required to register for resale all ordinary shares issued or issuable to the Moringa Sponsor upon conversion of amounts that we owe to it under the A&R Sponsor Promissory Note.

Pursuant to that registration obligation, we have registered the resale by the Moringa Sponsor of (a) all 92,501 ordinary shares that we issued to it in May 2026, of which (i) 47,471 ordinary shares are covered by our prior registration statement on Form S-3 (SEC file number 333-291210), which we filed with the SEC in October 2025, and (ii) the remaining 45,030 ordinary shares are covered by the registration statement on Form S-3 of which this prospectus forms a part, as well as (b) under the registration statement on Form S-3 of which this prospectus forms a part, an additional 401,593 ordinary shares that we may issue from time to time upon conversion of additional principal amounts outstanding under the A&R Sponsor Promissory Note (which reflects the anticipated remaining shares that may be issued upon such conversions, based on the $1.229 million outstanding balance under the note as of June 10, 2026 divided by the $3.06 closing price per ordinary share on June 10, 2026).

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which our ordinary shares were offered in exchange for ordinary shares of each of Moringa and Silexion Israel, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” are to its meaning under the Securities Act, as modified by the JOBS Act.

Summary of Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our securities. If any of these risks is actualized, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 10. Such risks include, but are not limited to:

Risks Relating to our Financial Condition and Capital Requirements, including that:

●	We have never generated any revenue from product sales and may never be profitable.

●	We will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to our shareholders.

Risks Relating to Silexion’s Business and Industry, including that:

●	We are a development-stage company and has a limited operating history on which to assess our business.

●	The approach we are taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products.

●
We are heavily dependent on the success of our product candidates, which are in the early stages of preclinical or clinical development, and cannot give any assurance that any of our product candidates will receive regulatory approval, which is a lengthy, time consuming, and inherently unpredictable process.

●	We may find it difficult to enroll patients in our clinical studies, which could delay or prevent clinical studies of our product candidates.

●	We are subject to a multitude of manufacturing risks, any of which could substantially increase our costs and limit supply of our product candidates.

●
We rely on third parties to conduct our preclinical and clinical studies, and to manufacture the raw materials and products that we use to create our product candidates and to supply it with the medical devices used to administer such products, which entails regulatory and trade secrets-related risks.

●
We do not have experience producing our product candidates at commercial levels, currently have no marketing and sales organization, have an uncertain market receptiveness to our product candidates, and are uncertain as to whether there will be insurance coverage and reimbursement for our potential products.

●	We face competition from other companies that are working to develop novel drugs and technology platforms using technology similar or in the same field as ours.

●	If we are unable to obtain and maintain effective patent rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

●	We may be unable to attract, develop and/or retain our key personnel or additional employees required for our development and future success.

Risks Relating to the Offering, including that:

●
This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

●	Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

●	You will experience immediate dilution in the book value per share of the ordinary shares purchased in the offering.

●
Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

●	Ordinary shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our ordinary shares to decline.

●	There is no public market for the warrants being offered or pre-funded warrants in this offering.

●	The pre-funded warrants are speculative in nature.

●	The ordinary warrants may not have any value.

●
Holders of the pre-funded warrants and ordinary warrants offered hereby will have no rights as our ordinary shareholders with respect to the ordinary shares underlying those warrants until such holders exercise their warrants and acquire our ordinary shares, except as otherwise provided in the ordinary warrants.

Risks Relating to Owning Our Ordinary Shares, including that:

●	We may not succeed at maintaining compliance with Nasdaq continued listing requirements, which may lead to the delisting of our ordinary shares from the Nasdaq Capital Market.

●	The price of our ordinary shares and our warrants may be volatile.

●
A substantial number of our ordinary shares may be issued pursuant to the ATM Agreement and/or the conversion terms of the A&R Sponsor Promissory Note, which could cause (i) substantial dilution and (ii) the market price of the ordinary shares to decline.

●	We have no current plans to pay cash dividends on our ordinary shares for the foreseeable future.

The Offering

Ordinary shares
Up to 2,673,796 ordinary shares on a best-efforts basis based on an assumed public offering price of $1.87 per share and accompanying ordinary warrants (the last reported sale price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026).

Pre-funded warrants
We are also offering to those purchasers, if any, whose purchase of our ordinary shares in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity, in lieu of purchasing ordinary shares, to purchase pre-funded warrants to purchase ordinary shares. Each pre-funded warrant will be immediately exercisable for one ordinary share at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for ordinary shares if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of ordinary shares then issued and outstanding. The assumed purchase price of each pre-funded warrant is $1.8699 (which is equal to the assumed public offering price per share and accompanying ordinary warrants to be sold in this offering minus $0.0001 , the exercise price per share of each pre-funded warrant). For each pre-funded warrant we sell, the number of ordinary shares we are offering will be decreased on a one-for-one basis. This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants sold in this offering. See “Description of Securities Offered” for more information.

Warrants
Each ordinary share and each pre-funded warrant will be sold together with one ordinary warrant. Each ordinary warrant will have an exercise price of $         per share, will be exercisable beginning on the effective date of the Warrant Shareholder Approval, provided however, if the Pricing Conditions are met, the ordinary warrants will be exercisable upon issuance. The ordinary warrants will expire five (5) years, from the Initial Exercise Date. Because we will issue an ordinary warrant for each ordinary share and for each pre-funded warrant sold in this offering, the number of ordinary warrants sold in this offering will not change as a result of a change in the mix of ordinary shares and pre-funded warrants sold. This offering also relates to the ordinary shares issuable upon exercise of any ordinary warrants sold in this offering. See “Description of Securities Offered” for more information.

Ordinary shares outstanding prior to this offering	1,349,019 ordinary shares

Ordinary shares outstanding after this offering	4,022,815 ordinary shares (assuming no sale of any pre-funded warrants and no exercise of the ordinary warrants).

Use of proceeds
Assuming the maximum number of ordinary shares are sold in this offering at an assumed public offering price of $1.87 per share, which represents the closing price of our ordinary shares on Nasdaq on August 7, 2026, and assuming no issuance of pre-funded warrants and no exercise of the ordinary warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $4.3  million, after deducting the placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We currently intend to use the net proceeds from this offering to advance our pre-clinical and clinical studies, and for general corporate purposes. Pending such uses, we intend to invest the net proceeds in bank deposits. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for additional information.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 10.

Nasdaq ticker symbols
Our ordinary shares and warrants are listed on the Nasdaq Capital Market under the symbols “SLXN” and “SLXNW”, respectively. There is no established public trading market for the ordinary warrants being offered and the pre-funded warrants and we do not expect a market to develop. Without an active trading market, the liquidity of those warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the ordinary warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

Best efforts offering
We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 119 of this prospectus.

The number of ordinary shares to be outstanding immediately after this offering as shown above assumes that all of the ordinary shares offered hereby are sold and is based on 1,349,019 ordinary shares issued and outstanding as of August 9, 2026. This number excludes:

●	up to 523,344 ordinary shares underlying an equivalent number of outstanding warrants at a weighted average exercise price of $147.46 per share ;

●
511,478 ordinary shares issuable pursuant to the A&R Sponsor Promissory Note (based on the conversion of the entire $956,463 remaining outstanding principal amount of that note into ordinary shares at an assumed conversion price of $1.87 per share (which represents the closing price of the ordinary shares on the Nasdaq Capital Market on August 7, 2026);

●	4,900 ordinary shares issuable upon exercise of outstanding equity awards under our equity incentive plans, at a weighted average exercise price of $323.76 per share.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the options described above;

●	no sale of pre-funded warrants in this offering;

●	no exercise of the ordinary warrants and the placement agent warrants in this offering; and

●	the reverse share splits effected on November 29, 2024, July 29, 2025 and May 26, 2026.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our ordinary shares could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Financial Condition and Capital Requirements

 We are a development-stage company and have a limited operating history on which to assess our business. We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

We are a development stage company with a limited operating history focused on the discovery and development of treatments based on the emerging therapeutic modality RNA interference (RNAi), a biological process in which ribonucleic acid (RNA) molecules inhibit gene expression. Our proposed treatment, which we refer to as SIL204, consists of locally administered small interfering RNAs, or siRNA, to KRAS G12D- or KRAS G12V-mutations (G12D/V), which is the gene driver that causes development of tumors and human cancer (oncogenic). We have incurred net losses since our inception in November 2008, including net losses of  $2.7 million and $1.7 million for the three months ended March 31, 2026 and 2025, respectively, and $11.9 million for the year ended December 31, 2025. As of March 31, 2026, we had an accumulated deficit of $57.9 million.

We have devoted substantially all of our financial resources to design and develop our product candidates, including conducting preclinical and clinical studies and providing general and administrative support for these operations. To date, we have financed our operations primarily through the sale of equity securities and through royalty-bearing grants that we received from Israel’s Innovation Authority, or the IIA. The amount of our future net losses will depend, in part, on the rate of our future expenditures and our ability to obtain funding through equity or debt financings, strategic collaborations, or grants. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We are the early stages of clinical and preclinical development for our product candidates, we have not yet commenced pivotal clinical studies for any product candidate, and it may be several years, if ever, before we complete pivotal clinical studies and have a product candidate approved for commercialization. Even if we obtain regulatory approval to market a product candidate, our future revenue will depend upon the size of any markets in which our product candidates may receive approval, and our ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors, and adequate market share for our product candidates in those markets.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. We anticipate that our expenses will increase substantially if and as we:

●	continue and expand our research and preclinical and clinical development of our product candidates;

●	initiate additional clinical or other studies for our product candidates;

●	continue to improve our quality standards and change or add additional manufacturers or suppliers;

●	seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;

●	establish a sales, marketing, and distribution infrastructure to commercialize any products for which we may obtain marketing approval;

●	seek to identify, assess, acquire, license, and/or develop other product candidates;

●	enter into license agreements;

●	seek to maintain, protect, and expand our intellectual property portfolio;

●	seek to attract and retain skilled personnel;

●	create additional infrastructure to support our operations as a public company and our product development and planned future commercialization efforts; and

●
experience any delays or encounter issues with any of the above, including but not limited to failed studies, complex results, safety issues, or other regulatory challenges that require longer follow-up of existing studies, additional major studies, or additional supportive studies in order to pursue marketing approval.

Further, the net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance.

We have never generated any revenue from product sales and may never be profitable.

We have no products approved for commercialization and have never generated any revenue. Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, one or more of our product candidates. We do not anticipate generating revenue from product sales for the foreseeable future. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including but not limited to:

●	completing research and clinical development of our product candidates;

●	obtaining regulatory and marketing approvals for our product candidates, if and when we complete clinical studies;

●
developing a sustainable and scalable in-house manufacturing process, meeting all regulatory standards for approved product candidates, and in some instances, establishing and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) products to support clinical development and the market demand for product candidates, if approved;

●	launching and commercializing product candidates, if and when we obtain regulatory and marketing approval, either directly or with a collaborator or distributor;

●	exposing, educating and training physicians to use our products;

●	obtaining market acceptance of our product candidates as viable treatment options;

●	addressing any competing technological and market developments;

●	identifying, assessing, acquiring and/or developing new product candidates;

●	negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter;

●	maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

●	attracting, hiring, and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency (EMA) or other regulatory agencies, domestic or foreign, or ethical committees in medical centers, to change our manufacturing processes or assays or to perform clinical, nonclinical, or other types of studies in addition to those that we currently anticipate. In cases where we are successful in obtaining regulatory approvals to market one or more of our product candidates, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain regulatory approval, the accepted price for the product, the ability to get reimbursement at any price, and whether we own the commercial rights for that territory. If the number of our addressable disease patients is not as significant as we estimate, the indication approved by regulatory authorities is narrower than we expect, or the reasonably accepted population for treatment is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of such products, even if approved. Additionally, there might be changes in supply or other changes in the approved drugs of which our products will be administrated in combination, where such changes can affect our revenues. Further, if we are not able to generate revenue from the sale of any approved products, we may be forced to cease operations.

We will need to raise substantial additional funding before we can expect to become profitable from product sales. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate our product development efforts or other operations.

We are currently advancing our SIL204 platform product through preclinical and clinical development. Developing our product candidates is expensive, and we expect our research and development expenses to increase substantially in connection with our ongoing activities, particularly as we advance our product candidates through clinical studies.

If our product candidates enter and advance through clinical trials, we will need substantial additional funds to expand our development, regulatory, manufacturing, marketing and sales capabilities or contract with other organizations to provide those capabilities for us. We have used substantial funds to develop our product candidates and delivery technologies and will require significant funds to conduct further research and development and clinical trials of our product candidates, to seek regulatory approvals for our product candidates and to manufacture and market products, if any, which are approved for commercial sale.

As of March 31, 2026, our cash and cash equivalents were $2.4 million. Based upon our then-expected level of operating expenditures, we have substantial doubt about our ability to continue as a going concern as of such date. Please see the risk factor below titled “Our independent registered public accounting firm’s report contains an explanatory paragraph...” Beyond requiring funding for our activities for the next 12 months, we furthermore expect that we will require substantial additional capital to advance manufacturing capabilities for, to obtain regulatory approval for, and to commercialize, our product candidates. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including but not limited to:

●	the scope, rate of progress, results and cost of our clinical studies and other related activities;

●	the cost of manufacturing clinical supplies, and establishing commercial supplies of our product candidates and any future products;

●	the number and characteristics of product candidates that we pursue;

●	the cost, timing, and outcomes of regulatory approvals;

●	the cost and timing of establishing sales, marketing, and distribution capabilities; and

●	the terms and timing of any collaborative, licensing, and other arrangements that we may establish.

In addition, one of the purposes of this offering is to increase our shareholders' equity and support our continued compliance with the Nasdaq Capital Market's minimum shareholders' equity requirement. As of the date of this prospectus, our shareholders' equity is below the $2.5 million minimum level required under the Equity Standard applicable to us. Accordingly, our ability to maintain our Nasdaq listing may depend, in part, on our ability to raise capital in this offering and through other financing transactions. However, there can be no assurance that we will raise sufficient proceeds in this offering to regain compliance with such requirement or, if compliance is achieved, that we will be able to maintain compliance with the shareholders' equity requirement or other Nasdaq continued listing standards. See “Risk Factors—If we fail to maintain compliance with Nasdaq continued listing requirements, our shares may be delisted from the Nasdaq Capital Market.”

Any additional fundraising efforts may divert our management from our day-to-day activities, which may adversely affect our abilities to develop and commercialize our product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our ordinary shares to decline due to expected or actual dilution. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell, or license intellectual property rights, and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to it, any of which may have a material adverse effect on our business, operating results, and prospects. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue one or more of our research, development or manufacturing programs or the commercialization of any product candidates, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition, and results of operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We have limited cash resources and will need to obtain additional funds in order to satisfy our liquidity needs. We will require significant funds to conduct further research and development and preclinical testing and clinical trials of our product candidates, to seek regulatory approvals for our product candidates and to manufacture and market products, if any, which are approved for commercial sale. In light of our significant working capital needs and the absence of any committed source of financing to meet those needs, there may be substantial doubt raised about our ability to continue as a “going concern.” Please see the explanatory paragraph under the heading “Substantial Doubt about the Company’s Ability to Continue as a Going Concern” in our independent auditors’ report on our financial statements that appear in this prospectus. Those financial statements do not include any adjustments that might result from our inability to continue as a “going concern.”

The historical financial results included in this prospectus may not be indicative of what our future financial position or results of operations may be.

Our historical financial results included in this prospectus do not necessarily reflect the financial condition, results of operations or cash flows that we will achieve in the future. Our financial condition and future results of operations could be materially different from amounts reflected in certain of our historical financial statements included elsewhere in this prospectus, and it may be difficult for investors to compare our future results to historical results or to evaluate our relative performance or trends in our business. For example, some of our operating expenses may vary from the historical information included in this prospectus due to larger expenses as we initiate or continue clinical studies. As a further example, we may not incur some of the same non-cash financial expenses related to equity grants that we incurred in the year ended December 31, 2024 in other annual periods, as those largely related to the Closing of the Business Combination, which was a one-time event in the history of our company.

Risks Related to the Research and Development of Our Product Candidates

The approach we are taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products.

We have concentrated our efforts and therapeutic product research on RNAi technology, and RNAi drug delivery, and our future success depends on the successful development of this technology and products based on it. We have not received regulatory approval to market therapeutics utilizing RNAi based drugs, including siRNAs, the class of molecule we are trying to develop into products. The scientific discoveries that form the basis for our efforts to discover and develop new drugs are relatively new. The scientific evidence to support the feasibility of developing drugs and the delivery of such drugs based on these discoveries is both preliminary and limited. Skepticism as to the feasibility of developing RNAi therapeutics for oncology has been expressed in scientific literature. For example, there are potential challenges to achieving safe RNAi therapeutics based on the so-called off-target effects and activation of the interferon response, and other potential challenges to achieve safe and potent levels of RNAi drugs due to complications associated with drug delivery. In addition, decisions by other companies with respect to their RNAi development efforts may increase skepticism in the marketplace regarding the potential for RNAi therapeutics.

Relatively few product candidates based on these discoveries have ever been tested in animals or humans. siRNAs may not naturally possess the inherent properties typically required of drugs, such as the ability to be stable in the body long enough to reach the tissues in which their effects are required, or the ability to enter cells within these tissues in order to exert their effects. We currently have only limited data, and no conclusive evidence, to suggest that we can introduce these drug-like properties into siRNAs. We may spend large amounts of money trying to introduce these properties, and may never succeed in doing so. In addition, these compounds may not demonstrate in patients the chemical and pharmacological properties ascribed to them in laboratory studies, and they may interact with human biological systems in unforeseen, ineffective or harmful ways. As a result, we may never succeed in developing a marketable product, we may not become profitable, and the value of our ordinary shares may decline.

The FDA has relatively limited experience with RNAi and siRNA based therapeutics. There have been a limited number of approvals granted to any person or entity, including us, to market and commercialize therapeutics using RNAi-based drugs, including siRNA, which may increase the complexity, uncertainty and length of the regulatory approval process for our product candidates. Further, siRNA therapies are part of a broader therapeutic category called oligonueciotides, and there are only a few approved drugs based on this therapeutic category. We may never receive approval to market and commercialize any product candidate.

Further, our focus on RNAi technology for developing drugs, as opposed to multiple, more proven technologies for drug development, increases the risks associated with the ownership of our ordinary shares. If we are not successful in developing a product candidate using RNAi technology, we may be required to change the scope and direction of our product development activities. In that case, we may not be able to identify and implement successfully an alternative product development strategy.

We are heavily dependent on the success of our product candidates, which are in the early stages of preclinical or clinical development. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

To date, we have invested a substantial amount of our efforts and financial resources to: (i) identify and develop our product candidates, including conducting preclinical and clinical studies and providing general and administrative support for these operations; and (ii) develop and secure our intellectual property portfolio for our product candidates. Our future success is dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize, one or more product candidates. We currently generate no revenue from sales of any drugs or technology platforms, and we may never be able to develop or commercialize a marketable drug.

Each of our product candidates is in the early stages of development and will require additional clinical development (and in some cases additional preclinical development), management of nonclinical, clinical and manufacturing activities, regulatory approval, obtaining adequate manufacturing supply, building of a commercial organization, and significant marketing efforts before we generate any revenue from product sales. We have concluded a Phase 2 study on first-generation Loder and moved on to SIL204. We expect to initiate the next clinical trial with SIL204 during the second quarter of 2026 for locally advanced pancreatic cancer. We are not permitted to market or promote any of our product candidates before we receive regulatory approval from the FDA or comparable foreign regulatory authorities, and we may never receive such regulatory approval for any of our product candidates.

We have never submitted marketing applications to the FDA or comparable foreign regulatory authorities. We cannot be certain that any of our product candidates will be successful in clinical studies or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical studies. If we do not receive regulatory approvals for our product candidates, we may not be able to continue our operations.

We generally plan to seek regulatory approval to commercialize our product candidates in the United States, the EU and in additional foreign countries. To obtain regulatory approval in other countries, we must comply with numerous and varying regulatory requirements of such other countries regarding safety, efficacy, chemistry, manufacturing and controls, clinical studies, commercial sales, pricing, and distribution of our product candidates. Even if we are successful in obtaining approval in one jurisdiction, we cannot ensure that we will obtain approval in any other jurisdictions. If we are unable to obtain approval for our product candidates in multiple jurisdictions, our revenue and results of operations could be negatively affected.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming, and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The time required to develop a drug and obtain approval by the FDA and comparable foreign authorities is unpredictable, typically takes many years following the commencement of clinical studies, and depends upon numerous factors. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. We have not obtained regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval.

Applications for our product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

●	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical studies;

●	we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate’s benefit to risk ratio for our proposed indication is acceptable;

●	the population studied in the clinical program may not be sufficiently broad or representative to assure safety in the full population for which we seek approval;

●	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical studies;

●
the data collected from clinical studies of our product candidates may not be sufficient to support the submission of a new drug application (NDA) or a biologics license application (BLA) or other submission or to obtain regulatory approval in the United States or elsewhere;

●
the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy development and approval process, as well as the unpredictability of the results of clinical studies, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, and our consolidated results of operations and prospects.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of preclinical activity or earlier studies may not be predictive of future study results.

Before obtaining marketing approval from regulatory authorities for the sale of our product candidates, we must conduct extensive clinical studies to demonstrate the safety and efficacy of the product candidates in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical study process. The results of preclinical studies and early clinical studies of product candidates often are not predictive of the results of later-stage clinical studies. In general, even product candidates that have shown promising results in preclinical activities or early-stage clinical studies may still suffer significant setbacks in subsequent clinical studies. For example, the safety or efficacy results generated to date in preclinical and clinical studies for siG12DLoder or preclinical studies with SIL204 do not ensure that later clinical studies will demonstrate similar results. There is a high failure rate for drugs and biologics proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical studies. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses. We do not know whether any Phase 1, Phase 2, Phase 3 or other clinical studies we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain regulatory approval to market our product candidates.

Events that may prevent successful or timely completion of clinical development include but are not limited to:

●	delays in reaching a consensus with regulatory agencies on study design;

●
delays in reaching agreement on acceptable terms with prospective contract research organizations (CROs) and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

●	delays in obtaining required Institutional Review Board (IRB) or Ethics Committee approval at each clinical study site;

●
imposition of a clinical hold by regulatory agencies, after review of an investigational new drug (IND) application, or equivalent application, or an inspection of our clinical study operations or study sites;

●	difficulty collaborating with patient groups and investigators;

●	failure by our CROs, other third parties, or us to adhere to clinical study requirements;

●	failure to perform in accordance with the FDA’s good clinical practices requirements or applicable regulatory guidelines in other countries;

●	occurrence of serious adverse events associated with the product candidate that are viewed to outweigh its potential benefits;

●	the cost of clinical studies of our drug candidates being greater than we anticipate;

●
clinical studies of our drug candidates producing negative or inconclusive results, which may result in our deciding, or regulators requiring us, to conduct additional clinical studies or abandon drug development programs; and

●	failures associated with data interpretation, data management and data storage of such studies.

If we ultimately are unable to successfully complete clinical development of our product candidates, we would be forced to cease operations. Clinical study delays could also shorten any periods during which our products have patent protection and may allow our competitors to bring products to market before we do, which could impair our ability to obtain orphan exclusivity and to successfully commercialize our product candidates.

We may find it difficult to enroll patients in our clinical studies. Difficulty in enrolling patients could delay or prevent clinical studies of our product candidates.

Identifying and qualifying patients to participate in clinical studies of our product candidates is critical to our success. The timing of our clinical studies depends in part on the speed at which we can recruit patients to participate in testing our product candidates, and we may experience delays in our clinical studies if we encounter difficulties in enrollment.

Some of the conditions for which we plan to evaluate our current product candidates are relatively rare diseases. For example, according to the National Cancer Institute, approximately 61,000 patients were diagnosed with pancreatic cancer in the U.S. in 2020. Accordingly, there are limited patient pools from which to draw for clinical studies. In addition to the relative rarity of these diseases, the eligibility criteria of our clinical studies will further limit the pool of available study participants as we will require that patients have specific characteristics that we can measure or to assure their disease is either severe enough or not too advanced to include them in a study. We also may not be able to identify, recruit, and enroll a sufficient number of patients to complete our clinical studies because of the perceived risks and benefits of the product candidate under study, the availability and efficacy of competing therapies and clinical studies, the proximity and availability of clinical study sites for prospective patients, and the patient referral practices of physicians.

In addition, even for the more prevalent diseases which we target, such as prostate and breast cancer, enrolling patients in our clinical studies may be difficult. There may be several ongoing clinical studies for these diseases (both RNAi based and otherwise), and we may face competition in enrolling patients. The number of patients in such clinical studies might be significantly large. In addition, the time period required to achieve indications of safety and efficacy in such studies may be very long. Some of these competing studies may be conducted by other biopharmaceutical companies with more experience in clinical testing and with much greater financial, technical and human resources than we have.

If patients are unwilling to participate in our studies for any reason, the timeline for recruiting patients, conducting studies, and obtaining regulatory approval of our potential products will be delayed.

Our product candidates and the administration of our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects including toxicology caused by our product candidates could cause us or regulatory authorities to interrupt, delay, or halt clinical studies and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. For example, there are known immune stimulation and other side effects associated with RNAi. The implantation of SIL204 may entail the use of endoscopic ultrasound (EUS) needles, which may cause pancreatitis, bleeding or other procedural related safety issues. The Phase 2 clinical study with siG12DLoder indicated that Loder treatment was well tolerated. Safety events that were observed were primarily related to procedure, mainly reversible abdominal pain. In addition, the presence of a foreign body such as our SIL204 in human tissue may cause inflammation. Results of our studies could reveal a high and unacceptable severity and prevalence of these or other side effects. In such an event, such studies could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny or withdraw approval of our product candidates for any or all targeted indications.

The drug-related, drug-product related, and administration related side effects could affect patient recruitment, the ability of enrolled patients to complete the study, or result in potential product liability claims. We do not currently have product liability insurance and do not anticipate obtaining product liability insurance until such time as we have received FDA or other comparable foreign authority approval for a product and there is a product that is being provided to patients outside of clinical trials.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including but not limited to:

●	regulatory authorities may withdraw approvals of such products;

●	regulatory authorities may require additional warnings on the labels;

●
we may be required to create a Risk Evaluation and Mitigation Strategy (REMS) plan or similar plan in other jurisdictions, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

●	we could be sued and held liable for harm caused to patients; and

●	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations, and prospects.

Even if we obtain regulatory approval for a product candidate, the related product will remain subject to regulatory scrutiny.

If a product candidate of ours is approved, it will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and other jurisdictions, where the product might be marketed. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that we receive for a product candidate may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product candidate. We will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for our product. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote our product for indications or uses for which it does not have FDA approval. The holder of an approved NDA or BLA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling, or manufacturing process. We could also be asked to conduct post-marketing clinical studies to verify the safety and efficacy of our product in general or in specific patient subsets. If we obtain original marketing approval via the accelerated approval pathway, we could be required to conduct a successful post-marketing clinical study to confirm clinical benefit for our product. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval. Furthermore, any new legislation addressing drug safety issues could result in delays in product development or commercialization or increased costs to assure compliance. Foreign regulatory authorities impose similar requirements.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

●	issue warning letters;

●	impose civil or criminal penalties;

●	suspend or withdraw regulatory approval;

●	suspend any of our ongoing clinical studies;

●	refuse to approve pending applications or supplements to approved applications submitted by us; or

●	seize or detain a product, or require a product recall.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and the results of our operations will be adversely affected.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If any of our product candidates is approved and is found to have been improperly promoted for unapproved uses, we may become subject to significant liability. The FDA and other regulatory agencies or other governmental bodies strictly regulate the promotional claims that may be made about prescription products, such as our product candidates, if approved. In particular, a product may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we receive marketing approval for a product candidate, physicians may nevertheless prescribe it to their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such unapproved, or off-label, uses, we may become subject to significant liability. The U.S. federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

We and our collaborators are subject to significant regulation with respect to manufacturing our product candidates. The facilities we subcontract to for manufacturing may not meet regulatory requirements and may have limited capacity.

All entities involved in the preparation of therapeutics for clinical studies or commercial sale are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical studies must be manufactured in accordance with current GMP (cGMP) or, in other countries, GMP. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We, our collaborators, or any contract manufacturers must supply all necessary documentation in support of an NDA, BLA, or Marketing Authorization Application (MAA) on a timely basis and must adhere to Good Laboratory Practices (GLP) and cGMP/GMP regulations enforced by the FDA and other regulatory agencies through their facilities and data and documentation inspection programs. We have never produced a commercially approved pharmaceutical product and therefore have not obtained the requisite regulatory authority approvals to do so. Our facilities and quality systems, and those of our collaborators and any third-party contractors, must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, inspect a manufacturing facility involved with the preparation of our product candidates or our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. If these facilities do not pass a preapproval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

The regulatory authorities also may, at any time following approval of a product for sale, audit a manufacturing facility. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third party to implement, and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us, or third parties with whom we contract, could materially harm our business.

If we, our collaborators, or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA or other applicable regulatory authorities can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, withdrawal of an approval, or suspension of production. As a result, our business, financial condition, and results of operations may be materially harmed.

These factors could cause us to incur higher costs and could cause the delay or termination of clinical studies, regulatory submissions, required approvals, or commercialization of our product candidates.

We are subject to a multitude of manufacturing risks, any of which could substantially increase our costs and limit supply of our product candidates.

The process of manufacturing our product candidates is complex, highly regulated, and subject to several risks, including but not limited to:

●
the process of manufacturing RNAi-drugs, drug substances, and RNAi-delivery vehicles, such as our product candidates, is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, or vendor or operator error. Even minor deviations from normal manufacturing processes for any of our product candidates could result in reduced production yields, product defects, and other supply disruptions. If microbial, viral, or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination; and

●	the manufacturing facilities in which our product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures, or numerous other factors.

Any adverse developments affecting manufacturing operations for our product candidates may result in shipment delays, inventory shortages, lot failures, withdrawals or recalls, or other interruptions in the supply of our product candidates. We may also have to take inventory write-offs and incur other charges and expenses for product candidates that fail to meet specifications, undertake costly remediation efforts, or seek more costly manufacturing alternatives.

Risks Related to Our Reliance on Third Parties

We rely on third parties to conduct our preclinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates, and our business could be substantially harmed.

We have relied upon and plan to continue to rely upon third-party CROs to monitor and manage data for our ongoing preclinical and clinical programs. We rely on these parties for execution of our preclinical and clinical studies, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards, and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs and other vendors are required to comply with cGMP and GLP, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area (EEA) and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of study sponsors, principal and other investigators, study sites, and other contractors. If we or any of our CROs or vendors fail to comply with applicable regulations, the clinical data generated in our clinical studies may be deemed unreliable, and the FDA, EMA, or comparable foreign regulatory authorities may require us to perform additional clinical studies before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical studies comply with Good Clinical Practices (GCP) regulations. In addition, our clinical studies must be conducted with product produced under cGMP/GMP regulations. Our failure to comply with these regulations may require us to repeat clinical studies, which would delay the regulatory approval process.

If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. In addition, our CROs are not our employees, and, except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our ongoing clinical, nonclinical, and preclinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements, or for other reasons, our clinical studies may be extended, delayed, or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. CROs may also generate higher costs than anticipated. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase, and our ability to generate revenue could be delayed.

Switching or adding additional CROs involves additional costs and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition, and prospects.

We currently rely on third parties to manufacture the raw materials and products that we use to create our product candidates and to supply us with the medical devices used to administer such product candidates. This reliance requires us to share our trade secrets with these third parties, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to provide us with the materials that we use to develop and manufacture our product candidates, we may, at times, share trade secrets with such third parties. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements, or other similar agreements with our collaborators, advisors, employees, and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know- how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Our reliance on third parties to manufacture the raw materials and products that are used to create our product candidates and to supply us with the medical devices used to administer such product candidates might cause our business harm if manufacturers fail to provide us with sufficient quantities of these materials and products or fail to do so at acceptable quality levels or prices.

We do not currently have the infrastructure or capability internally to develop the raw materials and other products that we use to manufacture our product candidates, and we lack the resources and the capability to manufacture the medical devices which we use to administer our product candidates. There are a limited number of suppliers for these raw materials, products and devices, and there may be a need to identify alternate suppliers to prevent a possible disruption to our clinical studies, and, if approved, ultimately for commercial sale. We cannot assure you that we will be able to identify alternate suppliers if the need arises at acceptable quality levels or prices.

Risks Related to Commercialization of Our Product Candidates

If the market opportunities for our product candidates are smaller than we believe they are, our revenue may be adversely affected, and our business may suffer. Because some of the target patient populations of our product candidates are small, we must be able to successfully identify patients and achieve a significant market share to maintain profitability and growth.

We focus a substantial part of our research and product development on treatments for locally advanced pancreatic cancer with certain specific mutations. Given the small number of patients who have this disease with these mutations, it is critical to our ability to grow and become profitable that we continue to successfully identify effected patients. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, surveys of clinics, patient foundations, or market research, and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The effort to identify patients with diseases we seek to treat is in its early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for each of our product candidates may be limited or may not be amenable to treatment with our product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and business.

We do not have experience producing our product candidates at commercial levels and may not achieve the necessary regulatory approvals or produce product candidates at the quality, quantities, locations, and timing needed to support commercialization. Additionally, we intend to rely on third-party manufacturers to produce the raw materials and products that we use to manufacture our product candidates, but we have not entered into binding agreements with any such manufacturers to support commercialization.

We do not currently have the experience or ability to produce product candidates at commercial levels. We may run into technical or scientific issues related to manufacturing or development that we may be unable to resolve in a timely manner or with available funds. We also have not completed all of the characterization and validation activities necessary for commercialization and regulatory approvals. If we do not conduct all such necessary activities, our commercialization efforts will be harmed.

Although we intend to rely on third-party manufacturers for the raw materials and products to support our own manufacturing of our product candidates for commercialization, we have not yet entered into agreements with such manufacturers. We may be unable to negotiate binding agreements with the manufacturers to support our commercialization activities at commercially reasonable terms. Additionally, these third-party manufacturers may not be able to supply us with the necessary quantities of these raw materials and products to support our own manufacturing process, or in compliance with cGMP or other pertinent regulatory requirements, and within our planned timeframe and cost parameters, and the development and sales of our products, if approved, may be materially harmed.

We face intense competition and rapid technological change and the possibility that our competitors may develop therapies that are similar, more advanced, or more effective than ours, which may adversely affect our financial condition and our ability to successfully commercialize our product candidates.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. We are currently aware of various existing therapies in the market and in development that may in the future compete with our product candidates. For example, there are an increasing number of companies commercializing treatments and/or developing programs specifically targeting KRAS mutations, including KRAS G12D and KRAS G12V, in a variety of manners and for a variety of indications, including cancer, including Bristol-Myers Squibb Company (through the recently acquired Mirati Therapeutics, Inc.), Revolution Medicines, Inc., AstraZeneca (in collaboration with Usynova), Boehringer and Gilead. Smaller and other early-stage companies may also prove to be significant competitors. Treatments for cancer currently include surgery, radiation therapy, chemotherapy, hormone therapy, immunotherapy and combined treatment modalities such as chemo-radiotherapy. Other approaches may also emerge for the treatment of any of the disease areas in which we focus.

We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies. Our competitors may succeed in developing, acquiring, or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we may develop, or achieve earlier patent protection, regulatory approval, product commercialization, and market penetration than we do. Additionally, technologies developed by our competitors may render our potential product candidates uneconomical or obsolete, and we may not be successful in marketing our product candidates when competing against the products of competitors.

We currently have no marketing and sales organization. If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenue.

We as a company have no experience selling and marketing our product candidates, and currently have no marketing or sales organization. To successfully commercialize any products that may result from our development programs, we will need to develop these capabilities, either on our own or with others. If our product candidates receive regulatory approval, we intend to establish a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our product candidates in major markets, which will be expensive, difficult, and time consuming. Any failure or delay in the development of our internal sales, marketing, and distribution capabilities would adversely impact the commercialization of our products.

Further, given our lack of prior experience in marketing and selling biopharmaceutical products, our initial estimate of the size of the required sales force may be materially more or less than the size of the sales force actually required to effectively commercialize our product candidates. As such, we may be required to fire some of the personnel that we hire for the commercialization of our product candidates, or we may incur excess costs as a result of hiring more sales representatives than necessary. With respect to certain geographical markets, we may enter into collaborations with other entities to utilize their local marketing and distribution capabilities, but we may be unable to enter into such agreements on favorable terms, if at all. If our future collaborators do not commit sufficient resources to commercialize our future products, if any, and we are unable to develop the necessary marketing capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business. We may be competing with companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

The market may not be receptive to our product candidates based on a novel therapeutic modality, and we may not generate any future revenue from the sale or licensing of product candidates.

Even if approval is obtained for a product candidate, we may not generate or sustain revenue from sales or licensing of the product due to factors such as whether the product can be sold at a competitive cost and otherwise accepted in the market. The product candidates that we are developing are based on new technologies and therapeutic approaches. Market participants with significant influence over acceptance of new treatments, such as physicians and third-party payors, may not adopt a treatment based on RNAi, including siRNA technology, and we may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable reimbursement for, our product candidates. Market acceptance of our product candidates will depend on, among other factors:

●	the timing of our receipt of any marketing and commercialization approvals;

●	the terms of any approvals and the countries in which approvals are obtained;

●	the safety and efficacy of our product candidates;

●	the prevalence and severity of any adverse side effects associated with our product candidates;

●	limitations or warnings contained in any labeling approved by the FDA or other regulatory authorities;

●	relative convenience and ease of administration of our product candidates;

●	the willingness of patients to accept any new methods of administration;

●	the success of our physician education programs;

●	the availability of adequate government and third-party payor reimbursement;

●	the pricing of our products, particularly as compared to alternative treatments; and

●	availability of alternative effective treatments for the disease indications our product candidates are intended to treat and the relative risks, benefits and costs of those treatments.

With our focus on the emerging therapeutic modality RNAi, these risks may increase to the extent the space becomes more competitive or less favored in the commercial marketplace. Some of our target diseases, such as pancreatic cancer, are relatively rare. Because of the small patient population for a rare disease, if pricing is not approved or accepted in the market at an appropriate level for an approved product, such product may not generate enough revenue to offset costs of development, manufacturing, marketing and commercialization. Market size is also a variable in disease indications not classified as rare. Our estimates regarding potential market size for any indication may be materially different from what we discover to exist at the time we commence commercialization, if any, for a product, which could result in significant changes in our business plan and have a material adverse effect on our business, financial condition, results of operations and prospects.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical studies, market acceptance of the product will not be fully known until after it is launched. Our efforts to educate the medical community and third-party payors on the benefits of the product candidates may require significant resources and may never be successful. If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians, patients, third-party payors, and others in the medical community, we will not be able to generate sufficient revenue for us to become or remain profitable.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

Some of our target patient populations are small, and, accordingly, the pricing, coverage, and reimbursement of our respective product candidates, if approved, must be adequate to support our commercial infrastructure. Our per-patient prices must be sufficient to recover our development and manufacturing costs and potentially achieve profitability. Accordingly, the availability and adequacy of coverage and reimbursement by governmental and private payors are essential for most patients to be able to afford expensive treatments such as ours, assuming approval. Sales of our product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid for by health maintenance, managed care, pharmacy benefit, and similar healthcare management organizations, or reimbursed by government authorities, private health insurers, and other third-party payors. If coverage and reimbursement are not available, or are available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a return on our investment.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, the principal decisions about coverage and reimbursement for new drugs are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services, as CMS decides whether and to what extent a new drug will be covered and reimbursed under Medicare. Private payors tend to follow the coverage reimbursement policies established by CMS to a substantial degree. It is difficult to predict what CMS will decide with respect to reimbursement for products such as ours.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada, and other countries has, and will continue to, put pressure on the pricing and usage of our product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medicinal products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved, and, as a result, they may not cover or provide adequate payment for our product candidates. We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes like the Inflation Reduction Act. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

The business and financial condition of pharmaceutical and biotechnology companies are affected by the efforts of governmental and third-party payors to contain or reduce the costs of health care. The U.S. Congress has enacted legislation to reform the health care system. While we anticipate that this legislation may, over time, increase the number of patients who have insurance coverage for pharmaceutical products, it also imposes cost containment measures that may adversely affect the amount of reimbursement for pharmaceutical products. These measures include increasing the minimum rebates for products covered by Medicaid programs and extending such rebates to drugs dispensed to Medicaid beneficiaries enrolled in Medicaid managed care organizations as well as expansion of the 340(B) Public Health Services drug discount program. In addition, such legislation contains a number of provisions designed to generate the revenues necessary to fund the coverage expansion. In foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the health care system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control and we expect to see continued efforts to reduce healthcare costs in international markets.

Some U.S. states are also considering legislation that would control the prices of drugs, and state Medicaid programs are increasingly requesting manufacturers to pay supplemental rebates and requiring prior authorization by the state program for use of any drug for which supplemental rebates are not being paid. Managed care organizations continue to seek price discounts and, in some cases, to impose restrictions on the coverage of particular drugs. Government efforts to reduce Medicaid expenses may lead to increased use of managed care organizations by Medicaid programs. This may result in managed care organizations influencing prescription decisions for a larger segment of the population and a corresponding constraint on prices and reimbursement for drugs. It is likely that federal and state legislatures and health agencies will continue to focus on additional health care reform in the future although we are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. Our ability to commercialize any product candidates that we may seek to commercialize, is highly dependent on the extent to which coverage and reimbursement for these product candidates will be available from government payors, such as Medicare and Medicaid, private health insurers, including managed care organizations, and other third-party payors, and any change in reimbursement levels could materially and adversely affect our business. Further, the pendency or approval of future proposals or reforms could result in a decrease in our share price or limit our ability to raise capital or to obtain strategic partnerships or licenses.

Our product candidates may be approved and/or commercialized only in part, only as neoadjuvant therapy, or as an adjuvant therapy.

Our product candidates may be approved by the FDA or other regulatory agencies only as a treatment to be provided in association with other treatments, if at all. For example, it may be possible that our SIL204 be used as adjunct therapy with chemotherapy treatments. Limitation in commercialization of such treatments, including limitations in supply, call-back, clinical holds, changes in medical trends, changes in cost and/or reimbursement policy, may limit our ability to commercialize our product candidates, either directly or via third parties.

Risks Related to Competition

The pharmaceutical market is intensely competitive. If we are unable to compete effectively with existing drugs, new treatment methods and new technologies, we may be unable to commercialize successfully any drugs that we develop.

The pharmaceutical market is intensely competitive and rapidly changing. Many large pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the development of novel drugs for the same diseases that we are targeting or expect to target. Many of our competitors have:

●	much greater financial, technical and human resources than we have at every stage of the discovery, development, manufacture and commercialization of products;

●	more extensive experience in pre-clinical testing, conducting clinical trials, obtaining regulatory approvals, and in manufacturing, marketing and selling pharmaceutical products;

●	product candidates that are based on previously tested or accepted technologies;

●	products that have been approved or are in late stages of development; and

●	collaborative arrangements in our target markets with leading companies and research institutions.

We will face intense competition from drugs that have already been, or may in the future become, approved and accepted by the medical community for the treatment of the conditions for which we may develop drugs. We also expect to face competition from new drugs that enter the market. We believe a significant number of drugs are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop drugs and therapies. These drugs may be more effective, safer, less expensive, or marketed and sold more effectively, than any product we develop.

If we successfully develop our product candidates, and obtains approval for them, we will face competition based on many different factors, including:

●	the safety and effectiveness of our product;

●	the ease with which our product can be administered and the extent to which patients accept relatively new routes of administration;

●	the timing and scope of regulatory approvals for our product;

●	the availability and cost of manufacturing, marketing and sales capabilities;

●	price

●	reimbursement coverage; and

●	patent position.

Our competitors may develop or commercialize products with significant advantages over any products we develop based on any of the factors listed above or on other factors. Our competitors may therefore be more successful in commercializing their products than us, which could adversely affect our competitive position and business. Competitive products may make any products we develop obsolete or noncompetitive before we can recover the expenses of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and the ability to execute on our business plan.

We face competition from other companies that are working to develop novel drugs and technology platforms using technology similar or in the same field as ours. If these companies develop drugs more rapidly than us, or their technologies, including delivery technologies, are more effective, our ability to successfully commercialize drugs may be adversely affected.

In addition to the competition we face from competing drugs in general, we also face competition from other companies working to develop novel drugs using technology that competes more directly with our own. We are aware of multiple companies that are working in the field of RNAi therapeutics and or KRAS inhibition, including major pharmaceutical companies such as Bristol Myers Squibb/Mirati, Amgen, AstraZeneca, E.I. Lilly, Pfizer, Novartis International AG, and Takeda Pharmaceutical Company Limited, and biopharmaceutical/pharmaceutical companies such as Alnylam, Revolutions Medicines, Boehringer Ingelheim, Biomea Fusion Inc., Tekmira Pharmaceuticals Corporation, Arrowhead Research Corporation, Silence Therapeutics plc, RXi Pharmaceuticals Corporation, Quark Pharmaceuticals, Inc. and Marina Biotech, Inc.

We also compete with companies working to develop antisense-based drugs. Like RNAi therapeutics, antisense drugs target mRNAs in order to suppress the activity of specific genes. Ionis Pharmaceuticals, Inc. is currently marketing an antisense drug and has several antisense product candidates in clinical trials, albeit none in the oncology area at this time.

In addition to competition with respect to RNAi and with respect to specific products, we face substantial competition to discover and develop safe and effective means to deliver RNAi based drugs to the relevant cell and tissue types. Safe and effective means to deliver RNAi based drugs to the relevant cell and tissue types may be developed by our competitors, and our ability to successfully commercialize a competitive product would be adversely affected. In addition, substantial resources are being expended by third parties in the effort to discover and develop a safe and effective means of delivering RNAi-based drugs and into the relevant cell and tissue types, both in academic laboratories and in the corporate sector. Some of our competitors have substantially greater resources than we do, and if our competitors are able to negotiate exclusive access to those delivery solutions developed by third parties, we may be unable to successfully commercialize our product candidates. Also, we compete with companies working to develop non-RNAi based treatments for solid tumor cancers. For example, Novartis is working on a SHP2 inhibitor, and Boehringer Ingelheim and Bayer SOS1 inhibitors; and Threshold Pharmaceuticals (Threshold) is working to develop therapies that target tumor hypoxia, a common characteristic of the tumor microenvironment. Even if we successfully develop our product candidates, and obtain approval for them, other non RNAi treatments may be preferred, and we may not be successful in commercializing our product candidates.

Also, we compete with companies commercializing and/or working to develop drug delivery systems, including drug delivery systems for local (or regional) release. For example, various companies are working on nanoparticle technologies, although these products would not give the extended-release delivery of SIL204. In addition, other companies such as SurModics, Inc. are providers of drug delivery and surface modification technologies to the healthcare industry, including local delivery of drugs from drug eluting stents. We compete with many companies commercializing and/or working to develop drug delivery systems for specific indications, for example for local ocular (in the eye) release of drugs, including degradable and non-degradable products.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective patent rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

We rely upon a combination of trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies and product candidates. As further described in detail below, we have pending PCT application in several international (i.e., non-U.S.) locations relating to SIL204, which upon grant will provide patent protection in the U.S., E.U. and other international jurisdictions. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to our proprietary technology and products.

We have sought to protect our proprietary position by filing patent applications in the United States and in other countries, with respect to our novel technologies and products, which are important to our business. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain and involves complex legal and factual questions for which legal principles remain unsolved. The patent applications that we own may fail to result in issued patents with claims that cover our product candidates in the United States or in other foreign countries. There is no assurance that all potentially relevant prior art relating to our patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our product candidates, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property, provide exclusivity for our product candidates, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

We cannot offer any assurances about which, if any, patents will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any product candidates that we may develop. Further, if we encounter delays in regulatory approvals, the period of time during which we could market a product candidate under patent protection could be reduced.

If we cannot obtain and maintain effective patent rights for our product candidates, we may not be able to compete effectively, and our business and results of operations would be harmed.

We may not have sufficient patent terms to effectively protect our products and business.

In the pharmaceutical and biotechnology industries, most of an innovative product’s commercial value is realized during a market exclusivity period. In the United States and in some other countries, when market exclusivity expires and generic versions are approved and marketed or when biosimilars are introduced (even if only for a competing product), there are usually very substantial and rapid declines in a product’s revenues.

Patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited.

While patent term extensions under the Hatch-Waxman Act in the United States and under supplementary protection certificates in Europe may be available to extend the patent exclusivity term, we cannot provide any assurances that any such patent term extension will be obtained and, if so, for how long. In addition, upon issuance in the United States, any patent term can be adjusted based on certain delays caused by the applicant(s) or the USPTO. For example, a patent term can be reduced based on certain delays caused by the patent applicant during patent prosecution. If we do not have sufficient patent terms or regulatory exclusivity to protect our products, our business and results of operations will be adversely affected. Furthermore, manufacturers of innovative products as well as generic drug manufacturers may be able to design their products around our patents and compete with us using the resulting alternative technology. Absent relevant patent protection for a product, once the exclusivity period expires, generic or alternative versions can be approved and marketed.

Generic and biosimilar product manufacturers as well as other groups seeking financial gain are also increasingly seeking to challenge patents before they expire, and we could face earlier-than-expected competition for any products at any time. Patents covering our key products may be subject to validity, enforceability and infringement challenges in patent litigations and post-grant review patent office proceedings. It may be possible for these parties to successfully challenge our rights and launch their versions of our drugs prior to the expiration of our intellectual property rights.

In addition, both the U.S. Congress and the U.S. FDA have taken steps to promote the development and approval of generic drugs and biosimilar biologics, including by providing generic and biosimilar developers a private right of action to obtain sufficient quantities of drug samples from the reference product’s manufacturer in order to conduct testing necessary to obtain approval for generic or biosimilar products.

Further, in December 2023, the Biden Administration released a proposed framework that for the first time proposed that a drug’s price can be a factor in determining that the drug is not accessible to the public and therefore that the government could exercise “march-in rights” and license it to a third party to manufacture. A comment period on the proposal ran through February 6, 2024, As of the date of this report, the framework has not been finalized, no binding rule has been adopted, and no federal agency has ever exercised march-in rights on the basis of pricing or access. We cannot predict whether the U.S. government will finalize the draft framework in its proposed form, modify it, or seek to exercise march-in rights with respect to any of our current or future products. Any such actions could adversely affect our intellectual property protection, competitive position, and results of operations.

Patent law, policy, or rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patent.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we or our licensors were the first to make the invention claimed in our owned and licensed patent or pending applications, or that it or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act, or the Leahy-Smith Act, enacted on September 16, 2011, the United States moved to a first to file system. The Leahy-Smith Act also included a number of significant changes that affect the way patent applications are prosecuted and also affect patent litigation. The USPTO recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. The Leahy-Smith Act and our implementation of it could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

In addition, patent reform legislation may pass in the future that could lead to additional uncertainties and increased costs surrounding the prosecution, enforcement and defense of our patents and pending patent applications. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. Furthermore, the U.S. Supreme Court and the U.S. Court of Appeals for the Federal Circuit have made, and will likely continue to make, changes in how the patent laws of the United States are interpreted. Similarly, foreign countries have made, and will likely continue to make, changes in how the patent laws in their respective jurisdictions are interpreted. We cannot predict future changes in the interpretation of patent laws or changes to patent laws that might be enacted into law by United States and foreign legislative bodies. Those changes may materially affect our patents or patent applications and our ability to obtain additional patent protection in the future.

The United States federal government retains certain rights in inventions produced with our financial assistance under the Patent and Trademark Law Amendments Act, or the Bayh-Dole Act. The federal government retains a “nonexclusive, nontransferable, irrevocable, paid-up license” for our own benefit. The Bayh-Dole Act also provides federal agencies with “march-in rights.” March-in rights allow the government, in specified circumstances, to require the contractor or successors in title to the patent to grant a “nonexclusive, partially exclusive, or exclusive license” to a “responsible applicant or applicants.” If the patent owner refuses to do so, the government may grant the license itself.

If we are unable to maintain effective proprietary rights for our product candidates or any future product candidates, we may not be able to compete effectively in our markets.

In addition to the protection afforded by any patents that may be granted, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of our product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors.

Although we expect all of our employees and consultants to assign their inventions to it, and all of our employees, consultants, advisors, and any third parties who have access to our proprietary know-how, information, or technology to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed or that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret.

Intellectual property rights of third parties could adversely affect our ability to commercialize our product candidates, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidate. Such litigation or licenses could be costly or not available on commercially reasonable terms.

Because the RNAi intellectual property landscape is still evolving, it is difficult to conclusively assess our freedom to operate without infringing on third party rights. There are numerous companies that have pending patent applications and issued patents broadly directed to RNAi generally and to RNAi delivery technologies. Our competitive position may suffer if patents issued to third parties or other third-party intellectual property rights cover our products or elements thereof, or our manufacture or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our product candidate unless we successfully pursue litigation to nullify or invalidate the subject third-party intellectual property right or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. We are also aware of pending patent applications, and there may be others of which we are not aware, that if they result in issued patents, could be alleged to be infringed by our product candidates. If such an infringement claim is brought and is successful, we may be required to pay substantial damages, be forced to abandon our product candidates or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all. It is also possible that we have failed to identify relevant third-party patents or applications. For example, U.S. applications filed before November 29, 2000 and certain U.S. applications filed after that date that will not be filed outside the U.S. remain confidential until patents issue. Patent applications in the U.S. and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our product candidates or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our product candidates or the use of our product candidates. Third party intellectual property right holders may also actively bring infringement claims against Us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing of our product candidates. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our product candidates that are held to be infringing. We might, if possible, also be forced to redesign our product candidates so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There have been many lawsuits and other proceedings involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, and reexamination proceedings before the USPTO and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing our proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture, or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidates unless we obtain a license under the applicable patents, or until such patents expire or are finally determined to be invalid or unenforceable.

Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture, or methods of use, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtain a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

Because our programs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license, or use these proprietary rights. In addition, our product candidates may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others. We may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources, and greater clinical development and commercialization capabilities.

For example, we sometimes collaborate with U.S. and foreign academic institutions to accelerate our preclinical research or development under written agreements with these institutions. Typically, these institutions provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain rights to required third-party intellectual property rights, we may have to abandon development of that program and our business and financial condition could suffer.

We may be involved in lawsuits to protect or enforce our current patent applications or future patents, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe our current patent applications, future patents or the patents of our licensors. If we or a future licensing partner were to initiate legal proceedings against a third party to enforce a patent covering one of our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Interference proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patent or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to us from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our product candidates to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We employ or engage as consultants or subcontractors individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employees’ former employers or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may be subject to claims challenging the inventorship of our current patent application or future patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in or right to compensation with respect to our current patent application, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. To the extent that our employees have not effectively waived the right to compensation with respect to inventions that they helped create, they may be able to assert claims for compensation with respect to our future revenue. As a result, we may receive less revenue from future products if such claims are successful, which, in turn, could impact our future profitability.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our products, and our current patent application, future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our current patent applications or future patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Risks Related to Our Human Resources

The loss of the services of our key personnel would negatively affect our business.

To successfully develop our drug candidates, we must be able to attract and retain highly skilled personnel, including consultants and employees. The retention of their services cannot be guaranteed. Our failure to retain or recruit such professionals might impair our performance and materially affect our technological and product development capabilities and our product marketing ability. Our future success depends to a large extent on the continued services of our senior management and key personnel, including in particular, Ilan Hadar, Dr. Mitchell Shirvan, Dr. Racheli Malka, Dr. Gadi Sarfati and Michal Yaron. Any loss of the services of members of our senior management or key employees would adversely affect our business. We do not currently maintain key-person insurance on the lives of any of our key personnel.

We may be unable to attract, develop and retain additional employees required for our development and future success.

Our success is largely dependent on the performance of our management team and certain key employees and our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. The inability to attract suitably qualified persons, when needed, could prevent us from executing on our business plan and strategy, and we may be unable to find adequate replacements on a timely basis, or at all.

Risks Related to Our Operations

Our business and operations, or those of our CROs or third parties, may suffer in the event of computer system failures, cyberattacks or deficiencies in our cybersecurity, which could materially affect our results.

We receive, generate and store significant and increasing volumes of sensitive information, such as health information, insurance information and other potentially personally identifiable information. We face a number of risks related to protecting the computer systems we rely on and this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification and the risk of being unable to adequately monitor, audit and modify our controls over our critical information. This risk extends to the computer systems and information of any collaboration partners, medical institutions, clinical investigators, CROs, contract laboratories, or other third parties involved in our business.

Despite the implementation of security measures, our information technology systems, as well as those of CROs or other third parties with which we have relationships, are vulnerable to attack and damage from computer viruses and malware (e.g., ransomware), unauthorized access, natural and manmade disasters, terrorism, war and telecommunication and electrical failures, malfeasance by external or internal parties, and human error (e.g., social engineering, phishing). Attacks upon information technology systems are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise. Furthermore, because the technologies used to obtain unauthorized access to, or to sabotage or disrupt, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. We may not be able to anticipate all types of security threats, and even if identified, we may be unable to adequately investigate or remediate incidents or breaches due to attackers increasingly using tools and techniques that are designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence. We may also face increased cybersecurity risks due to our reliance on internet technology and the number of our and our service providers’ employees who are (and may continue to be) working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities. The White House, SEC and other regulators have also increased their focus on companies’ cybersecurity vulnerabilities and risks.

Our CROs and certain of our service providers are from time to time subject to cyberattacks and security incidents. While we have not to our knowledge experienced any significant system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our or our critical third parties’ operations, it could result in delays and/or material disruptions of our research and development programs, our operations and ultimately, our financial results. For example, the loss of trial data from completed, ongoing or planned trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on third parties for the manufacture of our product candidates and to conduct clinical trials, and similar events relating to their computer systems could also adversely impact our business. Further, due to the current tensions involving Hamas in Gaza, Hezbollah in Lebanon, and the Russia-Ukraine conflict, there is an increased likelihood that the tensions could result in cyberattacks or cybersecurity incidents that could either directly or indirectly impact our or our critical third parties’ operations. To the extent that any disruption or security breach were to result in a loss of or damage to data or applications, or inappropriate disclosure of personal, confidential or proprietary information, we could incur liability due to delays in the development and commercialization of our product candidates or other business activities and/or due to reputational harm, litigation, regulatory investigations and enforcement, fines and penalties, or increased costs of compliance and system remediation.

Our existing general liability and cyber liability insurance policies may not cover, or may cover only a portion of, any potential claims related to security breaches to which we are exposed or may not be adequate to indemnify us for all or any portion of liabilities that may be imposed. We also cannot be certain that our existing insurance coverage will continue to be available on acceptable terms or in amounts sufficient to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage of any future claim. If the information technology systems of our CROs or other service providers become subject to disruptions or security breaches, we may have insufficient remedies against such third parties and we may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of any approved products.

We face an inherent risk of product liability as a result of the clinical testing of product candidates and will face an even greater risk if we commercialize any products. For example, we may be sued if any product candidate we develop causes or is perceived to cause injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend itself against product liability claims, we may incur substantial liabilities or be required to limit commercialization of any approved products. Even successful defense would require significant financial and management resources.

Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for any approved product;

●	injury to our reputation;

●	withdrawal of clinical trial participants;

●	initiation of investigations by regulators;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	exhaustion of any available insurance and our capital resources and potential increase in our insurance premiums and/or retention amounts; and

●	the inability to commercialize any product candidate.

Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop, alone or with collaboration partners.

Insurance coverage is increasingly expensive. We may not be able to maintain insurance at a reasonable cost or in an amount adequate to satisfy any liability that may arise, if at all. Our insurance policy contains various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any current or future collaborator entitle us to indemnification against losses, such indemnification is limited and may not be available or adequate should any claim arise.

We may not be able to successfully identify and execute strategic alliances or other relationships with third parties or to successfully manage the impacts of acquisitions, dispositions or relationships on our operations.

We currently have, and may expand the scope of, and may in the future enter into, strategic alliances with third parties that it believes will complement or augment our existing business. Our ability to complete further such strategic alliances is dependent upon, and may be limited by, among other things, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including the investment of significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that our existing strategic alliances will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, or at all.

Although we do not currently plan to engage in other material strategic transactions, such as acquisitions, we may from time to time consider such transactions. Material strategic transactions involve a number of risks, including:

●	the potential disruption of our ongoing business;

●	the distraction of management away from the ongoing oversight of our existing business activities;

●	incurring additional indebtedness;

●	the anticipated benefits and cost savings of those transactions not being realized fully, or at all, or taking longer to realize than anticipated;

●	an increase in the scope and complexity of our operations; and

●	the loss or reduction of control over certain of our assets.

A strategic transaction may result in a significant change in the nature of our business, operations and strategy, and we may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into our operations.

Risks Related to our Operations in Israel

Conditions in the Middle East and in Israel may harm our operations.

Our executive offices, employees and management personnel are located in Israel. Most of our officers and directors are residents of Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and neighboring countries and terrorist organizations active in the region, including Iran and its sponsored terrorist organizations, Hamas (in the Gaza Strip), and Hezbollah (in Lebanon). In late February 2026, Israel and the United States preemptively attacked Iran, in order to eliminate Iran's nuclear and ballistic missile capabilities, and to target the Islamic fundamentalist regime governing Iran, which has threatened Israel's existence. As part of this conflict, Iran launched missile attacks throughout Israel. This war followed upon similar conflicts in June 2025, and in April 2024 and October 2024, during which Iran launched ballistic missile attacks against Israel, and Israel conducted strikes against Iranian military and nuclear infrastructure. Hezbollah has also joined the attacks against Israel in this latest stage of the Israel-Iranian conflict. In addition, on February 28, 2026, the United States and Israel launched coordinated military strikes against Iran, including attacks on strategic military infrastructure and leadership targets, with the stated aim of degrading Iran’s capacity to conduct or support hostile operations against them. In response, Iran has fired missiles and drones toward population centers and military installations in Israel, Europe and neighboring countries in the Gulf region, and also launched counter-strikes against U.S. forces and allied bases throughout the Gulf region. Although the United States and Iran have announced ceasefire and de-escalation arrangements from time to time, including a memorandum of understanding entered into on June 17, 2026 that contemplates the termination of military operations on multiple fronts, hostilities have resumed and may continue or escalate. The direct conflicts with Iran have run parallel to, and followed upon, a two-year war (from October 2023 until October 2025) during which Israel was attacked by Hamas and Hezbollah. and declared war in response, which included ground operations in the Gaza Strip and southern Lebanon. Other Iranian-sponsored terrorist organizations in the Middle East, including the Houthi terrorist group in Yemen, have also attacked Israel with various types of missiles and drones as part of these conflicts, and Israel has responded with air force attacks. Nearby in the region, the fall of the Assad regime in Syria led Israel to conduct limited military operations targeting Iranian military assets and infrastructure linked to Hezbollah and other Iran-supported groups.

From the initial stages of these wars, which began on October 7, 2023, until recently, our operations have not been materially adversely affected by this situation, and we have not experienced disruptions to our pre-clinical studies, facilities or the manufacturing or supply of our drug candidates. That is partially attributable to the fact that some of our core activities, including research and development, clinical, and regulatory, are conducted outside of Israel. However, if the current stage of these wars extend for a long period of time or expands to other fronts, our operations may be harmed in other manners. In particular, in the short term, our ability to raise critical financings for our operations may be harmed due to the adverse impact that the current Israel-Iran war has sometimes had on the U.S. capital markets. If that were to continue for an extended period of time, that could adversely affect our financial position, results of operations, and cash flows.

Armed conflicts, terrorist activities or political instability in Israel or in the broader Middle East have adversely affected, and could once again, adversely affect business conditions in Israel, and could harm our results of operations. Parties with whom we do business may decline to travel to Israel, or we may be unable to travel outside of Israel, during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. The interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business.

It may be difficult to enforce a U.S. judgment against us, our officers or our directors or to assert U.S. securities law claims in Israel.

Service of process upon us and upon our directors and officers, who reside outside the U.S., may be difficult to obtain within the U.S. In addition, because substantially all of our assets and most of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S. There is a doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act pursuant to original actions instituted in Israel. Subject to particular time limitations and provided certain conditions are met, executory judgments of a U.S. court for monetary damages in civil matters may be enforced by an Israeli court.

Under applicable U.S. and Israeli law, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. In addition, employees may be entitled to seek compensation for their inventions irrespective of their agreements with us, which in turn could impact our future profitability.

We generally enter into non-competition agreements with our employees and key consultants. These agreements prohibit our employees and key consultants, if they cease working for us, from competing directly with it or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for it to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of our intellectual property. If it cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

In addition, Chapter 8 of the Israeli Patents Law, 5727-1967, or the Patents Law, deals with inventions made in the course of an employee’s service and during his or her term of employment, whether or not the invention is patentable, or service inventions. Section 134 of the Patents Law sets forth that if there is no agreement which explicitly determines whether the employee is entitled to compensation for the service inventions and the extent and terms of such compensation, such determination will be made by the Compensation and Rewards Committee, a statutory committee of the Israeli Patents Office. As a result, it is unclear if, and to what extent, our research and development employees may be able to claim compensation with respect to our future revenue. As a result, we may receive less revenue from future products if such claims are successful, which in turn could impact our future profitability.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We have been advised by Conyers, Dill and Pearman, LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. The Cayman Islands court will not enforce criminal fines and tax judgments and judgments that are contrary to Cayman Islands public policy.  However, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Risks Related to Ownership of Our Ordinary Shares

If we fail to maintain compliance with Nasdaq continued listing requirements, our shares may be delisted from the Nasdaq Capital Market.

To continue to be listed on Nasdaq, we must satisfy a number of ongoing conditions. On September 23, 2025, we received a letter from Nasdaq (the “September 2025 Nasdaq Letter”) confirming that we had restored compliance with the requirements related to our previously outstanding listing rule deficiencies—(i) failure to maintain at least $2.5 million of shareholders’ equity, and (ii) the closing bid price of our ordinary shares having been below the minimum $1.00 level for 30 consecutive trading days prior to July 18, 2025.

This followed a process that began in November 2024, when we received notices of non-compliance with Nasdaq Global Market standards, including requirements for minimum market value of listed securities and minimum market value of publicly held shares, which ultimately led to a hearing before a Nasdaq hearings panel in June 2025 (the “June 2025 Nasdaq Hearing”). Following that hearing, our securities were transferred from the Nasdaq Global Market to the Nasdaq Capital Market on July 8, 2025, where trading has continued under the symbols ”SLXN” and “SLXNW”, respectively.

As described in the September 2025 Nasdaq Letter, we are subject to a mandatory panel monitoring period until September 23, 2026. If, within that one-year monitoring period, the Nasdaq staff finds our company again out of compliance with the minimum shareholders’ equity requirement, we would not be permitted to provide the Nasdaq staff with a plan of compliance with respect to that deficiency, and the staff would not be permitted to grant additional time to us to regain compliance with respect to that deficiency, nor would we be afforded an applicable cure or compliance period. Instead, the staff would issue a delist determination letter, and we would have an opportunity to request a new hearing with the initial panel from our June 2025 Nasdaq Hearing or a newly convened hearings panel if the initial panel is unavailable.

As of the date of this prospectus, our shareholders' equity is below the $2.5 million minimum shareholders' equity requirement for continued listing on the Nasdaq Capital Market under the Equity Standard. Accordingly, we are dependent on raising additional capital, including through this offering, to increase our shareholders' equity and support our continued compliance with Nasdaq listing standards. Although this offering may increase our shareholders' equity, there can be no assurance that we will raise sufficient proceeds to satisfy the shareholders' equity requirement or, if compliance is achieved, that we will be able to maintain compliance thereafter.

As of the date of our quarterly report for the quarter ended March 31, 2026 (which we filed on May 15, 2026), we met all financial and liquidity requirements for continued listing on the Nasdaq Capital Market under the Equity Standard under which we are listed, including with respect to our shareholders’ equity, which stood at $2.6 million, above the required minimum level of $2.5 million.  However, our shareholders' equity has subsequently declined and, as of the date of this prospectus, is below the required minimum level of $2.5 million.

Because of our reverse share split on May 28, 2026, if our share price were to close below $1.00 for 30 consecutive trading days prior to the end of the one-year period following that reverse share split (i.e., prior to May 29, 2027), we would be subject to immediate delisting proceedings, subject to our ability to appeal any delisting determination to a Nasdaq hearings panel.

While we have successfully addressed all immediate compliance concerns, we must continue to maintain compliance with all Nasdaq Capital Market listing standards, including the shareholders’ equity requirement and the minimum bid price requirement. There can be no assurance that we will maintain compliance with those requirements and all other standards for listing on the Nasdaq Capital Market on an ongoing basis.

On July 22, 2026, the SEC approved a new Nasdaq continued listing requirement applicable to companies listed on the Nasdaq Stock Market that would require listed companies to maintain a minimum MVLS of at least $5.0 million. Under the approved rule, if a company's MVLS remains below $5.0 million for 30 consecutive business days, Nasdaq will issue a Staff Delisting Determination and immediately suspend trading in the company's securities and commence delisting proceedings. Unlike many other Nasdaq continued listing standards, the rule does not provide a compliance or cure period before a delisting determination is issued. Although a company may appeal a delisting determination, the appeal generally does not stay the suspension of trading, and the company's securities would generally trade on an over-the-counter market during the appeals process. In addition, any exception that may be granted by a Nasdaq Hearings Panel is limited. In particular, the Hearings Panel may grant an exception of up to 180 days only if the company demonstrates that it can satisfy Nasdaq's applicable initial listing requirements, which are generally more stringent than Nasdaq's continued listing standards. As a result, companies subject to a delisting determination under the MVLS rule may have fewer opportunities to regain compliance than under other Nasdaq continued listing requirements.

However, on July 29, 2026, the SEC notified Nasdaq that it had received notices of intention to petition for review of the approval order and, pursuant to Rule 431(e) of the SEC's Rules of Practice, the effectiveness of the approval order was automatically stayed pending further review by the SEC. As a result, the ultimate implementation, timing and scope of the MVLS requirement remain uncertain. As of August 6, 2026, our MVLS was approximately $2.4 million, which is below the $5.0 million threshold contemplated by the rule. Accordingly, if the stay is lifted, the rule becomes effective and we are unable to satisfy the MVLS requirement, our securities would become subject to suspension and delisting from Nasdaq. Any such suspension or delisting could materially reduce the liquidity and market price of our common stock, impair our ability to raise additional capital, reduce investor interest in our securities and adversely affect our business, financial condition and prospects.

If our securities are delisted from Nasdaq, we may seek to list them on other markets or exchanges, or the ordinary shares may trade in the over-the-counter markets. In the event of such delisting, our shareholders’ ability to trade, or obtain quotations of the market value of, our securities would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. In addition, the substantially decreased trading in our securities and decreased market liquidity of our securities as a result of the loss of market efficiencies associated with Nasdaq, and the accompanying loss of federal preemption of state securities laws, could materially adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees, and cause us to have fewer business development opportunities. Additionally, that may cause the market price of our securities to decline further, and shareholders may lose some or all of their investment. There can be no assurance that our securities, if delisted from Nasdaq in the future, would be listed on another national or international securities exchange or quotation system.

The price of our ordinary shares and our warrants may be volatile, and the value of our ordinary shares and our warrants may decline.

We cannot predict the prices at which our ordinary shares or warrants will trade. The price of our ordinary shares and our warrants may not bear any relation to any established criteria of the value of our business and prospects. In addition, the trading price of our ordinary shares and warrants is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our ordinary shares and our warrants as you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of our ordinary shares and our warrants include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in the projected timeline for regulatory approvals of our product candidates from expectations of securities analysts;

●	changes in laws or regulations applicable to our business;

●	announcements by us or our competitors of significant business developments;

●	significant data breaches, disruptions to or other incidents involving our company;

●	conditions or developments affecting the biotechnology industry;

●	future sales of ordinary shares by us or our shareholders, as well as the anticipation of lock-up releases;

●	changes in senior management or key personnel;

●	the trading volume of our securities;

●	changes in the anticipated future size and growth rate of our markets;

●	publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	general economic political, or market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to those events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our ordinary shares. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

A substantial number of our ordinary shares may be issued pursuant to the ATM Agreement and/or the conversion terms of the A&R Sponsor Promissory Note, which could cause (i) the price of the ordinary shares to decline, and (ii) substantial dilution to our existing shareholders.

The purchase price per ordinary share to be paid by public shareholders for shares that we may elect to issue and sell via H.C. Wainwright under the ATM Agreement (in an aggregate amount of up to $13,170,000 of ordinary shares) will fluctuate based on the market price of our ordinary shares at the time we elect to sell such shares. Depending on market liquidity at the time, such sales of ordinary shares under the ATM may cause the trading price of our ordinary shares to decrease, and any such decrease could be substantial.

If and when we elect to issue and sell ordinary shares under the ATM Agreement, those issuances and sales will result in dilution to the interests of existing holders of our ordinary shares, which dilution may be substantial. Additionally, the sale of a substantial number of ordinary shares under the ATM, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

In addition to ordinary shares that may be issued under the ATM Agreement, ordinary shares may also be issued upon conversion of amounts outstanding under the A&R Sponsor Promissory Note, in an original principal amount of $3.433 million due February 15, 2027, that we issued to the Moringa sponsor in connection with the consummation of the Business Combination. As of March 31, 2026, following conversion of $1.8 million of the outstanding principal amount in September 2025, the remaining outstanding principal amount under the A&R Sponsor Promissory Note was approximately $1.633 million.

The conversion prices under the A&R Sponsor Promissory Note are based on the market price of our ordinary shares and/or the price at which we raise capital in equity financings. The issuance of additional ordinary shares upon conversion of the A&R Sponsor Promissory Note will dilute our existing shareholders and could cause the market price of our ordinary shares to decline.

The ordinary shares (including ordinary shares underlying warrants) that are being offered by selling securityholders under registration statements that we currently have in effect represent a substantial percentage of our outstanding ordinary shares, and the sale of such shares, or the perception that such sales may occur, could cause the price of our ordinary shares to be more volatile or decrease.

On October 9, 2024, we filed a registration statement on Form S-1 (SEC file number 333-282556), which the SEC declared effective on October 16, 2024, registering the sale by the selling securityholders named therein of up to 11,372 of our ordinary shares and up to 141 of our private warrants. On February 12, 2025 and August 26, 2025, we filed registration statements on Form S-1 (SEC file numbers 333-284873 and 333-289860, respectively), which the SEC declared effective on April 1, 2025 and September 4, 2025, respectively, registering the sale by the selling securityholders named therein of up to 15,847 and 31,487 of our ordinary shares underlying an equivalent number of warrants (which warrants had been issued pursuant to the January 2025 and July/August 2025 induced warrant exercise transactions, respectively). On October 31, 2025, we filed a registration statement on Form S-3 (File No. 333-291210), which went effective automatically on November 20, 2025, registering the resale by selling securityholders of up to 129,232 ordinary shares and up to 37 warrants (which covered the resale of the remaining ordinary shares and warrants covered by those previous two registration statements). On June 12, 2026, we filed a registration statement on Form S-3 (File No. 333-296739), which went effective on June 18, 2026, registering for resale by selling securityholders of up to 859,609 ordinary shares (which were issued pursuant to the May 2026 Warrant Inducement Transaction and the conversion of a promissory note held by the selling securityholders).

 Depending on market liquidity, resales of ordinary shares and warrants by the selling securityholders under these registration statements may cause the trading price of our ordinary shares and warrants to decrease, and any such decrease could be substantial. Furthermore, the sale of a significant number of ordinary shares or warrants by these selling securityholders, or the perception that such sales may occur, could increase the volatility of the market price of the ordinary shares and warrants, depress their trading price, and make it more difficult for us to raise capital by selling equity or equity-related securities in the future at a time and price that we might otherwise prefer.

Because we have no current plans to pay cash dividends on our ordinary shares for the foreseeable future, you may not receive any return on investment unless you sell ordinary shares for a price greater than that which you paid for it.

We will likely retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, funds lawfully available therefor and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our ordinary shares unless you sell our ordinary shares for a price greater than that which you paid for it.

To the extent we need to effect an additional reverse share split, our ordinary shares may experience extreme price volatility unrelated to our actual or expected performance, making it difficult for investors to assess the value of our ordinary shares.

Recently, several -public companies with low capitalizations have experienced extreme share price volatility, including rapid price increases followed by sharp declines. As a relatively small-capitalization company with a limited public float, we may experience greater share price volatility, lower trading volume, and less liquidity than companies with larger capitalization.

The potential for volatility is heightened following a reverse share split, such as our 1-for-9 reverse share split effected on November 29, 2024, our 1-for-15 reverse share split effected on July 29, 2025, and our 1-for-10 reverse split effected on May 26, 2026. Following a reverse share split, our ordinary shares may be subject to rapid and substantial price fluctuations, low trading volumes, and wide bid-ask spreads. Such volatility may be unrelated to our actual or expected operating performance or prospects, making it difficult for investors to assess the value of our ordinary shares. To the extent we need to effect an additional reverse share split in the future in order to maintain compliance with the Nasdaq minimum bid price rule, these volatility factors may adversely affect investors in our ordinary shares.

If trading volumes remain low, small trades could significantly influence the price of our ordinary shares, causing large percentage changes in price during a single trading session. Shareholders may be unable to readily liquidate their investment or may be forced to sell at depressed prices. Broad market fluctuations and general economic or political conditions (including those in Israel, where our operations are centered) may also adversely affect the market price of our ordinary shares.

As a result of this volatility, investors may experience losses on their investment. A volatile market price could also adversely affect our ability to issue additional ordinary shares or other securities and to obtain financing in the future, which is a key strategic objective for us.

We qualify as an “emerging growth company” as well as a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we will be eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first issuance of our ordinary shares in the Business Combination (i.e., on December 31, 2029). In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the Company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our ordinary shares less attractive because we rely on these exemptions, which may result in a less active trading market and a trading price that is more volatile for our ordinary shares.

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues are equal to or exceed $100 million during that fiscal year, or the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter.

Our taking advantage of these reduced disclosure obligations may make it difficult to compare our financial statements with those of other public companies.

Risks Related to U.S. Federal Income Taxation

The PFIC status of our company could result in adverse U.S. federal income tax consequences to U.S. Holders.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

The annual PFIC income and asset tests in respect of our company is applied based on the assets and activities of our business. Based on the composition of our income and assets, it cannot be determined whether we will be classified as a PFIC for 2025 or in any future taxable year. Further, changes in the composition of our income or composition of our assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If we are treated as a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. U.S. Holders are strongly encouraged to consult their own advisors regarding the potential application of these rules to the ownership of our ordinary shares, pre-funded warrants and/or our ordinary warrants.

If a U.S. person is treated as owning at least 10% of the shares of our company, such person may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our shares, such holder may be treated as a “United States shareholder” with respect to each of Silexion and our direct and indirect subsidiaries (the “Silexion Group”) that is a “controlled foreign corporation,” (a “CFC”), for U.S. federal income tax purposes. A non-U.S. corporation is considered a CFC if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned, or is considered as owned by applying certain constructive ownership rules, by United States shareholders on any day during the taxable year of such non-U.S. corporation. If the Silexion Group includes one or more non-U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as CFCs regardless of whether we are treated as a CFC.

If we or any of our non-U.S. subsidiaries is a CFC, 10% “United States shareholders” will be subject to adverse income inclusion and reporting requirements with respect to such CFC. No assurance can be provided that we will assist holders in determining whether we or any of our non-U.S. subsidiaries is treated as a CFC or whether any holder is treated as a United States shareholder with respect to any of such CFCs, or furnish to any holder information that may be necessary to comply with reporting and tax payment obligations with respect to such CFCs.

General Risks

We may be subject to securities litigation, which is expensive and could divert management attention, including securities class action and derivative lawsuits which could result in substantial costs.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock or shares have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject our company to significant liabilities.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger or business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. We cannot predict whether any such lawsuits will be filed.

Risks Relating to this Offering

The best efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. Assuming that we receive net proceeds of approximately $4.3 million from this offering (assuming an offering with gross proceeds of $5 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs into the first quarter of 2027 under our current business plan. Assuming that we receive net proceeds of approximately $3.1 million from this offering (assuming an offering with gross proceeds of $3.75 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs into the first  quarter of 2027 under our current business plan. Assuming that we receive net proceeds of approximately $2 million from this offering (assuming an offering with gross proceeds of $2.5 million), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will satisfy our capital needs into the fourth quarter of 2026 under our current business plan. Without giving effect to the receipt of any proceeds from this offering or proceeds that we may raise from other financing arrangements that we currently have, or may in the future put, in place, we currently estimate that our existing cash and cash equivalents are sufficient to fund business operations only for several months, from the filing date of this prospectus.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for continued development of our pipeline products, as well as the advancement of new programs, business development activities, and general corporate purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

You will experience immediate dilution in the book value per share of the ordinary shares purchased in the offering.

Since the public offering price of our ordinary shares in this offering is substantially higher than the net tangible book value per share of our outstanding ordinary shares outstanding prior to this offering, you will suffer dilution in the book value of the ordinary shares you purchase in this offering. The exercise of outstanding ordinary shares and warrants, including warrants sold in this offering, may result in further dilution of your investment. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into any financings for thirty (30) days from closing, subject to certain exceptions; and (iii) indemnification for breach of contract.

Ordinary shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our ordinary shares to decline.

We may sell in this offering up to 2,673,796 ordinary shares, or approximately 198.2% of our outstanding ordinary shares, prior to this offering, as of August 7, 2026 . This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

There is no public market for the warrants being offered or pre-funded warrants in this offering.

There is no established public trading market for the warrants being offered or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or ordinary warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and ordinary warrants will be limited.

The pre-funded warrants are speculative in nature.

The pre-funded warrants offered hereby do not confer any rights of ordinary share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire the ordinary shares issuable upon exercise of such warrants at an exercise price of $0.0001 per share. Moreover, following this offering, the market value of the pre-funded warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants will equal or exceed the public offering price for the pre-funded warrants.

The ordinary warrants may not have any value.

Each ordinary warrant has an exercise price per share equal to $          . The ordinary warrants expire on the fifth anniversary of the Initial Exercise Date. In the event the market price per our ordinary share does not exceed the exercise price of the ordinary warrants during the period when the warrants are exercisable, the ordinary warrants may not have any value.

If we are required to obtain Warrant Shareholder Approval, until we are able to receive such approval the ordinary warrants will not be exercisable, and if we are unable to obtain such approval the ordinary warrants will have no value.

If we are required to obtain Warrant Shareholder Approval, the ordinary warrants will not be exercisable until, and unless, we obtain the Warrant Shareholder Approval from our shareholders. While we intend to promptly seek shareholder approval, if required, there is no guarantee that the Warrant Shareholder Approval will ever be obtained. If we are unable to obtain the Warrant Shareholder Approval, the ordinary warrants will have no value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Shareholder Approval.

Holders of the pre-funded warrants and ordinary warrants offered hereby will have no rights as ordinary shareholders with respect to the ordinary shares underlying those warrants until such holders exercise their warrants and acquire our ordinary shares, except as otherwise provided in the ordinary warrants.

Until holders of the pre-funded warrants and ordinary warrants acquire our ordinary shares upon exercise thereof, such holders will have no rights with respect to the ordinary shares underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our ordinary shares as set forth in the warrants. Upon exercise of the pre-funded warrants and ordinary warrants, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

Assuming the maximum number of ordinary shares are sold in this offering at an assumed public offering price of $1.87  per share and accompanying ordinary warrants, which represents the closing price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026, and assuming no issuance of pre-funded warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $4.3 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

Each $0.10 increase (decrease) in the assumed public offering price of $1.87 per share and accompanying ordinary warrants would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by $0.25  million, assuming that the number of ordinary shares and accompanying ordinary warrants offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of ordinary shares and ordinary warrants we are offering. An increase (decrease) of 100,000 in the number of ordinary shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by $0.17 million, assuming the assumed public offering price stays the same.

We currently intend to use the net proceeds from this offering to advance our pre-clinical and clinical studies, and for general corporate purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our ordinary shares and ordinary warrants (or pre-funded warrants and ordinary warrants, if applicable), pursuant to this prospectus. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control.

Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, short and intermediate term, interest-bearing, investment-grade instruments, U.S. government securities and highly rated corporate debt securities, although our investment policy may change following the date of this prospectus supplement. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026 as follows:

●	on an actual basis;

●
on a pro forma basis after giving effect to (i) the May 2026 warrant inducement transaction, (ii) the net proceeds received from sales under the Company's At-The-Market ("ATM") program, and (iii) the conversion of the Moringa Sponsor Convertible Promissory Note into ordinary shares, as if such events had occurred on March 31, 2026 (collectively, the “Pro Forma Adjustments”); and

●
on a pro forma as adjusted basis to reflect assumed sale by us of all ordinary shares and accompanying ordinary warrants offered by means of this prospectus at an assumed public offering price of $1.87 per share and accompanying ordinary warrants, which is based on the last reported sale price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026, assuming no sale of pre-funded warrants and after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and without giving effect to the exercise of the ordinary warrants issued in this offering, as if such issuance and sale had occurred on March 31, 2026.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to various adjustments. The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information contained in this prospectus.

As of March 31, 2026
	Actual	Pro Forma	Pro Forma As Adjusted
(U.S. dollars in thousands)	(audited)	(unaudited)	(unaudited)
Cash and cash equivalents	$2,413	$5,367	$9,646
Related Party Promissory Note	$1,553	913	$913
Total shareholders’ equity	$291	3,885	$8,164

Each $0.10 increase (decrease) in an assumed public offering price of $1.87 per share and accompanying ordinary warrant would increase (decrease) the amount of cash and cash equivalents and total shareholders’ equity by $0.25 million, assuming that the number of ordinary shares and accompanying ordinary warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We may also increase or decrease the number of ordinary shares and accompanying ordinary warrants we are offering. An increase (decrease) of 100,000 in the number of ordinary shares we are offering would increase (decrease) the amount of cash and cash equivalents and total shareholders’ equity by $0.17 million, after deducting the estimated Placement Agent’s fees and estimated offering expenses payable by us, assuming the assumed public offering price stays the same. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

The above table is based on 339,486 shares outstanding as of March 31, 2026 and excludes as of that date:

●	up to 309,868 ordinary shares underlying an equivalent number of outstanding warrants at a weighted average exercise price of $272.67 per share;

●
127,578 ordinary shares issuable pursuant to the A&R Sponsor Promissory Note (based on the conversion of the entire $1,633,000 principal amount of that note into ordinary shares at an assumed conversion price of $12.8 per share, representing the closing price of our ordinary shares on the Nasdaq Capital Market on March 31, 2026);

●	4,900 ordinary shares issuable upon the exercise of outstanding share options under our equity incentive plans, at a weighted average exercise price of $323.76 per share.

Following this offering, we intend to convert up to $956,463 of principal amount of the A&R Sponsor Promissory Note into up to 511,478 ordinary shares at a price of $1.87 per share, which is the closing price of our ordinary shares on the Nasdaq Capital Market on August 7, 2026.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our ordinary shares and warrants are currently listed on the Nasdaq Capital Market under the symbols “SLXN” and “SLXNW,” respectively. On August 6, 2026, there were 33 holders of record of the ordinary shares and eight holders of record of our warrants.

Dividend Policy

We have never declared or paid any dividends on ordinary shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will depend on, among other things, the consent of our lender(s), our results of operations, cash requirements, financial condition, contractual restrictions, funds lawfully available therefor and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Introductory Note

The following discussion and analysis of our financial condition and results of operations (this “MD&A”) should be read in conjunction with the financial statements and the related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth in this prospectus, including information with respect to our plans, objectives, expectations, projections, and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set out in the “Risk Factors” sections of this prospectus, our actual results could differ materially from the results described in or implied by these forward-looking statements. See also the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.

Unless the context otherwise requires, references to the “Company,” “we,” “us” and “our” in this MD&A generally refer to Silexion Therapeutics Ltd., an Israeli company (“Silexion Israel”), or, from and after the Business Combination, Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company (also referred to herein as “Silexion”).

On August 15, 2024, Silexion, Silexion Israel and Moringa completed the Business Combination pursuant to the Business Combination Agreement.

Overview

Overview of Operations

We are a clinical-stage biotechnology company developing, through our subsidiaries, RNA interference (RNAi) therapies for cancers driven by mutations in the Kirsten rat sarcoma viral oncogene homolog (“KRAS”). Our approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. In pancreatic cancer, for example, approximately 92% of patients have this mutated oncogene. While multiple pharmaceutical companies are pursuing strategies to inhibit KRAS and thereby limit its downstream signaling, our approach is differentiated by targeting the root cause of oncogenic signaling; our lead product candidate, SIL204, is a second-generation siRNA therapy that is engineered to suppress the KRAS oncogene itself, preventing the production of the oncogenic protein. We utilize an integrated treatment approach that combines administering SIL204 both directly into the tumor and systemically via subcutaneous injection, in combination with standard-of-care chemotherapy. In a previous Phase 2 clinical trial with our first-generation siRNA, the combination of siRNA and standard-of-care chemotherapy demonstrated an overall survival benefit compared to standard-of-care chemotherapy alone. Building on preclinical advancements and regimen optimization, we believe SIL204 has the potential to further improve clinical outcomes.

During the second quarter of 2026, we received formal regulatory approvals— from the Israeli Ministry of Health (the “Israeli MoH”) and Germany's Federal Institute for Drugs and Medical Devices (“BfArM”) (in the case of BfArM, based on the positive opinion of the Ethics Committee of the North Rhine Medical Association — to initiate our Phase 2/3 clinical trial for SIL204 in locally advanced pancreatic cancer subjects in Israel and Germany, respectively. Subsequent to the end of the quarter covered by this report, in late July 2026, we initiated the trial at the Tel Aviv Sourasky Medical Center in Tel Aviv, Israel (after having received the approval of the Helsinki Ethics Committee of Tel Aviv Sourasky Medical Center), with commencement of patient screening expected within weeks thereafter and first patient dosing expected to follow. We furthermore expect, in the coming months, that additional Israeli and German trial sites will complete customary site activation procedures, including contracting and budget finalization., and will join the trial. The supply of our SIL204 product candidate for the clinical trials has been manufactured via current good manufacturing practice (cGMP) by Catalent, Inc. at its facility in Limoges, France.

On a corporate level, we are a Cayman Islands exempted company that was originally formed for the purpose of effectuating the Business Combination between Silexion Israel and Moringa, and that now serves as a publicly traded holding company for Silexion Israel, through which our operations are carried out. Moringa, which initially served as an inactive subsidiary following the Business Combination, has been dissolved, effective as of June 30, 2026. Our ordinary shares and warrants are listed on the Nasdaq Capital Market, where they are quoted for trading under the symbols “SLXN” and “SLXNW”, respectively.

Overview of Financing Activities

As a clinical stage company, we have not realized any revenues to date, and have been solely reliant on financing transactions to fund our operations.

Prior to the Business Combination, as a private company, we financed our operations primarily with the net proceeds from private offerings of our ordinary shares and convertible preferred shares, convertible financing agreements, and Simple Agreement for Future Equity (SAFE) financings, as well as royalty-bearing grants from the Israeli Innovation Authority (the “IIA”). Those grants totaled $5.8 million through March 31, 2026, all of which was received prior to the Business Combination. Since the Closing of the Business Combination, we have primarily relied upon public offerings and private financings to finance our operations, specifically: public offerings of ordinary shares and/or pre-funded warrants, together with ordinary warrants; sales of ordinary shares into the public market in an ongoing manner under the ATM Agreement; and induced ordinary warrant exercise transactions.

Initially as a public company, at the time of the Closing of the Business Combination, we raised $2.0 million via a private investment in public entity (PIPE) financing, in which Moringa sold to Greenstar, LP, an affiliate of the Moringa sponsor, 148 newly issued Moringa ordinary shares at a price of $13,500 per share. Those shares were converted into an equivalent number of Silexion ordinary shares at the Closing. Also in connection with the Closing, we entered into an ordinary share purchase agreement, dated August 13, 2024 and effective as of August 15, 2024, with White Lion Capital, LLC, which provided us with an equity line of credit (the “ELOC”) of up to $15.0 million. We utilized the ELOC for financings from time to time during the early periods following the Closing of the Business Combination, having raised an aggregate of $3.1 million, all of which was raised prior to December 31, 2024. The ELOC expired on December 31, 2025.

Subsequent to that initial period, we transitioned to alternative financing transactions. In January 2025 and September 2025, we completed public offerings in which we raised gross proceeds of approximately $5.0 million and $6.0 million, respectively, before deducting placement agent fees and other offering expenses. In connection with those public offerings, investors exercised ordinary warrants and Series B ordinary warrants issued in the respective offerings, which provided us with additional gross proceeds of $0.9 million and $1.78 million, respectively. As follow-up transactions to those public offerings, we completed induced warrant exercise transactions in January 2025, August 2025, and May 2026, which raised gross proceeds of approximately $3.3 million, $1.8 million, and $1.0 million, respectively, before deducting placement agent fees and other offering expenses. H.C. Wainwright served as the exclusive placement agent for each of those public offerings and induced warrant exercise transactions.

More recently, we have been financing our operations on an ongoing basis via our ATM program with H.C. Wainwright, which we entered into in September 2025 and under which we may raise up to $13.17 million via sales of our ordinary shares into the open market. While we were unable to effect any sales under the ATM during 2025, during the second and first quarters of 2026, we raised approximately $1.9 million and $0.08 million (in each case, net of sales agent fees and issuance costs), respectively, and in July 2026 and thus far in August 2026 through August 6, 2026, we have raised $0.3 million, in the aggregate, from the sale of ordinary shares under the ATM.

Please see “Liquidity and Capital Resources” below in this MD&A for further detail regarding our financing transactions.

Overview of Financial Condition

Since our inception, we have incurred significant operating losses. Our net losses were $2.7 million for the three months ended March 31, 2026, and $11.9 million for the year ended December 31, 2025. As of March 31, 2026, we had an accumulated deficit of $57.9 million.

We expect to continue to incur significant expenses and operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter. Our expenses will depend on many factors, including, among other matters: the timing and extent of spending for our clinical trials, regulatory applications, and any further development activities, in each case related to SIL204; the extent of our related research and development activities; our investments in potential additional pipeline products; and whether and when we retain additional personnel to expand our operations. Our expenses will increase as and if we:

•	advance with our Phase 2/3 clinical trials seeking statistically significant results with respect to our SIL204 product candidate in locally advanced pancreatic cancer subjects in Israel and Germany;
•	seek marketing approvals for SIL204 in various territories;
•	apply for Orphan Drug Designation in both the U.S. and EU for SIL204;
•	maintain, expand and protect our intellectual property portfolio;
•	hire additional operational, clinical, quality control and scientific personnel;
•	add additional product candidates to our pipeline;
•	develop additional cancer indications for SIL204;
•
add operational, financial and management information systems and personnel, including personnel to support our product development, any future commercialization efforts and our status as a public company; and

•
invest in research and development and regulatory approval efforts in order to utilize our technology as a broader platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics.

Nasdaq Listing Compliance as Support for Financing Activities and Financial Condition

Our financial condition depends on, and is supported by, our ability to fund our operations on an ongoing basis, including through equity financings. Our Nasdaq listing facilitates that ability, as many potential investors or financing sources may be unwilling to consider an investment in our company on reasonable terms— or at all— if our ordinary shares and warrants were to be delisted from Nasdaq. Such a delisting would likely reduce the liquidity of our securities and increase volatility in our trading price.

Past Remedy of Nasdaq Listing Deficiencies, Including Via Hearings Process

As of May 15, 2026 we met all financial and liquidity requirements for continued listing on the Nasdaq Capital Market under the Equity Standard under which we are listed, including with respect to our shareholders’ equity, which stood at $2.6 million as of the date of our quarterly report for the quarter ended March 31, 2026, above the required minimum level of $2.5 million. While as of March 31, 2026, our shareholders’ equity level was below that level ($0.29 million), we successfully regained compliance with that requirement during the period between March 31, 2026 and the filing of our quarterly report for that quarter (on May 15, 2026) as a result of our financing and equity-increasing transactions. There can be no assurance, however, that we will be able to maintain compliance with the shareholders’ equity requirement, the minimum bid price requirement, or any other applicable standards for continued listing on the Nasdaq Capital Market proceeding forward.

Our current compliance with the continued listing requirements of the Nasdaq Capital Market reflects our remediation of deficiencies to which we had been subject, both recently and also during the earlier stages of our history as a public company following the Business Combination. Over the course of 2025, we underwent a hearings process with Nasdaq, which together with various remedial actions that we took (including financing transactions and a reverse share split), restored our compliance with Nasdaq listing rules related to shareholders’ equity and minimum bid price, thereby enabling us to avoid the delisting of our ordinary shares and public warrants from Nasdaq. As of September 25, 2025, we received confirmation from Nasdaq that we had restored our compliance with each such Nasdaq listing requirement, subject to an ongoing mandatory panel monitoring period until September 23, 2026. To the extent we are found to once again be out of compliance with the shareholders’ equity requirement during the monitoring period, we will be subject to an immediate delisting notice, without entitlement to a cure or compliance period, subject to our right to request a new hearing before a hearings panel in order to prevent a delisting of our securities from Nasdaq. The threat of an immediate delisting from Nasdaq materialized on May 22, 2025, when we received a delisting notice from the Nasdaq Listing Qualifications Department in respect of two listing deficiencies that we had been unable to remedy during the six-month cure period since we had initially been notified of those deficiencies, on November 19, 2024. The deficiencies related to our failure to maintain (i) a minimum market value of listed securities of $50 million and (ii) a minimum market value of publicly held shares of $15 million, in each case for continued listing on the Nasdaq Global Market (on which our securities were initially listed upon completion of the Business Combination). We appealed the delisting notice to a Nasdaq hearings panel, and a hearing was held before the panel on June 26, 2025. On July 7, 2025, we received a favorable decision from the hearings panel, granting our request to remain listed on Nasdaq, subject to certain conditions. Pursuant to the favorable outcome, the listings of our ordinary shares and warrants were transferred from the Nasdaq Global Market to the Nasdaq Capital Market.

Under the terms of the decision reached by the hearings panel, the continued listing of our securities on the Nasdaq Capital Market was conditioned on our fulfillment of the terms of the compliance plan that we had presented to the panel in connection with the June 26, 2025 hearing. That plan was designed to enable us to achieve at least $2.5 million of shareholders’ equity and thereby comply with the Equity Standard for listing on the Nasdaq Capital Market on a continued basis. The terms of the compliance plan required, in primary part, that on or before September 19, 2025, we demonstrate in a report filed under the Exchange Act our restoration of compliance with, and our expected long-term compliance with, the shareholders’ equity requirement, as to be demonstrated in a balance sheet not older than 60 days to be included in such a filing. We demonstrated that restoration of compliance with the shareholders’ equity requirement in our current report on Form 8-K that we filed with the SEC on September 15, 2025.

In addition to becoming subject to, and remedying, a Nasdaq shareholders’ equity listing deficiency, we also became subject to, and subsequently remedied, a Nasdaq minimum bid price deficiency. On July 18, 2025, we received a letter from Nasdaq notifying us that for the 30 consecutive business days preceding the letter, the closing bid price of our ordinary shares was below the minimum $1.00 per share bid price required for continued listing on Nasdaq. The letter indicated that the Nasdaq panel would consider the bid price deficiency in its decision as to whether to enable us to remain listed on the Nasdaq Capital Market. Following shareholder approval at our reconvened annual general meeting on July 14, 2025, we effected a 1-for-15 reverse share split on July 29, 2025, which raised the price of our ordinary shares above $1.00, and we maintained a closing price above $1.00 for more than 10 consecutive trading days afterwards, thereby remedying the minimum bid price deficiency.

As a result of our remedy of each of the shareholders’ equity and minimum bid price deficiencies, on September 23, 2025, we received a letter from Nasdaq confirming that we had demonstrated compliance with the requirements related to each such prior deficiency. As described in that letter, we are subject to a mandatory panel monitoring period until September 23, 2026. If, during that one-year monitoring period, the Nasdaq staff determines that our company is again out of compliance with the shareholders’ equity requirement, we would not be permitted to submit a plan of compliance or be granted additional time to regain compliance, nor would we be afforded an applicable cure or compliance period. Instead, the staff would issue a “Delist Determination Letter,” and we would have the opportunity to request a new hearing before the same panel from our June 2025 hearing or, if that panel is unavailable, before a newly convened hearings panel.

Authorized Share Capital Increases as Support for Financing Activities and Financial Condition

Our financing activities and our Nasdaq listing compliance are dependent on an ample supply of authorized share capital, which has sometimes been depleted due to a combination of frequent financing transactions and declines in the price of our ordinary shares (the latter of which necessitates the issuance of a greater number of shares to successfully complete the former). We have actively replenished our reserve of ordinary shares twice recently, which under Cayman law and our amended and restated articles of association requires the approval of our shareholders to an effective amendment to our memorandum of association. At extraordinary general meetings originally held on April 28, 2026 and July 13, 2026, which were reconvened on May 5, 2026 and July 20, 2026, respectively (the “May 2026 extraordinary general meeting” and “July 2026 extraordinary general meeting”, respectively), our shareholders approved increases to our authorized share capital.

The approval at the May 2026 extraordinary general meeting resulted in an increase in our authorized share capital from $121,500, divided into 900,000 ordinary shares with a par value of $0.135 each, to $796,500, divided into 5,900,000 ordinary shares with a par value of $0.135 each. The approval at the July 2026 extraordinary general meeting resulted in a further increase to our authorized share capital from $796,500, divided into 5,900,000 ordinary shares of a par value of $0.135 each, to $2,146,500, divided into 15,900,000 ordinary shares of a par value of $0.135 each.

These increases have provided us with additional capacity to issue equity securities pursuant to financing transactions and other equity-enhancing arrangements, including our May 2026 induced warrant exercise transaction and our ongoing sales of ordinary shares under the ATM program, which gained traction in the months of May, June, July and August 2026, thereby enhancing our ability to maintain compliance with the Nasdaq minimum shareholders’ equity requirement.

Reverse Share Splits as Support for Financing Activities and Financial Condition

In addition to the increases to our authorized share capital, we have employed (both recently—in the second quarter of 2026— and previously) other means to support our ability to finance our operations and maintain compliance with Nasdaq listing requirements. Our completion of a 1-for-10 reverse share split in May 2026 proactively bolstered the trading market for our ordinary shares by proportionately increasing (initially) the trading price of our shares. That increase has enhanced the attractiveness of our ordinary shares to a larger pool of potential investors who would not invest in a company with a share price slightly above or below $1.00, while also supporting our compliance with the Nasdaq minimum bid price requirement (which requires the trading price of our ordinary shares to close at or above $1.00 on an ongoing basis). As with the increases to our authorized share capital, the 1-for-10 reverse share split required, under Cayman Islands law and our articles of association, the approval of our shareholders (and, subsequently, implementation by our board of directors). Our shareholders approved that reverse share split at the May 2026 extraordinary general meeting, following which our board of directors effected the 1-for-10 reverse share split of all issued and outstanding, and authorized but unissued, ordinary shares after the close of business on May 28, 2026. Our ordinary shares began trading on a reverse split-adjusted basis on the Nasdaq Capital Market under the existing ticker symbol “SLXN” at the market open on May 29, 2026. As a result of the reverse share split, our authorized share capital remained at the time at $796,500 (prior to our July 2026 increase), but was adjusted, at the time, to consist of 5,900,000 ordinary shares with a par value of $0.135 per share instead of 59,000,000 ordinary shares with a par value of $0.0135 per share.

As described above (under “Overview of Nasdaq Listing Compliance— Past Remedy of Nasdaq Listing Deficiencies, Including Via Hearings Process”), previously, in July 2025 (as well as in November 2024), we had effected a reverse share split to achieve the same objectives— support for our financing activities and maintenance of our compliance with the $1.00 minimum bid price requirement of Nasdaq. That prior reverse share split was effected on July 28, 2025 at a ratio of 1-for-15 (and on November 27, 2024 at a ratio of 1-for-9), and was reflected in the market price of the ordinary shares pre-market on July 29, 2025 (and November 29, 2024), after having been approved by our shareholders at an extraordinary general meeting held (following adjournment) on July 14, 2025 (and November 19, 2024).

Because of our reverse share split on May 28, 2026, if our share price were to close below $1.00 for 30 consecutive trading days prior to the end of the one-year period following that reverse share split (i.e., prior to May 29, 2027), we would be subject to immediate delisting proceedings, subject to our ability to appeal any delisting determination to a Nasdaq hearings panel.

Components of our Results of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses include costs directly attributable to the conduct of research and development programs, and consist primarily of the cost of payroll and related expenses, payroll taxes and other employee benefits including share-based compensation related to employees, subcontractors costs, preclinical and clinical trials costs and consulting fees.

We expect to continue to invest in research and development to develop SIL204, including hiring additional employees and continuing the research and development of that product candidate. As a result, we expect that our research and development expenses will continue to increase in the future.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel costs, including share-based compensation related to directors and employees, patent application fees, office space rental costs, and maintenance expenses, external professional service costs, including legal, accounting, audit, insurance, human resource services, travel expenses and other consulting fees.

Our general and administrative expenses have increased, and we expect that they will continue to increase in the future, as we fund our continued research and development activities, primarily due to increased headcount to support anticipated growth in the business and due to incremental costs associated with operating as a public company, including costs to comply with the rules and regulations applicable to public companies, such as costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and stock exchange listing standards, public relations, insurance and professional services.

Financial expenses, net

Finance expenses consist primarily of changes in fair value of financial liabilities measured at fair value, interest expenses (income), and exchange rate differences expenses.

Comparison of years ended December 31, 2025 and 2024

The following table summarizes our results of operations for the years ended December 31, 2025 and 2024:

	Year ended December 31,
	2025	2024
	(U.S. dollars, in thousands)
Operating expenses:

Research and development	$7,140	$5,815
General and administrative	4,492	6,756
Total operating expenses	11,632	12,571
Operating loss	11,632	12,571
Financial expenses, net	277	3,938
Loss before income tax	11,909	16,509
Income tax	3	10
Net loss for the year	$11,912	$16,519

Research and Development Expenses

The following table summarizes our research and development expenses for the years ended December 31, 2025 and 2024:

	Year ended December 31,
	2025	2024
	(U.S. dollars, in thousands)
Payroll and related expenses	$1,801	$1,231
Share-based compensation expenses	-	2,424
Subcontractors and consultants	5,030	1,890
Rent and maintenance	200	205
Other	109	65
Total research and development expenses	$7,140	$5,815

Research and development expenses increased by approximately $1.3 million, or 22.4%, to $7.1 million for the year ended December 31, 2025, compared to $5.8 million for the year ended December 31, 2024. The increase resulted mainly from an increase in subcontractors and consultants expenses in an aggregate amount of $3.1 million related to GMP production batches of the active pharmaceutical ingredient (API) and formulation development intended to support initiation of the planned human clinical trial expected in the second quarter of 2026. In addition, we experienced an increase in payroll and payroll-related expenses of $0.6 million due to additional headcount and increases in salaries following the Closing of the Business Combination in August 2024, which were reflected for the full year in 2025 compared to only a partial-year period in 2024. This increase was partly offset by a decrease in non-cash share-based compensation expenses of $2.4 million, related to employee grants issued around the time of the Closing of the Business Combination in August 2024, which did not recur in 2025.

General and Administrative Expenses

The following table summarizes our general and administrative expenses for the years ended December 31, 2025, and 2024:

	Years ended December 31,
	2025	2024
	(U.S. dollars, in thousands)
Payroll and related expenses	$1,527	$1,154
Share-based compensation expenses	134	3,438
Professional services	2,103	1,632
Depreciation	14	25
Rent and maintenance	177	89
Patent registration	59	43
Travel expenses	154	106
Other	324	269
Total general and administrative expenses	$4,492	$6,756

General and administrative expenses decreased by approximately $2.3 million, or 33.8%, to $4.5 million for the year ended December 31, 2025, compared to $6.8 million for the year ended December 31, 2024. The decrease resulted mainly from a decrease in non-cash share-based compensation expenses in an amount of $3.3 million, related to employees and directors' grants issued around the time of the Closing of the Business Combination in August 2024, which expenses did not recur in 2025. This decrease was partly offset by an increase in professional services costs in an amount of $0.5 million, primarily related to investor relations, press release activities, director compensation, legal and other expenses associated with the costs of operating as a public company for a full year in 2025, compared to only a partial-year period in 2024 following the Closing of the Business Combination in August 2024. In addition, payroll and payroll-related expenses increased by approximately $0.4 million due to headcount growth and higher salaries following the Closing of the Business Combination in August 2024, which were reflected for the full year in 2025 compared to only a partial-year period in 2024.

Financial expenses, net

Financial expenses, net decreased by approximately $3.6 million, or 92.3%, to $0.3 million for the year ended December 31, 2025, compared to $3.9 million for the year ended December 31, 2024. The decrease was mainly due to a decrease in an amount of $4.8 million attributable to the one-time loss upon completing the Business Combination in August 2024, which loss did not recur in 2025, offset in part by an increase in financial expenses due to revaluation income of financial instruments (mainly promissory notes) in an amount of $1.4 million in the year ended December 31, 2025.

Net loss

Net loss decreased by approximately $4.6 million, or 27.9%, to $11.9 million for the year ended December 31, 2025, compared to $16.5 million for the year ended December 31, 2024. The decrease was primarily due to decreases in our general and administrative expenses, and financial expenses, including significant decreases in non-cash items related to share-based compensation, and transaction costs related to the Closing of the Business Combination in August 2024, which were not repeated in 2025, as partially offset by an increase in our research and development expenses.

Comparison of three-month periods ended March 31, 2026 and 2025

The following table summarizes our results of operations for the three-month periods ended March 31, 2026 and 2025:

	Three-month period ended March 31,
	2026	2025
	(U.S. dollars, in thousands)
Operating expenses:

Research and development	$1,370	$590
General and administrative	1,379	1,060
Total operating expenses	2,749	1,650
Operating loss	2,749	1,650
Financial expenses (Income), net	(16)	85
Loss before income tax	2,733	1,735
Income tax	*	*
Net loss for the quarter	$2,733	$1,735

  * Represents an amount less than $1

Research and Development Expenses

The following table summarizes our research and development expenses for the three-month periods ended March 31, 2026 and 2025:

	Three-month period ended March 31,
	2026	2025
	(U.S. dollars, in thousands)
Payroll and related expenses	$263	$369
Share-based compensation expenses	130	-
Subcontractors and consultants	891	156
Rent and maintenance	55	40
Other	31	25
Total research and development expenses	$1,370	$590

Research and development expenses increased by approximately $0.8 million, or 133.3%, to $1.4 million for the three-month period ended March 31, 2026, compared to $0.6 million for the three-month period ended March 31, 2025. The increase resulted mainly from an increase in subcontractors and consultants expenses in an aggregate amount of $0.7 million related to toxicology studies and product development required to support initiation of the planned human clinical trial expected in the second quarter of 2026 including GMP manufacturing of our drug product. In addition, we experienced an increase in share-based compensation expenses of $0.1 million related to executive officers’ grants issued in February 2026, which did not recur in 2025.

General and Administrative Expenses

The following table summarizes our general and administrative expenses for the three-month periods ended March 31, 2026 and 2025:

	Three-month period ended March 31,
	2026	2025
	(U.S. dollars, in thousands)
Payroll and related expenses	$241	$332
Share-based compensation expenses	215	21
Professional services	783	525
Depreciation	2	4
Rent and maintenance	49	30
Patent registration	8	4
Travel expenses	-	54
Other	81	90
Total general and administrative expenses	$1,379	$1,060

General and administrative expenses increased by approximately $0.3 million, or 27.3%, to $1.4 million for the three-month period ended March 31, 2026, compared to $1.1 million for the three-month period ended March 31, 2025. The increase resulted mainly from an increase in professional services costs in an amount of $0.3 million, primarily related to legal, investor relations, press release activities, director compensation, and other expenses associated with the costs of operating as a public company. In addition, share-based compensation expenses increased by approximately $0.2 million related to equity grants to executive officers and directors in February 2026.

Financial expenses, net

Financial expenses (income), net decreased by approximately $0.1 million, or 100%, to $0 million for the three-month period ended March 31, 2026 compared to $0.1 million for the three-month period ended March 31, 2025. The decrease was mainly due to a decrease in revaluation expenses of financial instruments (mainly promissory notes).

Net loss

Net loss increased by approximately $1.0 million, or 58.8%, to $2.7 million for the three-month period ended March 31, 2026, compared to $1.7 million for the three-month period ended March 31, 2025. The increase was mainly due to an increase in our research and development expenses mainly related to preparations for the human clinical trial and general and administrative expenses.

Liquidity and Capital Resources

Overview

Our capital requirements depend on many factors, including the timing and extent of spending to further develop SIL204 and conduct pre-clinical and clinical trials, support research and development efforts, investments in potential additional pipeline products, and increased overall compensation as we continue to hire additional personnel. For the three months ended March 31, 2026 and 2025, we had net losses of $2.7 million and $1.7 million, respectively. For the years ended December 31, 2025 and 2024, we had net losses of $11.9 million and $16.5 million, respectively.  As of March 31, 2026 and December 31, 2025, our cash and cash equivalents totaled $2.4 million and $6.0 million, respectively.

To date, our principal sources of liquidity have evolved together with our progression as a company. As a private company, we (i.e., Silexion Israel) raised proceeds from private offerings of our ordinary shares and convertible preferred shares, grants from the Israeli Innovation Authority, issuance of convertible financing agreements (CFA), and SAFE financings. Upon the Closing of the Business Combination, we raised funds from a PIPE in which Greenstar, LP, an affiliate of the Moringa sponsor, purchased Moringa ordinary shares that converted automatically into Silexion ordinary shares. Following the Closing, as a public company with ordinary shares and warrants registered under the Exchange Act and trading on Nasdaq, we have obtained financings in various manners, including the following, which are described in greater detail below:

●
registered public offerings of ordinary shares and pre‑funded warrants, along with ordinary warrants, in January 2025 and September 2025 (as described below under “Public Offerings via H.C. Wainwright”);

●	warrant exercise inducement transactions, which were completed in January 2025 and August 2025 and May 2026 (as described below under “Induced Warrant Exercise Transactions”);

●
additional warrant exercises, such as in connection with the January 2025 and September 2025 public offerings, when investors exercised following the closing of those offerings an aggregate of 4,270 ordinary warrants and 44,500 Series B ordinary warrants issued in those respective offerings; and

●
ongoing financings via the ATM Agreement, under which we raised approximately $0.08 million during March 2026 and furthermore received an investment from certain investors in an aggregate amount of $0.75 million during April 2026; and an amount of $0.33 million during May 2026; and amount of $0.83 million during June 2026; and amount of $0.16 million during July 2026; and amount of $0.1 million during August 2026; and

●	ongoing financings via an ELOC Agreement (all of which were completed during the year ended December 31, 2024).

We furthermore anticipate additional ongoing financings via the ATM pursuant to the ATM Agreement with H.C. Wainwright, which provides for the potential sale of up to $13.17 million of our ordinary shares under our shelf registration statement on Form S-3, of which $10.9 million remains available for sale as of the date of this registration statement, as well as potential additional public offerings of ordinary shares and (to the extent included in any such public offerings) pre-funded warrants and ordinary warrants.

Based on our current business plan, we believe our current cash and cash equivalents, and anticipated cash flow from operations, will not be sufficient to meet our anticipated cash requirements for the next 12 months, but rather only for several months, from the filing date of this prospectus. We will need to raise additional capital to finance our operations, expand our business and pipeline, maintain our compliance with the Nasdaq shareholders’ equity requirement, or for other reasons.

Assumption Regarding Going Concern

Note 1(d) to our unaudited consolidated financial statements for the three-month period ended March 31, 2026 and Note 1(g) to our audited consolidated financial statements for the year ended December 31, 2025 included in the 2025 annual report describe the substantial doubt about our ability to continue as a going concern as of those respective dates, as management believes its current funds will be sufficient to fund its operations for only several months from the date these financial statements were issued. Additionally, in its report accompanying our audited consolidated financial statements included in the 2025 annual report, our independent registered public accounting firm included an explanatory paragraph stating that our recurring losses from operations and our cash outflows from operating activities raise substantial doubt as to our ability to continue as a going concern. That means that our management and independent registered public accounting firm have expressed substantial doubt about our ability to continue our operations without an additional infusion of capital from external sources. Our unaudited consolidated financial statements included herein have been prepared on a going concern basis and do not include any adjustments that may be necessary should we be unable to continue as a going concern. If we are unable to finance our operations, our business would be in jeopardy and we might not be able to continue operations and might have to liquidate our assets. In that case, investors might receive less than the value at which those assets are carried on our consolidated balance sheets as of March 31, 2026, and it is likely that investors would lose all or a part of their investment.

We have lease obligations and other contractual obligations and commitments as part of our ordinary course of business. See “Note 5: Operating Leases” and “Note 7: Commitments and Contingent Liabilities” to our consolidated financial statements for the year ended December 31, 2025 included in our 2025 annual report for information about our lease obligations.

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements involving commitments or obligations, including contingent obligations, arising from arrangements with unconsolidated entities or persons that have or are reasonably likely to have a material current or future effect on our financial condition, results of operations, liquidity, cash requirements or capital resources.

Public Offerings via H.C. Wainwright

On January 15, 2025 and January 17, 2025, and again on September 11, 2025 and September 12, 2025, we priced and closed, respectively, registered public offerings in which we offered and sold, on a best efforts basis ordinary shares, pre-funded warrants and ordinary warrants, with H.C. Wainwright as the sole placement agent (the “January 2025 Offering” and “September 2025 Offering”, collectively, the “HCW Offerings”):

•
in the January 2025 Offering, (i) 14,309 ordinary shares, (ii) 10,386 pre-funded warrants to purchase up to 10,386 ordinary shares and (iii) 24,695 ordinary warrants to purchase up to 24,695 ordinary shares, at purchase prices of $202. 5 per ordinary share and accompanying ordinary warrant, and $202.5 per pre-funded warrant and accompanying ordinary warrant; and

•
in the September 2025 Offering, (i) 139,225 ordinary shares, (ii) 10,775 pre-funded warrants to purchase up to 10,775 ordinary shares, (iii) 150,000 Series A ordinary warrants, each to purchase one ordinary share, and (iv) 150,000 Series B ordinary warrants, each to purchase one ordinary share (the Series A ordinary warrants and Series B ordinary warrants are collectively referred to as “ordinary warrants”), at a purchase price of $40.00 per share and accompanying two ordinary warrants, and $39.99 per pre-funded warrant and accompanying two ordinary warrants.

Aggregate gross proceeds from the January 2025 Offering and September 2025 Offering (without taking into account any proceeds from any future exercises of warrants) were approximately $5.0 million and $6.0 million, respectively.

The pre-funded warrants from the HCW Offerings were immediately exercisable at exercise prices of $0.015 and $0.001 for the January 2025 Offering and September 2025 Offering, respectively, per ordinary share, and did not expire until exercised in full. The ordinary warrants from the January 2025 Offering and September 2025 Offering had exercise prices of $202.5 and $40.00, respectively, per underlying ordinary share, and were immediately exercisable. The ordinary warrants from the January 2025 Offering and Series A ordinary warrants from the September 2025 Offering could be exercised for five years from issuance, while the Series B ordinary warrants from the September 2025 Offering could be exercised for a period of 12 months from issuance.

Holders of the pre-funded and ordinary warrants do not have the right to exercise any portion of the warrants if the holder (together with parties whose beneficial ownership of ordinary shares would be aggregated with the holder’s) would beneficially own ordinary shares in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding ordinary shares following exercise.

Certain investors in the HCW Offerings entered into definitive securities purchase agreements with us, under which we agreed to abide by certain customary standstill restrictions for periods of 60 days following the closing of those offerings. In addition, subject to limited exceptions, the agreements provided that for a period of one year following the closing of the respective HCW Offerings, we will not effect or enter into an agreement to effect a “variable rate transaction”, as defined in the agreements.

In accordance with our engagement agreement with H.C. Wainwright , we paid to H.C. Wainwright aggregate cash placement agent fees equal to 7.0% of the gross proceeds received by us in the HCW Offerings, as well as management fees equal to 1.0% of the gross proceeds raised in the HCW Offerings. We also reimbursed H.C. Wainwright for certain of its expenses in connection with the offerings. Pursuant to the engagement agreement, we also issued to H.C. Wainwright (or its designees) 1,729 and 10,500 placement agent warrants to purchase up to 1,729 and 10,500 ordinary shares, respectively, in the two HCW Offerings, representing 7.0% of the sum of the shares and pre-funded warrants sold in the offerings. Those placement agent warrants have exercise prices of $253.13 and $50.00, respectively, per ordinary share (representing 125% of the public offering price per ordinary share and accompanying ordinary warrant(s) in the respective offerings), are exercisable for five years from the date of the commencement of sales in the HCW Offerings, and otherwise reflect substantially the same terms as the ordinary warrants sold in the HCW Offerings

The net proceeds to us from the HCW Offerings were approximately $4.3 million and $5.2 million before deducting estimated offering expenses payable by us. We are using the proceeds from the HCW Offerings to advance our pre‑clinical and clinical studies, and for general corporate purposes.

Induced Warrant Exercise Transactions

On January 29, 2025, July 31, 2025, and May 15, 2026, we entered into inducement offer letter agreements with holders of 14,810, 15,211, and 199,510, respectively, of our existing ordinary warrants. Those warrants had been issued in the January 2025 Offering, the January 2025 induced warrant exercise transaction, the July 31/August 1, 2025 induced warrant exercise transaction, and the September 2025 Offering. Under the warrant inducement offer letter agreements, on January 30, 2025, August 1, 2025, and May 15, 2026, the holders exercised those warrants for cash and purchased 14,810, 15,211, and 199,510 ordinary shares, respectively, at cash exercise prices of $202.50, $115.70 and $5.00 per share, respectively, and in consideration of our issuance to them of new ordinary warrants to purchase up to an aggregate of 14,810, 30,422, and 399,020 ordinary shares, respectively, at exercise prices of $225.00, $113.20, and $5.00, respectively, per share. In the January 2025 induced warrant exercise transaction, the exercising holders also paid us an additional $18.80 per new ordinary warrant issued to them. We received aggregate gross proceeds of approximately $3.3 million, $1.8 million, and $1.0 million from the exercise of the existing warrants by the holders in January 2025, August 2025, and May 2026, respectively, before deducting placement agent fees and other offering expenses payable by us.

We engaged H.C. Wainwright to act as our exclusive placement agent in connection with the transactions contemplated by the inducement letters and paid H.C. Wainwright cash fees equal to 7.0% of the aggregate gross proceeds received from the holders’ exercise of their existing ordinary warrants, as well as management fees equal to 1.0% of the gross proceeds from the exercise of those warrants. We also issued to H.C. Wainwright or its designees placement agent warrants to purchase up to 1,037, 1,065, and 13,966 ordinary shares, respectively (representing 7.0% of the existing ordinary warrants that were exercised in the respective transactions), which have the same terms as the new warrants issued in the transactions, except that the placement agent warrants have exercise prices equal to $276.60 per share, $144.60, and $5.00 per share, respectively (125% of (i) the sum of the exercise price of the existing warrants exercised, and the additional $18.80 paid per new ordinary warrant, in the January 2025 transaction, (ii) the $115.70 exercise price of the existing warrants exercised, in the August 2025 transaction, and (iii) the $5.00 exercise price of the existing warrants exercised, in the May 2026 transaction).

Similar to the new ordinary warrants issued to investors in these transactions, the placement agent warrants became exercisable either immediately from the date of issuance (in the case of the January 2025 warrant exercise transactions), upon approval by our shareholders of an increase in our authorized share capital, which occurred on August 19, 2025 at our reconvened extraordinary general meeting (in the case of the August 2025 induced warrant exercise transaction), or upon approval by our shareholders of the exercisability of the new ordinary warrants and placement agent warrants, which occurred on July 20, 2026 at our reconvened extraordinary general meeting (in the case of the May 2026 induced warrant exercise transaction). All new warrants and placement agent warrants issued in these transactions remain exercisable until the 24-month anniversary of the effective date of the resale registration statements filed to cover the resale of shares underlying the new warrants and placement agent warrants (except for the new ordinary warrants issued in the May 2026 induced warrant exercise transaction, of which 204,500 warrants, along with all placement agent warrants, have an exercise period of five years and 194,520 warrants have an exercise period of 24 months (in each case, from the later of the initial exercise date and the effective date of the resale registration statement). We also paid certain fees and expenses in connection with the induced warrant exercise transactions.

Upon exercise for cash of any new warrants issued to investors in the transactions, in certain circumstances, we will (i) pay to H.C. Wainwright a cash fee of 7.0% of the aggregate gross exercise price, and a cash management fee of 1.0% of the aggregate gross exercise price, and (ii) issue to H.C. Wainwright warrants representing 7.0% of the ordinary shares issued to the investors upon such cash exercise of the new warrants.

We have been using the net proceeds from these transactions for general corporate purposes, R&D activities, and (in the case of the May 2026 induced warrant exercise transaction) to support our Phase 2/3 clinical trial for SIL204 that was initiated in the third quarter of 2026.

Other Warrant Exercises

In addition to induced warrant exercise transactions, we have also raised funds via additional exercises of ordinary warrants. On January 30, 2025, in connection with the closing of the January 2025 Offering, investors exercised an aggregate of 4,270 ordinary warrants issued in that offering and we issued 4,270 underlying ordinary shares. The gross proceeds to our company from those warrant exercises was $0.9 million. On September 12, 2025, in connection with the closing of the September 2025 Offering, investors exercised an aggregate of 44,500 Series B ordinary warrants issued in that offering and we issued 44,500 underlying ordinary shares. The gross proceeds to our company from those warrant exercises was $1.78 million.

At-The-Market Offering Agreement

Prospectively, we expect to raise additional capital on an ongoing basis under our ATM. On September 26, 2025, we entered into the ATM Agreement with H.C. Wainwright, as sales agent or principal, providing for the offer and sale from time to time of up to $13,170,000 of our ordinary shares under the ATM, which ATM offering was registered under our Shelf Registration Statement. No sales were made under the ATM Agreement during the third or fourth quarters of 2025, in part due to customary standstill restrictions on subsequent offerings imposed upon us in connection with our September 2025 public offering. During the first quarter of 2026, we raised approximately $0.08 million (net of sales agent fees) from the sale of 6,408 ordinary shares under the ATM. Furthermore, on April and May 2026, we sold an aggregate of 67,985 and 108,826 ordinary shares to certain investors pursuant to the ATM Agreement, at a price per share of $11.4 and an average price of 3.21, raising aggregate proceeds of $0.75 and 0.33 million (net of sales agent fees), respectively. and in July 2026 and thus far in August 2026 (through August 6, 2026), we have raised $0.3 million, in the aggregate, from the sale of ordinary shares under the ATM.

Through December 31, 2025 (when the ELOC Agreement expired), we issued and sold an aggregate of 5,091 ordinary shares (which includes the foregoing 271 ordinary shares issued as a commitment fee) to White Lion under the ELOC Agreement for aggregate proceeds to us of approximately $3.1 million, all of which sales occurred prior to December 31, 2024.

In light of our ability to sell ordinary shares under the ATM Agreement, we did not seek to extend or renew the ELOC Agreement at the time of its expiration on December 31, 2025.

Settlement of Amounts Due Under Marketing Agreement with EarlyBird

Prior to the Closing of the Business Combination, Moringa reached agreement with EarlyBirdCapital, Inc., the representative of the underwriters of Moringa’s initial public offering (“EarlyBird” or “EBC”) on the reduction, to $1.6 million, in the aggregate, of the fee payable to EBC under the Business Combination Marketing Agreement, dated February 16, 2021, entered into by Moringa with EarlyBird in connection with Moringa’s initial public offering (the “Marketing Agreement”). Pursuant to the final invoice provided by EBC under the Marketing Agreement, at the Closing, Moringa paid $350,000 of cash to EBC from Moringa’s trust account (in which remaining proceeds from Moringa’s IPO had been maintained), and we issued to EBC a convertible note (the “EarlyBird Convertible Note”), which was a convertible promissory note, due December 31, 2025, in an amount of $1.25 million to be paid by us to EBC in cash and/or via conversion of outstanding amounts into ordinary shares.

The EarlyBird Convertible Note bore interest at a rate of 6% per annum and by its terms was to mature on December 31, 2025. Through January 31, 2025, we made aggregate payments of $407,556 to EBC in respect of some of the amounts due from us under the EarlyBird Convertible Note as a result of amounts raised by us under the ELOC and the January 2025 Offering.

On March 13, 2025, we entered into a letter agreement with EBC, pursuant to which we paid to EBC an additional amount of $400,000 (plus $15,000 for EBC’s legal expenses) (the “Settlement Prepayment Amount”) and EBC agreed to the partial conversion and retirement of all remaining amounts due under the EarlyBird Convertible Note. Under that letter agreement, EBC agreed that the $880,202 principal and interest amount outstanding under the note as of the date of the letter agreement (the “Outstanding Amount”) would be retired in consideration of: (i) our payment in cash of the Settlement Prepayment Amount; (ii) EBC’s conversion of a certain amount of the principal and interest due under the EarlyBird Convertible Note (the “Conversion Amount”) via the issuance by us to EBC of 1,852 ordinary shares (the “EBC Settlement Shares”), which Conversion Amount would equal the net proceeds to be received by EBC from the sale of the EBC Settlement Shares; and (iii) the payment in cash by us to EBC of any remaining amount due under the EarlyBird Convertible Note after deducting the Settlement Prepayment Amount and the Conversion Amount from the Outstanding Amount (the “Remaining Amount”). The resale by EBC of the EBC Settlement Shares was registered under our effective registration statement on Form S-1 (SEC file number 333-282556) as required by the EarlyBird Convertible Note.

On March 17, 2025, EBC sold all 1,852 EBC Settlement Shares under the foregoing Form S-1 registration statement for a Conversion Amount of $344,204, and on March 18, 2025, we paid the Remaining Amount of $135,998 that was due to EBC, resulting in the retirement of the EarlyBird Convertible Note on March 18, 2025.

Issuance of, and Conversions Under, A&R Sponsor Promissory Note

Effective as of the Closing, we issued to the sponsor, and the sponsor accepted, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to the sponsor from Moringa’s initial public offering until the Closing (and as to which the obligations of Moringa were assigned to Silexion upon the Closing), the A&R Sponsor Promissory Note in an amount of $3,433,000, which reflected the total amount owed by Moringa to the sponsor through the Closing Date. The maturity date of the A&R Sponsor Promissory Note is the 30‑month anniversary of the Closing Date (i.e., February 15, 2027).

Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by us) only by way of conversion into ordinary shares (“Note Shares”) in accordance with the terms set forth in the form of A&R Sponsor Promissory Note. Silexion and the sponsor may also convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which we conduct equity financings following the Closing, subject to a minimum conversion amount of $100,000, in an amount of Note Shares constituting up to thirty percent (30%) of the number of ordinary shares issued and sold by us in such equity financing. The sponsor may also elect to convert amounts of principal outstanding under the note into ordinary shares at any time following the 24‑month anniversary of the date of the Closing, subject to a minimum conversion of $10,000, at a price per share equal to the volume weighted average price of the ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

On September 15, 2025, in connection with the September 2025 Offering, we converted $1.8 million of principal outstanding under the A&R Sponsor Promissory Note into 45,000 ordinary shares that we issued to the Moringa sponsor. As of September 30, 2025, the remaining principal amount outstanding under the A&R Sponsor Promissory Note was $1,633,000. On May 15, 2026, in connection with the May 2026 induced warrant exercise transaction and sales under the ATM facility executed in May 2026, we converted $0.4 million of principal outstanding under the A&R Sponsor Promissory Note into 92,501 ordinary shares that we issued to the Moringa sponsor. In June 2026 and August 2026, in connection with additional sales of ordinary shares under the ATM, we issued an aggregate of 60,819 and 38,926 ordinary shares, respectively, to the Moringa sponsor upon conversion of an aggregate of approximately $0.2 million and $0.08 million of the outstanding amount under the A&R Sponsor Promissory Note. As of August 6, an aggregate of approximately $956 thousand remains outstanding under the A&R Sponsor Promissory Note

The Moringa sponsor (which is controlled by our former director, Ilan Levin) has notified us that it disputes the conversions into ordinary shares under the terms of the A&R Sponsor Promissory Note and has filed a claim against us demanding repayment of the note in full. We believe that the conversions were carried out in strict compliance with the substantive and procedural requirements of the note, and reject any claim to the contrary. Please see “Legal Proceedings” elsewhere in this prospectus for more information.

Government Grants

Our research and development efforts have been financed, in part, through royalty-bearing grants from the Israeli Innovation Authority (the “IIA”). As of March 31, 2026, we had received IIA royalty-bearing grants totaling approximately $5.8 million (all of which was received from grants prior to the Closing of the Business Combination).

We are committed to pay royalties to the IIA at a rate of approximately 3.0% to 5.0% of the sales of all of our product candidates and other related revenues generated from such projects, that were developed, in whole or in part, using the IIA royalty-bearing grants we received under IIA programs up to the total amount of royalty-bearing grants received, linked to the U.S. dollar and bearing annual interest at rates prescribed by the IIA’s rules and guidelines.

We may in the future apply to receive additional grants from the IIA. However, we cannot predict whether we will be entitled to any future grants, or the amounts of any such grants.

Under the Israeli Innovation Law, research and development programs that meet specified criteria and are approved by a committee of the IIA are eligible for grants. A company that receives a royalty-bearing grant from the IIA is typically required to pay royalties to the IIA on income generated from products incorporating IIA-funded know-how (including income derived from services associated with such products and from IIA-funded know-how), up to 100% of the U.S. dollar-linked royalty-bearing grant amount plus interest.

The obligation to pay royalties is contingent on actual income generated from such products and services. In the absence of such income, no payment of royalties is required.

As of March 31, 2026, the total royalty amount that may be payable by our company is approximately $5.8 million ($6.8 million, including interest).

Cash Flows

Cash flows for the three-month periods ended March 31, 2026 and 2025

The following table summarizes our cash flows for the periods indicated:

	Three-month period ended March 31,
	2026	2025
	(U.S. dollars, in thousands)
Cash and cash equivalents and restricted cash at beginning of the period	$6,075	$1,270
Net cash used in operating activities	(3,646)	(2,453)
Net cash used in investing activities	-	(6)
Net cash provided by financing activities	83	7,432
Net increase (decrease) in cash and cash equivalents and restricted cash	$(3,563)	$4,973
Translation adjustments on cash and cash equivalents and restricted cash	(14)	(10)
Cash and cash equivalents and restricted cash at end of the period	$2,498	$6,233

           Cash Used in Operating Activities

Net cash used in operating activities increased by approximately $1.1 million, or 44.0%, to $3.6 million for the three-month period ended March 31, 2026, compared to $2.5 million for the three-month period ended March 31, 2025. This increase was mainly due to an increase in prepayments attributed to R&D product development subcontractors and consultants, primarily related to the GMP batch manufacturing of our drug product, to support the initiation of the planned human clinical trial expected in the second quarter of 2026.

Cash Provided by Financing Activities

Net cash provided by financing activities decreased by $7.3 million, or 98.6%, to approximately $0.1 million for the three-month period ended March 31, 2026, compared to $7.4 million for the three-month period ended March 31, 2025. This decrease was mainly due to our having raised only approximately $0.1 million (net of sales agent fees) of cash under the ATM in the three-month period ended March 31, 2026, as opposed to in the three-month period ended March 31, 2025, when we raised cash proceeds of (i) $5 million (offset in part by $0.7 million of issuance costs) in the January 2025 Offering, (ii) $0.9 million from the exercise of warrants, and (iii) $3.3 million from a warrant exercise inducement transaction (offset in part by $0.4 million of transaction expenses), each, as described above under “Liquidity and Capital Resources”, offset in part by $0.7 million of cash payments (the Settlement Prepayment Amount and the Remaining Amount) that we made under the EarlyBird Convertible Note in the three-month period ended March 31, 2025.

Funding Requirements

We expect to devote substantial financial resources to our ongoing and planned activities, particularly further development of SIL204 as we conduct our planned clinical trials.

Identifying potential product candidates and conducting pre-clinical testing and clinical trials is a time-consuming, expensive, and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. For additional information, please refer to “Risk Factors” in this prospectus, including “Risks Related to Our Financial Condition and Capital Requirements- We have never generated any revenue from product sales and may never be profitable” and “Risks Related to the Research and Development of Silexion’s Product Candidates—- We are heavily dependent on the success of our product candidates...”.

We expect our expenses to increase substantially in connection with our ongoing activities, particularly as we advance our clinical trials for SIL204. In addition, if we obtain marketing approval for SIL204 in any indication or for any other product candidate we are developing or may develop in the future, we expect to incur significant commercialization expenses related to product manufacturing, sales, marketing, and distribution. Furthermore, following the Closing of the Business Combination, we have been incurring, and expect to continue to incur, additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding.

Our future capital requirements will depend on many factors, including:

●	materials costs;

●	regulatory pathway; and

●	human clinical trial costs.

As of March 31, 2026, we had cash and cash equivalents of $2.4 million. Based on our current cash balance, as well as our history of operating losses and negative cash flows from operations, combined with our anticipated use of cash to, among other things, (i) fund the preclinical and clinical development of our products, (ii) identify and develop new product candidates, and (iii) seek approval for SIL204 and any other product candidates we may develop, our management has concluded that we have sufficient cash to fund our operations for only several months from the issuance date of our consolidated financial statements for the three months ended March 31, 2026 included in this prospectus without additional financing, and, as a result, there is substantial doubt about our ability to continue as a going concern.

In making this determination, applicable accounting standards prohibited us from considering the potential mitigating effect of plans that have not been fully implemented as of the date of our consolidated financial statements for the quarter ended March 31, 2026, including, without limitation, plans to raise additional capital. Our financial information throughout this prospectus, and our financial statements for the quarter ended March 31, 2026 contained herein, have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. This financial information and our consolidated financial statements for the quarter ended March 31, 2026 do not include any adjustments that might result from the outcome of this uncertainty.

We currently estimate that our existing cash and cash equivalents are sufficient to fund business operations for only several months from the filing date of this Registration statement.

We have based these estimates and expectations on assumptions that may prove to be wrong, and our operating plan may change as a result of many factors currently unknown to us. We could not, as of the March 31, 2026 balance sheet date of the unaudited financial statements for the quarter ended March 31, 2026, determine the exact level of funds that will be available to us upon potential equity financings. Our expected use of funds represents our intentions based upon our current plans and business condition, which could change in the future as our plans and business condition evolve and the level of funding available to us becomes clearer. In addition, changing circumstances could cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more than currently expected because of circumstances beyond our control. As a result, we could deplete our capital resources sooner than we currently expect. In addition, because the successful development of SIL204 and any studies or other product candidates that we pursue is highly uncertain, at this time we cannot reasonably estimate or know the nature, timing and costs of the efforts that will be necessary to complete the development of any product candidate.

Until such time, if ever, as we can generate substantial revenues from product sales, we expect to finance our cash needs through a combination of public and private equity offerings, including registered public offerings similar to the HCW Offerings completed in January 2025 and September 2025, warrant exercise inducement transactions similar to those completed in late January 2025, early August 2025, and May 2026, ordinary-course sales of ordinary shares into the market pursuant to the ATM Agreement, strategic alliances, collaborations, and marketing, distribution, or licensing arrangements. However, adequate additional financing may not be available to us on acceptable terms, or at all, and the availability of such financing may be impacted by the economic climate and market conditions.

Reliance on public offerings, warrant exercise inducement transactions, the ATM, or other similar types of equity financing as a source of ongoing funding for our operations have in the past involved, and could again in the future involve, significant issuances of ordinary shares by us that could cause the following impacts (among others):

●	significant dilution to the equity interests of our current shareholders;

●
a deemed change of control of our company due to the issuance of a substantial number of ordinary shares, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in a change in the officers and directors of our company relative to our current officers and directors, to the extent any shareholders build up significant beneficial ownership from ordinary shares issued pursuant to public offerings, warrant exercises, the ATM or conversions under the A&R Sponsor Promissory Note;

●	delaying or preventing a change of control of our company by diluting the share ownership or voting rights of a person seeking to obtain control; and

●	an adverse effect on prevailing market prices for our ordinary shares or warrants.

Critical Accounting Policies and Estimates

For a description of our significant accounting policies, see Note 2 to our consolidated financial statements for the year ended December 31, 2025 included in the 2025 annual report and Note 2 to our unaudited condensed consolidated financial statements for the three-month period ended March 31, 2026.

The preparation of our unaudited condensed consolidated financial statements for the three-month period ended March 31, 2026 and our consolidated financial statements for the year ended December 31, 2025 in conformity with U.S. GAAP required our management to make estimates and assumptions in certain circumstances that affect the amounts reported in the accompanying unaudited condensed consolidated financial statements for the three-month period ended March 31, 2026 and consolidated financial statements for the year ended December 31, 2025, and in related footnotes. Actual results may differ from these estimates. We base our judgments on our experience and on various assumptions that we believe to be reasonable under the circumstances.

Of our policies, the following are considered critical to an understanding of our unaudited condensed consolidated financial statements for the three-month period ended March 31, 2026 and consolidated financial statements for the year ended December 31, 2025, as they require the application of subjective and complex judgment, involving critical accounting estimates and assumptions impacting our unaudited condensed consolidated financial statements for the three-month period ended March 31, 2026 and consolidated financial statements for the year ended December 31, 2025.

The critical accounting estimates relate to the following:

Valuation of Promissory Notes

As part of the Business Combination, we issued to the Moringa sponsor, as well as EarlyBird, promissory notes, which we irrevocably designated to be measured at fair value. The EarlyBird Convertible Note was retired on March 18, 2025. In 2025, the fair value of the A&R Sponsor Promissory Note is measured using a discount rate based on a B rated US dollar zero-coupon discount curve, plus a credit spread of 7.56%. The discount rate was determined with reference to benchmark interest rates of secured loans reported by venture capitals, which were then used to extract our entity-specific credit spread. Since the A&R Sponsor Promissory Note is not senior secured, one notch downgrade was applied. The expected timing of conversion or redemption of the note has been determined using our management’s forecast. In 2026, valuation technique was changed to a Monte Carlo simulation framework to model the expected conversion price at the Promissory Note’s maturity date, which is based on a contractual 20-day average closing price mechanism.

Recent Accounting Pronouncements

 See Note 2 on page F-12 to our financial statements for the year ended December 31, 2025 included in the registration statement for a description of recent accounting pronouncements applicable to our financial statements for the three-month period ended March 31, 2026 and the year ended December 31, 2025.

Smaller Reporting Company Status

We are a “smaller reporting company,” meaning that the market value of our ordinary shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we have presented only the two most recent fiscal years of audited financial statements in this prospectus and we have reduced disclosure obligations regarding executive compensation.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act. Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

We have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three years, or (iv) December 31, 2029. We expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. Our status as an emerging growth company may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company, or an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

BUSINESS

Unless the context otherwise requires, in this “Business” section, the terms “we,” “us” and “our” generally refer to Silexion Therapeutics Ltd., an Israeli company (“Silexion Israel”), or, from and after the Business Combination, to Silexion Therapeutics Corp (formerly known as Biomotion Sciences), a Cayman Islands exempted company (“Silexion”).

Business Overview

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for cancers driven by mutations in the mutations in the Kirsten rat sarcoma viral oncogene homolog (“KRAS”). The KRAS gene, when mutated, plays a central role in many cancer types, such as pancreatic, colorectal and lung, and is therefore considered to be an oncogene. This oncogene instructs cells to make the corresponding KRAS protein which has a controlling function in cell growth signaling in the cancer cells. While multiple pharmaceutical companies are pursuing strategies to inhibit or tag the KRAS protein for degradation and thereby limit its downstream signaling, our approach is differentiated by targeting the root cause of oncogenic signaling— we silence the KRAS oncogene itself, preventing the production of the oncogenic protein.

Our proprietary technology is designed to prompt tumor cells to degrade the messenger RNA (mRNA) that bridges the oncogene and the cellular protein synthesis machinery, utilizing small interfering RNA (siRNA) constructs that are chemically modified to enhance stability and cellular uptake while maintaining biological activity that interferes with the mRNA function. Our lead product candidate, SIL204, is a second-generation siRNA engineered to suppress the production’ of mutated KRAS proteins. In pancreatic cancer, approximately 92% of patients have this mutated oncogene.

To address both localized and systemic disease, as well as the tumor’s dense desmoplastic stroma, which limits the effectiveness of current treatments, our novel delivery approach, which we refer to as an Integrated Treatment Regimen, involves administering SIL204 both directly into the tumor and systemically via subcutaneous injection, in combination with standard-of-care chemotherapy. In a previous Phase 2 clinical trial with our first-generation siRNA, siG12D-LODER (which we also refer to as Loder), the combination of siRNA and standard-of-care chemotherapy demonstrated a trend for an overall survival benefit of 9.3 months compared to standard-of-care chemotherapy alone. Building on preclinical advancements and regimen optimization, we believe SIL204 has the potential to further improve clinical outcomes, by improving uptake into tumor cells, enhancing stability, and broadening the scope of its silencing activity.

We are currently focused on treatment of non-resectable locally advanced pancreatic cancer (LAPC) patients which bear a KRAS mutation.  LAPC represents the least treatable form of localized pancreatic cancer where the primary tumors are too large or in a position which precludes being able to be surgically removed, and where metastases have not been detected. Overall LAPC represent about 30% of pancreatic cancer (PC) and the KRAS G12D and KRAS G12V mutations (KRAS G12D/V) represent about 68% of PC.  Our first indication is focusing on LAPC patients bearing KRAS G12D/V which represents about 20% of all PC patients.  We are also exploring the effectiveness of our treatment (SIL204-SL) for LAPC with any KRAS mutations which represents almost a third of PC.  With our integrated treatment regimen (SIL204-IR) we target the primary tumor and the micro metastases which occur relatively early in the disease stage.

During the second quarter of 2026, we received formal regulatory approvals— from the Israeli Ministry of Health (the “Israeli MoH”) and Germany's Federal Institute for Drugs and Medical Devices (“BfArM”) (in the case of BfArM, based on the positive opinion of the Ethics Committee of the North Rhine Medical Association — to initiate our Phase 2/3 clinical trial for SIL204 in locally advanced pancreatic cancer subjects in Israel and Germany, respectively. Subsequent to the end of the quarter covered by this report, in late July 2026, we initiated the trial at the Tel Aviv Sourasky Medical Center in Tel Aviv, Israel (after having received the approval of the Helsinki Ethics Committee of Tel Aviv Sourasky Medical Center), with commencement of patient screening expected within weeks thereafter and first patient dosing expected to follow. We furthermore expect, in the coming months, that additional Israeli and German trial sites will complete customary site activation procedures, including contracting and budget finalization., and will join the trial. The supply of our SIL204 product candidate for the clinical trials has been manufactured via current good manufacturing practice (cGMP) by Catalent, Inc. at its facility in Limoges, France.

Our Market Opportunity

Activating mutations in KRAS are among the most prevalent oncogenic driver mutations in human cancers. In a recent study of over 400,000 patients with various cancer type malignancies, 23% of adult pan-cancer samples had KRAS alterations, 88% of which were mutations, most commonly G12D, G12V, G12C, G13D,G12R and Q61H, making the KRAS target a sought-out target in for many cancers (“Comprehensive pan-cancer genomic landscape of KRAS altered cancers and real-world outcomes in solid tumors”, by Jessica K. Lee, etc., NPJ Precision Oncology 2022; 6: 91 analysis). In addition, the study found that various cancers have an amplification of the non-mutated KRAS protein. Tumor types with a high prevalence of KRAS mutations included pancreatic ductal adenocarcinoma (PDAC) (92%), colorectal cancer (CRC) (49%), and non-squamous non-small cell lung cancer (NSCLC) (35%). These three cancers represent about 70% of the KRAS mutant pan-tumor population studied.

The following chart shows the distribution of various alternations of the KRAS oncogene in various type of cancers:

Pancreatic Cancer

By the next decade, pancreatic cancer is expected to become the second most deadly cancer. Every year in the U.S. approximately 50,000 people die from pancreatic cancer, while approximately 66,000 new patients are diagnosed with pancreatic cancer annually.

Region	Estimated New Cases (2024)
USA	66,440
EU	132,600
Rest of the world	311,960

Studies have shown that pancreatic cancer patients have short survival rates compared to other cancer types (see, for example, “Prognosis and survival analysis of patients with pancreatic cancer: retrospective experience of a single institution”, by Qi Li and others, World Journal of Surgical Oncology, 2022; 20:11). There are four basic forms of pancreatic cancer: Resectable, those where a surgeon can remove a tumor; Borderline Resectable (BRPC) where the tumor is not currently permissible for surgery but prior treatment with chemotherapy or radiation could in some cases allow for surgical removal; LAPC where the tumor has surrounded a significant part of a major artery or vein and is not surgically removable; and Metastatic where the cancerous tumor has spread to other organs. Of the forms of pancreatic cancer that are localized (those which have not yet been observed to spread), the largest and most life threatening is LAPC, which constitutes approximately 30% of pancreatic cancers (“Locally Advanced Pancreatic Cancer: A Review of Local Ablative Therapies”, by Alette Ruarus and others, Cancers BaseI, January 2018; 10(1):16).

Below is a curve of overall survival in LAPC patients:

Fig. Comparison of overall survival between different chemotherapy regimens in non-resected locally advanced pancreatic cancer patients. CHT indicates chemotherapy; FFX, FOLFIRINOX; Gem, gemcitabine. Reference Gemenetzis, G et al. 2019. Annals of Surgery. 270 (2):340

KRAS mutations across their various forms are responsible for approximately 92% of all pancreatic cancers, of which the KRAS G12D and KRAS12V mutations account for over 70% of the cases traced to KRAS mutations (Bailey, P. et al. Genomic analyses identify molecular subtypes of pancreatic cancer. Nature 531(7592), 47 - 52. https://doi.org/10.1038/nature16965 (2016) (Art. No. 7592)). Unfortunately, those with LAPC have a short survival time, about 17 months, and constitute about 30% of the total pancreatic cancer population (“Survival in Locally Advanced Pancreatic Cancer After Neoadjuvant Therapy and Surgical Resection”, by Georgio Gemenetzis, MD, and others, Annals of Surgery. 270 (2):1, March 2018). Among those patients with KRAS mutations, those with the mutation type G12D and G12V show the shortest OS among the G12x mutation type.

Distribution of KRAS Mutations in Pancreatic Cancer

Our Technology

Our research is focused on the development of a platform of therapeutics that is designed to silence the KRAS oncogene using small interfering RNA, or siRNA. This function is called interference RNA (RNAi). When the RNAi is double stranded of 19-25 nucleotides (NTs), in length, it is referred to as siRNA. This class of siRNA therapeutics exert their effect by inducing the enzymatic breakdown of the messenger (mRNA) of a targeted gene inhibiting the process called translation, which turns the message (mRNA) into a protein. The general mechanism for silencing the oncogene is actually an evolutionary process developed by cells for translation regulation or to protect against viruses.

We believe our approach also builds upon the validation of our target KRAS mutations as a target for cancers, as seen with the two small molecule KRAS inhibitors currently on the market for non-small cell lung cancer, and the validation of siRNA technology, as it is currently on the market for eight non-oncological indications. None of these agents is appropriate for our intended primary indication, but we believe they do support our premises regarding target (KRAS) and basic technology (siRNA) for use in the oncological area. A key distinction between our technology and the existing inhibitors of KRAS is that our siRNA technology prevents the production of the KRAS protein, compared to the inhibitors which inhibit the KRAS protein after it is functioning. Thus, our approach stops the oncogenic process at an earlier level and brings us closer to stopping this important oncological process. Our approach may also have implications for reducing limiting factors of the marketed KRAS inhibitors.

The specific mechanism of this silencing activity is depicted in the figure below. siRNAs, usually 19-25 NTs, enter the cell as a double-standard complex. Once in the inner cell matrix, they bind to an RNA-induced silencing complex of enzymes (RISC), which splits the siRNA into two single RNA strands referred to as the passenger (sense) strand and the guide (antisense) strand. It is the antisense which is the active part. The single guide strand has complementary binding to the target mRNA and thereby acts as an inducing guide for other enzymes in the RISC complex to bind and induce specific cleavage of the now double stranded target mRNA. As the siRNA guide strand is designed to be complementary to the RNA message around the site of the mutation of the gene to be silenced, in our case the mutated KRAS oncogene, once the message (mRNA) is destroyed, the oncogene is silenced. As the sense-strand of the siRNA is designed to be specific for the targeted KRAS, there is a specificity to the silencing of this driver of cancer.

Our first-generation siRNA product candidate, siG12D, is an extended-release formulation of siRNA. While originally designed to combat the KRAS G12D mutation in patients with LAPC, siG12D was shown to have silencing activity in other KRAS mutations including G12V as well as to a lesser degree in G12C and G12R. The product candidate is comprised of the anti-KRAS(G12D) siRNA drug substance (siG12D), formulated in a biodegradable polymeric matrix (PLGA) as solid rods in order to obtain an extended-release profile. To overcome the difficulties of a systemic drug to enter the pancreatic tumor environment and to obtain a sufficiently high level of siRNA in the pancreatic cell without inducing unnecessary side effects, the siRNA is directly delivered intratumorally using a standard ultrasound guided endoscopy (EUS). We refer to this first generation product formulation as siG12D-LODER or Loder. Loder has undergone extensive pre-clinical testing as well as Phase 1 and 2s clinical trials.

Our second-generation siRNA product candidate, SIL204, is an optimized form of the first-generation Loder. in a solution. While pre-clinical testing of SIL204 has shown silencing activity of KRAS mutations including G12D, G12V, G12C, G12R, Q61H and G13D in varying degrees, we are planning to concentrate on its ability to inhibit KRAS G12D and KRAS G12V mutations in patients with LAPC. The second-generation siRNA drug substance aims to provide improved uptake into tumor cells by introducing a hydrophobic tail that enhances movement into the cells. Additionally, second-generation siRNA drug substances include modified nucleotides in the siRNA that enhance stability and corresponding half-life. Administration is also intratumorally via ultrasound guided endoscopy (EUS), of the type typically used for pancreatic biopsies to diagnose pancreatic cancer and can be done by a typical gastrointestinal endoscopist, but can be administered via a smaller, more flexible needle.

As discussed further below, we plan to conduct a Phase 2/3 clinical trial of SIL204 targeting KRAS G12D and G12V mutations. Testing against other oncogenic KRAS-mutations is also planned.

We believe the optimization of our siRNA and moving to the second generation product allows for more of a personalized medicine approach to the dosing, allowing the siRNA dose to be adjusted to the tumor size. The potential higher concentration of the siRNA solution, smaller, more flexible needle, and substantially more stable siRNA is expected to allow for treatment of a broader range of tumor sizes and locations, than with Loder, without requiring additional intratumoral administrations.

Clinical Studies

Phase 2 Clinical Study with First Generation siRNA Product, siG12DLoder

From 2018 to 2023, we conducted a prospective, multi-center, Phase II, open label study to evaluate the efficacy, safety and tolerability of siG12D-LODER in two separate cohorts across five sites in Israel and four in the U.S., which followed upon a Phase 1 clinical study that had been conducted with siG12D-LODER in Israel. siG12D LODER serves as a prototype for SIL204.

Cohort 1 was a randomized and controlled two-arm study of 37 subjects with unresectable LAPC to assess the efficacy, safety, tolerability and pharmacokinetics of siG12D-LODER when used in combination with standard chemotherapy treatment (gemcitabine + nab-Paclitaxel) compared to gemcitabine + nab-Paclitaxel alone in subjects. Cohort 2 was a single arm study of 22 subjects with unresectable and borderline resectable LAPC to assess the efficacy, safety, and tolerability of siG12D-LODER in combination with standard of care chemotherapy treatment (gemcitabine + nab-paclitaxel or FOLFIRINOX (FFX) or modified FOLFIRINOX (mFFX)). The patients’ KRAS mutation was not an inclusion/exclusion criteria for the study and all patients meeting the other inclusion/exclusion criteria were recruited to the trial, regardless of whether they had a KRAS mutation or which specific mutation they had. All patients were in the safety cohort.

The KRAS mutation status was determined from all retained samples that were able to be obtained.  This included 31 patients (21 of whom were Loder treated) in the table below:

KRAS G12x Mutation	Cohort 1 Arm 2 (Control)	Cohort 1 Arm 1 (Treatment)	Cohort 1 % Arm 1 Tx	Cohort 2 (Treatment)	All Treated %
R	5/10	1/12	8	2/9	26(8/31)
D	2/10	3/12	25	2/9	23(7/31)
V	3/10	8/12	67	5/9	52(16/31)

A total of up to eight Loders (2.8 mg siRNA/Loder) were inserted into the pancreatic tumor per single administration. Insertion was done using EUS. The trial consisted of a screening period (28 days), a treatment phase (12-week Loder treatment cycles at investigator’s discretion with concomitant chemotherapy treatment cycles) and a follow-up phase (up to six months until end of study which is defined as death, withdrawn consent or lost to follow-up). For efficacy, the primary endpoint in the randomized section of the trial (Cohort 1) was overall survival (OS), defined as the time that passed from study entry (screening visit) until death from any cause. For Cohort 2, the primary endpoint was the overall response rate (ORR) by end of treatment; ORR was defined as the proportion of subjects with best overall confirmed response (BOCR) of either a complete response (CR) or partial response (PR). Concerning the secondary endpoint of safety, the endpoints were incidence of adverse events (AEs), and serious adverse events (SAEs) overall, by severity, by relationship to each study intervention, and those that led to discontinuation of study interventions. Other secondary endpoints included ORR for Cohort 1, progression free survival, time to metastatis, time to response, duration of response and rate of disease control.

Overall, a total of 59 subjects with LAPC were enrolled in the study, 38 were treated with Loder and 48 subjects overall (81.3%) completed the study. Randomization to either control treatment of standard of care chemotherapy (SoC) or active treatment of SoC plus siG12D-Loder  was only in Cohort 1.  In this cohort 15/19 (78.9%) completed the active treatment (siG12D-Loder) arm and 11/18 (61.1%) completed the standard of care arm. In Cohort 2 which only had an active treatment arm, 21/22 (95.5%) completed the study.

Analysis of the cohort which had a control group (Cohort 1) and where the KRAS mutation was able to be determined showed the best efficacy results with those patients harboring a KRAS G12D or KRAS G12V mutation (G12D/V). Below are the results of this subset analysis, which represents about 70% of the LAPC patients in the general population and the population which we will use for the primary endpoint in our next trial with SIL204.

The Objective Response Rates (ORR), as determined by the standard RECIST v1.1 criteria, in the two cohorts were similar, with 61-64% of the KRASG12D/V patients responding positively

The primary endpoint for the trial was OS in the KRASG12D/V population. In the overall survival (OS) analysis of the randomized cohort (Cohort 1), the median time to death in the standard of care chemotherapy group was 13.4 months. When the treatment included the Loder, the OS was increased to 22.7 months. This represents a trend for a numerical advantage of 9.3 months. The Hazard ratio (HR)=0.59, (95% CI, 0.18, 1.96, p=0.39), which represents ~65% increase in median overall survival (OS) LODER+SoC vs. SoC. . The Loder treatment group in this analysis of KRASG12D/V was n=11 and for the Control group n=5. Despite the relatively small size, OS of the control group is consistent with that found in the literature for non-resectable-localized-PC (Gemenetzis, G. et al, 2019). Although the trial was not powered for nor reached statistical significance, the results indicate a positive trend for an improvement in OS and ORR with Loder + SOC in the KRASG12D/V mutation group.

Combining both Cohorts (1 + 2) (cohort 2 having only a single Loder + SOC treatment arm but adding it to the randomized treatment arm of Loder + SoC chemo) and comparing it to the Control group from Cohort 1 (SoC chemo) also showed an advantage for the Loder arm, but smaller than randomized Cohort 1 alone.

The endpoints of safety (secondary endpoints) were met. Loder treatment was considered to be well tolerated, with adverse events mostly related to endoscopic ultrasound procedure and seen as reversible abdominal pain. The Independent Drug Safety Monitoring Board (DSMB) Reviews did not indicate safety concerns nor safety restriction. Overall in the trial there were approximately 93 Loder cycles to 38 subjects. Each cycle had ~4 injections to tumor for ~ 372 Loder injections.

The Treatment-emergent adverse Events (TEAEs) > 10% were as follows:

In Cohort 1, all subjects in the Loder treatment group reported at least one moderate or severe treatment emergent adverse event (TEAE) (18 subjects). One subject was reported with a TEAE leading to death (sepsis). This event was deemed as not related to the Loder or the EUS procedure. Of the remaining 17 subjects, one subject was reported with a life-threatening TEAE, gastrointestinal disorders (colitis). The majority of moderate and severe TEAEs reported in the Loder treatment group were attributed to gastrointestinal disorders (10), blood/lymphatic disorders (14), general disorders and administration site conditions (11), metabolism and nutrition disorders (11), and investigations (10). In the SoC treatment group, all subjects reported at least one moderate or severe TEAE (11 subjects). No subjects were reported with a TEAE leading to death. Two subjects were reported with a life- threatening TEAE. The majority of moderate and severe TEAEs reported in the SoC treatment group were attributed to gastrointestinal disorders (10), blood/lymphatic disorders (9), general disorders and administration site conditions (9), metabolism and nutrition disorders (8), and investigations (9).

In Cohort 2, all subjects in the Loder treatment group reported at least one moderate or severe TEAE (20 subjects). One subject was reported with a TEAE leading to death (gastrointestinal disorder). This event was deemed as not related to the Loder or the EUS procedure. Three subjects were reported with a life-threatening TEAE. Of the three subjects, one subject was investigation (neutrophil count decreased) and two subjects were metabolism/nutrition (hyperglycaemia, hyperkalaemia). The majority of moderate and severe TEAEs reported in the Loder treatment group were attributed to gastrointestinal disorders (13), nervous system disorder (10) and investigations (11).

These results are consistent with the good safety profiles of the marketed siRNA products which are on the market for other indications (not oncology).

Regarding pharmacokinetics, in a subset analysis, no measurable amount of Loder was detected (<BLQ) in any plasma samples, which suggests that the siRNA administered intratumorally did not result in any appreciable systemic level.

SIL204 (second generation) Pre-Clinical Studies

Studies with SIL204 in human cell line PK59 harboring a KRAS G12D mutation showed that the mRNA transcript and corresponding KRAS protein were significantly reduced

We have conducted the evaluation of SIL204 in pharmacology and pharmacokinetics (PK). The results of the extensive in vitro and in vivo nonclinical studies demonstrated the effects of SIL204 in silencing the KRAS oncogene, tumor development, and the halting of new metastases.

Stability of SIL204

When SIL204 was tested in human serum (ex-vivo) for 48 hours, it was found to be stable for that period, whereas siG12DLoder degraded within the first hour. When a single subcutaneous treatment of SIL204 (solution, 10mg, not formulated) was administered to Sprague Dawley rats, the SIL204 remained at substantial levels for >56 days in plasma and various tissues
Broadness of silencing activity against various KRAS mutations

SIL204 shows broad silencing (inhibition) of KRAS across the human KRAS mutations that are important for pancreatic, colorectal cancer, and lung cancer at sub-nanomolar concentrations, in a co-transfection model where human KRAS is transfected into mouse Hepa1-6 cells with a Dual-Glo reporter plasmid, This activity not only maintains the silencing activity of Loder but also expands its activity to additional mutations that are considered to be oncogenic.

SIL204 Inhibits Growth of Human Tumor Cell Lines from Various  Cancers with G12x and Q61x Mutations.

Shown is the CellTiter-Glo (CTG)) assay where  IC90 is the concentration for 90% inhibition of tumor cell growth and IC50 is the concentration to achieve 50% inhibition.  These results support the above results in the mouse hepa cells transfected with human KRAS mutations and indicates that the growth of the various cells lines with different KRAS mutations from difference cancer types can be highly (>90%) inhibited as indicated by the IC90 values.

An in silico thermodynamic stability of potential binding of siRNA SIL204 antisense strand to mRNA of off-target sites (Genome/Transcriptome and regulatory miR) showed a strong binding to our intended target (mutated KRAS) and no off-target active anti-sense binding indicting both a low risk for side effects in general and specificity for the PC, CRC, NSCLC -cancer driving subgroup of RAS mutations  (K(RAS)) indicating a low risk for side effects from general RAS inhibition.  The analysis was evaluated by  Gibb’s free energy changes (ΔG) of duplex, not mismatch penalties, like BLAST, was determined using various software programs, including ThermoSearch and OMP DE (DNA Software).

The inhibition of the growth of the human tumor cell lines by SIL204 was also found to work synergistically with fluorouracil, irinotecan, and gemcitabine-containing chemotherapeutic agents. Agents of this class include folfirinox, currently considered the gold-standard for pancreatic cancer chemotherapy, and Gemzar. This is an important property for being a first-line treatment in pancreatic cancer. Growth followed in human pancreatic cell line Panc-1 (G12D), * p<0.05,  ***p<0.0005.

These results are also consistent with the clinical results where siG12DLoder + SOC improves outcomes compared to SOC chemotherapy alone.

In vivo models of efficacy

Intratumor SIL204 Significantly Reduced Tumor Volume and Growth While Increasing Tumor Necrosis (cell death) in Human Pancreatic Cancer Xenograft.  In this study on Day 1: Capan-1 (KRAS G12V) luciferase cells were xenografted to mice (s.c.) concurrently with IT-administered SIL204 formulated in extended-release microparticles.  On Day 15: tumors were removed, area determined and analyzed by histology for % necrosis from tumor center slice.  *p<0.05 ; ***p<0.0005, s.c. = subcutaneous tumor, intratumor (IT) SIL204-SL administration

•
SIL204 administered subcutaneously (systemically) showed significant efficacy in different mouse metastatic pancreatic orthotopic models, where the human pancreatic tumor cell lines (tumors) grow in their native pancreatic environment.  Response analysis (left curve below) indicates a dose-response effect and the imaging of the organs (Rt curve below) shows that in organs where pancreatic cancer metastasizes clinically, SIL204 is effective after s.c. treatment.  Tumors from human tumor cell line Panc-1 harboring KRAS G12D mutation-luciferase.  Response analysis total bioluminescence.  30% and 50% decrease considered positive at Day 14.  30%=RECIST criteria

In H2,2025, we completed a toxicology study package with rSIL204 sufficient to initiate our planned Phase 2/3 clinical trial.  This study was conducted in two relevant species and aligned with ICH S9 guidance for oncology and confirmed by regulatory agency for initiation of Phase 2/3 clinical trial.  The study:

●	Established safety margins of up to 11-fold over the clinical starting dose.

●	SIL204 was well-tolerated in both species with no test article-related organ toxicity or mortality observed.

●	Adverse findings limited to non-adverse changes at local injection site, fully resolved at 1 month.

●	No evidence of complement activation or immunotoxicity.

These toxicology studies confirmed that administration of SIL204 does not lead to systemic organ toxicity.

Manufacturing

We rely on and intend to continue to rely on third-party contract manufacturing organizations for drug substance and drug products for our clinical trials. We have agreements with contract manufacturers for the manufacturing of SIL204 and its formulation development for clinical development.  SIL204 was manufactured for initiating the clinical trial, with the later manufacturing for the clinical trial at a commercial level manufacturing site.  Our formulation has been selected and will be manufactured for initiation of the Phase 2/3 clinical trial at a site where it can be later manufactured commercially.

SIL204 Milestones Achieved

●	GMP API for Segment 1 manufactured, Segment 2 GMP manufacturing ongoing

●	GMP formulation selected, manufacturing in process

●	Toxicology for Segment 1 completed, for Segment 2/3 later in 2026

●	Scientific Advice from national European authority, with positive response

●	Go ahead from ethics committee for Phase 2/3 from major oncology center

●	Submitted to Israel MoH to initiate Phase 2/3 trial, waiting for response

●	Submission to German MoH for Phase 2/3 trial planned 03/26

Future Development Plans

We plan to commence in the second quarter of 2026 prospective, randomized, controlled, multinational, multi-center, Phase 2/3, open-label trial, evaluating the efficacy, safety and tolerability of SIL204-SL Integrated Therapeutic Regimen (SIL204-IR) (various doses) in combination with Standard of Care (SoC) chemotherapy vs. SoC chemotherapy alone for the treatment of participants with locally advanced pancreatic cancer (LAPC) harboring KRAS mutation. This trial uses an adaptive design with three segments; Segment 1 as safety run-in Phase 2, Segment 2 as dose-finding (planned to be initiated early in 2027) and expanded Phase 2 and Segment 3 as confirmatory Phase 3.

The study is expected to commence at three sites in Israel, and, once approval is received from the BfArM, to be conducted in parallel in Germany, and will later be expanded to other European Union countries and the U.S.

The study is initially planned to enroll 15 to 21 participants in Segment 1, which is our first major milestone once the trial initiates and is expected to be completed within the first year, and  approximately 403 participants in total for the entire Phase 2/3 trial. There also will be an interim analysis for sample size adjustment between the Phase 2 and Phase 3 segments of the trial. The follow-up period for each patient once randomization starts in Segment 2 of the trial will be 24 months. The study design is powered for statistical significance and designed to meet regulatory requirements to be considered a pivotal trial. The safety will be reviewed by an independent Data and Safety Monitoring Board (DSMB)

In support of our planned Phase 2/3 trial of SIL204, in 2025 we held a meeting with BfArM in Germany to discuss the planned design of the Phase 2/3 trial, at which BfArM agreed, in principle, to the design. Currently, we are manufacturing (through our partners) SIL204 under GMP production to be used for the clinical trial. Throughout 2026, we will focus on the clinical development of SIL204 in the Phase 2/3 trial and on expanding the pipeline with additional preclinical studies for additional indications of SIL204.  We will also initiate the toxicology program which will be sufficient to satisfy the toxicology requirements for a marketing application.

We expect to apply H1 2027 for Orphan Drug Designation in both the U.S. and EU. In the U.S., Orphan Drug designation by the FDA gives a company exclusive marketing rights for a seven-year period, along with other benefits to recoup the costs of researching and developing drugs to treat rare diseases. In the EU, a company receives data exclusivity for 10 years which provides protection from similar drugs being approved. We believe the size of the localized pancreatic cancer market fits the requirements for this designation however there can be no assurance that we will be granted such designation and such designation neither shortens the development time or regulatory review time of a drug nor does it increase the likelihood for any approval in the regulatory review process. Our continued development plans for SIL204 are not dependent on whether we are granted Orphan Drug Designation.

Our Strategy

Our goal is to have a positive impact on the health and treatment of KRAS driven cancer patients, in general and initially with pancreatic cancer through the continued development and commercialization of our pipeline. Key elements of our strategy to advance toward this goal include the following:

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Advancing the clinical development of SIL204 for the treatment of LAPC. Our Phase 2 trial with our first-generation siRNA product, Loder in LAPC patients acts as a validation of approach and foundation for our continued development efforts. As further described in “Future Development Plans” above, we conducted toxicology studies of SIL204 in 2025 followed by the regulatory submission in Q1 2026 to initiate a Phase 2/3 trial of SIL204 powered for statistical significance. At this time, we are focused on the further development of the core siRNA technology, SIL204, and on advancing its clinical development, while also expanding our pipeline for additional oncological indications.

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Leveraging our platform to other oncological indications harboring the KRASG12 mutation. Our preclinical CTG assay results in 2025 evidenced high inhibition of the SNU-601 cell line (G12D mutation), expanding SIL204's potential to a fifth cancer type—gastric cancer.

●	Advancing SIL204 to commercialization. We have assembled a world class clinical advisory board for better understanding the market in the U.S. and EU.

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Forming strategic alliances and collaborating with partners to augment our capabilities. We may pursue strategic alliances with other biopharmaceutical companies with well-established presences in the specialties we aim to target for our indications. This may include co-marketing, co-promotion, and co-development relationships, or a partnership with a diagnostics company to help improve availability of rapid testing. We also intend to explore options to work with partners to augment the study and treatment of patients and the impact of our product candidates, including medical professionals, healthcare professional networks, pharmacy benefit managers, insurance companies, and artificial intelligence companies.

Our History

Silexion Israel was established as Silenseed Ltd in 2008 as an Israeli company which underwent a name change to Silexion Therapeutics Ltd. in May 2023. During April 2022, our management was replaced following a health condition of the then-founder and CEO of Silexion Israel, and the new management, after evaluating the viability of commercializing the Loder, has decided to pivot from the first-generation siRNA product candidate to the second-generation siRNA product candidate and develop SIL204.

Competition

The biotechnology and pharmaceutical industries, and the oncology sector, are characterized by a rapid evolution of technologies, fierce competition and strong defense of intellectual property rights. While we believe that our discovery programs and technology provide us with competitive advantages, we face competition from major biotechnology and pharmaceutical companies, academic institutions, governmental agencies and public and private research institutions, among others.

Any product candidates that we successfully develop and commercialize will compete with currently approved therapies and new therapeutics that may become available in the future. Key product features that would affect our ability to effectively compete with other therapeutics include efficacy, safety and convenience of our products as compared to other available therapeutics.

There are a large number of companies developing or marketing treatments for cancer, including major biotechnology and pharmaceutical companies. The KRAS inhibitors on the market include those from Amgen and Bristol-Myers Squibb which have a small molecule KRAS G12C inhibitors. Clinical-stage projects with pan-KRAS activity include: Revolution Medicines; Chengdu Hyperway; GenFleet; Erasca (ex Joyo); Jacobio/ AstraZeneca; Pfizer; BeOne; Lilly; Amgen; Chugai (Roche); Astellas; BridgeBio Oncology; Adlai Nortye; Jiangsu HengRui; 280Bio; Treeline Biosciences; Alterome Therapeutics.  Other companies with selective KRAS inhibitors include AstraZeneca (in collaboration with Usynova), BioNTech, Roche, Merck/Moderna, Boehringer and Gilead. Smaller and other early-stage companies may also prove to be significant competitors. In addition, academic research departments and public and private research institutions may be conducting research on compounds that could prove to be competitive.

Many of the companies against which we may compete have significantly greater financial resources and expertise in the research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Similar or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel, and establishing clinical trial sites and patient registration for clinical trials, as well as acquiring technologies complementary to, or necessary for, our programs.

Our competitors have already and/or may obtain more rapidly than we may obtain approval FDA, or other regulatory approval for commercialization of product. As a result, our competitors could establish a strong market position before we are able to enter the market with our products. The availability of coverage and reimbursement from government and other third-party payors for competing products at the time of commercialization of our products will also significantly affect the pricing and competitiveness of our products.

Intellectual Property

Our business depends, in part, on our ability to develop and maintain the proprietary aspects of our products.

We are seeking patent protection for our product (SIL204) and have entered national Phase world wide, SIL-204 as a composition and for use in treatment of pancreatic and other cancers, U.S. Patent Application No. 19/443,507, CIP of U.S. Patent Application No. 19/138,670.  The expected protection is  until 2043 plus estimated extension to 2048.  Protection for SIL204 is also expected to come from the patent, “siRNA against KRAS G12x for regional perineural invasion or pain associated with a solid tumor U.S. Patent Application No. 19/443,507”.  This patent is also at the national stage and pending.  Protection is expected until 2040 plus extension.

In 2026, we intend to file for provisions patents for methods of use of SIL204 and its combination treatment via our Integrated Treatment Regimen.

In addition to patent laws, we rely on copyright and trade secret laws to protect our proprietary rights. We also attempt to protect our trade secrets and other proprietary information through agreements with vendors, employees, and consultants.

Property and Facilities

Our principal executive officers are currently located in Ramat-Gan, Israel, where we lease a space of 464 square meters consisting of offices, under a lease agreement that will expire on October 31, 2026 (initial term of two years and extension option reasonably certain to be exercised ending October 31, 2028).

Employees

As of the date hereof, we have thirteen full-time and one part-time employees. All of our employees are based in Israel. None of our employees is represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all of our employees.

Grants from the Israeli Innovation Authority

From 2009 to 2020, we received several approvals from the IIA for participation in research and development activities performed by us in a total amount of $5.8 million.

We are obligated to pay royalties to the IIA amounting to 3%-5% of the sales of all of our product candidates and other related revenues generated from such projects, up to 100% of the grants received, linked to the U.S. dollar and bearing interest at the rate of SOFR. The obligation to pay these royalties is contingent upon actual sales of the products and, in the absence of such sales, no payment is required.

As of March 31, 2026, the total royalty amount that may be payable by us to the IIA is approximately $5.8 million ($6.8 million including interest).

Legal Proceedings

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties, or employment-related matters. We are not currently subject to any material legal proceedings other than as described below.

On June 22, 2026, Moringa sponsor, which is controlled by our former director, Ilan Levin, filed a complaint in the Tel Aviv-Jaffa District Court against the Company, also naming our Chairman and Chief Executive Officer (Ilan Hadar) and our Chief Financial Officer (Mirit Horenshtein Hadar) as defendants. The complaint alleges that we had not properly converted outstanding amounts under the A&R Sponsor Promissory Note into ordinary shares, and alternatively demands repayment in full of the $3.433 million original principal amount of the note, plus damages.

We believe that the allegations and claims asserted in the complaint are baseless and without merit. We believe that we had correctly and validly effected the disputed conversions of amounts due under the A&R Sponsor Promissory Note into ordinary shares, in strict compliance with the substantive and procedural requirements of the note, and refute all arguments made by the Moringa Sponsor to the contrary. We intend to defend ourselves vigorously against this claim and are in the process of preparing our statement of defense in the matter.

Furthermore, we are considering filing a counterclaim against Moringa Sponsor and Mr. Levin personally for the damages that the Company has sustained as a result of their actions against us in their attempt to accelerate the maturity of the note in order to avoid its conversion

Regulatory Environment

Government Regulation

Clinical trials, the drug approval process, and the marketing of drugs are intensively regulated in the United States and in all major foreign countries. Government authorities in the United States (including federal, state, and local authorities) and in other countries (including federal, state, and local authorities) extensively regulate, among other things, the manufacturing, research and clinical development, marketing, labeling and packaging, storage, distribution, post-approval monitoring and reporting, advertising and promotion, pricing, and export and import of pharmaceutical products, such as those we are developing. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Government Regulation

In the United States, the Food and Drug Administration, or FDA, regulates drugs under the Federal Food, Drug, and Cosmetic Act (FDCA) and related regulations and biologics under the FDCA and the Public Health Service Act (PHSA) and its implementing regulations. FDA approval is required before any new unapproved drug or dosage form, including a new use of a previously approved drug, can be marketed in the United States. Drugs and biologics are also subject to other federal, state and local statutes and regulations. Failure to comply with the applicable United States regulatory requirements at any time during the product development process, approval process or after approval may subject an applicant to administrative or judicial sanctions. These sanctions could include the imposition by the FDA or an Institutional Review Board, or IRB, of a clinical hold on trials, the FDA’s refusal to approve pending applications or supplements, license suspension or revocation, withdrawal of an approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution. Any agency or judicial enforcement action could have a material adverse effect on us.

The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the clinical development, manufacture and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, distribution, record keeping, approval, advertising and promotion of our products.

The FDA’s policies may change and additional government regulations may be enacted that could prevent or delay regulatory approval of our platforms and candidate products or any future product candidates or approval of new disease indications or label changes. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Marketing Approval

The process required by the FDA before product candidates may be marketed in the United States, the European Medicines Agency, or EMA, before a product can be marketed in Europe, and Medicines & Healthcare products Regulatory Agency (MHRA) for the United Kingdom, generally involves the following:

●	completion of extensive preclinical laboratory tests and preclinical animal studies, all performed in accordance with the GLP regulations;

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submission to the FDA of an investigational new drug application, or IND, Clinical Trial Application (CTA) for Europe which must become effective or approved before human clinical studies may begin and must be updated on a regular basis;

●	approval by an independent institutional review board, or IRB, or ethics committee representing each clinical site before each clinical study may be initiated;

●	performance of adequate and well-controlled human clinical studies to establish the safety and efficacy of the product candidate for each proposed indication;

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preparation of and submission to the FDA of a new drug application, or NDA, or biologics license application, or BLA, or for Europe a Marketing Authorization Application (MAA) after completion of all pivotal clinical studies;

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potential review of the product application by an FDA advisory committee, where appropriate and if applicable. In the EU, the Committee for Medicinal Products for Human Use (CHMP) issues a scientific opinion to the European Commission which issues the marketing authorization;

●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities where the proposed product drug substance is produced to assess compliance with cGMP; and

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FDA review and approval of an NDA or BLA or marketing authorization in the European Union (EU) in all European Union Member States plus Norway, Iceland and Liechtenstein, prior to any commercial marketing or sale of the drug in the United States. Note that if the centralized procedure is used, which is mandatory for all new anticancer products, a marketing authorization is issued centrally by the EU commission, which is valid immediately in all member states of the EEA (EU plus Iceland, Norway, and Liechtenstein).

The testing and approval process requires substantial time and financial resources, and we cannot be certain that any approvals for our candidate products will be granted on a timely basis, if at all.

An IND/CTA is a request for authorization from the FDA/national regulatory authorities in Europe to administer an investigational new drug product to humans. The central focus of an IND/CTA submission is on the general investigational plan and the protocol(s) for human studies. The IND and CTA also include results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational new drug. An IND or a CTA must become effective before human clinical trials may begin. An IND will automatically become effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to the proposed clinical studies. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before clinical studies can begin. Accordingly, submission of an IND may or may not result in the FDA allowing clinical studies to commence. In Europe, a CTA is required to be approved by regulators, which may take several months. Accordingly, submission of a CTA to European regulators may or may not result in permission to commence clinical studies in Europe.

We will need to successfully complete an extensive additional clinical trial or some clinical trials in order to be in a position to submit a new drug application to the FDA. Our planned future clinical trials for our candidate products may not begin or be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays in:

●	obtaining regulatory approval to commence a study;

●	reaching agreement with third-party clinical trial sites and their subsequent performance in conducting accurate and reliable studies on a timely basis;

●	obtaining institutional review board approval or an Ethics Committee approval to conduct a study at a prospective site;

●	recruiting patients to participate in a study; and

●	supply of the drug.

We must reach agreement with the FDA/European national authorities on the proposed protocols for our future clinical trials in the United States and EU. A separate submission apart from any IND or initial CTA application we submit must be made for each successive clinical trial to be conducted during product development. Further, an independent IRB or EC for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that site. Informed consent must also be obtained from each study subject. Regulatory authorities, an IRB or EC, a data safety monitoring board or the Sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the participants are being exposed to an unacceptable health risk.

Clinical Studies

Clinical studies involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with current cGCP/GCP, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical studies are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety, and the efficacy criteria to be evaluated. A protocol for each clinical study and any subsequent protocol amendments must be submitted to the FDA and/or European national authorities as part of the IND or CTA. Additionally, approval must also be obtained from each clinical study site’s IRB or EC before the studies may be initiated, and the IRB/EC must monitor the study until completed. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries.

Our objective is to conduct additional clinical trials for our candidate products and, if those trials are successful, seek marketing approval from the FDA and other worldwide regulatory bodies.

For purposes of NDA approval, human clinical trials are typically conducted in phases that may overlap.

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Phase 1. The drug is initially introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

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Phase 2. This phase involves trials in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

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Phase 3. This phase involves trials undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population, often at geographically dispersed clinical trial sites. These trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling.

●	Phase 2/3. This type of trial incorporates the goals of Phase 2 and Phase 3 clinical trials in one combined trial.

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Phase 4. In some cases, the FDA or the EMA may condition approval of an NDA or BLA or MAA for a product candidate on the Sponsor’s agreement to conduct additional clinical studies after approval. In other cases, a sponsor may voluntarily conduct additional clinical studies after approval to gain more information about the drug. Such post-approval studies are typically referred to as Phase 4 clinical studies.

A pivotal study is a clinical study that adequately meets regulatory agency requirements for the evaluation of a drug candidate’s efficacy and safety such that it can be used to justify the approval of the product. Generally, pivotal studies are Phase 3 studies, but the FDA or EMA may accept results from a Phase 2 study if such study’s design provides a well-controlled and reliable assessment of clinical benefit, particularly in situations where there is an unmet medical need and the results are sufficiently robust.

The FDA/EMA, the IRB/EC, or the clinical study sponsor may suspend or terminate a clinical study at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk.

Additionally, some clinical studies are overseen by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board or committee. This group provides authorization or recommendation for whether or not a study may move forward at designated check points based on access to certain data from the study. We may also suspend or terminate a clinical study based on evolving business objectives and/or competitive climate. All of these trials must be conducted in accordance with cGCP requirements in order for the data to be considered reliable for regulatory purposes.

The clinical study process can take several (2- 12 or more) years to complete, and there can be no assurance that the data collected will support FDA or EU Commission approval or licensure of the product. Government regulation may delay or prevent marketing of product candidates or new drugs for a considerable period of time and impose costly procedures upon our activities. We cannot be certain that the FDA or any other regulatory agency will grant approvals for our candidate products or any future product candidates on a timely basis, if at all. Success in early-stage clinical trials does not ensure success in later stage clinical trials. Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval.

The NDA Approval Process

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, detailed investigational new drug product information is submitted to the FDA in the form of an NDA or BLA requesting approval to market the product for one or more indications. Under federal law, the submission of most NDAs and BLAs is subject to an application user fee. For fiscal year 2025, the application user fee exceeds $4.3 million, and the Sponsor of an approved NDA or BLA is also subject to annual product and establishment user fees, set at $403,889 per product and $9,280 per establishment. These fees are typically increased annually. Applications for orphan drug products are exempted from the NDA and BLA user fees and may be exempted from product and establishment user fees, unless the application includes an indication for other than a rare disease or condition.

An NDA or BLA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. Data can come from company-sponsored clinical studies intended to test the safety and effectiveness of a use of a product, or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and effectiveness of the investigational new drug product to the satisfaction of the FDA.

The FDA will initially review the NDA for completeness before it accepts it for filing. The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that the application is sufficiently complete to permit substantive review. After the NDA submission is accepted for filing, the FDA reviews the NDA to determine, among other things, whether the proposed product is safe and effective for its intended use, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, strength, quality and purity. The FDA may refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Based on pivotal Phase 3 trial results submitted in an NDA, upon the request of an applicant, the FDA may grant a priority review designation to a product, which sets the target date for FDA action on the application at six months, rather than the standard ten months. Priority review is given where preliminary estimates indicate that a product, if approved, has the potential to provide a significant improvement compared to marketed products or offers a therapy where no satisfactory alternative therapy exists. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

After the FDA completes its initial review of an NDA, it will communicate to the sponsor that the drug will either be approved, or it will issue a complete response letter to communicate that the NDA will not be approved in its current form and inform the sponsor of changes that must be made or additional clinical, nonclinical or manufacturing data that must be received before the application can be approved, with no implication regarding the ultimate approvability of the application.

Before approving an NDA or BLA, the FDA will typically inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications.

Additionally, before approving an NDA, the FDA may inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines the application, manufacturing process or manufacturing facilities are not acceptable, it typically will outline the deficiencies and often will request additional testing or information. This may significantly delay further review of the application. If the FDA finds that a clinical site did not conduct the clinical trial in accordance with GCP, the FDA may determine the data generated by the clinical site should be excluded from the primary efficacy analyses provided in the NDA. Additionally, notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

The testing and approval process for a drug requires substantial time, effort and financial resources, and this process may take several years to complete. Data obtained from clinical activities are not always conclusive and may be susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. The FDA may not grant approval on a timely basis, or at all. We may encounter difficulties or unanticipated costs in our efforts to secure necessary governmental approvals, which could delay or preclude us from marketing our products.

The FDA may require, or companies may pursue, additional clinical trials after a product is approved. These so-called Phase 4 studies may be made a condition to be satisfied for continuing drug approval. The results of Phase 4 studies can confirm the effectiveness of a product candidate and can provide important safety information. In addition, the FDA now has express statutory authority to require sponsors to conduct post-market studies to specifically address safety issues identified by the agency.

Any approvals that we may ultimately receive could be withdrawn if required post-marketing trials or analyses do not meet the FDA requirements, which could materially harm the commercial prospects for our candidate products.

The FDA also has authority to require a Risk Evaluation and Mitigation Strategy, or REMS, from manufacturers to ensure that the benefits of a drug or biological product outweigh its risks. A sponsor may also voluntarily propose a REMS as part of the NDA submission. The need for a REMS is determined as part of the review of the NDA. Based on statutory standards, elements of a REMS may include “dear doctor letters,” a medication guide, more elaborate targeted educational programs, and in some cases restrictions on distribution. These elements are negotiated as part of the NDA approval, and in some cases if consensus is not obtained until after the PDUFA review cycle, the approval date may be delayed. Once adopted, REMS are subject to periodic assessment and modification.

Even if a product candidate receives regulatory approval, the approval may be limited to specific disease states, patient populations and dosages, or might contain significant limitations on use in the form of warnings, precautions or contraindications, or in the form of onerous risk management plans, restrictions on distribution, or post-marketing study requirements. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delay in obtaining, or failure to obtain, regulatory approval for our candidate products, or obtaining approval but for significantly limited use, would harm our business. In addition, we cannot predict what adverse governmental regulations may arise from future U.S. or foreign governmental action.

Expedited Review and Accelerated Approval Programs

A sponsor may seek approval of its product candidate under programs designed to accelerate FDA’s review and approval of NDAs and BLAs. For example, Fast Track Designation may be granted to a drug intended for treatment of a serious or life-threatening disease or condition that has potential to address unmet medical needs for the disease or condition. The key benefits of fast track designation are the eligibility for priority review, rolling review (submission of portions of an application before the complete marketing application is submitted), and accelerated approval, if relevant criteria are met. Based on results of the Phase 3 clinical study(ies) submitted in an NDA or BLA, upon the request of an applicant, the FDA may grant the NDA or BLA a priority review designation, which sets the target date for FDA action on the application at six months after the FDA accepts the application for filing. Priority review is granted where there is evidence that the proposed product would be a significant improvement in the safety or effectiveness of the treatment, diagnosis, or prevention of a serious condition. If criteria are not met for priority review, the application is subject to the standard FDA review period of ten months after FDA accepts the application for filing. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

Under the accelerated approval program, the FDA may approve an NDA or a BLA on the basis of either a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Post-marketing studies or completion of ongoing studies after marketing approval are generally required to verify the drug’s clinical benefit in relationship to the surrogate endpoint or ultimate outcome in relationship to the clinical benefit. In addition, the Food and Drug Administration Safety and Innovation Act (FDASIA), which was enacted and signed into law in 2012, established the new “breakthrough therapy” designation. A sponsor may seek FDA designation of its product candidate as a breakthrough therapy if the drug is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.

FDA Post-Approval Requirements

Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.

Drug manufacturers are subject to periodic unannounced inspections by the FDA and state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting and documentation requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

We rely, and expect to continue to rely, on third parties for the production of clinical quantities of our product candidates, and expect to rely in the future on third parties for the production of commercial quantities. Future FDA and state inspections may identify compliance issues at our facilities or at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA or BLA, including withdrawal or recall of the product from the market or other voluntary, FDA-initiated or judicial action that could delay or prohibit further marketing. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our products under development.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, imposition of post-market studies or clinical studies to assess new safety risks, or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

●	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

●	fines, warning letters or holds on post-approval clinical studies;

●	refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product license approvals;

●	injunctions or the imposition of civil or criminal penalties; or

●	product seizure or detention, or refusal to permit the import or export of products.

The FDA strictly regulates marketing, labeling, advertising, and promotion of products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Orphan Designation and Exclusivity

The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals in the United States, or, if it affects more than 200,000 individuals in the United States, when there is no reasonable expectation that the cost of developing and making the drug for this type of disease or condition will be recovered from sales in the United States.

Orphan drug designation entitles a party to financial incentives such as opportunities for grant funding of clinical study costs, tax advantages, and user-fee waivers. In addition, if a product receives FDA approval for the indication for which it has orphan designation, the product is entitled to orphan drug exclusivity, which means the FDA may not approve any other application to market the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity.

Patent Term Restoration

Depending upon the timing, duration, and specifics of the FDA approval of the use of our product candidates, U.S. patents that may be granted to us in the future may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA or BLA, plus the time between the submission date and the approval of that application. Only one patent applicable to an approved product is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we may apply for restoration of patent term for one of our currently owned or licensed patents to add patent life beyond its current expiration date, depending on the expected length of the clinical studies and other factors involved in the filing of the relevant NDA or BLA.

Biosimilars and Exclusivity

The Patient Protection and Affordable Care Act, or Affordable Care Act, signed into law on March 23, 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (BPCI Act), which created an abbreviated approval pathway for biological products shown to be similar to, or interchangeable with, an FDA-licensed reference biological product. This amendment to the PHSA attempts to minimize duplicative testing. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. However, complexities associated with the larger, and often more complex, structure of biological products, as well as the process by which such products are manufactured, pose significant hurdles to implementation that are still being worked out by the FDA.

A reference biologic is granted twelve years of exclusivity from the time of first licensure of the reference product. The first biologic product submitted under the abbreviated approval pathway that is determined to be interchangeable with the reference product has exclusivity against other biologics submitting under the abbreviated approval pathway for the lesser of (i) one year after the first commercial marketing, (ii) eighteen months after approval if there is no legal challenge, (iii) eighteen months after the resolution in the applicant’s favor of a lawsuit challenging the biologics’ patents if an application has been submitted, or (iv) 42 months after the application has been approved if a lawsuit is ongoing within the 42-month period.

Abbreviated New Drug Applications for Generic Drugs

In 1984, with passage of the Hatch-Waxman Act, Congress authorized the FDA to approve generic drugs that are the same as drugs previously approved by the FDA under the NDA provisions of the statute. To obtain approval of a generic drug, an applicant must submit an abbreviated new drug application (ANDA) to the agency. In support of such applications, a generic manufacturer may rely on the preclinical and clinical testing previously conducted for a drug product previously approved under an NDA, known as the reference listed drug (RLD).

Specifically, in order for an ANDA to be approved, the FDA must find that the generic version is identical to the RLD with respect to the active ingredients, the route of administration, the dosage form, and the strength of the drug. At the same time, the FDA must also determine that the generic drug is “bioequivalent” to the innovator drug. Under the statute, a generic drug is bioequivalent to an RLD if “the rate and extent of absorption of the generic drug do not show a significant difference from the rate and extent of absorption of the listed drug...”

Upon approval of an ANDA, the FDA indicates that the generic product is “therapeutically equivalent” to the RLD and it assigns a therapeutic equivalence rating to the approved generic drug in its publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” also referred to as the “Orange Book.” Physicians and pharmacists consider an “AB” therapeutic equivalence rating to mean that a generic drug is fully substitutable for the RLD. In addition, by operation of certain state laws and numerous health insurance programs, the FDA’s designation of an “AB” rating often results in substitution of the generic drug without the knowledge or consent of either the prescribing physician or patient.

The FDCA provides a period of five years of non-patent exclusivity for a new drug containing a new chemical entity. In cases where such exclusivity has been granted, an ANDA may not be filed with the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification, in which case the applicant may submit its application four years following the original product approval. The FDCA also provides for a period of three years of exclusivity if the NDA includes reports of one or more new clinical investigations, other than bioavailability or bioequivalence studies, that were conducted by or for the applicant and are essential to the approval of the application. This three-year exclusivity period often protects changes to a previously approved drug product, such as a new dosage form, route of administration, combination or indication.

Hatch-Waxman Patent Certification and the 30-Month Stay

Upon approval of an NDA or a supplement thereto, NDA sponsors are required to list with the FDA each patent with claims that cover the applicant’s product or a method of using the product. Each of the patents listed by the NDA sponsor is published in the Orange Book. When an ANDA applicant files its application with the FDA, the applicant is required to certify to the FDA concerning any patents listed for the reference product in the Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval.

Specifically, the applicant must certify with respect to each patent that:

●	the required patent information has not been filed;

●	the listed patent has expired;

●	the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or

●	the listed patent is invalid, unenforceable or will not be infringed by the new product.

A certification that the new product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicates that it is not seeking approval of a patented method of use, the ANDA application will not be approved until all the listed patents claiming the referenced product have expired.

If the ANDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA until the earlier of 30 months after the receipt of the Paragraph IV notice, expiration of the patent, or a decision in the infringement case that is favorable to the ANDA applicant.

European Union/Rest of World Government Regulation

In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical studies and any commercial sales and distribution of our products.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical studies or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical study application much like the IND prior to the commencement of human clinical studies. In the European Union, for example, a clinical study application, or CTA, must be submitted for each clinical protocol to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is accepted in accordance with a country’s requirements, the clinical study may proceed.

The requirements and process governing the conduct of clinical studies vary from country to country. In all cases, the clinical studies are conducted in accordance with cGCP, the applicable regulatory requirements, and the ethical principles that have their origin in the Declaration of Helsinki.

To obtain regulatory approval of an investigational medicinal product under European Union regulatory systems, we must submit a marketing authorization application. The content of the NDA or BLA filed in the United States is similar to that required in the European Union, with the exception of, among other things, country-specific document requirements.

For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing product licensing, pricing, and reimbursement vary from country to country.

Countries that are part of the European Union, as well as countries outside of the European Union, have their own governing bodies, requirements, and processes with respect to the approval of pharmaceutical products. If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Authorization Procedures in the European Union

Medicines can be authorized in the European Union by using either the centralized authorization procedure or national authorization procedures.

Centralized procedure

The EMA implemented the centralized procedure for the approval of human medicines to facilitate marketing authorizations that are valid throughout the European Economic Area, or EEA, which is comprised of the 27 member states of the European Union plus Norway, Iceland, and Lichtenstein. This procedure results in a single marketing authorization issued by the EMA that is valid across the EEA. The centralized procedure is compulsory for human medicines that are: derived from biotechnology processes, such as genetic engineering, contain a new active substance indicated for the treatment of certain diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative disorders or autoimmune diseases and other immune dysfunctions, and officially designated orphan medicines.

For medicines that do not fall within these categories, an applicant has the option of submitting an application for a centralized marketing authorization to the European Commission following a favorable opinion by the EMA, as long as the medicine concerned is a significant therapeutic, scientific or technical innovation, or if its authorization would be in the interest of public health.

National authorization procedures

There are also two other possible routes to authorize medicinal products in several European Union countries, which are available for investigational medicinal products that fall outside the scope of the centralized procedure:

●
Decentralized procedure. Using the decentralized procedure, an applicant may apply for simultaneous authorization in more than one European Union country of medicinal products that have not yet been authorized in any European Union country and that do not fall within the mandatory scope of the centralized procedure.

●
Mutual recognition procedure. In the mutual recognition procedure, a medicine is first authorized in one European Union Member State, in accordance with the national procedures of that country. Following this, further marketing authorizations can be sought from other European Union countries in a procedure whereby the countries concerned agree to recognize the validity of the original, national marketing authorization.

In most cases, a Pediatric Investigation Plan, and/or a request for waiver or deferral, is required for submission prior to submitting a marketing authorization application. A PIP describes, among other things, proposed pediatric studies and their timing relative to clinical studies in adults.

New Chemical Entity Exclusivity

In the European Union, new chemical entities, sometimes referred to as new active substances, qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic (abbreviated) application for eight years, after which generic marketing authorization can be submitted, and the innovator’s data may be referenced, but not approved for two years. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

Orphan Designation and Exclusivity

In the European Union, the EMA’s Committee for Orphan Medicinal Products, or COMP, grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the European Union Community and for which no satisfactory method of diagnosis, prevention, or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the medicinal product.

In the European Union, orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers and 10 years of market exclusivity is granted following medicinal product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity, and may be prolonged to a total of 12 years, if pediatric studies in accordance with a PIP are being performed.

Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Exceptional Circumstances/Conditional Approval

Orphan drugs or drugs with unmet medical needs may be eligible for EU approval under exceptional circumstances or with conditional approval. Approval under exceptional circumstances is applicable to orphan and non-orphan products and is used when an applicant is unable to provide comprehensive data on the efficacy and safety under normal conditions of use because the indication for which the product is intended is encountered so rarely that the applicant cannot reasonably be expected to provide comprehensive evidence, when the present state of scientific knowledge does not allow comprehensive information to be provided, or when it is medically unethical to collect such information. Conditional marketing authorization is applicable to orphan medicinal products, medicinal products for seriously debilitating or life-threatening diseases, or medicinal products to be used in emergency situations in response to recognized public threats. Conditional marketing authorization can be granted on the basis of less complete data than is normally required in order to meet unmet medical needs and in the interest of public health, provided the risk-benefit balance is positive, it is likely that the applicant will be able to provide the comprehensive clinical data, and unmet medical needs will be fulfilled. Conditional marketing authorization is subject to certain specific obligations to be reviewed annually.

Accelerated Review

Under the Centralized Procedure in the European Union, the maximum timeframe for the evaluation of a marketing authorization application is 210 days (excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the EMA’s Committee for Medicinal Products for Human Use (CHMP)). Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. In this circumstance, EMA ensures that the opinion of the CHMP is given within 150 days, excluding clock stops.

Pharmaceutical Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any drug products for which we obtain regulatory approval. In the United States and markets in other countries, sales of any products for which we receive regulatory approval for commercial sale will depend in part on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities, managed care providers, private health insurers and other organizations. The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of the FDA-approved drugs for a particular indication. Moreover, a payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. In order to obtain coverage and reimbursement for any product that might be approved for sale, we may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain regulatory approvals. Our product candidates may not be considered medically necessary or cost-effective. If third-party payors do not consider a product to be cost-effective compared to other available therapies, they may not cover the product after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow a company to sell its products at a profit.

The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost containment programs to limit the growth of government-paid health care costs, including price controls, restrictions on reimbursement and requirements for substitution of generic products for branded prescription drugs. By way of example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively, the Healthcare Reform Law, contains provisions that may reduce the profitability of drug products, including, for example, increased rebates for drugs sold to Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries and annual fees based on pharmaceutical companies’ share of sales to federal health care programs. Adoption of government controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could limit payments for pharmaceuticals.

In the European Community, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed to by the government. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical studies that compare the cost-effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country.

The marketability of any products for which we receive regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, an increasing emphasis on cost containment measures in the United States and other countries has increased and we expect will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Other Healthcare Laws and Compliance Requirements

If we obtain regulatory approval for any of our product candidates, we may be subject to various federal and state laws targeting fraud and abuse in the healthcare industry. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

●
the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

●
federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent;

●
the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

●
the federal transparency laws, including the federal Physician Payment Sunshine Act, that requires drug manufacturers to disclose payments and other transfers of value provided to physicians and teaching hospitals;

●	HIPAA, as amended by HITECH and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information; and

●
state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

The Healthcare Reform Law broadened the reach of the fraud and abuse laws by, among other things, amending the intent requirement of the federal Anti-Kickback Statute and the applicable criminal healthcare fraud statutes contained within 42 U.S.C. § 1320a-7b, effective March 23, 2010. Pursuant to the statutory amendment, a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to have committed a violation. In addition, the Healthcare Reform Law provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act (discussed below) or the civil monetary penalties statute. Many states have adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs.

We are also subject to the Foreign Corrupt Practices Act, or FCPA, which prohibits improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business.

Safeguards we implement to discourage improper payments or offers of payments by our employees, consultants, and others may be ineffective, and violations of the FCPA and similar laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, any of which would likely harm our reputation, business, financial condition and result of operations.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, exclusion from participation in government healthcare programs, such as Medicare and Medicaid and imprisonment, damages, fines and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Labeling, Marketing and Promotion

The FDA closely regulates the labeling, marketing and promotion of drugs. While doctors are free to prescribe any drug approved by the FDA for any use, a company can only make claims relating to safety and efficacy of a drug that are consistent with FDA approval, and the Company is allowed to actively market a drug only for the particular use and treatment approved by the FDA. In addition, any claims we make for our products in advertising or promotion must be appropriately balanced with important safety information and otherwise be adequately substantiated. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising, injunctions and potential civil and criminal penalties. Government regulators recently have increased their scrutiny of the promotion and marketing of drugs.

Pediatric Research Equity Act

The Pediatric Research Equity Act (PREA) amended the FDCA to authorize the FDA to require certain research into drugs used in pediatric patients. The intent of PREA is to compel sponsors whose drugs have pediatric applicability to study those drugs in pediatric populations, rather than ignoring pediatric indications for adult indications that could be more economically desirable. The Secretary of Health and Human Services may defer or waive these requirements under specified circumstances.

Anti-Kickback and False Claims Laws

In the United States, the research, manufacturing, distribution, sale and promotion of drug products and medical devices are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare & Medicaid Services, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice, state Attorneys General, and other state and local government agencies. For example, sales, marketing and scientific/educational grant programs must comply with the Medicare-Medicaid Anti-Fraud and Abuse Act, as amended (the “Anti-Kickback Statute”), the False Claims Act, as amended, the privacy regulations promulgated under the Health Insurance Portability and Accountability Act, or HIPAA, and similar state laws. Pricing and rebate programs must comply with the Medicaid Drug Rebate Program requirements of the Omnibus Budget Reconciliation Act of 1990, as amended, and the Veterans Health Care Act of 1992, as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws.

In the United States, we are subject to complex laws and regulations pertaining to healthcare “fraud and abuse,” including, but not limited to, the Anti-Kickback Statute, the federal False Claims Act, and other state and federal laws and regulations. The Anti-Kickback Statute makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf) to knowingly and willfully solicit, receive, offer, or pay any remuneration that is intended to induce the referral of business, including the purchase, order, or prescription of a particular drug, for which payment may be made under a federal healthcare program, such as Medicare or Medicaid.

The federal False Claims Act prohibits anyone from knowingly presenting, or causing to be presented, for payment to federal programs (including Medicare and Medicaid) claims for items or services, including drugs, that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services.

There are also an increasing number of state laws that require manufacturers to make reports to states on pricing and marketing information. Many of these laws contain ambiguities as to what is required to comply with the laws. In addition, as discussed below, beginning in 2013, a similar federal requirement will require manufacturers to track and report to the federal government certain payments made to physicians and teaching hospitals made in the previous calendar year. These laws may affect our sales, marketing, and other promotional activities by imposing administrative and compliance burdens on us. In addition, given the lack of clarity with respect to these laws and their implementation, our reporting actions could be subject to the penalty provisions of the pertinent state, and soon federal, authorities.

Patient Protection and Affordable Health Care Act

In March 2010, the Patient Protection and Affordable Health Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, PPACA) was enacted, which includes measures that have or will significantly change the way health care is financed by both governmental and private insurers. The fees, discounts and other provisions of this law are expected to have a significant negative effect on the profitability of pharmaceuticals.

Many of the details regarding the implementation of PPACA are yet to be determined, and at this time, it remains unclear the full effect that PPACA would have on our business.

Other Regulations

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Israel

Clinical Testing in Israel

In order to conduct clinical testing on humans in the State of Israel, special authorization must first be obtained from the ethics committee and general manager of the institution in which the clinical studies are scheduled to be conducted, as required under the Guidelines for Clinical Trials in Human Subjects implemented pursuant to the Israeli Public Health Regulations (Clinical Trials in Human Subjects) 5741-1980, as amended from time to time, and other applicable legislation. These regulations require authorization by the institutional ethics committee and general manager as well as from the Israeli Ministry of Health, except in certain circumstances, and in the case of genetic trials, special fertility trials and complex clinical trials, an additional authorization of the Ministry of Health’s overseeing ethics committee. The institutional ethics committee must, among other things, evaluate the anticipated benefits that are likely to be derived from the project to determine if it justifies the risks and inconvenience to be inflicted on the human subjects, and the committee must ensure that adequate protection exists for the rights and safety of the participants as well as the accuracy of the information gathered in the course of the clinical testing. Since we perform a portion of the clinical studies on certain of our therapeutic candidates in Israel, we are required to obtain authorization from the ethics committee and general manager of each institution in which we intend to conduct our clinical trials, and in most cases, from the Israeli Ministry of Health.

Silexion Corporate Information

Silexion was formed on April 2, 2024 under the name Biomotion Sciences as a Cayman Islands exempted limited company for the purpose of effecting a business combination with Moringa and Silexion Israel. On April 3, 2024, Silexion entered into the Business Combination Agreement by and among Silexion, Moringa, Silexion Israel, and Silexion’s two wholly-owned subsidiaries— Merger Sub 1 and Merger Sub 2. On the Closing Date of August 15, 2024, following the approval of the Business Combination (among other matters) at Moringa’s extraordinary general meeting that was held on August 6, 2024, the transactions contemplated by the Business Combination Agreement were completed. As a result, Moringa and Silexion Israel merged with Merger Sub 2 and Merger Sub 1, respectively, and became Silexion’s wholly-owned subsidiaries, and their securityholders became securityholders of Silexion at previously agreed-upon exchange ratios. In addition, Silexion’s ordinary shares and warrants were listed, and began trading, on the Nasdaq Global Market on August 16, 2024, and its name was changed to Silexion Therapeutics Corp. The trading of the ordinary shares and warrants was subsequently transferred to the Nasdaq Capital Market, on July 8, 2025.

Our principal executive offices are located at 12 Abba Hillel Road, Ramat Gan, Israel 5250606, and its phone number is +972-8-6286005. Our corporate website address is www.silexion.com. Information contained on or accessible through that website is not a part of this prospectus, and the inclusion of that website address in this prospectus is an inactive textual reference only.

Access to Company Information

We file or furnishes periodic reports and amendments thereto, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, proxy statements and other information with the SEC. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically. Our internet address is https://www.silexion.com. We make available, free of charge, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such reports have been filed with or furnished to the SEC through its internet website.

MANAGEMENT

Management and Board of Directors

Our board of directors (sometimes referred to as the “Silexion Board”) is comprised of the six directors listed below.

Each director will hold office until his or her successor is duly elected or appointed and qualified in accordance with applicable law or until his or her death, resignation or removal in accordance with law and our governing documents, including our Amended and Restated Memorandum and Articles of Association (the “Articles”), which went into effect upon the Closing of the Business Combination.

The following sets forth certain information known as of the date hereof concerning the persons who currently serve as directors and executive officers of Silexion (who have served as such since the consummation of the Business Combination):

Name	Age	Position(s)
Directors
Ilan Hadar	57	Chairman and Chief Executive Officer
Dror J. Abramov (1)(2)(3)(4)	65	Director
Ruth Alon (1)(2)(3)(4)	74	Director
Avner Lushi (1)(2)	59	Director
Shlomo Noy (1)	73	Director
Executive Officers (who are not also directors)
Dr. Mitchell Shirvan	72	Chief Scientific and Development Officer
Mirit Horenshtein Hadar, CPA	42	Chief Financial Officer and Secretary

(1)	Independent director under applicable Nasdaq Capital Market and SEC rules, as affirmatively determined by our Board.
(2)	Member of the audit committee.
(3)	Member of the compensation committee.
(4)	Member of the corporate governance and nominating committee.

Directors

Ilan Hadar, 57, was appointed as Chief Executive Officer of Silexion, serving on a full-time basis, effective upon the Business Combination, and has served as our (previously, Silexion Israel’s) Chairman of the Board since May 2024. Previously, he served as Managing Director of Silexion Israel from April 2022 until the Business Combination. Mr. Hadar has over 20 years of multinational managerial and corporate experience with pharmaceutical and high-tech companies, as described below, over which time period he has acquired the experience and skills to serve as a valuable member of the board of directors of our company. Immediately prior to his roles at Silexion Israel and our company, Mr. Hadar served as the Chief Executive Officer of Painreform Ltd (Nasdaq: PRFX) from November 2020 until the consummation of the Business Combination in August 2024. Prior to joining Painreform and Silexion Israel, Mr. Hadar served as Country Manager Israel and Chief Financial Officer at Foamix Pharmaceuticals Ltd. (currently, Nasdaq: VYNE) from 2014 until August 2020, where he was instrumental in building the organization and launching new innovative topical drugs in the U.S., and also focused on capital markets and mergers and acquisitions. Before his role at Foamix, Mr. Hadar was Finance Director at Pfizer PFR Pharmaceuticals Israel Ltd., where he oversaw all commercial, financial and operational activities of the local entity of the large pharmaceutical company. Prior to his tenure at Pfizer, Mr. Hadar served as Finance Manager at HP Indigo Ltd., a world-leading company in digital printing, and before that, served as Finance Director at BAE Systems, the third-largest defense company in the world, where he was responsible for all financial activities of BAE Systems Israel. From 1998 to 2006, Mr. Hadar was Chief Financial Officer at Mango DSP, a global leader of Intelligent Video Solutions. Mr. Hadar served on the board of directors of Kadimastem, a public Israeli biopharmaceutical company from 2019 to 2022. He received his MBA in Finance and Business Entrepreneurship and BA from The Hebrew University in Jerusalem, Israel. We believe Mr. Hadar is qualified to serve on our board of directors due to his extensive knowledge as our Chairman and Chief Executive Officer, and his extensive commercial, financial and managerial experience with high-tech and pharmaceutical companies, both private and public.

Dror J. Abramov, 65, was appointed as a director of Silexion effective upon the consummation of the Business Combination. Mr. Abramov’s experience of over 15 years in multiple roles in changing and growing companies and markets within dynamic environments, and in particular his multi-disciplinary experience in R&D, consulting, taxes, sales, business development, finance and government, lend to his being an appropriate board member of our company. Mr. Abramov has served as Managing Director of Hewlett Packard Inc. Israel since 2015. Mr. Abramov held several other management positions in Hewlett Packard Inc. Israel from 2006 to 2015, including finance director, general manager of imaging and printing divisions and general manager of printing and personal systems division. From 2002 through 2006, Mr. Abramov served as Chief Financial Officer of Applied Materials UK and Applied Materials Israel, both part of Applied Materials, Inc. (Nasdaq: AMAT), a nanomanufacturing company that supplies equipment, services and software for the manufacture of semiconductor chips for electronics. From 2000 through 2002, Mr. Abramov served as Vice President of business management at Avaya Communication, a cloud communications and workstream collaboration technology company. From 1997 until 2000, Mr. Abramov held positions in Mainsoft Corporation, first as director of finance and operations and later as general manager. From 1991 through 1997, Mr. Abramov served as consultant and manager at Maron, Sobel, Shor & Co., an Israeli CPA firm. Mr. Abramov is a licensed CPA and holds a Bachelor of Accounting, Master of Business Administration and Bachelor of Science in physics and computer sciences, all three degrees from Tel Aviv University. We believe Mr. Abramov is qualified to serve on our board of directors due to his extensive financial and business management experience.

Ruth Alon, 74, became a director of Silexion effective upon the consummation of the Business Combination. Ms. Alon’s international experience of over 30 years in the high-tech medical industry and with Israeli life sciences companies, in particular, make her a valuable member of our board of directors. Ms. Alon is the Founder and Chief Executive Officer of Medstrada, which was started in 2016. From 1997 until 2016, Ms. Alon served as a General Partner in Pitango Venture Capital, where she headed the life sciences activities and helped to facilitate the acquisition of several of the company’sportfolio companies. Currently, Ms. Alon also serves on the board of directors of a number of private and public companies as a member or chairperson, Alpha Tau medical (Nasdaq: DRTS), Brainsgate, Treos Bio, Angiolutions and CorNeat Vision. Ms. Alon previously worked on Wall Street where she held senior positions as a senior medical device analyst with Montgomery Securities (from 1981 to 1987) and Kidder Peabody & Co. (from 1987 to 1993). She also managed her own independent consulting business in San Francisco from 1995 to 1996, providing broad-based services to early-stage companies and venture capitalists in the medical devices industry. Ms. Alon was also instrumental in the establishment, in 2005, of Israel Life Science Industry (ILSI), a not-for-profit organization which represented, as of 2005, the mutual goals of approximately 700 Israeli life science companies. She is the Co-Founder of IATI, an umbrella organization established in 2012, representing Israel’s High Tech and Life Sciences industries. Ms. Alon holds a B.A. in Economics from the Hebrew University of Jerusalem, an M.B.A. from Boston University, and an M.Sc. from the Columbia University School of Physicians and Surgeons. We believe Ms. Alon is qualified to serve on our board of directors given her above-described extensive experience in the high-tech medical industry and with Israeli life sciences companies, in particular.

Avner Lushi, 59, was appointed as a director of Silexion effective upon the consummation of the Business Combination. His experience of over 20 years and skills acquired in his managing roles at an Israeli life sciences venture capital fund and in life sciences investment banking make him suitable to provide support to our company as a member of our board of directors. Mr. Lushi co-founded Guangzhou Sino-Israel Bio-industry Investment Fund (GIBF), which currently includes two approximately $100 million funds focused on introducing Israeli and other foreign companies in the field of life sciences to the Chinese market, in which he also serves as a Managing Partner & CEO of the GP since 2016. From 2004 to 2015, Mr. Lushi served as a Partner and Managing Director of Israel Healthcare Ventures (IHCV), a prominent Israeli life sciences venture capital fund. Before joining IHCV, Mr. Lushi was the Co-Founder & CEO of Life Sciences Transaction Support Ltd. (LTS), a PwC subsidiary dealing with life sciences investment banking. Since 2005, Mr. Lushi has served as an independent director on the boards of eleven public companies, including, currently, Brainsway Ltd. (Nasdaq: BWAY) and Ginegar Plastic Products Ltd. In addition, he serves as a board member of several private companies as part of his role at GIBF. From 1997 to 2001, prior to turning to the private sector, he held increasingly senior roles within the Israeli Prime Minister’s Chamber and the Israeli Supreme Court. Mr. Lushi holds an LLM in Law from the Hebrew University of Jerusalem, LLB in Law and a BA in Economics from the Haifa University. We believe Mr. Lushi is qualified to serve on our board of directors due to his extensive executive and board experience with life sciences companies.

Shlomo Noy, MD PhD, 73, was appointed as a director of Silexion effective upon the consummation of the Business Combination. Professor Noy’s international-level expertise in healthcare management, tech transfer, building ecosystems and focusing hospitals on research and clinical trials provides important knowledge to our board of directors in the realm of Israeli research and clinical trial activities. Professor Noy has served as Chief Medical Officer of GIBF since January 2017. Professor Noy served as the Director of the Rehabilitation Hospital at Sheba Medical Center from 1993 to 2017 and Vice President of Research and Development and Academic Affairs at Sheba Medical Center from 2000 to 2017. Prof. Noy was a Professor at Sackler School of Medicine at Tel-Aviv University from 1993 to 2016. Prof. Noy serves as a board member of several private companies as part of his role at GIBF. Prof. Noy possesses 25 years’ experience in health care management and is active in promoting research and education at an Israeli national level as well as at an international level. Prof. Noy received his MD from the Hebrew University, Hadassah Medical School, Jerusalem, Israel, and completed his MBA at the European School of Business Administration (INSEAD) Fontainebleau, France, and holds a PhD degree from Tel-Aviv University, Faculty of Medicine and Management. We believe Mr. Noy is qualified to serve on our board of directors due to his extensive medical and health care management experience.

Executive Officers

Mitchell Shirvan, Ph.D., 72, has served as the Chief Scientific and Development Officer of Silexion since the Business Combination, and, before the Business Combination, of Silexion Israel, since April 2022. Prior to joining Silexion Israel, Dr. Shirvan served as the Senior Vice President of R&D and V.P. Innovation and Discovery at Foamix Pharmaceuticals Ltd. from 2014 to 2019. Dr. Shirvan has over 25 years of industry experience, previously holding positions as Chief Executive Officer at Macrocure Ltd. from 2008 to 2012. From 1992 until 2008, Dr. Shirvan held various positions of increasing responsibility at Teva Pharmaceutical Industries, including Senior Director, Strategic Business Planning and Senior Manager, Research & Development. Prior to his tenure at Teva, he was a research fellow at the U.S. National Institutes of Health. Dr. Shirvan holds a Ph.D. in microbiology from The Hebrew University of Jerusalem and an MBA from the University of Bradford.

    Mirit Horenshtein Hadar, 42, has served as the Chief Financial Officer and Secretary of Silexion since the Business Combination, and served as the Executive Vice President of Finance Affairs at Silexion Israel before the Business Combination, beginning in January 2024. From August 2023 to January 2024, Ms. Horenshtein Hadar served as a part-time consultant in a Strategy & Corporate Finance Advisory capacity. Ms. Horenshtein Hadar has over 17 years of corporate finance experience in senior financial positions of public companies and privately held companies, in the pharmaceutical and high-tech industries, where she has been instrumental in building financial infrastructures for growth, U.S. GAAP financial reporting and FP&A functions, and has led the accounting and reporting of complex M&A transactions, integration processes and public offerings. Prior to joining Silexion Israel, from January 2021 to December 2022, Ms. Horenshtein Hadar served as VP of Finance and then CFO Israel of Gauzy Ltd. (currently, Nasdaq: GAUZ), a nanotechnology company that develops and markets smart glass and vision control technologies. From December 2022 through July 2025, Ms. Horenshtein Hadar served as an external advisor to the finance department at Gauzy. Prior to Gauzy, Ms. Horenshtein Hadar served as Senior Director of Finance and Head of FP&A, Accounting and Financial Reporting at Foamix Pharmaceuticals Ltd. (currently, Nasdaq: VYNE) from July 2016 until December 2020. Prior to Foamix, Ms. Horenshtein Hadar was a Senior Manager at PwC Israel, as an external auditor, from 2008 to 2016. Ms. Horenshtein Hadar became a Qualified CPA in 2011 and received a BA in Accounting, Economics and Business Management from Tel Aviv University.

Family Relationships

Mirit Horenshtein Hadar and Ilan Hadar are married to one another. There are no other family relationships between the individuals who serve as directors and executive officers of the Company.

Corporate Governance Practices

Overall

The Company does not qualify as a “foreign private issuer” under U.S. securities laws and is therefore not currently eligible to exempt itself from any of the Nasdaq listing rule requirements in a manner that other non-U.S. issuers often do.

Composition of the Silexion Board

Our business and affairs are managed under the direction of our Board. Under the terms of the Articles, the Board may be composed of between three and nine directors, as may be amended from time to time exclusively by ordinary resolution under Cayman Islands law, being a resolution passed by a simple majority of the shareholders of Silexion as, being entitled to do so, vote in person or by proxy at a general meeting (an “Ordinary Resolution”). The size of the Silexion Board was set by our shareholders as seven members effective upon the Closing. Ilan Hadar serves as Chairman of the Board.

Pursuant to the Articles, our directors are appointed by an Ordinary Resolution at an annual general meeting. Unless the Board resolves that the election of nominees of the Board (referred to as “Nominees”) or of nominees of any shareholders entitled to present such nomination (referred to as “Alternate Nominees”) will be determined by plurality vote, the Nominees or Alternate Nominees shall be appointed by Ordinary Resolution at the annual general meeting at which they are proposed for election.

Shareholder Nominees and Proposals

Under the Articles, shareholders may propose an Alternate Nominee for election to the Board by following the procedure designated for shareholders to bring any business before the annual general meeting generally. Under that procedure, a shareholder must deliver notice of such nomination or proposed item of business to the principal executive offices of the Company not later than 90 days nor earlier than 120 days prior to the one-year anniversary of our previous year’s annual general meeting. If we did not hold an annual general meeting during the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, such shareholder’s notice must be so delivered no later than the deadline to be set by the Board, with such deadline being a reasonable time (as determined by the Board) before the Company begins to print and send its related proxy materials for the current year’s annual general meeting. The Chairman of the Board may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

Each such shareholder’s notice proposing an Alternate Nominee must set forth: (a) the name and address of (i) the shareholder who intends to make the nomination, and (ii) the Alternate Nominee; (b) a representation that the shareholder is a holder of record of ordinary shares entitled to vote at the upcoming annual general meeting (including the number of shares held of record by the shareholder) and intends to appear in person or by proxy at the meeting to nominate the Alternate Nominee; (c) a description of all arrangements or understandings between the shareholder and each Alternate Nominee and any other person (naming such person) pursuant to which the nomination is be made by the shareholder; (d) the consent of the Alternate Nominee to serve as a director of Silexion if so appointed and (e) a declaration signed by the Alternate Nominee declaring that there is no limitation under applicable law for the appointment of such nominee and that all of the information that is required under applicable law to be provided to Silexion in connection with such an appointment has been provided. The Silexion Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Under the charter of the corporate governance and nominating committee (described below under “Corporate Governance and Nominating Committee”), any Alternate Nominee proposed by a shareholder will be considered by that committee in accordance with the criteria developed by that committee, whereby the committee will determine whether to recommend the nomination of the Alternate Nominee by the Board as a whole for election at the next annual general meeting.

Officers

Silexion’s Chief Executive Officer is responsible for the Company’s day-to-day management. The Chief Executive Officer is appointed by, and serves at the discretion of, the Silexion Board, subject to his employment agreement. All other executive officers are proposed for appointment by the Chief Executive Officer, subject to approval by the Silexion Board, and will be subject to the terms of any applicable employment or consulting agreements that we may enter into with them.

Board Committees

The Silexion Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Each of these committees operates under a written charter, approved by the Board and effective upon the Closing, that satisfies the applicable Nasdaq rules, copies of which are available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of Dror J. Abramov, Ruth Alon, Avner Lushi, with Mr. Abramov serving as chair. Rule 10A-3 of the Exchange Act and the Nasdaq listing standards require that our audit committee be composed entirely of independent directors. The Nasdaq listing standards require that the audit committee be composed of at least three members. The Silexion Board has determined that each of Mr. Abramov and Ms. Alon, meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards, and also meets the financial literacy requirements of the Nasdaq listing standards. In addition, the Board has determined that Mr. Abramov qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

The primary purpose of the audit committee is to discharge the responsibilities of the Silexion Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of the audit committee include, among other things:

●	helping the Board oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Dror J. Abramov and Ruth Alon. Ms. Alon serves as the chair of the compensation committee. The Silexion Board has determined that each of Mr. Abramov and Ms. Alon, meets the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee include, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing, evaluating and recommending to the Board succession plans for our executive officers;

●	reviewing and recommending to the Board the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Corporate Governance and Nominating Committee

We have appointed a corporate governance and nominating committee that currently consists of Dror J. Abramov and Ruth Alon. The chair of the committee will be chosen from among the committee’s members. The Board has determined that each of Mr.. Abramov and Ms. Alon, meets the definition of “independent director” under the Nasdaq listing standards.

Our corporate governance and nominating committee is responsible for, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by shareholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

●	instituting plans or programs for the continuing education of the Board and the orientation of new directors;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and

●	contributing to succession planning.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all (if any) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners during the year ended December 31, 2025 were fulfilled in a timely manner, except as described under “Delinquent Section 16(a) Reports” below.

Delinquent Section 16(a) Reports

Each of our non-employee/ non-affiliate directors who received an equity grant from the Company on February 9, 2025 (consisting of (i) 397 restricted share units (RSUs), under which an equivalent number of ordinary shares may become issuable upon vesting and settlement, and (ii) 469 options to purchase an equivalent number of underlying ordinary shares at a price of $189 per share) belatedly reported that grant on Form 4, which was filed in each case on December 31, 2025. Those non-employee/ non-affiliate directors consisted of Dror Abramov, Ruth Alon, Avner Lushi, Shlomo Noy, and Amnon Peled. In addition, our former director Ilan Levin and the Moringa sponsor (in which Mr. Levin holds a controlling interest), which is a 10% shareholder of ours, belatedly reported on Form 4 the acquisition by the sponsor of 45,000 ordinary shares on September 15, 2025, upon our conversion of amounts due to the sponsor under the A&R Sponsor Promissory Note, which report on Form 4 was filed on January 27, 2026.

Code of Ethics and Business Conduct

Prior to the completion of the Business Combination, we adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the investor relations portion of our website at www.silexion.com/investors. In addition, we intend to post on that website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Insider Trading Policies and Procedures

We have adopted an insider trading policy that governs the purchase, sale, and other transactions in our securities by directors, senior management, and employees, which policy is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. A copy of our insider trading policy was filed as Exhibit 19.1 to our most recent annual report and is incorporated herein by reference.

EXECUTIVE COMPENSATION

Unless the context requires otherwise, references in this “Executive Compensation” section to “we,” “our,” “us” and the “Company” generally refer to our company on a consolidated basis, for all periods following the completion of the Business Combination (on August 15, 2024), and to our wholly-owned subsidiary, Silexion Therapeutics Ltd., an Israeli company (“Silexion Israel”), and its subsidiaries, for all periods prior to the completion of the Business Combination.

Overview

The following tables and accompanying narrative set forth information about the compensation, for 2025 and 2024, provided to our chief executive officer (or person serving in an equivalent position) and the two most highly compensated executive officers (other than our chief executive officer) who were serving as executive officers as of December 31, 2025, each of whom also served as an executive officer of Silexion Israel prior to the completion of the Business Combination. These executive officers consist of: Ilan Hadar, who was Silexion Israel’s Managing Director and now serves as Silexion’s Chairman and Chief Executive Officer; Mirit Horenshtein Hadar, who was Silexion Israel’s EVP Finance and now serves as Silexion’s Chief Financial Officer and Secretary; and Dr. Mitchell Shirvan, who was Silexion Israel’s- and is now Silexion’s- Chief Scientific and Development Officer. These executive officers are referred to in this section as our “named executive officers” or “NEOs.”

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs, in the period immediately following the Business Combination. Actual compensation programs that we adopt in the future may differ materially from the plans summarized in this discussion.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for each of 2025 and 2024.

Name and Principal Position	Year	Base Gross Salary ($)(1)	Stock Awards ($)	All Other Compensation ($)(1)(2)	Total ($)(1)
Ilan Hadar Chief Executive Officer (formerly Managing Director of Silexion Israel)(3)	2025	382,398	-	225,482	607,880
	2024	240,560	1,192,785	107,283	1,540,628
Mirit Horenshtein Hadar Chief Financial Officer & Secretary (formerly EVP Finance of Silexion Israel)	2025	250,297	-	134,557	384,854
	2024	233,532	447,291	89,267	770,090
Dr. Mitchell Shirvan Chief Scientific and Development Officer(4)	2025	278,108	-	114,699	392,806
	2024	190,286	1,043,699	67,505	1,301,490

(1)
Amounts reported for the named executive officer and paid in New Israeli Shekels are converted from New Israeli Shekels to U.S. dollars using the 2025 and 2024 (as applicable) average exchange rates as published by Bank of Israel of 3.452 and 3.699 New Israeli Shekels, respectively, to one U.S. dollar.

(2)
The amounts in this column include payments for a leased car or car maintenance, contributions to a pension fund, compensation fund, and continuing education fund, or payments in lieu of a continuing education fund.

(3)
Mr. Hadar served in a part-time (75%) position for Silexion Israel prior to the Business Combination (which was completed in August 2024), and has served in a full-time position for our company since that time.

(4)
Dr. Shirvan served in a part-time (80%) position for Silexion Israel prior to the Business Combination (which was completed in August 2024), and has served in a full-time position for our company since that time.

Narrative Disclosure to Summary Compensation Table

Base Salary

The named executive officers receive base salaries to compensate them for services rendered to us. The base gross salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The annual base salaries for Ilan Hadar, Mirit Horenshtein Hadar and Dr. Mitchell Shirvan, for 2025 and 2024 were $382,398 and $240,560 for Mr. Hadar, $250,297and $233,532 for Ms. Horenshtein Hadar, and $278,108 and $190,286 for Dr. Shirvan, respectively.

Equity Compensation

We did not grant any new equity compensation to the named executive officers during the year ended December 31, 2025.

In February 2026, following the automatic increase (effective as of January 1, 2026) to the number of ordinary shares available under our 2024 Equity Incentive Plan (described further below) due to the automatic “evergreen” provision of that plan, our compensation committee approved certain “catch-up” equity grants to our named executive officers, who had not received any equity grants since the Closing of the Business Combination and whose percentage of equity holdings in our company were below customary levels. Pursuant to that approval by the compensation committee, Ilan Hadar, Dr. Mitchell Shirvan and Mirit Horenshtein Hadar received grants of restricted share units (RSUs) for 6,435, 4,972 and 4,973 underlying ordinary shares, respectively, which RSUs were fully vested upon grant and settled immediately for the underlying ordinary shares.

From time to time prior to 2025, we have also granted equity awards under the Silexion Therapeutics Ltd. 2013 Equity Incentive Plan, which was replaced by the Silexion Therapeutics Ltd. 2023 Equity Incentive Plan (the “2013 Plan” and “2023 Plan”, respectively, collectively referred to as the “Silexion Israel Plans”), as incentives to attract, retain and motivate our named executive officers. All compensation amounts appearing in the Summary Compensation Table above in the “Stock Awards” column reflect grants under the Silexion Israel Plans. During 2024, we granted RSUs that could be settled for 112, 42 and 98 ordinary shares of Silexion Israel, to Ilan Hadar, Mirit Horenshtein Hadar, and Dr. Mitchell Shirvan, respectively (each such number of Silexion Israel ordinary shares reflects the exchange ratio in the Business Combination or the subsequent reverse share splits of Silexion). The vesting of those RSUs accelerated upon the Closing of the Business Combination, entitling each such officer to receive ordinary shares in accordance with the exchange ratio upon the Closing. The expense that we realized for each year in respect of each RSU award to the applicable NEO is reflected in the “Stock Awards” column of the above Summary Compensation Table.

During 2022, Silexion Israel granted 96 and 48 options to purchase Silexion Israel ordinary shares to Ilan Hadar and Dr. Mitchell Shirvan, respectively (each such number of options reflects the equity exchange ratio in the Business Combination and the subsequent reverse share splits of Silexion). Vesting of those options was to occur over a period of 48 months, provided that Ilan Hadar or Dr. Mitchell Shirvan, as applicable, remains engaged by Silexion Israel (or a Silexion Israel affiliate), and is subject to the Silexion Israel Plans. Upon consummation of an initial public offering of Silexion Israel’s securities or an M&A Transaction (as defined in Silexion Israel’s articles of association), which included the Business Combination, the vesting of those options was to accelerate, such that all unvested options were to immediately vest, provided that such IPO or M&A Transaction was to be consummated after January 1, 2023. That acceleration of vesting occurred upon the Closing of the Business Combination on August 15, 2024. The expense that we realized for each year in respect of the option award  to the applicable NEO is reflected in the “Stock Awards” column of the above Summary Compensation Table.

Employment Agreements

The base salary and other compensation paid to our NEOs reflected in the above Summary Compensation Table is provided to them pursuant to employment agreements to which our wholly-owned subsidiary Silexion Israel is party with each of them.

Mr. Hadar’s employment agreement, as amended, with Silexion Israel provides for him a gross monthly salary of NIS 110,000, which amounts to an annual base salary of $382,398 (based on the average exchange rate for 2025, as published by the Bank of Israel), customary disbursements toward his providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Mirit Horenshtein Hadar’s employment agreement with Silexion Israel provides for her a gross monthly salary of NIS 72,000, which amounts to an annual base salary of $250,297 (based on the average exchange rate for 2025, as published by the Bank of Israel), as well as customary disbursements toward her providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Dr. Mitchell Shirvan’s employment agreement with Silexion Israel provides for him a gross monthly salary of NIS 80,000, which amounts to an annual base salary of $278,108 (based on the average exchange rate for 2025, as published by the Bank of Israel), as well as customary disbursements toward his providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Silexion Israel 2013 Equity Incentive Plan and Silexion Israel 2023 Equity Incentive Plan

The equity awards for which compensation expense is reflected in the above Summary Compensation Table for our NEOs have been granted under equity incentive plans. Silexion Israel (and, following the Business Combination, Silexion) has maintained the Silexion Israel Plans in order to provide additional incentives for employees, directors and consultants, and to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to Silexion Israel’s (and Silexion’s) success. The 2013 Plan was adopted on July 25, 2013 and was replaced by the 2023 Plan, which was adopted on April 4, 2023. For a complete description of the 2013 Plan and the 2023 Plan, please see “Silexion Israel Share Incentive Plans” below.

The Silexion Israel Plans provide for grants of options to purchase ordinary shares of Silexion Israel (following the Business Combination, Silexion), shares, restricted shares and RSUs. As described above, during 2022, Silexion Israel granted option awards under the Silexion Israel Plans to Ilan Hadar and Dr. Mitchell Shirvan, and during 2024, Silexion Israel granted RSUs to Ilan Hadar, Mirit Horenshtein Hadar, and Dr. Mitchell Shirvan.

Immediately prior to the effective time of the merger of Merger Sub 1 with and into Silexion Israel pursuant to the Business Combination, all outstanding Silexion Israel options and Silexion Israel RSUs accelerated and became fully vested (and, in the case of RSUs, settled for underlying shares). At the effective time of that merger, all Silexion Israel options outstanding immediately prior to the merger automatically and without any action on the part of any Silexion Israel option holder or beneficiary thereof, were assumed by Silexion, and each such Silexion Israel option was converted into an option to purchase ordinary shares (based on the equity exchange ratio for Silexion Israel under the Business Combination Agreement).

In addition, immediately prior to the completion of the Business Combination, Silexion adopted the 2024 Equity Incentive Plan (described below), which provides for the grant of equity-based incentive awards to its employees, directors, office holders, service providers and consultants in order to incentivize them to increase their efforts on behalf of Silexion and to promote the success of Silexion’s business.

 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by Silexion’s named executive officers that were outstanding as of December 31, 2025. The awards listed in this table were granted under the Silexion Israel Plans, which are summarized above under “- Narrative Disclosure to Summary Compensation Table - Silexion Israel 2013 Equity Incentive Plan and Silexion Israel 2023 Equity Incentive Plan” and below under “Silexion Israel Share Incentive Plans”.

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Ilan Hadar Chief Executive Officer (formerly Managing Director of Silexion Israel	956	-	-	907.71	24/03/2032
Mirit Horenshtein Hadar Chief Financial Officer (formerly EVP Finance of Silexion Israel	--	-	-	-	-
Dr. Mitchell Shirvan Chief Scientific and Development Officer	478	-	-	907.71	07/06/2032

Director Compensation

The following table lists the fees earned or paid to each of our directors in respect of the year ended December 31, 2025:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Ilan Hadar	See Summary Compensation Table above	See Summary Compensation Table above	See Summary Compensation Table above	See Summary Compensation Table above	See Summary Compensation Table above
Dror Abramov	36,000	15,000	15,000		66,000
Ruth Alon	36,000	15,000	15,000		66,000
Ilan Levin				120,000(1)	120,000
Avner Lushi	30,000	15,000	15,000		60,000
Shlomo Noy	25,000	15,000	15,000	20,0000(2)	75,000
Amnon Peled	34,500	15,000	15,000		64,500

(1)	Represents a consulting fee at a rate of $10,000 per month payable to Ilan Levin, as provided for under the Business Combination Agreement, as amended.

(2)	Represents a consulting fee at a rate of $10,000 per month payable to Shlomo Noy, effective as of November 2025.

In December 2024, our compensation committee and Board approved an annual compensation package for our non-employee/non-affiliate directors (consisting of all directors other than our Chairman and Chief Executive Officer, Ilan Hadar, and our then consultant, Ilan Levin), which was effective for the 2025 year. That compensation package consisted of:

●	Annual cash compensation: $30,000

●	Annual equity compensation valued at $30,000, to be split 50%-50% between RSUs ($15,000 value) and options ($15,000 value)

●	Annual cash fee for Board committee members: $1,500 per committee

●	Annual cash fee for Board committee chairpersons (in lieu of committee membership fees): $3,000 per committee.

The amounts set forth for each director (other than Messrs. Hadar and Levin) in the above Director Compensation table are based on our non-employee/non-affiliate director annual compensation package, as applied to the particular director based on his or her participation in Board committees.

Silexion Executive Compensation

Following the Closing, we have been developing an executive compensation program that is designed to align compensation with our business objectives and the creation of shareholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to the long-term success of Silexion. Decisions regarding the executive compensation program are recommended by our compensation committee and approved by our Board.

Silexion Equity Compensation

It is anticipated that equity-based compensation will continue to be an important element of executive compensation as we proceed in the longer-term period following the consummation of the Business Combination, in order to maintain a strong link between executive incentives and the creation of shareholder value. During the year ended December 31, 2025, we did not grant any new equity compensation to our executive officers, due to limitations on our available authorized share capital and the pressing need for us to utilize our available authorized share capital primarily for financing purposes, which enabled us to restore and maintain compliance with Nasdaq listing requirements related to shareholders’ equity. In the previous year (2024), upon the consummation of the Business Combination, we granted 5,242 RSUs, in the aggregate, to directors of Silexion and employees of Silexion and its subsidiaries (of which 1,471 RSUs were granted to Silexion directors) as a means of incentivizing them and aligning their interests with those of the shareholders of the Company. We have furthermore utilized the initial additional 156,333 ordinary shares that were added to the pool of shares under the 2024 Equity Incentive Plan (described below) pursuant to the automatic increase to that plan as of January 1, 2026 under the prior “evergreen” provision of that plan and granted fully-vested RSUs to our executive officers in February 2026. At an extraordinary general meeting held on May 5, 2026, our shareholders approved an amendment for an increase to the “evergreen” provision under the 2024 Equity Incentive Plan. Pursuant to the amendment, the total automatic increase to the pool of shares under that plan will be by 594,900 ordinary shares for 2026 (which includes the 156,333 ordinary shares that were previously added to the pool), and future automatic annual increases under that plan will yield a total number of reserved shares under all of our equity incentive plans equal to 10% of our issued and outstanding share capital on a fully diluted basis as of each January 1. Our annual evergreen increases will be an important means to supply the equity compensation arrangements for our executive officers in 2026 and beyond.

Silexion Israel Share Incentive Plans

2013 Share Option Plan

Shares Reserved under the 2013 Share Option Plan. The total number of authorized but unissued ordinary shares available for issuance under the 2013 Share Option Plan (the “2013 Plan”) (which we assumed from Silexion Israel as part of the Business Combination) is 1,579. All of those ordinary shares are subject to outstanding grants. Upon the termination of the 2013 Plan (which occurred prior to the Business Combination), any unissued ordinary shares that were then available under the 2013 Plan ceased to be reserved for purposes of the 2013 Plan, other than ordinary shares underlying outstanding options under the 2013 Plan, which remain subject to the terms of the plan.

Administration. Our Board, or a duly authorized compensation committee of the Board, has the power to administer the 2013 Plan. The committee has the authority, subject to applicable law and our Articles, to interpret the terms of the 2013 Plan and any option agreements entered into thereunder, determine and amend the terms of respective option agreements, including the exercise price of an option, the fair market value of the underlying ordinary shares, the time and vesting schedule applicable to the option, accelerate or amend the vesting schedule applicable to an option, and take all other actions and make all other determinations necessary for the administration of the 2013 Plan.

Eligibility. The 2013 Plan provides for granting options under various tax regimes, including, without limitation, in compliance with Section 102 or Section 3(i) of the Israeli Income Tax Ordinance (New Version), 5721-1961, as amended (the “Ordinance”), and for awards granted to Silexion Israel’s United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and Section 409A of the Code.

Options. All options granted pursuant to the 2013 Plan are evidenced by an option agreement, in a form that was previously approved. The option agreement sets forth the terms and conditions and the number of shares to which the option relates and the type of option granted thereunder, the purchase price per underlying share and the vesting schedule by which such option shall become exercisable.

Unless otherwise determined by the committee or the Board and as stated in the option agreement, and subject to the conditions of the 2013 Plan, options become exercisable under the following schedule: 25% of the shares covered by the option on the first anniversary of the date on which such option was granted and 12.5% of the shares covered by the option at the end of each subsequent six-month period during the second, third and fourth years from the date of grant, with the committee and/or Board possessing the exclusive authority to accelerate the periods for exercising an option.

Each option shall expire 10 years from the date of the grant thereof, or five years with respect to an incentive stock option, unless a shorter term of expiration has been otherwise designated.

Grants to U.S. Residents. The 2013 Plan provides for the grant of options in accordance with the Code, including incentive stock options and nonqualified stock options.

Options granted under the 2013 Plan to Silexion Israel employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of an option may not be less than the par value of the share for which such option is exercisable. The exercise price of an Incentive Stock Option may not be less than 100% of the fair market value of the underlying share on the date of grant or such other amount as may be required pursuant to the Code, and in the case of Incentive Stock Options granted to ten percent (10%) shareholders, not less than 110%.

Exercise. An option under the 2013 Plan may be exercised by providing us with a written notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the committee (and, in the case of an option granted to an Israeli resident with a trustee arrangement, the trustee) and as permitted by applicable law.

Transferability. No option shall be assignable, transferable or given as collateral, nor may any right with respect to an option be given to any third party whatsoever, and during the lifetime of the option-holder each and all of such option-holder’s rights to purchase ordinary shares thereunder shall be exercisable only by the option-holder.

Termination of Employment. An option may be exercised after the date of termination of an option-holder’s service or employment with Silexion Israel or any of its affiliates or termination of an affiliate’s status as such only with respect to the number of options already vested and unexpired at the time of such termination according to the vesting and expiration periods of the options set forth in the 2013 Plan, or under a different period prescribed by the committee or by the Board and specified in the relevant option agreement, provided, however, that (i) such termination is without cause, in which case the options shall be exercisable within not more than 90 days from the effective date of such termination, or (ii) such termination is the result of death or disability of the option-holder, in which case the options shall be exercisable within 12 months, and in the event of death, the option shall be exercisable by the option-holder’s estate, all in accordance the 2013 Plan. If termination of employment or service is for cause, any outstanding unexercised option (whether vested or non-vested), will immediately expire and terminate, and the option-holder shall not have any right in connection with such option.

Voting Rights. Option-holders shall not have any of the rights or privileges of shareholders of Silexion in respect of any ordinary shares purchasable upon the exercise of any options unless and until, following exercise in accordance with the terms of the 2013 Plan and the options, registration of the option-holder as a holder of such ordinary shares in our register of shareholders is complete, but in case of options and underlying ordinary shares to be held by the trustee, subject to the provisions of the 2013 Plan.

Dividends. With respect to all ordinary shares (as opposed to unexercised options) issued upon the exercise of options, the option holder, as a shareholder of Silexion shall be entitled to receive dividends in accordance with the quantity of such ordinary shares and the Articles, and subject to any applicable taxation on distribution of dividends.

Transactions. If the outstanding shares of Silexion shall at any time be changed or exchanged by declaration of a dividend, split, share subdivision, combination or exchange of shares, recapitalization, or any other like event, then in such event only and as often as the same shall occur, the number, class and kind of ordinary shares (including ordinary shares issuable pursuant to the 2013 Plan, in respect of which options have not yet been exercised) subject to the 2013 Plan or subject to any options granted thereunder, and the exercise price of the options, shall be appropriately and equitably adjusted so as to maintain the proportionate number of ordinary shares without changing the aggregate exercise price of the options.

In the event of a merger or consolidation of Silexion or a sale of all, or substantially all, of our shares or assets or other transaction having a similar effect on Silexion, or change in the composition of the Board, or such other transaction or circumstances that the Board determines to be a relevant transaction, the merger agreement will provide for one or more of the following, without the consent of the option-holder: (i) any outstanding option will be assumed or substituted by the successor corporation; (ii) the option will be cancelled and a payment will be made to the option-holder, as provided in the 2013 Plan; or (iii) the option will be fully exercisable and the underlying ordinary shares will be issuable upon exercise, followed by the cancellation of the option.

The foregoing description of the 2013 Plan is qualified in its entirety by the full text of the 2013 Plan, which was filed with our most recent annual report and is incorporated herein by reference.

2023 Equity Incentive Plan

Silexion Israel’s board of directors adopted a 2023 Equity Incentive Plan (the “2023 Plan”) in 2023. The purpose of the 2023 Plan was to provide equity-based incentive awards in order to link the compensation and benefits of the individuals and entities providing services to Silexion Israel or its affiliates with the success of Silexion Israel and long-term shareholder value.

There are no currently outstanding awards under the 2023 Plan. Because Silexion adopted a new equity incentive plan, the 2024 Equity Incentive Plan (as described below) prior the Closing of the Business Combination, we do not intend to make any further grants under the 2023 Plan.

Silexion Share Incentive Plans

2024 Equity Incentive Plan

Pursuant to written resolutions adopted by our Board and shareholders prior to the Closing of the Business Combination, we have approved and adopted the 2024 Equity Incentive Plan (the “2024 Plan”), which became effective immediately upon the Closing.

Upon the Closing, a total of 4,264 ordinary shares were reserved for issuance under the terms of the 2024 Plan, which, together with ordinary shares allocated for issuance under the existing 2013 Plan and 2023 Plan, equaled 10% of the total number of our issued and outstanding ordinary shares on a fully diluted basis immediately following the Closing.

A summary of the material terms of the 2024 Plan is provided below:

Administration

The compensation committee of our Board is the administrator of the 2024 Plan. Except as provided otherwise under the 2024 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2024 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2024 Plan.

Eligibility and Participation

The administrator selects the individuals who participate in the 2024 Plan. Eligibility to participate is open to officers, directors and employees of, and other individuals who provide bona fide services to or for, us or any of our subsidiaries. Our board of directors may also select as participants prospective officers, employees and individual service providers who have accepted an offer of employment or another service relationship from us or one of our subsidiaries. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

Share Pool Under the 2024 Plan

The initial number of ordinary shares allocated to the 2024 Plan (the “Share Pool”) was 4,264. At our 2025 annual general meeting held in July 2025, our shareholders approved a special one-time increase to the number of ordinary shares available under the 2024 Plan by 84,791 ordinary shares. The 2024 Plan furthermore provides for an automatic annual allocation/adjustment to the Share Pool (the “evergreen provision”) whereby the number of shares reserved for issuance under the Share Pool increases on January 1 of each year. As initially provided under the 2024 Plan, the evergreen provision increased the Share Pool by the lesser of (i) such number of shares as equaled 5% of our issued and outstanding shares as of January 1 of each year, or (ii) an amount determined by our board of directors prior to such date. As implemented on January 1, 2025, 6,164 ordinary shares became available under the 2024 Plan pursuant to the original evergreen provision.  As implemented once again on January 1, 2026, 156,333 ordinary shares became available under that same evergreen provision. As approved at our extraordinary general meeting held on May 5, 2026, the evergreen provision of the 2024 Plan now provides as follows:

On January 1 of each calendar year, through (and including) January 1, 2034, the Share Pool under the 2024 Plan will increase by an amount equal to the lesser of (i) such number of ordinary shares as yields a total pool of shares reserved under the 2024 Plan and our prior equity incentive plans equal to 10% of the number of ordinary shares issued and outstanding, on a fully-diluted basis, on such January 1st date, or (ii) an amount determined by our Board prior to such date.

Pursuant to the amended evergreen provision, the Share Pool under the 2024 Plan increased by 594,900 ordinary shares (which includes the 156,333 ordinary shares under the prior evergreen provision) effective as of January 1, 2026, and stands at 681,473 ordinary shares.

The following additional rules apply to the number of ordinary shares available under the Share Pool on an ongoing basis:

●	The Share Pool will be reduced by one share for each share made subject to an award granted under the 2024 Plan;

●
The Share Pool will be increased by the number of unissued shares underlying or used as a reference measure for any award or portion of an award granted under the 2024 Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares;

●
The Share Pool will be increased by the number of shares that are forfeited back or surrendered for no consideration to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the 2024 Plan;

●
The Share Pool will be increased, on the exercise date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of the exercise price of any award granted under the 2024 Plan; and

●
The Share Pool will be increased, on the relevant date, by the number of shares withheld by or surrendered (either actually or through attestation) to the Company in payment of any tax withholding obligation that arises in connection with any award granted under the 2024 Plan.

In the event of a merger, consolidation, share rights offering, statutory share exchange or similar event affecting the Company or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our Board will make equitable and appropriate substitutions or proportionate adjustments to the Share Pool to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

ISO Award Limit

The maximum number of ordinary shares that may be issued in connection with awards granted under the 2024 Plan that are intended to qualify as incentive stock options under Section 422 of the Code is 95,218.

Types of Awards

General. The 2024 Plan enables the grant of share awards, performance shares, restricted share units (RSUs), cash-based performance units, other share-based awards, share options, share appreciation rights, and share unit awards, each of which may be granted separately or in tandem with other awards. The administrator may establish sub-plans under the 2024 Plan under which awards that qualify for preferred tax treatment for recipients in jurisdictions outside the U.S. may be granted.

We have adopted a sub-plan for Israeli participants, which provides for granting awards in compliance with Section 102 (“Section 102”) and Section 3(i) of the Ordinance. Section 102 allows employees, directors and officers who are not controlling shareholders and who are considered Israeli residents for tax purposes to receive favorable tax treatment for compensation in the form of shares, options or certain other types of equity awards, subject to certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents for tax purposes may be granted awards under Section 3(i) of the Ordinance, which do not provide for similar tax benefits as Section 102.

Out of the three tax tracks that are available under Section 102 ((i) the “ordinary income track” with a trustee, (ii) the “capital gains track” with a trustee and (iii) grants without a trustee and without a trust period), we have elected the “capital gain track” for grants to eligible Israeli grantees as provided above, which may allow favorable tax treatment for such grantees.

 Adjustments to Awards for Corporate Transactions and Other Events

Mandatory Adjustments

In the event of a merger, amalgamation, consolidation, share rights offering, share exchange or similar event affecting the Company (a “Corporate Event”) or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization, capital reduction distribution or similar event affecting the capital structure of the Company, the administrator will make equitable and appropriate substitutions or proportionate adjustments to:

●	the aggregate number and kind of shares or other securities that may be granted to eligible individuals under the 2024 Plan;

●	the maximum number of shares or other securities that may be issued with respect to incentive share options granted under the 2024 Plan;

●	the number of shares or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

●	all other numerical limitations relating to awards, whether contained in the 2024 Plan or in award agreements.

Notwithstanding the foregoing, any fractional shares resulting from the above mandatory adjustments will be eliminated.

Discretionary Adjustments

In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof. The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Repricing

The administrator may reprice any share options or share appreciation rights without the approval of the shareholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price or base price of an option or share appreciation right after it is granted other than an adjustment made pursuant to the provisions of the 2024 Plan, (B) any other action that is treated as a repricing under applicable accounting principles; (C) cancelling a share option or share appreciation right at a time when its exercise price or base price exceeds the fair market value of the underlying share, in exchange for another share option, share appreciation right, restricted share or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the primary securities market or exchange on which the shares are listed or admitted for trading.

Treatment of Awards upon Dissolution or Liquidation or a Change in Control

Dissolution or Liquidation.

Unless the administrator determines otherwise, all awards outstanding under the 2024 Plan will terminate upon the winding up, liquidation or dissolution of the Company.

Amendment and Termination

Our Board or the compensation committee may terminate, amend or modify the 2024 Plan or any portion of it at any time; provided, that, (i) if required to comply with Cayman Islands law and any other applicable laws or marketplace or listing rules of a securities market or securities exchange (other than any requirement from which the Company may opt out based on any available home country exemption), the Company shall obtain shareholder approval of any 2024 Plan amendment in such a manner and to such a degree as required, and (ii) no such termination or amendment may materially impair the rights of a participant with respect to a previously granted award (other than as required to comply with applicable law or the rules of any securities exchange or market on which the shares are listed or to prevent adverse tax or accounting consequences to the Company or the participant) without such participant’s consent.

The 2024 Plan is scheduled to expire on August 14, 2034, which is ten years after the effective date of its adoption by our board of directors. After that time, no further grants may be made under the 2024 Plan, but any then-outstanding grants will remain subject to the terms of the plan.

The foregoing description of the 2024 Incentive Plan is qualified in its entirety by the full text of the 2024 Incentive Plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation; Compensation Committee Report

Silexion is both an emerging growth company and a smaller reporting company and therefore need not provide the disclosure concerning “Compensation Committee Interlocks and Insider Participation” otherwise required under Item 407(e)(4) of Regulation S-K promulgated by the SEC, nor the report of its compensation committee otherwise required under Item 407(e)(5) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements for our directors and executive officers, which are described above in “Executive Compensation”, below is a description of transactions since January 1, 2025, or currently proposed transactions, to which we have been a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●
any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Related Party Transactions

Arrangements with Executive Officers

Ilan Hadar serves as our Chief Executive Officer and Chairman of the Board. Mr. Hadar’s employment agreement, as amended, with our wholly-owned subsidiary Silexion Israel provides for him to receive a gross monthly salary of NIS 110,000, which amounts to an annual base salary of $382,398 (based on the average exchange rate for 2025, as published by the Bank of Israel), customary disbursements toward his providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Mirit Horenshtein Hadar, our Chief Financial Officer and Secretary, is Mr. Hadar’s spouse. Ms. Horenshtein Hadar’s employment agreement with our wholly-owned subsidiary Silexion Israel provides for her to a gross monthly salary of NIS 72,000, which amounts to an annual base salary of $250,297 (based on the average exchange rate for 2025, as published by the Bank of Israel), as well as customary disbursements toward her providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Dr. Mitchell Shirvan’s serves as our Chief Scientific and Development Officer. His employment agreement with Silexion Israel provides for him a gross monthly salary of NIS 80,000, which amounts to an annual base salary of $278,108 (based on the average exchange rate for 2025, as published by the Bank of Israel), as well as customary disbursements toward his providence fund, further education fund and severance pay fund, and other fringe benefits commensurate with such position.

Indemnification Agreements

On the date of, and in connection with, the Closing of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers, which provide for indemnification and advancements by us of certain expenses and costs under certain circumstances. The indemnification agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of Silexion, to the fullest extent permitted under Cayman law and the Articles.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement that is filed as an exhibit to the registration statement of which this prospectus forms, and which is incorporated herein by reference.

Registration Rights Related to PIPE Financing

In connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP (the “PIPE Investor”), a Cayman Islands exempted limited partnership and affiliate of the Moringa sponsor, 148 newly issued Moringa ordinary shares at a price of $13,500 per share, pursuant to the PIPE Agreement, dated as of August 15, 2024, by and among Moringa, the Company and the PIPE Investor. Those 148 shares automatically converted upon the Closing of the Business Combination into an equivalent number of our ordinary shares (the “PIPE Shares”).

The PIPE Investor is entitled to customary registration rights in respect of the PIPE Shares under the PIPE Agreement, pursuant to which we agreed that, within 60 days after the Closing Date, we would file with the SEC a registration statement registering the resale of the PIPE Shares by the PIPE Investor, and use our commercially reasonable efforts to have that registration statement be declared effective by 180 days after the Closing Date (or 90 days after the Closing Date if the SEC would not review that filing). In keeping with our obligations under those registration rights, we have registered the resale of the PIPE Shares by the PIPE Investor, initially, in a registration statement on Form S-1 (SEC file number 333-282556) and, subsequently, in a registration statement on Form S-3 (SEC file number 333-291210).

The funds raised from the PIPE Financing, together with remaining funds in Moringa’s trust account after payments to redeeming public shareholders of Moringa, were used for financing support for Moringa and Silexion, as well as for payment to service providers to whom outstanding amounts were owed by Moringa, including parties that had provided financial advisory services and capital markets advisory services to Moringa during the period leading up to the Closing.

Amended and Restated Sponsor Promissory Note

Effective as of the Closing, we issued to the Moringa sponsor, and the Moringa sponsor accepted, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to the Moringa sponsor from the IPO until the Closing (and as to which the obligations of Moringa were assigned to us upon the Closing), the A&R Sponsor Promissory Note in a principal amount of $3,433,000, which reflected the total amount owed by Moringa to the sponsor through the Closing Date. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by us) only by way of conversion into our ordinary shares (“Note Shares”) in accordance with the terms set forth in the form of A&R Sponsor Promissory Note. We or the sponsor may also convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which we conduct an equity financing following the Closing, subject to a minimum conversion amount of $100,000, in an amount of Note Shares constituting up to thirty percent (30%) of the number of our ordinary shares issued and sold by us in such equity financing. The sponsor may also elect to convert amounts of principal outstanding under the note into our ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10,000, at a price per share equal to the volume weighted average price of our ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

On September 15, 2025, in connection with the closing of our September 2025 public offering, we elected to convert $1.8 million of the outstanding amount under the A&R Sponsor Promissory Note into 45,000 ordinary shares that we issued to the Moringa sponsor. The conversion price of $40.00 per ordinary share reflected the price per ordinary share (including ordinary shares issuable upon exercise of pre-funded warrants) and accompanying two ordinary warrants to purchase two ordinary shares that we sold in that public offering. As a result of that conversion, the outstanding amount owed by us to the Moringa sponsor under the A&R Sponsor Promissory Note was reduced to $1,633,000.

The foregoing summary provides only a brief description of the A&R Sponsor Promissory Note and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Sponsor Promissory Note, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms, and which is incorporated herein by reference.

Amended and Restated Registration Rights and Lock-Up Agreement

Prior to the Closing under the Business Combination Agreement, on August 14, 2024, our company, Moringa, the Moringa sponsor, the distributees of certain of our ordinary shares previously held by the sponsor, certain of our pre-Business Combination shareholders, and the PIPE Investor entered into an amended and restated registration rights and lock-up agreement which became effective as of the Closing of the Business Combination (the “A&R Registration Rights and Lock-Up Agreement”). Under the agreement, we assumed Moringa’s existing obligations under Moringa’s prior registration rights agreement and granted registration rights to the Moringa sponsor, certain distributees of shares held by the Moringa sponsor, certain of our pre-Business Combination shareholders, and the PIPE Investor with respect to certain ordinary shares and warrants of ours.

Under the A&R Registration Rights and Lock-Up Agreement, we agreed to provide the holders party thereto customary demand and shelf registration rights (subject to certain minimum size offerings) and piggy-back rights on primary and secondary offerings, subject to customary cut-back provisions.

Under the lock-up provisions of the agreement, certain lock-up periods following the Closing applied to our securities that were held by our security holders who are party to the agreement, subject to permitted transfers to certain categories of permitted transferees. Each of those lock-up periods has already expired as of the date of hereof.

In keeping with our registration rights obligations under the A&R Registration Rights and Lock-Up Agreement, we have registered the resale of the securities covered by the agreement, initially, in a registration statement on Form S-1 (SEC file number 333-282556) and, subsequently, in a registration statement on Form S-3 (SEC file number 333-291210).

The foregoing summary provides only a brief description of the A&R Registration Rights and Lock-Up Agreement and does not purport to be complete. The summary is qualified in its entirety by the full text of the A&R Registration Rights and Lock-Up Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms, and which is incorporated herein by reference.

Warrant Exercise Inducement Transactions

During 2025, we completed two warrant exercise inducement transactions with existing warrant holders, including security holders that beneficially owned, at the time of those transactions, 5% or more of our outstanding ordinary shares.

On January 29, 2025, we entered into an inducement offer letter agreement with holders of 14,810 of our existing ordinary warrants. On January 30, 2025, those holders exercised their warrants for cash and purchased 14,810 ordinary shares at a cash exercise price of $225.00 per share, in consideration of our issuance to them of new ordinary warrants to purchase up to an aggregate of 14,810 ordinary shares at an exercise price of $225.00 per share. The exercising holders also paid us an additional $18.75 per new ordinary warrant issued to them. We received aggregate gross proceeds of approximately $3.3 million from this transaction, before deducting placement agent fees and other offering expenses.

On July 31, 2025, we entered into a second inducement offer letter agreement with holders of 15,211 of our existing ordinary warrants. On August 1, 2025, those holders exercised their warrants for cash and purchased 15,211 ordinary shares at a cash exercise price of $115.7 per share, in consideration of our issuance to them of new ordinary warrants to purchase up to an aggregate of 30,422 ordinary shares at an exercise price of $113.20 per share. We received aggregate gross proceeds of approximately $1.8 million from this transaction, before deducting placement agent fees and other offering expenses.

For both transactions, we engaged H.C. Wainwright to act as our exclusive placement agent and paid it cash fees equal to 7.0% of the aggregate gross proceeds received, as well as management fees equal to 1.0% of the gross proceeds. We also issued to H.C. Wainwright or its designees placement agent warrants to purchase up to 1,037 and 1,065 ordinary shares, respectively, with exercise prices of $276.57 per share and $144.63 per share, respectively.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security such as our ordinary shares if he, she or it possesses sole or shared voting or investment power over those ordinary shares, including based on the right to acquire those ordinary shares due to exercise of an option or warrant, or due to the settlement of an RSU, that may be currently exercised or settled (as of August 6, 2026), or that may be exercised or settled (as applicable) for an underlying ordinary share within 60 days following August 6, 2026. In computing the number of ordinary shares beneficially owned by a person or entity and his/her or its percentage ownership, we include, as outstanding, those ordinary shares that are subject to options, warrants or RSUs held by that person or entity that may be currently exercised or settled (as of August 6, 2026), or that may be exercised or settled (as applicable) within 60 days of August 6, 2026. We do not, however, deem those underlying shares to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, we believe that all persons and entities named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

The percentage ownership of ordinary shares is based on 1,349,019 ordinary shares outstanding as of the date of this prospectus.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary Shares
Directors and Executive Officers of Silexion:
Ilan Hadar	16,643	(2)	1.2%
Dror Abramov	1,112	(3)	*
Ruth Alon	1,122	(4)	*
Avner Lushi(5)	2,727	(6)	*
Dr. Shlomo Noy(7)	2,727	(6)	*
Dr. Mitchell Shirvan	8,836	(8)	*
Mirit Horenshtein Hadar, CPA	12,515		*

All executive officers and directors as a group (7 individuals)	42,955	(9)	3.2%
Five Percent Holders:
Intracoastal Capital LLC(10)	71,421	(11)	5.0%
Moringa Sponsor, LP and related persons (12)	238,127	(13)	17.7%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each beneficial owner listed in the above table is c/o Silexion Therapeutics Corp, 12 Abba Hillel Road, Ramat Gan, Israel 5250606.

(2)	Includes 96 ordinary shares issuable upon exercise of options, at an exercise price of $9,077.05 per share, all of which are vested and currently exercisable.

(3)	Includes 94 ordinary shares issuable upon exercise of options, at an exercise price of $189.00 per share, all of which are vested and currently exercisable.

(4)	Includes 94 ordinary shares issuable upon exercise of options, at an exercise price of $189.00 per share, all of which are vested and currently exercisable.

(5)
The shares reported in this row consist entirely of ordinary shares held of record by Guangzhou Sino-Israel Biotech Fund (“GIBF”), with respect to which Mr. Lushi possesses shared voting and investment authority as a result of his serving as a Managing Partner and CEO of GIBF.

(6)	Includes 187 ordinary shares issuable upon exercise of options held by GIBF, at an exercise price of $189.00 per share, all of which are vested and currently exercisable.

(7)
The shares reported in this row consist entirely of ordinary shares held of record by GIBF, with respect to which Dr. Noy possesses shared voting and investment authority as a result of his serving as Chief Medical Officer of GIBF.

(8)	Includes 48 ordinary shares issuable upon exercise of options, at an exercise price of $9,077.10 per share, all of which are vested and currently exercisable.

(9)
The number of ordinary shares reported in this row for all executive officers and directors as a group includes 519 shares underlying options granted to the Company’s non-employee directors in February 2025, as those options have fully vested as of June 11, 2026.

(10)
The ordinary shares reported in this row are beneficially owned by Intracoastal Capital LLC, Mitchell P. Kopin and Daniel B. Asher. Mr. Kopin and Mr. Asher, as the controlling persons of Intracoastal Capital LLC, may be deemed to have shared voting and dispositive power with respect to these securities. The principal business office of Mr. Kopin and Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, Florida 33483, and the principal business office of Mr. Asher is 1011 Lake Street, Suite 311, Oak Park, Illinois 60301.

(11)
Consists of 32,500 ordinary shares underlying Series C warrants and 38,920 ordinary shares underlying Series D warrants, all of which warrants will be exercisable at a price of $5.00 per underlying ordinary share upon (and assuming) the approval of the New Warrant Exercisability Proposal at the extraordinary general meeting.

(12)
Based on a Schedule 13D/A filed with the SEC on May 29, 2026. The shares reported in this row are held of record by the Moringa sponsor, Moringa Sponsor, LP and/or by Greenstar, L.P., each a Cayman Islands exempted limited partnership. Moringa Partners Ltd., an Israeli company that is wholly-owned by Mr. Ilan Levin, serves as the sole general partner of each of the Moringa sponsor and Greenstar, L.P. Mr. Levin is the sole director of that general partner. As a result of his ownership of that general partner, Mr. Levin possesses sole voting and investment authority with respect to the shares directly held by the Moringa sponsor and Greenstar, L.P. The limited partnership interests of the Moringa sponsor and Greenstar, L.P. are held by various individuals and entities, including Mr. Levin. Mr. Levin disclaims beneficial ownership of the securities held by the Moringa sponsor and Greenstar, L.P., other than to the extent of his direct or indirect pecuniary interest in such securities. The address of each of the persons and entities beneficially owning the shares that are reported in this row is c/o Moringa Acquisition Corp, 250 Park Avenue, 7th floor, New York, NY 10177.

(13)
Consists of (i) 696 ordinary shares, (ii) 37 ordinary shares underlying warrants, and (iii) an aggregate of 237,246 ordinary shares issued on September ,2025 and May, June, July and August, 2026, upon conversion of an aggregate of $2.5 million of the outstanding amount under the Moringa Sponsor Note, all of which are held by Moringa Sponsor, LP, and (iv) 148 ordinary shares held by Greenstar, L.P.

DESCRIPTION OF SHARE CAPITAL

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the Articles and the agreements governing the warrants in their entirety, which serve as Exhibit 3.1 and Exhibits 4.1 and 4.2, respectively, to the registration statement of which this prospectus forms a part, along with the applicable provisions of Cayman Islands law, for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Share Capital

The authorized share capital is US$2,146,500, divided into 15,900,000 ordinary shares, par value of US$0.135 per share. As of August 6, 2026, there were 1,349,019 ordinary shares outstanding. All of such outstanding ordinary shares were validly issued, fully paid and non-assessable.

Ordinary Shares

Voting Power

Holders of ordinary shares are entitled to one vote in respect of each share held of record by such holder on all matters to be voted on by shareholders.

Dividends

Subject to applicable law, holders of ordinary shares are entitled to receive dividends when, as and if declared by the Silexion Board, payable in cash, property or shares.

Winding Up, Liquidation and Dissolution

Upon Silexion’s winding up and liquidation and after payment in full of all amounts required to be paid to creditors, the holders of ordinary shares are entitled to receive a pro rata share of Silexion’s remaining assets available for distribution.

Preemptive or Other Rights

Holders of ordinary shares will not be entitled to preemptive rights, and ordinary shares will not be subject to conversion, redemption or sinking fund provisions.

Appointment of Directors

The Silexion Board consists of up to nine (9) directors and not less than three (3) directors, unless increased or decreased from time to time by Ordinary Resolution in a general meeting.

Directors will generally be appointed by an Ordinary Resolution passed at each annual general meeting.

Prior to each annual general meeting, the Silexion Board (or a nominating committee established by the Silexion Board for such purpose) may select, via a resolution adopted by a majority of the Silexion Board or such committee, a number of persons to be proposed to the shareholders for appointment as directors at such annual general meeting, for service until the next annual general meeting (the “Nominees”). Any shareholder entitled under applicable law to propose one or more persons as nominees for appointment as directors at an annual general meeting (each such nominee, an “Alternate Nominee”) may make such proposal only if a written notice of such shareholder’s intent to that effect has been given to the Secretary of the Company (or, if there is no such Secretary, the chief executive officer) within the periods set out in the Articles.

Unless the Silexion Board resolves that the appointment of Nominees or Alternate Nominees will be determined based on those Nominees or Alternate Nominees receiving the highest number of votes of shareholders (referred to as “Members” under Cayman Islands law) in favor of their appointment— even if less than a majority of all Members’ votes that are cast, the Nominees or Alternate Nominees shall be appointed by Ordinary Resolution at the annual general meeting at which they are proposed for appointment. If the appointment of the Nominees or Alternate Nominees proposed to be appointed would cause the total number of directors (including those then in office) to exceed the maximum number, then any directors then in office who are not named as Nominees or Alternate Nominees will cease to hold office following the conclusion of such annual general, if any such Nominees or Alternate Nominees are appointed in such meeting, and upon such Nominees or Alternate Nominees taking office. If (a) the appointment of the Nominees or Alternate Nominees proposed to be appointed would not cause the total number of directors to exceed the maximum, or (b) no Nominees or Alternate Nominees are proposed to be appointed at an annual general meeting by either the Board or Members, or (c) no Nominees or Alternate Nominees are eventually appointed in such annual general meeting — all directors then in office shall continue to hold office until the convening of a general meeting at which Nominees or Alternate Nominees shall be proposed and appointed, and where such appointment would cause the total number of directors to exceed the maximum.

Each director will hold office until the next succeeding annual general meeting and until his or her successor is appointed and qualified, or until such director’s earlier death, resignation, disqualification or removal. The Articles will not provide for cumulative voting for the appointment of directors.

Silexion Warrants

As of August 6, 2026, we had several classes of warrants outstanding, consisting of the following:

1.
Public Warrants and Private Warrants: Approximately 4,401 warrants in total (including 4,260 public warrants, which are listed, and trade, on the Nasdaq Capital Market, and 141 private warrants) that entitle the registered holder to purchase one Silexion ordinary share at a price of $15,525.00 per share, subject to adjustment as discussed below. These warrants will expire at the earlier to occur of (i) 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination (August 15, 2029), and (ii) the liquidation of the Company.

2.
January 2025 Public Offering Warrants: Up to 3,367 ordinary shares underlie remaining outstanding ordinary warrants and up to 1,729 ordinary shares underlie placement agent warrants (all of which remain outstanding,) that were issued in our January 2025 Offering facilitated by H.C. Wainwright as placement agent. These ordinary warrants have an exercise price of $202.5 per ordinary share, and the placement agent warrants have an exercise price of $253.13 per ordinary share. All of such warrants are exercisable for five years from issuance (i.e., until January 15, 2030).

3.
Warrant Exercise Inducement Transaction Warrants: Up to 1,847 ordinary shares, 11,037 ordinary shares and 399,020 ordinary shares are issuable under remaining outstanding investor warrants, and up to 1,037 ordinary shares, 1,065 ordinary shares and 13,966 ordinary shares underlie placement agent warrants, all of which were issued in warrant exercise inducement transactions facilitated by H.C. Wainwright in late January 2025, early August 2025 and May 2026 respectively. These warrants have exercise prices of $225, $113.2 and 5 per share for the investor warrants from the January 2025, August 2025 and May transactions, respectively, and $276.57, $144.63 and 6.25 per share for the placement agent warrants from the January 2025, August 2025 and May 2026 transactions, respectively. Each of the foregoing warrants expires at the two-year anniversary of its issuance (January 30, 2027, August 1, 2027 and July 21, 2031 for warrants issued pursuant to the January 2025, August 2025 and May 2026 warrant exercise inducement transactions, respectively).

4.
September 2025 Public Offering Warrants: Up to 47,750 ordinary shares are issuable upon exercise of Series A ordinary warrants and up to 27,625 ordinary shares are issuable upon exercise of remaining outstanding Series B ordinary warrants, and up to 10,500 ordinary shares underlie placement agent warrants, all of which were issued in our September 2025 Offering facilitated by H.C. Wainwright as placement agent. The Series A warrants have a five-year term (expiring on September 11, 2030), the Series B warrants have a one-year term (expiring on September 11, 2026), and both have an exercise price of $40.00 per share. The placement agent warrants have an exercise price of $50.00 per share and a five-year term (expiring on September 11, 2030).

No warrant will be exercisable for cash, and we will not be obligated to issue ordinary shares upon exercise of a warrant unless the issuance of the ordinary shares upon exercise of the warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrant. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant for cash and such warrant may have no value and expire worthless. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.

Terms of Public Warrants and Private Warrants

Each Silexion public warrant entitles the registered holder to purchase one Silexion ordinary share at a price of $15,525 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. However, no Silexion public warrants will be exercisable for cash unless there is an effective and current registration statement covering the ordinary shares issuable upon exercise of the Silexion public warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the Silexion public warrants is not effective within 60 business days from the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Silexion public warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the case of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the five trading days ending on the trading day prior to the date of exercise. The Silexion public warrants will expire five years from the Closing of the Business Combination (i.e., on August 15, 2029) at 5:00 p.m., New York City time.

The Silexion private warrants are identical to the Silexion public warrants, except that each Silexion private warrant is exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the Sponsor, EarlyBird or their respective affiliates.

From and after the time the Silexion warrants become exercisable, we may call them for redemption (excluding the Silexion private warrants), in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if and only if

●
the reported last sale price of the ordinary shares equals or exceeds $2,430.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	a registration statement is then in effect with respect to the ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the Silexion warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Silexion warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for Silexion warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If Silexion calls the Silexion warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants prior to redemption to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Silexion warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Silexion (as assignee of Moringa). The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The Silexion warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, Silexion (as assignee of Moringa) has agreed to use its best efforts to have declared effective a registration statement relating to the ordinary shares issuable upon exercise of the warrants and keep such registration statement and its included prospectus current until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and we will not be required to net cash settle or cash settle the warrant exercise.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the Silexion warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Contractual Arrangements with respect to the Silexion private warrants

So long as the Silexion private warrants are still held by the Sponsor, EarlyBird or their affiliates, the Company will not redeem such warrants, and the Company will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective). However, once any of the Silexion private warrants are transferred from the Sponsor, EarlyBird or their affiliates, these arrangements will no longer apply. Furthermore, because the Silexion private warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise the Silexion private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.

Listing of Securities

Our ordinary shares and Silexion warrants are listed on the Nasdaq Capital Market under the symbols “SLXN” and “SLXNW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares and warrant agent for the Silexion warrants is Continental Stock Transfer & Trust Company.

Anti-Takeover Provisions in Our Articles.

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Authorized but Unissued Shares

The authorized but unissued ordinary shares are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the Nasdaq and the Articles. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could make more difficult or discourage an attempt to obtain control of Silexion by means of a proxy contest, tender offer, merger or otherwise.

Shareholder Action; Extraordinary General Meetings

Our Articles provide that shareholders may take action by unanimous written resolutions or at annual or extraordinary general meetings. As a result, a holder controlling a majority of ordinary shares would not be able to amend the Articles or remove directors without holding a meeting of shareholders called in accordance with the Articles or the shareholders of Silexion passing unanimous written resolutions to approve the same. Further, the Articles provide that only the chairperson of the Board, or the Silexion Board pursuant to a resolution adopted by a majority of the directors then in office — and not shareholders — may call extraordinary general meetings of shareholders, thus prohibiting a holder of ordinary shares from calling an extraordinary general meeting. These provisions might delay the ability of shareholders to force consideration of a proposal or for shareholders controlling a majority of Silexion to take any action, including the removal of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The Articles provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at its annual general meeting, must provide timely notice. To be timely, a shareholder’s notice will need to be delivered to the Secretary of Silexion at its principal executive offices not less than 90 days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual general meeting. In the event that no annual general meeting was held during the preceding year or the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a shareholder’s notice must be so delivered no earlier than the close of business on the 120th day prior to such annual general meeting and not later than the 90th day prior to such annual general meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual general meeting is first made by Silexion. The Articles also specify certain requirements as to the form and content of a shareholders’ notice. These provisions may preclude Silexion shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Supermajority Requirements for the Amendment of the Articles

Under the Companies Act (As Revised) of the Cayman Islands, the Articles may be amended by a special resolution of shareholders, being a resolution passed by not less than two-thirds (2/3) of our shareholders as being entitled to do so, vote in person or by proxy at a general meeting.

Board Vacancies

The Articles provide that any vacancy on the Silexion Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by our shareholders. Any director chosen to fill a vacancy will hold office until the next annual general meeting and until his or her successor is duly appointed and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the then-authorized size of the Silexion Board is permitted to be set only by a resolution adopted by the Board.

Exclusive Forum Selection

The Articles provide that, unless Silexion consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, the courts of the Cayman Islands have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Articles or otherwise related in any way to each shareholder’s shareholding in the Company, including but not limited to (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Act (As Revised) of the Cayman Islands or the Articles, and each shareholder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act. The Articles also provide that, unless Silexion consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. There is uncertainty as to whether a court would enforce that exclusivity provision. Furthermore, investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in Silexion shares shall be deemed to have notice of and consented to the forum selection provisions in the Articles.

The choice of forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Silexion or its directors, officers, or other employees, which may discourage such lawsuits against Silexion and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Articles to be inapplicable or unenforceable in an action, Silexion may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Transactions with Interested Shareholders.

Cayman Islands law does not have a business combination statute (like in Delaware) applicable to public companies prohibiting them from engaging in certain business combinations with an “interested shareholder”. As a result, we cannot avail ourselves of the types of protections afforded by a business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles provide that our directors and officers shall be indemnified out of the assets of Silexion against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No such indemnified person shall be liable to Silexion for any loss or damage incurred by Silexion as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such indemnified person. No person shall be found to have committed actual fraud, willful neglect or willful default under the foregoing unless or until a court of competent jurisdiction shall have made a finding to that effect. In addition, the Articles provide for the advancing of certain fees and costs to such indemnified persons and the purchase by Silexion for insurance for the benefit of its directors and officers as further described in the Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Silexion directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shareholders’ Suits.

Conyers, Dill & Pearman LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Ani-Money Laundering – Cayman Islands.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Organisation for Economic Co-operation and Development’s (OECD) Base Erosion and Profit Shifting (BEPS) initiative as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act, (As Revised) (the “Economic Substance Act”) contains economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. As we are a Cayman Islands company, our compliance obligations will include filing an annual notification, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Economic Substance Act. If the Cayman Islands Tax Information Authority determines that the Company or any of its Cayman Islands subsidiaries has failed to meet the requirements imposed by the Economic Substance Act the Company may face significant financial penalties, restriction on the regulation of its business activities and/or may be struck off as a registered entity in the Cayman Islands.

As it is still a relatively new regime, it is anticipated that the Economic Substance Act and associated guidance will evolve and may be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Economic Substance Act.

Anti-Money Laundering Matters, Sanctions

In order to comply with legislation, regulations and guidance aimed at the prevention of money laundering, terrorist financing and proliferation financing, and sanctions legislation the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers and their beneficial owners, controllers or authorized persons (where applicable) (“Related Persons”) to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also rely on, or delegate to, a suitable person the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information).

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber or their Related Persons. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue negotiable or bearer shares or shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF SECURITIES OFFERED

We are offering up to 2,673,796 ordinary shares, together with 2,673,796 ordinary warrants to purchase up to 2,673,796 ordinary shares. We are also offering to those purchasers, if any, whose purchase of our ordinary shares in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity, in lieu of purchasing ordinary shares, to purchase pre-funded warrants to purchase ordinary shares. For each pre-funded warrant we sell, the number of ordinary shares we are offering will be decreased on a one-for-one basis. The pre-funded warrants will be sold together with ordinary warrants in a fixed combination, with each pre-funded warrant to purchase one ordinary share accompanied by one ordinary warrant to purchase one ordinary share. We are also registering the ordinary shares issuable from time to time upon exercise of the pre-funded warrants and ordinary warrants offered hereby.

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of pre-funded warrant the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

The term “pre-funded” refers to the fact that the purchase price of our ordinary shares in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of each purchaser, 9.99%) of our outstanding ordinary shares following the consummation of this offering the opportunity to make an investment in us without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our ordinary shares which would result in such ownership of more than 4.99% (or, at the election of each purchaser, 9.99%), and receive the ability to exercise their option to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Each pre-funded warrant is exercisable for one ordinary share, with an exercise price equal to $0.0001 per share, at any time that the pre-funded warrant is outstanding. There is no expiration date for the pre-funded warrants. The holder of a pre-funded warrant will not be deemed a holder of our underlying ordinary shares until the pre-funded warrant is exercised.

Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of ordinary shares in excess of 4.99% (or, at the election of each purchaser, 9.99%) of the ordinary shares then outstanding after giving effect to such exercise.

The exercise price and the number of ordinary shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our ordinary shares. The pre-funded warrant holders must pay the exercise price in cash upon exercise of the pre-funded warrants, unless such pre-funded warrant holders are utilizing the cashless exercise provision of the pre-funded warrants.

Upon the holder’s exercise of a pre-funded warrant, we will issue the ordinary shares issuable upon exercise of the pre-funded warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any pre-funded warrants to purchase ordinary shares, holders of the pre-funded warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote, except as set forth therein.

As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the pre-funded warrant (in which case, the pre-funded warrants may only be exercised via a “cashless” exercise provision).

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding ordinary shares, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the pre-funded warrants.

We do not intend to apply to list the pre-funded warrants on any securities exchange or other trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Ordinary Warrants

The following summary of certain terms and provisions of the ordinary warrants offered together with the ordinary shares hereby is not complete and is subject to, and qualified in its entirety by, the form of ordinary warrant, which will be filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of ordinary warrant.

Exercisability. The ordinary warrants are exercisable beginning on the effective date of the Warrant Shareholder Approval, provided however, if the Pricing Conditions are met, the ordinary warrants will be exercisable upon issuance and at any time up to the date that is five years after the Initial Exercise Date. The ordinary warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ordinary shares underlying the ordinary warrants under the Securities Act of 1933, as amended, or the Securities Act, is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise. If a registration statement registering the issuance of ordinary shares underlying the ordinary warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the ordinary warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the ordinary warrant. No fractional shares will be issued in connection with the exercise of an ordinary warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

We intend to promptly, and in no event later than  90 days after the consummation of this offering, seek Warrant Shareholder Approval for the issuance of ordinary shares issuable upon exercise of the ordinary warrants but we cannot assure you that such shareholder approval will be obtained, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Warrant Shareholder Approval. We have agreed with the investors in this offering that, if we do not obtain shareholder approval for the issuance of the ordinary shares upon exercise of the ordinary warrants at the first shareholder meeting for such purpose after this offering, we will call a shareholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the ordinary warrants are no longer outstanding, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Warrant Shareholder Approval.

Exercise Limitation. A holder will not have the right to exercise any portion of the ordinary warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of each purchaser, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the ordinary warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole ordinary share purchasable upon exercise of the ordinary warrants is $           per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the ordinary warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the ordinary warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the ordinary warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the ordinary warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding ordinary shares, the holders of the ordinary warrants will be entitled to receive upon exercise of the ordinary warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the ordinary warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the ordinary warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the ordinary warrants have the right to require us or a successor entity to redeem the ordinary warrants for cash in the amount of the Black-Scholes Value (as defined in each ordinary warrant) of the unexercised portion of the ordinary warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the ordinary warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the ordinary warrants that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our ordinary shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our ordinary shares are not offered or paid any consideration in the fundamental transaction, holders of ordinary shares will be deemed to have received ordinary shares of our successor entity.

Rights as a Shareholder. Except as otherwise provided in the ordinary warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a ordinary warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the ordinary warrant.

Governing Law. The ordinary warrants are governed by New York law.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent warrants is not complete and is subject to, and qualified in its entirety by, the form of Placement Agent warrant, which will be filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Placement Agent warrant.

We have agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 187,165 ordinary shares (which represents 7% of the aggregate number of ordinary shares issued in this offering and issuable upon the exercise of the warrants and pre-funded warrants issued in this offering) with an exercise price of $2.3375 per share (representing 125% of the public offering price per share) and exercisable beginning on the effective date of the Warrant Shareholder Approval, provided however, if the Pricing Conditions are met, the Placement Agent warrants will be exercisable upon issuance, and will expire five years from the date of the commencement of sales in this offering. The Placement Agent warrants issued in this offering will otherwise have substantially the same terms as the ordinary warrants. The Placement Agent warrants and underlying ordinary shares are registered on the registration statement of which this prospectus is a part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares and the exercise, disposition and lapse of our warrants. The ordinary shares and the warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.

Tax Consequences of Ownership and Disposition of Silexion Securities

Distributions on ordinary shares

Subject to the PFIC rules discussed below, the gross amount of any distribution on ordinary shares that is made out of Silexion’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. To the extent that the amount of the distribution exceeds Silexion’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its ordinary shares, and thereafter as capital gain recognized on a sale or exchange. However, it is not expected that Silexion will maintain calculations of its earnings and profits principles. U.S. Holders should therefore assume that any distribution by Silexion with respect to ordinary shares will be reported as dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from Silexion.

Subject to the PFIC rules discussed below, dividends received by non-corporate U.S. Holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq (such as the ordinary shares) will be considered readily tradable on an established securities market in the United States. There can be no assurance that ordinary shares will be considered readily tradable on an established securities market in future years. Further, Silexion will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year.

Subject to certain conditions and limitations, non-refundable withholding taxes (at a rate not in excess of any applicable income tax treaty rate), if any, on dividends paid by Silexion may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. However, as a result of recent changes to the U.S. foreign tax credit rules, a withholding tax generally may need to satisfy certain additional requirements in order to be considered a creditable tax for a U.S. Holder. Silexion has not determined whether these requirements have been met with respect to any withholding tax that may apply to dividends paid by Silexion and, accordingly, no assurance can be given that any such withholding tax will be creditable. For purposes of calculating the U.S. foreign tax credit, dividends paid on ordinary shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale, Taxable Exchange or Other Taxable Disposition of Silexion Securities

Subject to the PFIC rules discussed below, upon any sale, exchange or other taxable disposition of any Silexion security, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, taxable exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Silexion security. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Silexion security exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

This gain or loss generally will be treated as U.S. source gain or loss. Accordingly, in the event that any non-U.S. tax (including withholding tax) is imposed upon such sale, exchange or other taxable disposition, a U.S. Holder may not be able to utilize foreign tax credits in respect of such non-U.S. tax. In addition, there may be other limitations on utilizing foreign tax credits even if a U.S. Holder has foreign source income or gain in the same category from other sources. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Exercise, Lapse or Redemption of a Silexion Public Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Silexion ordinary share on the exercise of a Silexion public warrant for cash. A U.S. Holder’s tax basis in a Silexion ordinary share received upon exercise of the Silexion public warrant generally will equal the sum of the U.S. Holder’s tax basis in such Silexion public warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Silexion ordinary share received will commence on the date of exercise of the Silexion public warrant or the day following the date of exercise of the Silexion public warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Silexion public warrant. If a Silexion public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Silexion public warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in ordinary shares received generally should equal the U.S. Holder’s tax basis in the Silexion public warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the Silexion public warrants or the day following the date of exercise of the Silexion public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Silexion public warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the Silexion public warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Silexion public warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of Silexion public warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Silexion public warrants deemed surrendered in an amount equal to the difference between the fair market value of the ordinary shares that would have been received in a regular exercise of the Silexion public warrants deemed surrendered and the U.S. Holder’s tax basis in the Silexion public warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the Silexion public warrants deemed exercised and the aggregate exercise price of such Silexion public warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the Silexion public warrants or the day following the date of exercise of the Silexion public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Silexion public warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to ordinary shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each Silexion public warrant provide for an adjustment to the number of ordinary shares for which the Silexion public warrant may be exercised or to the exercise price of the Silexion public warrant in certain events, as discussed in the section of this prospectus entitled “Description of Silexion Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of Silexion public warrants would, however, be treated as receiving a constructive distribution from Silexion if, for example, the adjustment increases such U.S. Holders’ proportionate interest in Silexion’s assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the Silexion public warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of ordinary shares. Such constructive distribution to a U.S. Holder of Silexion public warrants would be treated as if such U.S. Holder had received a cash distribution from Silexion generally equal to the fair market value of such increased interest (taxed as described above under “— Distributions on ordinary shares”).

PFIC Rules

In General

The treatment of U.S. Holders of Silexion securities could be materially different from that described above if Silexion is treated as a PFIC for U.S. federal income tax purposes.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation and directly received its proportionate share of the income of the other corporation.

The application of the PFIC rules to warrants is uncertain. The Code provides that, to the extent provided in Treasury Regulations, if any person has an option to acquire shares of a PFIC, the shares will be considered as owned by that person for purposes of the PFIC rules. Under proposed Treasury Regulations that have a retroactive effective date, an option to acquire shares of a PFIC is generally treated as ownership of those PFIC shares. The remainder of this discussion assumes that the PFIC rules will apply to Silexion public warrants if Silexion was a PFIC. However, U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to Silexion public warrants prior to the finalization of the proposed Treasury Regulations.

If non-U.S. corporation is treated as a PFIC during a U.S. Holder’s holding period, it will, with respect to such U.S. Holder, always be treated as a PFIC, regardless of whether it satisfied either of the qualification tests in subsequent years, subject to certain exceptions (such as upon making a “deemed sale” election).

The adverse impact of the PFIC rules on a U.S. Holder that holds shares in a PFIC may generally be mitigated if the U.S. Holder makes a timely qualified electing fund (“QEF”) election or mark-to-market election for the PFIC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, or a QEF election along with an applicable purging election (collectively, “PFIC Elections”). Further detail about the PFIC Elections is provided below under “— Silexion Securities”.

Silexion Securities

The annual PFIC income and asset tests in respect of our company is applied based on the assets and activities of our business. Based on the composition of our income and assets, it cannot be determined whether we will be classified as a PFIC for 2025 or in any future taxable year. Further, changes in the composition of our income or composition of our assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Moringa is determined to be a PFIC with respect to any U.S. Holder who exchanges Moringa securities for Silexion securities in connection with the SPAC Merger, the U.S. Holder did not make any of the PFIC Elections, and the U.S. Holder is not subject to tax on the receipt of the Silexion securities under Section 1291(f) of the Code or otherwise, then, although not free from doubt, Silexion may also be treated as a PFIC as to the ordinary shares received by such U.S. Holder in the SPAC Merger, even if Silexion is not a PFIC in its own right. In addition, it is possible that proposed Treasury Regulations could be finalized in a manner that would treat any Silexion public warrants that are received in the SPAC Merger as subject to the PFIC rules.

If Silexion is or becomes a PFIC during any year in which a U.S. Holder holds Silexion securities, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules: (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, or (iii) the mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a non-U.S. corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

Excess Distribution Regime.  If a U.S. Holder does not make or is not eligible to make a QEF election or a mark-to-market election, as described below, the U.S. Holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Silexion securities, and (ii) any “excess distribution” on Silexion securities (generally, any distributions in excess of 125% of the average of the annual distributions on Silexion securities during the preceding three taxable years or the U.S. Holder’s Holding period, for the Silexion securities that preceded the taxable year of the distribution whichever is shorter). Generally, under this excess distribution regime

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Silexion securities;

●
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Silexion’s first taxable year in which Silexion is a PFIC, will be taxed as ordinary income;

●
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●
an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of a U.S. Holder’s Silexion securities cannot be treated as capital gains, even if such securities are held as capital assets. Further, no portion of any distribution will be treated as qualified dividend income.

If Silexion is, or is treated as, a PFIC for any taxable year during which a U.S. Holder owns Silexion securities and any entity in which Silexion owns equity interests is also a PFIC (a “lower-tier PFIC”), the U.S. Holder will be deemed to own their proportionate amount (by value) of the shares of each lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a lower-tier PFIC and (ii) dispositions of shares of lower-tier PFICs, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions.

QEF Regime. A valid QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year its allocable portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if such portion is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders of Silexion securities should not expect that they will receive cash distributions from Silexion sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, U.S. Holders of Silexion public warrants will not be able to make a QEF election with respect to their Silexion public warrants.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status, or make an annual election, subject to certain limitations, to defer payment of current taxes on its undistributed QEF income inclusions, subject to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to its shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years.

A U.S. Holder’s tax basis in ordinary shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as qualified dividend income. Amounts included as QEF income inclusions with respect to direct and indirect PFICs generally will not be taxed again when distributed by such PFICs.

A U.S. Holder may make a QEF election with respect to its ordinary shares only if Silexion provides U.S. Holders on an annual basis with certain information, including a “PFIC annual information statement” as described in the Treasury Regulations. If Silexion determines that it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable a U.S. Holder to make and maintain a QEF election. However, there can be no assurance that Silexion will have timely knowledge of its status as a PFIC in the future or that Silexion will timely provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make and maintain a QEF election with respect to the ordinary shares in the event Silexion is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, as mentioned above, U.S. Holders of Silexion public warrants will not be able to make a QEF election with respect to their warrants.

If a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after Silexion’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then notwithstanding such QEF election, the excess distribution regime discussed above, adjusted to take into account the QEF income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares.

In addition, as mentioned above, U.S. Holders of Silexion public warrants will not be able to make a QEF election with respect to their warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Silexion public warrants (other than upon exercise of such Silexion public warrants) and Silexion were a PFIC at any time during the U.S. Holder’s holding period of such Silexion public warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Silexion public warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Silexion public warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

Mark-to-Market Regime.  Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if they are “regularly traded” on a national securities exchange that is registered with the SEC, such as Nasdaq. ordinary shares are listed on Nasdaq but there can be no assurance that ordinary shares will continue to be so listed or will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. Holder of ordinary shares would include in each year as ordinary income the excess, if any, of the fair market value of such stock or shares over its adjusted basis at the end of the taxable year. A U.S. Holder may treat as ordinary loss any excess of the adjusted basis of the ordinary shares over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the ordinary shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of ordinary shares in a taxable year in which Silexion is a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as a capital loss). A mark-to-market election applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares cease to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as Silexion) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. Holders are advised to consult their own tax advisor to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. Holders of Silexion public warrants will not be able to make a mark-to-market election with respect to their Silexion public warrants.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally is required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such forms are properly filed.

THE RULES DEALING WITH PFICS AND PFIC ELECTIONS ARE VERY COMPLEX AND ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ACCORDINGLY, U.S. HOLDERS OF SILEXION SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE PFIC RULES TO SILEXION SECURITIES UNDER THEIR PARTICULAR CIRCUMSTANCES.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to Silexion. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include ordinary shares and Silexion public warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in ordinary shares and Silexion public warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to ordinary shares and proceeds from the sale, exchange or redemption of Silexion securities may be subject to information reporting to the IRS and possible backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC, or the Placement Agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●
standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●
covenants regarding matters such as registration of warrant shares, no integration with other offerings, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of ordinary shares, and no subsequent equity sales for 30 days from closing of the offering, subject to certain exceptions.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two business days following the commencement of this offering, which will be the date that we enter into a securities purchase agreement to sell the securities offered hereby. We will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We expect to deliver the securities being offered pursuant to this prospectus on or about              , 2026.

Fees and Expenses

The following table shows the per share and accompanying ordinary warrants and per pre-funded warrant and accompanying ordinary warrants and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Ordinary Warrant	Per Pre-Funded Warrant and Accompanying Ordinary Warrant	Total
Public offering price
Placement agent fees
Proceeds to us, before expenses

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and a management fee equal to 1.0% of the gross proceeds raised in this offering. In addition, we have agreed to pay the Placement Agent $25,000 for its non-accountable expenses and up to $100,000 for legal fees and out-of-pocket expenses and for its clearing expenses in the amount of up to $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $178,507.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 187,165 ordinary shares (which represents 7.0% of the aggregate number of ordinary shares issued in this offering and issuable upon the exercise of the pre-funded warrants issued in this offering) with an exercise price of $2.3375 per share (representing 125% of the public offering price per share and accompanying ordinary warrants) and exercisable beginning on the effective date of the Warrant Shareholder Approval, provided however, if the Pricing Conditions are met, the Placement Agent warrants will be exercisable upon issuance, and will expire five years from the date of the commencement of sales in this offering. The Placement Agent warrants and underlying ordinary shares are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent warrant will be included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the Placement Agent a right of first refusal for a period of 12 months following the closing of this offering to act as exclusive financial advisor, sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity or debt offering or acquisition or disposition by us or any of our successors or subsidiaries.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Lock-up Agreements

We and our subsidiaries have agreed with the Placement Agent to be subject to a lock-up period of 30 days following the date of closing of the offering pursuant to this prospectus. Each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 30 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of ordinary shares or any securities convertible into, or exercisable or exchangeable for, shares of ordinary shares, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our ordinary shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price and Ordinary Warrants Exercise Price

The actual offering price of the securities we are offering has been negotiated between us and the investors in the offering based on the trading of our ordinary shares and warrants prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and our prospects, the state of the biotechnology industry in which we operate, our recent operating results, including results of our pre-clinical studies and clinical trials, the general condition of the securities markets at the time of this offering, and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Relationships

From time to time, the Placement Agent or its affiliates have in the past or may in the future provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Listing

Our ordinary shares and warrants are currently listed on the Nasdaq Capital Market under the symbols “SLXN” and “SLXNW”, respectively.

LEGAL MATTERS

The legality of the ordinary shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for us by Conyers Dill & Pearman LLP. The legality of the ordinary warrants, pre-funded warrants and Placement Agent warrants offered by this prospectus and certain legal matters relating to U.S. law will be passed upon for us by Greenberg Traurig LLP. The Placement Agent is being represented by Ellenoff Grossman & Schole LLP.

EXPERTS

The financial statements as of December 31, 2025 and 2024, and the two years ended December 31, 2025, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1g to the financial statements) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Silexion and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://www.completesolaria.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the board of directors and shareholders of
SILEXION THERAPEUTICS CORP

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Silexion Therapeutics Corp and its subsidiaries (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in redeemable convertible preferred shares and shareholders' equity (capital deficiency) and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1g to the consolidated financial statements, the Company has suffered recurring losses from operations and has cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1g. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
March 17, 2026, except for the effects of the reverse share split effected May 28, 2026 as discussed in note 1e, as to which the date is August 7, 2026
We have served as the Company's auditor since 2023.

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2025	2024
Assets
CURRENT ASSETS:
Cash and cash equivalents	$5,991	$1,187
Restricted cash	27	35
Prepaid expenses	570	966
Other current assets	49	62
TOTAL CURRENT ASSETS	6,637	2,250

NON-CURRENT ASSETS:
Restricted cash	57	48
Long-term deposit and other non-current assets	84	5
Property and equipment, net	25	30
Operating lease right-of-use asset	412	530
TOTAL NON-CURRENT ASSETS	578	613
TOTAL ASSETS	$7,215	$2,863

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2025	2024
Liabilities and shareholders’ equity (capital deficiency)
CURRENT LIABILITIES:
Trade payables	$787	$929
Current maturities of operating lease liability	182	158
Employee related obligations	879	642
Other accounts payable	910	788
Private warrants to purchase ordinary shares (including $* and $1 due to related party, as of December 31, 2025 and December 31, 2024, respectively)	*	2
Underwriters Promissory Note	-	1,004
TOTAL CURRENT LIABILITIES	2,758	3,523

NON-CURRENT LIABILITIES:
Long-term operating lease liability	286	368
Related Party Promissory Note	1,568	2,961
TOTAL NON-CURRENT LIABILITIES	$1,854	$3,329
TOTAL LIABILITIES	$4,612	$6,852

COMMITMENTS AND CONTINGENT LIABILITIES (Note 7)	-	-
SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY): Ordinary shares ($0.135 par value per share, 900,000 and 148,148 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 312,665 and 12,323** shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	42	2
Additional paid-in capital	57,727	39,263
Accumulated deficit	(55,166)	(43,254)
TOTAL SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$2,603	$(3,989)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$7,215	$2,863

All share amounts have been retroactively adjusted to reflect a 1-for-15 and 1-for-10 reverse share splits effected on July 28, 2025 and May 28, 2026, respectively, as discussed in Note 1(e)
* Represents an amount less than $1
** Net of 3 treasury shares held by the Company as of December 31, 2024

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2025	2024
OPERATING EXPENSES:
Research and development (including $0 and $1,796 from related party, for the year ended December 31, 2025 and December 31, 2024, respectively)	$7,140	$5,815
General and administrative (including $134 and $2,972 from related party, for the years ended December 31, 2025 and December 31, 2024, respectively)	4,492	6,756
TOTAL OPERATING EXPENSES	11,632	12,571
OPERATING LOSS	11,632	12,571
Financial expenses (income), net (including $232 and $(1,249) from related party, for the years ended December 31, 2025 and December 31, 2024, respectively)	277	3,938
LOSS BEFORE INCOME TAX	$11,909	$16,509
INCOME TAX	3	10
NET LOSS FOR THE YEAR	$11,912	$16,519

Attributable to:
Equity holders of the Company	11,912	16,443
Non-controlling interests	-	76
	$11,912	$16,519

LOSS PER ORDINARY SHARE, BASIC AND DILUTED*	$89.61	$3,955.11

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE*:	132,951	4,157

* All share amounts have been retroactively adjusted to reflect a 1-for-15 and 1-for-10 reverse share splits, effected on July 28, 2025 and May 28, 2026, respectively, as discussed in Note 1(e)

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (CAPITAL DEFICIENCY)
(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares***											Ordinary shares***			Additional paid-in Capital	Accumulated deficit	Total shareholders' equity (capital deficiency)	Total redeemable convertible preferred shares and contingently redeemable non-controlling interests and shareholders' equity (capital deficiency)
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non-controlling interests
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares		Amount
BALANCE AT JANUARY 1, 2024	287	$7,307	68	$2,392	34	$2,264	47	$2,683	16	$411	$3,420	643		*	$11,335	$(26,811)	$(15,476)	$3,001
CHANGES DURING 2024:
Exercise of pre-funded options												92	**	*	*		*	*
Share-based compensation												525		*	5,862		5,862	5,862
Issuance of convertible preferred shares upon net exercise of warrants			1	-					6	$334		-		-	-		-	334
Net loss											(76)					(16,443)	(16,443)	(16,519)
Conversion of convertible preferred shares and noncontrolling interests upon the effectiveness of the SPAC Merger (see Note 1(d))	(287)	$(7,307)	(69)	$(2,392)	(34)	$(2,264)	(47)	$(2,683)	(22)	$(745)	$(3,344)	3,188		1	18,734		18,735	-
Issuance of ordinary shares upon Transactions (see Note 1(d))												2,783		*			*	*
Issuance of ordinary shares for ELOC holders, see Note 3(d)												5,092		1	3,332		3,333	3,333
BALANCE AT DECEMBER 31, 2024	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	12,323	****	$2	$39,263	$(43,254)	$(3,989)	$(3,989)
CHANGES DURING 2025:
Exercise of pre-funded options												1		*	*		*	*
Issuance of ordinary shares and warrants upon January 2025 and September 2025 public offerings, net of issuance costs and exercise of pre-funded warrants to ordinary shares (see Note 8(a))												174,695		23	9,427		9,450	9,450
Exercise of warrants, January 2025 and September 2025 (see Note 8(a))												48,770		7	2,637		2,644	2,644
Issuance of ordinary shares and warrants upon warrants inducement transactions, January 2025 and August 2025, net of issuance costs (see Note 8(b))												30,021		4	4,292		4,296	4,296
Share-based compensation												3		*	134		134	134
Conversion of Underwriters Promissory Note (see Note 3(a))												1,852		*	356		356	356
Conversion of Sponsor Promissory Note (see Note 3(b))												45,000		6	1,618		1,624	1,624
Net loss																(11,912)	(11,912)	(11,912)
BALANCE AT DECEMBER 31, 2025	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	-,-	312,665		$42	$57,727	$(55,166)	$2,603	$2,603

* Represents an amount less than $1
** Represents exercises of fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $3.39 or 3.39 NIS per share
*** All share amounts have been adjusted (in the case of prior periods, retroactively) to reflect the 1-for-9, 1-for-15 and 1-for-10 reverse share splits effected in November 2024, July 2025 and May 2026, respectively, as discussed in Note 1)e(
**** Net of 3 treasury shares held by the Company as of December 31, 2024

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,912)	$(16,519)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	14	25
Share-based compensation expenses	134	5,862
Non-cash loss upon entering Transactions	-	4,783
Other non-cash financial expenses (income)	344	(1,051)
Loss )gain( on disposal of property and equipment	-	16
Loss from lease termination	-	68

Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	396	(631)
Decrease (increase) in other current assets	13	(38)
Increase (decrease) in trade payable	(142)	610
Net change in operating lease	(5)	(57)
Increase in employee related obligations	237	435
Increase (decrease) in other accounts payable	102	(1,899)
Net cash used in operating activities	(10,819)	(8,396)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in long-term deposits	(5)	-
Purchase of property and equipment	(9)	(22)
Net cash used in investing activities	(14)	(22)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares upon January 2025 and September 2025 public offerings	11,000	-
Issuance costs related to public offerings	(1,530)	-
Proceeds from exercise of warrants	2,644	-
Proceeds from issuance of ordinary shares upon January 2025 and August 2025 warrants inducement transactions	5,036	-
Issuance costs related to warrants inducement transactions	(740)	-
Payment of Underwriters Promissory Note	(696)	(250)
Prepaid of issuance cost related to At the Market Offering	(74)	-
Proceeds from exercise of pre-funded options	*	*
Net proceeds from issuance of ordinary shares (ELOC)	-	3,054
Cash received from Transactions upon the effectiveness of the SPAC Merger	-	2,300
Net cash provided by financing activities	15,640	5,104

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	4,807	(3,314)
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(2)	(61)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	1,270	4,645
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$6,075	$1,270

* Represents an amount less than $1

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2025	2024
Appendix A - RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	5,991	1,187
Restricted cash	84	83
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$6,075	$1,270

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

Derecognition of right-of-use asset recognized and lease liability as a result of operating lease termination	-	$(89)
Conversion of preferred shares to ordinary shares	-	$15,391
Conversion of warrants to preferred shares on a cashless basis	-	$334
Conversion of non-controlling interests to Silexion ordinary shares	-	$3,344
Conversion of Underwriters Promissory Note to ordinary shares	$356	-
Conversion of Related Party Promissory Note to ordinary shares	$1,624	-
Accrued and unpaid issuance expenses in respect of public offering	$20	-
Shares issued for ELOC financing liability	-	$312
Right-of-use asset recognized with a corresponding lease liability	-	$506

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$13	$27
Interest received	$155	$28

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA
NOTE 1  - GENERAL:

a.	Introduction:

Silexion Therapeutics Corp (“Silexion”, the “Company” or the “Combined Company”) is a clinical-stage biotechnology company developing, through its subsidiaries, RNA interference (RNAi) therapies for KRAS-driven cancers. Silexion’s approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. Silexion’s lead product candidate, SIL204, is a second-generation siRNA therapy, designed to silence mutant KRAS, using an integrated treatment approach that combines intratumoral and systemic administration. The Company was originally formed for the purpose of effecting the Transactions (as defined below). Following the closing of the Transactions on August 15, 2024 (the “Closing”), the Company became a publicly-traded holding company that has one primary active wholly-owned subsidiary — Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (“Silexion Israel”), an Israeli limited company, through which much of its operations are conducted, along with certain additional inactive subsidiaries, including Moringa Acquisition Corp (“Moringa” or the “SPAC”), a Cayman Islands exempted company.

On April 3, 2024, the Company entered into an Amended and Restated Business Combination Agreement (hereinafter, the “A&R BCA”) with the SPAC, Silexion Israel, August M.S. Ltd. an Israeli company and wholly-owned subsidiary of the Company (“Merger Sub 1”), and Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and additional wholly-owned subsidiary of the Company (“Merger Sub 2”). Pursuant to the closing under the A&R BCA, which occurred on August 14, 2024, both Silexion Israel and the SPAC became wholly-owned subsidiaries of the Company, which became a publicly-held, Nasdaq-listed entity whose securities are traded under the ticker symbols “SLXN” and “SLXNW” (the A&R BCA and related transactions: the “Transactions”).

b.	Financial Information Presented:

From its formation on April 2, 2024 until the Closing of the Transactions on August 15, 2024, the Company had no operations and had been formed for the sole purpose of entering into the Transactions and serving as the publicly-traded company following the Transactions. Silexion Israel, on the other hand, as the accounting acquirer in the Transactions and the predecessor entity to the Company from an accounting perspective, had active operations during earlier periods of time, prior to the Transactions. Consequently, these financial statements reflect the financial information of Silexion Israel (as the predecessor entity to the Company) through August 15, 2024 and the financial information of Silexion (as the Combined Company following the Transactions) from August 16, 2024 forward.

c.	Subsidiaries:

The Company has three subsidiaries as of December 31, 2025:

1.
Silexion Israel. Silexion Israel was incorporated in Israel and began its operations on November 30, 2008. Since its incorporation, Silexion Israel has been engaged in one operating segment - the research and development of innovative treatments for pancreatic cancer based on siRNAs, aiming to stop the production of a specific pancreatic cancer-causing protein known as the KRAS mutation. Silexion Israel takes an integrated approach to treatments, combining intratumoral and systemic administration of its RNAi therapies. Silexion Israel’s long-lived assets are located in Israel.

2.
Silenseed (China) Ltd. On April 28, 2021, Silexion Israel (as the predecessor entity to the Company) signed an agreement with Guangzhou Sino-Israel Biotech Investment Fund (“GIBF”) to establish a new company in China. On June 15, 2021 a company was established in China, named Silenseed (China) Ltd. (hereinafter - the “Chinese Subsidiary”). As of December 31, 2025, following transfer of all interests in the Chinese Subsidiary to the Company as part of the Transactions, the Company owns (directly or indirectly) 100% of the shares of the Chinese Subsidiary. The Chinese Subsidiary has had no significant operations during the reporting periods.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 1  - GENERAL (continued):

3.
Moringa. Prior to the Transactions (commencing on February 17, 2021), Moringa’s class A ordinary shares and warrants were listed for trading on the Nasdaq Capital Market (Nasdaq: MACA and MACAW). As part of the Transactions, Moringa merged with Merger Sub 2 and now serves as an inactive, wholly-owned subsidiary of the Company. Following the Transactions, Moringa is no longer listed for trading on the Nasdaq Capital Market.

4.	On February 9, 2026 the Company purchased a German shelf company, subsequently renamed Silexion Therapeutics GmbH (“Silexion Germany”), to conduct the Company’s clinical trials in Germany.

5.
The Company, the Chinese Subsidiary, Moringa and Silexion Israel (and, when describing any event following its having been acquired in February 2026, Silexion Germany as well) are together referred to hereinafter as the “Group”.

d.	Business Combination:

On August 15, 2024, the parties completed the Transactions pursuant to which Merger Sub 2 merged with and into the SPAC, with the SPAC continuing as the surviving company of such merger and a wholly-owned subsidiary of Silexion (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion Israel, with Silexion Israel continuing as the surviving company of such merger and a wholly-owned subsidiary of Silexion (the “Acquisition Merger”).

In connection with the Closing of the Transactions, the ordinary shares and warrants of Silexion were listed on the Nasdaq Global Market (currently, they are listed on the Nasdaq Capital Market) and began trading under the symbols “SLXN” and “SLXNW”, respectively.

For more information on instruments issued as part of the Transactions, see Note 3.

The Transactions were accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Silexion Israel was treated as the accounting acquirer and the SPAC was treated as the “acquired” company for financial reporting purposes. Under the reverse recapitalization accounting method, the Transactions were deemed to be the equivalent of a capital transaction in which Silexion Israel issued shares for the net assets of the SPAC. The net assets of the SPAC were stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Transactions are those of Silexion Israel.

In accordance with the applicable guidance to reverse recapitalization, the equity structure has been retroactively adjusted in all comparative periods up to the date of the Closing (the “Closing Date”), to reflect the number of Silexion’s ordinary shares, $0.001 par value per share (before adjustment for two subsequent reverse share splits, which are described in Note 1(e)) issued to legacy Silexion Israel shareholders in connection with the reverse recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to legacy Silexion Israel shareholders prior to the reverse recapitalization have been retroactively restated as shares reflecting the exchange ratio established pursuant to the Transactions. In conjunction with the reverse recapitalization, Silexion Israel’s ordinary shares underwent a 1-for-3.9829 conversion (before adjustment for subsequent reverse share splits).

e.	Reverse share splits:

On November 27, 2024, July 28, 2025 and May 28, 2026, the Company effected 1-for-9, 1-for-15 and 1-for-10 reverse share splits of all of its issued and outstanding, and authorized but unissued, ordinary shares. The reverse share splits resulted in corresponding increases in the par value of the Company’s ordinary shares, from $0.0001 to $0.0009, $0.0009 to $0.0135 and from $0.0135 to $0.135 per share. No fractional shares were issued as a result of the reverse splits, as any fractional share totals to which shareholders would have been entitled were rounded up to the nearest whole number of shares. All references made to ordinary shares, preferred shares and per share amounts (for each of Silexion, Silexion Israel, and Moringa) in these consolidated financial statements, unless otherwise indicated, have been adjusted (for periods preceding either reverse share split, retroactively) to reflect those reverse share splits.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 1  - GENERAL (continued):

f.	Israeli war:

In October 2023, Israel was attacked by Hamas, a terrorist organization and entered a state of war. Since the commencement of these events, there have been additional active hostilities, including with Hezbollah in Lebanon, the Houthi movement which controls parts of Yemen, and with Iran. In response to ongoing Iranian aggression and support of proxy attacks against Israel, on June 12, 2025, Israel conducted a series of preemptive defensive air strikes in Iran targeting Iran’s nuclear program and military commanders. On June 24, 2025, a ceasefire with Iran was reached. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas. While that ceasefire has been mostly maintained,  in late February 2026, Israel and the United States preemptively attacked Iran. As part of this conflict, Iran and Hezbollah have launched missile attacks throughout Israel. As a result, the Israeli government imposed restrictions on opening of non-essential places of business and announced recruitment of military reserves.

The Company’s employees and management personnel are located in Israel; however, other core activities, including research and development, clinical, and regulatory, are conducted outside of Israel. The Company considered the impact of the war and determined that (in part due to those core activities being conducted outside of Israel) there were no material adverse impacts on the consolidated financial statements, including related significant estimates made by management, for the period ended December 31, 2025. Further, as the Company’s R&D activity is conducted outside of Israel, the Company does not expect future adverse effects of the war on its core activities. On the other hand, travel restrictions imposed may impact the Company’s ability to raise funds to finance its activities in the near term.

At this stage, the Company is unable to estimate the impact of the developments on its future financial position, its results of operations, or its cash flows, if any. However, as this event is outside the Company’s control, factors such as the continued duration of the military conflict and its potential expansion into additional areas, as well as other developments, may impact the Company, its financial position, its ability to conduct financing activities, its results of operations, and its cash flows. The Company continues to monitor these developments in order to assess the potential effects of the military conflict on its activities.

g.	Going concern:

Since its inception, the Company (and, prior to the Transactions, its predecessor, Silexion Israel) has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company (or, for those periods prior to the Transactions, its predecessor, Silexion Israel) has incurred losses of $11,912 and $16,519 for the years ended December 31, 2025 and December 31, 2024, respectively. During the year ended December 31, 2025, the Company had negative operating cash flows of $10,819. As of December 31, 2025, the Company had cash and cash equivalents of $5,991.

The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding.

Under these circumstances, in accordance with the requirements of Accounting Standards Codification (“ASC”) 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern, as management believes its current funds will be sufficient to fund its operations for only several months from the date these financial statements are issued. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As applicable to these financial statements, the most significant estimates and assumptions relate to fair value of financial instruments (see Note 12). These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

c.	Functional currency

The Company's operations are currently conducted in Israel and some of the Company's expenses are currently paid in new Israeli shekels (“NIS”) and Euro; however, the markets for the Company's future products are located outside of Israel. Financing activities are conducted in U.S. dollars (“dollars” or "$"). The Company's management believes that the US dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar. The functional currency of Silexion Israel is the U.S. dollar, inter alia, in light of the composition of expenses and expected volume of intercompany transactions with the Company.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non- U.S. dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

d.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The financial statements of the Company and its subsidiaries are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include money market funds, that are not restricted as to withdrawal or use, and short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

Bank balances for which use by the Company is subject to third party contractual restrictions are included as part of cash unless the restrictions result in a bank balance no longer meeting the definition of cash. If the contractual restrictions to use the cash extend beyond 12 months after the end of the reporting period, the related amounts are classified as non-current in Balance sheets.

f.	Restricted cash

As of December 31, 2025 and 2024, the Company had pledged amounts of $57, respectively in favor of a bank as collateral for guarantees provided to secure its operating lease payments.

The Company is required to hold a minimum amount of NIS 86 in its bank account in order to maintain availability of a credit line from its credit card company.

The Company includes its restricted cash in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the combined statement of cash flows.

g.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers	33
Office furniture	7-15

h.	Employee rights upon retirement

The Company is required to make severance payments upon dismissal of an employee or upon termination of employment in certain circumstances.

In accordance with the current employment terms with all of its employees located in Israel, and pursuant to Section 14 of the Israeli Severance Pay Law, 1963, the Company makes and has been continuously making, since the beginning of employment of each of its current employees, regular deposits, at a rate of 8.33% of their monthly salary, with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee’s full severance pay obligation.

Under these circumstances, the Company is currently relieved from any severance pay liability with respect to each such employee. Neither the liability in respect of these employees nor the credit for the amounts funded are reflected on the Company’s consolidated balance sheets, as the amounts funded are not under the control or management of the Company and the severance pay risks have been irrevocably transferred to the applicable insurance companies.

The amounts of severance payment expenses were $179 and $122 for the years ended December 31, 2025 and 2024, respectively.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

j.	Financial instruments issued

When the Company issues freestanding instruments, the Company first analyzes the provisions of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. If the instrument was not within the scope of ASC 480, the Company further analyzes the provisions of ASC 815-40 in order to determine whether the instrument should be classified within equity or classified as an asset or liability, with subsequent changes in fair value recognized in the statements of operations in each period.

When the Company issued preferred shares, it first considered the provisions of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzed the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares were not mandatorily or currently redeemable. However, they included clauses that could constitute as in-substance redemption clauses that were outside of the Company’s control. As such, all shares of redeemable convertible preferred shares had been presented outside of permanent equity. The Redeemable Convertible Preferred Shares were converted into ordinary shares in the framework of the recapitalization transaction as described in Note 1(d).

k.	Contracts over Ordinary Shares

Warrants to purchase ordinary shares are not within the scope of ASC 480, and as such the Company further analyzes the provisions of ASC 815-40 in order to determine whether the contract should be classified within equity or classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period.

Under ASC 815-40, contracts that are not indexed to the Company’s own stock are classified as liabilities recorded at fair value. As such, the Company classifies private warrants (see Note 3(e)) as liabilities and measures them at their fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the private warrants are exercised or expire, or upon reassessment of classification. Similarly, the Company classifies the ELOC Agreement entered into (see Note 3(d)) as a derivative instrument measured at fair value at each reporting period, as settlement provisions under this agreement are not indexed to the Company’s own stock. Other warrants convertible to ordinary shares are considered indexed to the Company’s own stock and meet the conditions for equity classification, and thus are presented within equity.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

The Company reassesses the classification of a contract over its own equity under the guidance above at each balance sheet date. If classification changes as a result of events during the reporting period, the Company reclassifies the contract as of the date of the event that caused the reclassification. When a contract over own equity is reclassified from a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as a liability are not reversed, and the contract is marked to fair value immediately before the reclassification.

The effect of Induced exercises of equity-classified warrants that is directly attributable to a proposed or actual equity offering are accounted for as an equity issuance cost.

l.	Promissory Notes

Under the Fair Value Option Subsection of ASC Subtopic 825-10, the Company has an irrevocable option to designate certain financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in the statement of operations. The Company designated the Promissory Notes issued as part of the Transactions under the fair value option. See Note 3(a) and 3(b). Fair value gains and losses include interest expenses.

m.	Share-based compensation

The Company’s employee and non-employee share-based payment awards are classified as equity awards. The Company accounts for these awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period using the straight-line method.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the straight-line method based on the multiple-option award approach. Forfeitures are recognized as they occur.
The Company accounts for its non-employees’ equity-classified share-based payment in a similar manner.

n.	Research and development expenses

Research and development costs are charged to the statements of operations as incurred. Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of payroll and subcontractors, as well as share-based payments. Advance payments for goods or services that will be used or rendered for future research and development activities are deferred. Such amounts are recognized as an expense as the related goods are used or the services are rendered.

Grants received from the Israeli Innovation Authority (“IIA”) for approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred, and are included as a deduction from research and development expenses. See Note 7. The Company did not receive any grants during 2025 or 2024.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

o.	Leases

The Company recognizes operating lease payments in the consolidated statements of operations on a straight-line basis over the lease term. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease.  ROU assets are initially measured at amounts representing the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The discount rate for the lease is the rate in the lease unless that rate cannot readily determined. As the Company's leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located.  During the reporting periods, the Company has only operating leases.

Payments under the Company’s lease arrangements are primarily fixed; however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease right-of-use assets and liabilities. The Company elected the practical expedient not to separate lease and non-lease components.The Company has made a policy election not to capitalize leases with a term of 12 months or less.

p.	Loss per share

The Company computes basic loss per share in accordance with ASC Topic 260, Earnings per Share, by dividing the net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year, and fully vested pre-funded options for the Company's ordinary shares at an exercise price of $3.39 or NIS 3.39 per share. The Company considers these shares to be exercised for little to no additional consideration.

Diluted loss per share is computed by considering the potential dilution that could occur upon the exercise of awards granted under share-based compensation plans and equity-classified instruments using the treasury stock method. Impact of liability-classified instruments on diluted loss per share is considered using the if-converted method. Diluted loss per share excludes all dilutive potential ordinary shares if their effect is anti-dilutive.

Prior to the Transactions, the Company calculated loss per share using the two-class method required for participating securities. This method entails allocating income available to ordinary shareholders for the period between ordinary shares and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. The Company considered its redeemable convertible preferred shares to be participating securities, as the holders of the redeemable convertible preferred shares were entitled to dividends that would be distributed to the holders of ordinary shares on a pro-rata basis, assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities did not contractually require the holders to participate in the Company's losses. Consequently, net loss for the applicable periods presented was not allocated to the Company's participating securities.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

q.	Income taxes:

1)	Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

2)	Uncertainty in income tax

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

r.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and long-term deposits. The Company deposits cash and cash equivalents mostly with four low risk financial institutions. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

s.	Impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or circumstances indicate the carrying amount may not be recoverable. If the sum of expected future cash flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.
For the years ended December 31, 2025 and 2024, the Company did not recognize an impairment loss for its long-lived assets

t.	Comprehensive Loss

Comprehensive loss includes no items other than net loss.

u.	Loss Contingencies

Certain conditions may exist as of the date of the financial statements, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

Management applies the guidance in ASC 450-20-25 when assessing losses resulting from contingencies. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is recorded as accrued expenses in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material are disclosed. As of December 31, 2025, and December 31, 2024, no contingent liabilities have been recognized.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

v.	New accounting pronouncements:

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised Accounting Standards Updates (“ASUs”) until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

Recently Adopted accounting pronouncements:

1)
In June 2022, the Financial Accounting Standards Board (“FASB”) issued ASU 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sales restrictions. The Company adopted the ASU on January 1, 2025 and it did not have a material impact on the Company’s consolidated financial statement.

Recently issued accounting standards not yet adopted:

1)
In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expenses and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company's disclosures.

2)
In December, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The ASU will be effective for fiscal years beginning after December 15, 2025, and allows adoption on a prospective basis, with a retrospective option. The Company is in the process of assessing the impacts and method of adoption.

3)
In September 2025, the FASB issued ASU 2025-07 “Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract”. The ASU excludes from the derivative accounting certain non-exchange-traded contracts with contracts with underlying that are based on operations or activities specific to one of the parties to the contract. The ASU is effective for annual periods beginning after December 15, 2026 and interim periods within those annual periods. Early adoption is permitted. The amendment can be applied either prospectively to new contracts entered into on or after the date of adoption or on a modified retrospective basis through cumulative effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period of adoption. The Company is in the process of evaluating the effects of the ASU on its contracts.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

4)
In December 2025, the FASB issued ASU 2025-10, Accounting for Government Grants Received by Business Entities, to amend the guidance in “Government Grants” (Topic 832). The update provides recognition, measurement, presentation, and disclosure requirements for government grants, including guidance for grants related to an asset and grants related to income. The guidance is effective for fiscal years beginning after December 15, 2029, including interim periods within those fiscal years. The Company is in the process of assessing the impact on its results of operations, financial position and disclosures, and in particular the impact on future IIA Support Grants (see Note 7).

5)
In December 2025, the FASB issued ASU 2025-11 to amend the guidance in “Interim Reporting” (Topic 270). The update provides clarifications intended to improve the consistency and usability of interim disclosure requirements, including a comprehensive listing of required interim disclosures and a new disclosure principle for reporting material events occurring after the most recent annual period. The amendments do not change the underlying objectives of interim reporting but are designed to enhance clarity in application. The guidance is effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years. The Company is in the process of assessing the impacts of the ASU on its interim financial statements.

NOTE 3 – FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS

The following financial instruments were issued and became outstanding in connection with the Transactions:

a.	Underwriters Promissory Note

Prior to the Closing, Moringa reached agreement with EarlyBird Capital, Inc. (“EarlyBird”), which served as the underwriter for Moringa’s initial public offering (“IPO”), on the reduction, to $1,600, in the aggregate, of the fee payable to EarlyBird under the Marketing Agreement entered into by Moringa with EarlyBird at the time of Moringa’s IPO. At the Closing, Moringa paid $350 of cash to EarlyBird from its trust account and Silexion issued to EarlyBird a convertible promissory note, due December 31, 2025, in an amount of $1,250 to be paid by Silexion to EarlyBird in cash or, at the election of EarlyBird upon maturity, via conversion of outstanding amounts into ordinary shares of Silexion (the “Underwriters Promissory Note”).

The Underwriters Promissory Note bore interest at a rate of 6% per annum and was to mature on December 31, 2025. Silexion was required to make mandatory prepayments on the note in amounts equal to 10% of the gross proceeds received by Silexion from any equity financing consummated by it prior to the maturity date.

As of December 31, 2024, the Company repaid $250 of the principal amount of the Underwriters Promissory Note as required in connection with its equity financing activities under the ELOC Agreement; see Note 3(d).
During January 2025, the Company repaid $158 of the principal amount of the Underwriters Promissory Note.

On March 13, 2025, the Company entered into a letter agreement with EarlyBird, under which the remaining $880 of outstanding principal amount and accrued interest under the Underwriters Promissory Note was extinguished in exchange for a cash payment by the Company (including accrued interest) of $551 and the Company’s issuance to EarlyBird of 1,852 ordinary shares.

b.	Sponsor/Related Party Promissory Note

Effective as of the Closing, Silexion issued to the Sponsor in replacement in their entirety of all previously existing promissory notes issued by Moringa to the Sponsor from its IPO until the Closing, an amended and restated promissory note (the “Related Party Promissory Note”, and, together with the Underwriters Promissory Note, the “Promissory Notes”) in an amount of $3,433. This reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the Related Party Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the Related Party Promissory Note may be repaid (unless otherwise decided by Silexion) only by way of conversion into Silexion ordinary shares (“Note Shares”). Silexion and the Sponsor may also convert amounts outstanding under the Related Party Promissory Note at the price per share at which Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100, in an amount of Note Shares constituting up to thirty percent (30%) of the number of Silexion ordinary shares issued and sold by Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10, at a price per share equal to the volume weighted average price of the Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 3 - FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

On September 15, 2025, as part of its public offering (see Note 8(a)), the Company converted $1,800 of the Related Party Promissory Note into 45,000 ordinary shares at a fair value of $1,624. The converted amount represented 30% of the funds raised by the Company in its September 2025 public offering, in accordance with the Company’s conversion right under the Related Party Promissory Note.

As of December 31, 2025, $1,633 of the Related Party Promissory Note’s principal amount remained outstanding.

c.	PIPE Financing

In connection with, and immediately prior to the Closing of the Transactions, Moringa raised $2,000 via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP, an affiliate of the Moringa Sponsor (the “PIPE Investor”), 148 newly issued Moringa ordinary shares at a price of $13,500.00 per share, pursuant to a subscription agreement, dated as of August 15, 2024, by and among Moringa, Silexion and the PIPE Investor (the “PIPE Agreement”). Those 148 shares were automatically converted upon the Closing of the Transactions into an equivalent number of Silexion ordinary shares (the “PIPE Shares”).

d.	ELOC Financing

In connection with the Closing, Silexion entered into an ordinary share purchase agreement, effective as of the Closing Date (the “ELOC Agreement”), for an equity line of credit (the “ELOC”) with White Lion Capital, LLC (the “ELOC Investor”), whereby Silexion was able to request to sell to the ELOC Investor, and the ELOC Investor was required to purchase, via private placement transactions, up to $15,000 of Silexion ordinary shares from time to time after the Closing, up until December 31, 2025.

During the year ended December 31, 2024, the Company sold 4,820 ordinary shares under the ELOC at an average price of $633 per share, net of fees of approximately $20. The net proceeds from those sales were $3,054. During the year ended December 31, 2025, the Company did not make any sales under the ELOC. For further information see Note 12(b).

e.	SPAC Warrants

On the Closing Date, Moringa, Silexion and Continental Stock Transfer & Trust Company (“CST”) entered into a certain Assignment, Assumption and Amendment Agreement (the “New Warrant Agreement”). The New Warrant Agreement amended Moringa’s Warrant Agreement, dated as of February 19, 2021, to provide for the assignment by Moringa of all its rights, title and interest in the warrants of Moringa to Silexion.

Upon Closing, Silexion assumed 4,260 warrants sold by Moringa in its IPO (“Public Warrants”) and 141 warrants sold by Moringa to the Sponsor and EarlyBird concurrently with its IPO (the “Private Warrants”, and together with the Public Warrants, the “Warrants”). Each such Warrant entitles the holder thereof to purchase one ordinary share of Silexion at a price of $15,525 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. Each Warrant became exercisable 30 days after the Closing and will expire five years after the Closing Date, or earlier upon liquidation of the Company.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 3 - FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

Once the Public Warrants became exercisable, the Company is permitted to redeem them in whole and not in part at a price of $13.5 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s ordinary shares equals or exceeds $24,300.00 per share (as adjusted) for any 20 trading days within any 30-trading day period, beginning on the 30th day after the Closing and ending on the third trading day prior to the date on which the Company sends a notice of redemption to the Public Warrant holders. Following the Closing through December 31, 2025, the Company’s ordinary shares have not yet traded at the requisite price so as to enable the Company to redeem any Public Warrants.

The Private Warrants are identical to the Public Warrants except that, for so long as they are held by the Sponsor, EarlyBird or their respective affiliates, the Private Warrants: (1) are not redeemable by the Company; (2) could not (subject to certain limited exceptions), be transferred, assigned or sold by the holders thereof until 30 days after the Closing; (3) may be exercised by the holders thereof on a cashless basis; and (4) are entitled to registration rights.

The Company recognized a net liability in respect of the Private Warrants, measured at fair value through profit or loss, from the Transactions (see also Note 2(k)). As such, transaction costs related to the Transactions were expensed as incurred. Public Warrants meet the criteria for equity classification and are recognized as equity.

NOTE 4  - PROPERTY AND EQUIPMENT, NET:

The composition of the Company’s property and equipment, grouped by major classifications, is as follows:

	December 31
	2025	2024
Cost:
Computers	$93	$87
Office furniture	15	12
	$108	$99
Accumulated depreciation:
Computers	80	67
Office furniture	3	2
	$83	$69
Property and equipment, net	$25	$30

Depreciation expenses were $14 and $25 in the years ended December 31, 2025 and 2024, respectively.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 5  - LEASES:

a.
On August 15, 2024, Silexion Israel vacated its office spaces and facilities in Israel. On September 8, 2024, an early termination agreement for the operating lease was signed with the landlord, which included a termination penalty. As a result, Silexion Israel derecognized the right-of-use asset and the lease liability in its financial statements, recording a loss of $68 from the lease termination and an additional loss of $16 from the disposal of leasehold improvements.

b.
On September 26, 2024 Silexion Israel signed a new lease agreement for an office in Israel starting on November 1, 2024 and ending on October 31, 2026 (initial term of two years and extension options reasonably certain to be exercised ending October 31, 2028). Silexion Israel will pay quarterly fixed payments to the lessor (including payments for common area maintenance). Lease payments are indexed to the Israeli consumer price index (the “CPI”).

Silexion Israel provided the lessor with a bank guarantee as a rental security. The bank, in turn, placed a pledge over restricted cash of $57.

Operating lease costs for the years ended December 31, 2025 and 2024 are as follows:

	Year Ended December 31,
	2025	2024
Fixed payments and variable payments that depend on an index or rate:
Office and operational lease expenses	$170	$144
Variable lease cost (included in the operating lease costs)	$1	$8
Loss from lease termination	$-	$68
Total operating lease costs	$171	$220

Operating cash flows, for amounts included in the measurement of lease liabilities, are as follows:

	Year Ended December 31,
	2025	2024
Office and operational spaces lease expenses	$170	$130
Termination penalty	$-	$34
Total	$170	$164

Supplemental information related to operating leases is as follows:

	Year Ended December 31,
	2025	2024
Weighted average remaining lease term (years)	2.84	3.84
Weighted average discount rate	11.28%	11.28%

As of December 31, 2025, Silexion Israel has not entered into lease agreements that include options to extend them that are not included in the measurement of the lease liability.

The following table outlines maturities of Silexion Israel’s operating lease liabilities as of December 31, 2025:

Operating lease liabilities
2026	$191
2027	197
2028	150
Total undiscounted lease payments	$538
Less - imputed interest	$(70)
Present value of lease liabilities	$468

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 6  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

a.	Other accounts payable

	December 31
	2025	2024
Accrued expenses	$859	$741
Income tax	51	47
	$910	$788

Statement of operations:

b.	Research and development expenses:

	Year ended December 31,
	2025	2024
Payroll and related expenses	$1,801	$1,231
Share-based compensation expenses	-	2,424
Subcontractors and consultants	5,030	1,890
Rent and maintenance	200	205
Other	109	65
	$7,140	$5,815

c.	General and administrative expenses:

Payroll and related expenses	$1,527	$1,154
Share-based compensation expenses	134	3,438
Professional services	2,103	1,632
Depreciation	14	25
Rent and maintenance	177	89
Patent registration	59	43
Travel expenses	154	106
Other	324	269
	$4,492	$6,756

d.	Financial expense, net:

Change in fair value of financial liabilities measured at fair value (including ELOC)	$279	$(1,150)
Issuance costs - ELOC agreement	-	52
Loss upon entering Transactions	-	4,783
Interest income, net	(142)	(1)
Foreign currency exchange loss, net	127	247
Other	13	7
Total financial expense, net	$277	$3,938

NOTE 7  - COMMITMENTS AND CONTINGENT LIABILITIES:

From 2009 to 2020, Silexion Israel received several approvals from the IIA for participation in research and development activities performed by Silexion Israel (“Support Grants”) in a total amount of $5.8 million.

The Company is obligated to pay royalties to the IIA amounting to 3%-5% of the sales of the core products and other related revenues generated from such projects, up to 100% of the Support Grants received, linked to the U.S. dollar and bears a 12-month term SOFR interest rate. The obligation to pay these royalties is contingent upon actual sales of the products and, in the absence of such sales, no payment is required.

As of December 31, 2025, the total royalty amount that may be payable by the Company to the IIA was approximately $5.8 million ($6.7 million including interest).

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 8  - WARRANTS TO PURCHASE ORDINARY SHARES:

a.	January and September Public Offerings of Ordinary Shares, Pre-Funded Warrants, and Ordinary Warrants.

On January 15, 2025, and again on September 11, 2025, the Company offered and sold in, and on January 17, 2025 and September 12, 2025, the Company completed, public offerings (the “January Offering” and “September Offering”, respectively) of its securities. In the January Offering, the Company offered and sold 14,309 ordinary shares and 14,309 ordinary warrants to purchase up to 14,309 ordinary shares, at a purchase price of $202.5 per ordinary share and accompanying warrant, and 10,386 pre-funded warrants to purchase up to 10,386 ordinary shares (the “January Pre-Funded Warrants”) and 10,386 ordinary warrants to purchase up to 10,386 ordinary shares, at a purchase price of $202.5 per pre-funded warrant and accompanying ordinary warrant (all such ordinary warrants sold with the ordinary shares and January Pre-Funded Warrants, the “January Ordinary Warrants”). In the September Offering, the Company offered and sold 139,225 ordinary shares and 10,775 pre-funded warrants to purchase 10,775 ordinary shares (the “September Pre-Funded Warrants”), each of which ordinary share and pre-funded warrant was sold together with two ordinary warrants— one Series A ordinary warrant and one Series B ordinary warrant, or 150,000 Series A ordinary warrants and 150,000 Series B ordinary warrants in total (collectively, the “September Ordinary Warrants”). The purchase price was $40.00 per ordinary share and accompanying two September Ordinary Warrants, and $39.999 per pre-funded warrant and accompanying two September Ordinary Warrants. The aggregate gross proceeds to the Company from the January Offering and September Offering were approximately $5,000 and $6,000, respectively, net of transaction costs of $745 and $805, respectively.

The January Pre-Funded Warrants were immediately exercisable at an exercise price of $0.015 per ordinary share, and the September Pre-Funded Warrants were immediately exercisable at an exercise price of $0.001 per ordinary share, and do not expire until exercised in full. The January Ordinary Warrants are exercisable at a price of $202.5 per ordinary share. and expire five years after issuance. The September Ordinary Warrants are exercisable at a price of $40 per ordinary share, with Series A ordinary warrants and Series B ordinary warrants expiring five years and one year, respectively, after issuance.

As of December 31, 2025, all 10,386 January Pre-Funded Warrants had been exercised for 10,386 ordinary shares, and a total of 4,270 January Ordinary Warrants had been exercised for 4,270 ordinary shares,  for total proceeds of $0.9 million.

As of December 31, 2025, all 10,775 September Pre-Funded Warrants had been exercised for 10,775 ordinary shares, and a total of 44,500 September Ordinary Warrants had been exercised for 44,500  ordinary shares,  for total proceeds of $1.78 million. These exercises of September Ordinary Warrants occurred subsequent to, and were not related to, the January Inducement Offer or July Inducement Offer transactions (which are described in b. below).

As compensation for the placement agent’s role in the January Offering and September Offering, the Company issued to it warrants to purchase up to 1,729, and 10,500, ordinary shares, respectively. Those placement agent warrants had exercise prices of $253.1 and $50 per ordinary share, respectively, were exercisable for five years from the date of the commencement of sales in the January Offering or September Offering (as applicable), and otherwise reflected substantially the same terms as the January Ordinary Warrants or September Ordinary Warrants (as applicable) sold in the January Offering or September Offering (as applicable).

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 8  - WARRANTS TO PURCHASE ORDINARY SHARES (continued):

b.	Induced Warrant Exercise Transactions

On January 29, 2025, the Company entered into an inducement offer letter agreement (the “January Inducement Offer”) with holders of 14,810 of the Company’s January Ordinary Warrants. Pursuant to the January Inducement Offer, on January 30, 2025, those holders exercised those warrants for cash and purchased 14,810 ordinary shares at a cash exercise price of $202.5 per share. As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 14,810 ordinary shares at an exercise price of $225 per share (the “January New Ordinary Warrants”). The exercising holders also paid the Company an additional $18.8 per January New Ordinary Warrant issued to them. The Company received aggregate gross proceeds of approximately $3,276 from the exercise of the existing January Ordinary Warrants by the holders, net of placement agent fees and other offering expenses of $462.

Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price. Pursuant to the January Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 1,037 ordinary shares, which have the same terms as the January New Ordinary Warrants issued in the transaction, except that the placement agent warrants have an exercise price equal to $276.6 per share. Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the Company will issue to the placement agent warrants that are exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those January New Ordinary Warrants. As of December 31, 2025, the payment of cash fees and issuance of additional warrants to the placement agent upon exercise of January New Ordinary Warrants were not probable.

Both the January New Ordinary Warrants and the placement agent warrants were immediately exercisable from the date of their issuance until April 1, 2027.

On July 31, 2025, the Company entered into an additional inducement offer letter agreement (the “July Inducement Offer”) with holders of 15,211 of the Company’s existing ordinary warrants, of which (i) 2,247 were January Ordinary Warrants, and (ii) 12,964 were January New Ordinary Warrants.

The closing under the July Inducement Offer occurred on August 1, 2025, when those holders exercised those warrants for cash and purchased 15,211 ordinary shares at a reduced cash exercise price of $115.7 per share. The Company received aggregate gross proceeds of approximately $1,760 from the exercise of the existing ordinary warrants by the holders, net of placement agent fees and other offering expenses of $278.

As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 30,422 ordinary shares at an exercise price of $113.2 per share (the “July Ordinary Warrants”). The July Ordinary Warrants are exercisable from August 19, 2025 until the 24-month anniversary of the effective date of the resale registration statement under which the Company registered the resale of the ordinary shares underlying those warrants and the placement agent warrants (as referenced below)—i.e., until September 4, 2027.

Pursuant to the July Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 1,065 ordinary shares, which have the same terms as the July Ordinary Warrants, except that the placement agent warrants have an exercise price equal to $144.6 per share. Upon exercise for cash of any July Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price, as well as additional placement agent warrants exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those July Ordinary Warrants.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 8  - WARRANTS TO PURCHASE ORDINARY SHARES (continued):

Summary of Outstanding warrants to purchase ordinary shares:

Below is a summary of the Company's Outstanding warrants to purchase ordinary shares for the year ended December 31, 2025:

Warrant Type	Exercise Price	Expiration date	Number of Ordinary Shares Issuable Upon Warrant Exercise

Ordinary Private Warrants	$15,525	August 15, 2029	141
Ordinary Public Warrants	$15,525	August 15, 2029	4,260
January Ordinary Warrants	$202.5	January 17, 2030	3,367
January Placement Agent Warrants	$253.1	January 15, 2030	1,729
January Inducement Ordinary Warrants	$225	January 31, 2027	1,847
January Inducement Placement Agent Warrants	$276.6	January 31, 2027	1,037
July Inducement Ordinary Warrants	$113.2	August 12, 2027	30,422
July Inducement Placement Agent Warrants	$144.6	August 12, 2027	1,065
September Ordinary Warrants - Series A	$40.0	September 11, 2030	150,000
September Ordinary Warrants - Series B	$40.0	September 11, 2026	105,500
September Placement Agent Warrants	$50.0	September 11, 2030	10,500
			309,868

NOTE 9 - SHAREHOLDERS’ EQUITY:

a.	Issuances of shares:

1)	See Note 1(d) for a description of the issuance of ordinary shares pursuant to the Transactions.

2)	See Note 3(d) for a description of the issuances of ordinary pursuant to the ELOC Financing.

3)	See Note 8 for descriptions of share issuances pursuant to the January Offering, September Offering, January Inducement Offer and July Inducement Offer.

b.	Shareholders’ rights:

The ordinary shares of Silexion confer upon their holders the right to participate and vote in general meetings of Silexion and to share in the distribution of dividends, if any, declared by Silexion.

c.	At the market offering agreement

On September 26, 2025 the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with a sales agent. In accordance with the terms of the Sales Agreement, the Company may offer and sell up to $13,170 of its newly issued ordinary shares from time to time through the sales agent.

The sales agent will not sell ordinary shares unless instructed by the Company and will use commercially reasonable efforts to sell on the Company’s behalf all of the ordinary shares requested to be sold by the Company, subject to the terms of the Sales Agreement.

The sales agent will be entitled to cash compensation equal to 3.0% of the gross sales price of ordinary shares sold under the Sales Agreement. As of December 31, 2025, no ordinary shares had been sold under the Sales Agreement.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 10  - INCOME TAXES:

a.	Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

b.	Corporate taxation of Israeli subsidiary

Silexion Israel is taxed according to the regular corporate income tax rate in Israel.  The corporate tax rate was 23% in 2025 and 2024.

c.	Income taxes of Chinese Subsidiary

The Chinese Subsidiary is taxed under the tax laws of China and the corporate tax rate is  25%.

d.	Tax loss carryforwards

As of December 31, 2025, the expected tax loss carryforwards of Silexion Israel were approximately $35,264, which may be carried forward and offset against taxable income in the future for an indefinite period. The Company has recognized a valuation allowance for the full amount in respect of these tax loss carryforwards since their utilization is not expected in the foreseeable future.

The tax loss carryforwards generated in the Cayman Islands have no value, as the Cayman Islands do not impose an income tax on corporations.

Local and foreign components of loss from continuing operations, before income taxes, consisted of the results of Silexion Israel as the local entity, and the results of  Silexion, Moringa, and the Chinese Subsidiary as foreign entities.

	Year ended December 31
	2025	2024
Domestic – Israel	$9,345	$12,156
Foreign
Cayman Islands	2,569	4,161
Chinese Subsidiary	(5)	192
Total	$11,909	$16,509

e.	Uncertainty in income tax

As of December 31, 2025 and 2024, the Company’s uncertain tax positions were immaterial.

f.	Tax rate reconciliation

The Group consists of a Cayman Islands parent holding company with various international subsidiaries (see Note 1(c)). The applicable statutory rate in the Cayman Islands is 0% for the Company for the year ended December 31, 2025. For purposes of the reconciliation between the provision for income taxes at the statutory rate and the effective tax rate, an Israeli statutory tax rate of 23% was applied for the years ended December 31, 2025, and December 31, 2024, which is the rate that is applicable to substantially all of the Group’s operations.

Income tax expense attributable to income from continuing operations was $3 and $10 for the years ended December 31, 2025 and 2024, respectively.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 10  - INCOME TAXES (continued):

The reconciliation of the theoretical tax benefit (expense) under the Israeli statutory tax rate to the Company's effective tax benefit (expense) is as follows for the years ended December 31, 2025 and 2024, respectively:

	Year ended December 31
	2025	2024
Loss before income taxes	$(11,909)	$(16,509)
Statutory tax rate	23%	23%
Computed “expected” tax income	(2,739)	(3,797)
Exchange rate differences	(822)	(21)
Non-deductible share-based compensation	-	1,373
Non-deductible financial instruments valuation	-	32
Effect of other non-deductible differences	21	78
Change in valuation allowance	2,952	1,392
Subsidiaries tax rate differences	591	953
Reported taxes on income	$3	$10

g.	Deferred tax

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2025	2024
Deferred tax assets
Operating loss carryforwards	$8,111	$5,800
Research and development	1,457	902
Accrued expenses	133	104
Bonus accrual	82	52
Lease liability	108	121
Other	55	42
Total deferred tax assets	$9,946	$7,021

Deferred tax liabilities
Right of use asset	(95)	(122)
Total deferred tax liabilities	$(95)	$(122)

Valuation allowance	$(9,851)	$(6,899)
Deferred tax assets, net of valuation allowance	$-	$-

h.	Roll forward of valuation allowance:

The following table presents a reconciliation of the beginning and ending valuation allowance:

Balance as of December 31, 2023	$(5,507)
Additions	(1,392)
Balance as of December 31, 2024	$(6,899)
Additions	(2,952)
Balance as of December 31, 2025	$(9,851)

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 10  - INCOME TAXES (continued):

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on these factors, the Company recorded a full valuation allowance as of December 31, 2025 and 2024.

i.	Income tax assessments

Silexion Israel has tax assessments that are considered to be final through tax year 2019.

The Chinese Subsidiary does not have final tax assessments.

NOTE 11  - SHARE-BASED COMPENSATION:

a.	Company Equity Incentive Plans

On July 14, 2025, the Company’s shareholders approved an increase in the number of ordinary shares authorized for issuance under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) by 8,478 ordinary shares, increasing the total number of ordinary shares reserved for issuance under the 2024 Plan to 9,523 ordinary shares.

Under Silexion Israel’s 2013 Share Option Plan and 2023 Equity Incentive Plan (collectively, the “Silexion Israel Plans,” and, together with the 2024 Plan, the “Plans”), options to purchase ordinary shares of Silexion Israel were granted to certain entities and individuals. Each option granted under the Silexion Israel Plans is now exercisable for ordinary shares of the Company, until 10 years from the date of grant, or earlier upon cessation of employment or engagement of the grantee and certain other occurrences.

Following the adoption of the 2024 Plan in connection with the Closing of the Transactions, future grants to Company employees and directors will only be made under the 2024 Plan, although outstanding grants under the Silexion Israel Plans will continue to be governed by the terms of those plans. Grants to employees and directors are made in accordance with the Plans and are carried out within the provisions of Section 102 of the Israel Income Tax Ordinance, under the capital gains track described in subsection (b)(2) of Section 102. In accordance with such track selected by the Company and the provisions associated with it, the Company is not entitled to claim a tax deduction for the benefits derived by grantees under the Plans.

Awards outstanding under the Silexion Israel Plans prior to the Transactions accelerated immediately upon Closing, such that the Silexion options into which Silexion Israel options were converted were fully vested.

The Group's expenses related to equity grants amounted to totals of $134 and $5,862 in 2025 and 2024, respectively.

As of December 31, 2025, 8,657 Silexion ordinary shares remain available for grant under the 2024 Plan

b.	RSU’s granted to employees:

On February 9, 2025, Silexion’s board of directors approved the grant of 397 RSUs, each of which may be settled for one underlying ordinary share, to Silexion’s directors (as part of the same grant pursuant to which options were granted to the directors, as described below in “c. Options granted to employees”). The aggregate grant date fair value of the RSUs was approximately $75, based on a closing share price of $189 on the grant date.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 11  - SHARE-BASED COMPENSATION (continued):

On July 4, 2024, Silexion Israel’s board of directors approved granting 524 fully vested RSUs to Silexion Israel’s employees and directors, for which Silexion Israel recognized an expense amounting to $5,578 in total.

	Number of RSU’s	Weighted- average remaining contractual term (in years)
Outstanding at December 31, 2024	-	-
Changes during the year:
Granted	397	9.12
Vested	-	-
Forfeited	-	-
Outstanding at December 31, 2025	397	9.12

The fair value for the RSUs granted in 2024, before the Company’s shares were exchange-traded,  was based on the following assumptions:

Expected volatility	74.82%
Assumptions regarding the price of the underlying shares:
Probability of an IPO scenario (including de-SPAC transaction)	67%
Expected time to IPO (including de-SPAC transaction) (years)	0.137
Probability of other liquidation events	33%
Expected time to liquidation (years)	2.25
Expected return on Equity	22%

The fair value of equity compensation granted during 2024 (all of which was attributable to the foregoing RSU grant) was $5,578.

c.	Options granted to employees

On February 9, 2025, Silexion’s board of directors approved granting 469 options (each exercisable for one underlying ordinary share) to Silexion’s directors (as part of the same grant pursuant to which RSUs were granted to the directors, as described above in “b. RSUs granted to employees”) the aggregate grant-date fair value of the options was approximately $75, as determined using the Black-Scholes valuation model, which resulted in a fair value of $160.3 per option.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 11  - SHARE-BASED COMPENSATION (continued):

Below is a summary of the Company's (or for periods prior to the Closing of the Transactions, Silexion Israel’s) options activity and related information with respect to options granted to employees for the years ended December 31, 2025:

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in U.S. dollars)

Outstanding at December 31, 2024	161	8,974.7	7.19	-
Granted	469	189	9.12	-
Exercised	(1)	1.1	-	20.65
Forfeited	-	-	-	-
Expired	(2)	9,075.34	-	-
Outstanding at December 31, 2025	627	2,417.71	8.39	-

Exercisable at December 31, 2025	158	9,033.32	6.24	-

Vested and expected to vest at December 31, 2025	627	2,417.71	8.39	-

d.	Share-based compensation expense:

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Year ended December 31
	2025	2024
Research and development	$-	$2,424
General and administrative	$134	3,438
	$134	$5,862

NOTE 12  - FAIR VALUE MEASUREMENTS:

a.
Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of December 31, 2025 and December 31, 2024 are classified in the tables below in one of the three categories described in “Note 2 (Significant Accounting Policies)– (i) Fair value measurement” above:

	December 31, 2025
	Level 3		Total
Financial Liabilities
Private Warrants to ordinary shares	$	*	$	*
Promissory Notes		$1,568		$1,568

	December 31, 2024
	Level 3	Total
Financial Liabilities
Private Warrants to ordinary shares	$2	$2
Promissory Notes	$3,965	$3,965

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 12  - FAIR VALUE MEASUREMENTS (continued):

The following is a roll-forward of the fair value of liabilities classified under Level 3:

	2025
	Promissory Notes	Private Warrants to purchase ordinary shares
Fair value at the beginning of the year	$3,965		$2
Change in fair value	292		(2)
Repayments	(709)		-
Conversion to equity	(1,980)		-
Fair value at the end of the year	$1,568	$	*

* Represents an amount less than $1

	2024
	Promissory Notes	Warrants to purchase preferred shares		Private Warrants to purchase ordinary shares
Fair value at the beginning of the year	$-		$200	$-
Issuance	4,622		-	1,130
Change in fair value	(407)		134	(1,128)
Repayments	(250)		-	-
Conversion to equity	-		(334)	-
Fair value at the end of the year	$3,965	$	-,-	$2

b.
ELOC Agreement

As the ELOC is in substance a purchased call option over the Company’s own shares at a price described in Note 3(d), the fair value of this agreement was generally approximately zero until the Company sold shares under the ELOC Agreement. Once the Company sold shares under the agreement, the difference between cash raised (net of transaction costs) and the closing price of the Company’s ordinary shares as of the date of their issuance was recognized as financing income or expenses.

Fair value gain and losses arising from the ELOC Agreement are measured with reference to the spot price of the Company’s shares sold, less consideration receivable from the ELOC Investor.

c.
Promissory Notes

In measuring the fair value of the Company’s Promissory Notes in 2025 and 2024, discount rates of 11.85%-13.83% were used, based on a B- rated US dollar zero-coupon discount curve, plus a credit spread of 6.67% - 7.56%. The expected timing of conversion or repayment of the notes was determined using the Company’s forecasts.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 12  - FAIR VALUE MEASUREMENTS (continued):

d.
Warrants to purchase ordinary shares

A Black-Scholes-Merton model with Level 3 inputs was used to calculate the Company’s warrants’ fair value. Inherent in a Black-Scholes-Merton model are assumptions related to expected life (term), expected share price, volatility, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of selected peer companies’ ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates will remain at zero.

The following table provides quantitative information regarding Level 3 fair value measurement inputs of the warrants:

	December 31,	December 31,
	2025	2024
Volatility	100.41%	77.69%
Term (years)	3.62	4.62
Dividend yield	0%	0%

e.
Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, prepaid expenses, and other assets, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

NOTE 13  - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented (USD in thousands, except per share data):

	Year ended December 31
	2025	2024
Numerator:
Net loss for the year	$11,912	$16,519
Net loss attributable to ordinary shareholders:
Basic and diluted	$11,912	$16,443
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	132,951	4,157

Net loss per share attributable to ordinary shareholders, basic and diluted	$89.61	$3,955.11

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, and fully vested pre-funded warrants or options to purchase the Company’s (or Silexion Israel’s, as applicable) ordinary shares at an exercise price of $3.39  or NIS 3.39  per share, respectively, as the Company (or Silexion Israel, as applicable) considers these shares to be exercised for little to no additional consideration.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 13  - NET LOSS PER SHARE (continued):

As of December 31, 2025 and 2024, the basic loss per share calculation included a weighted average number of 1 and 14, respectively, fully vested pre-funded warrants or options.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect:

For the period ended on December 31, 2025:

-	Share-based compensation (see Note 11);
-	Private Warrants to purchase ordinary shares (the “Private Warrants”) that had been issued to former Moringa private warrant holders pursuant to the Transactions (see Notes 3(e) and 8));
-	Underwriters Promissory Note and Related Party Promissory Note (see Note 3(a)-(b));

For the period ended on December 31, 2024:

-	Redeemable convertible preferred shares;
-	Warrants to purchase redeemable convertible preferred shares;
-	Share-based compensation (see Note 11);
-	Private Warrants to purchase ordinary shares (see Notes 3(e) and 8));
-	Underwriters Promissory Note and Related Party Promissory Note (see Note 3(a)-(b));
-	ELOC financing (see Note 3(d));

As such, diluted net loss per share is the same as basic net loss per share.

NOTE 14  - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties— shareholders, executive officers and directors of the Company (including Silexion Israel)—are quantified below:

a.	Transactions:

	Year ended December 31
	2025	2024
Share-based compensation included in research and development expenses	$-	$1,796
Share-based compensation included in general and administrative expenses	$134	$2,972
Financial expenses (income)	$232	$(1,249)

b.	Balances:

	December 31
	2025	2024
Non-Current liabilities
Private warrants to purchase ordinary shares	*	$1
Sponsor Promissory Note	$1,568	$2,961
	$1,568	$2,962

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA

NOTE 15  - SEGMENT INFORMATION

The Company operates as a single operating segment in the research and development of innovative treatments for pancreatic cancer based on siRNA. The Company’s CODM is its Chief Executive Officer (CEO). The CODM reviews the Company’s performance on a consolidated basis. As such, the segment’s loss is the Company’s consolidated net loss and the segment’s assets are the Company’s consolidated assets.

The CODM uses the information primarily to evaluate the Company’s performance and allocate resources. This includes reviewing key financial metrics such as budget versus actual expenditures, tracking progress on research and development milestones, and assessing overall cash flow and liquidity to ensure the continuity of operations. This approach allows the CODM to monitor the Company's performance and make strategic adjustments as needed to support its operational and financial goals.

a.
Segment disclosures

The CODM reviews the Company’s results on a consolidated basis. As such, information on segment loss and significant expenses is similar to the Company’s consolidated statements of operations. The CODM is also regularly provided with information on significant ordinary-course expenses, including the expenses listed in the below table. The Company’s management does not segregate its business for internal reporting.

	Year ended December 31
	2025	2024
Clinical trials and other services from R&D-related service providers	$5,030	$1,893
R&D payroll and related expenses, other than share-based compensation	1,801	1,231
R&D share-based compensation expenses	-	2,424
G&A payroll and related expenses, other than share-based compensation	1,527	1,154
G&A share-based compensation expenses	134	3,438
Professional services	2,103	1,632
Depreciation expenses	14	25
Other segment expenses (*)	1,023	774
Operating loss	11,632	12,571
Interest income	(155)	(28)
Interest expense	13	27
Other financing expense, net	419	3,939
Income taxes	3	10
Net loss	$11,912	$16,519

Segment assets	$7,215	$2,863
Expenditures for segment assets	$(9)	$(22)
Segment liabilities	$4,612	$6,852

(*) Other segment expenses include mainly general and administrative-related expenses, such as rent and maintenance expenses, travel and HR expenses.

b.	Entity-Wide disclosures All of the Company’s long-lived assets are located in Israel.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2026

SILEXION THERAPEUTICS CORP
INTERIM FINANCIAL STATEMENTS
MARCH 31, 2026
(Unaudited)

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31
	2026	2025
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$2,413	$5,991
Restricted cash	27	27
Prepaid expenses	1,529	570
Other current assets	96	49
TOTAL CURRENT ASSETS	4,065	6,637

NON-CURRENT ASSETS:
Restricted cash	58	57
Long-term deposit and other non-current assets	76	84
Property and equipment, net	23	25
Operating lease right-of-use asset	380	412
TOTAL NON-CURRENT ASSETS	537	578
TOTAL ASSETS	$4,602	$7,215

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-3

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31
	2026	2025
	U.S. dollars in thousands
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Trade payables	$912	$787
Current maturities of operating lease liability	185	182
Employee related obligations	560	879
Other account payable	850	910
Private warrants to purchase ordinary shares (including $* due to related party, as of March 31, 2026 and December 31, 2025)	*	*
Related Party Promissory Note	1,553	-
TOTAL CURRENT LIABILITIES	4,060	2,758

NON-CURRENT LIABILITIES:
Long-term operating lease liability	251	286
Related Party Promissory Note	-	1,568
TOTAL NON-CURRENT LIABILITIES	$251	$1,854
TOTAL LIABILITIES	$4,311	$4,612

SHAREHOLDERS' EQUITY: Ordinary shares ($0.135 par value per share, 900,000 shares authorized as of March 31, 2026 and December 31, 2025; 339,486 and 312,665 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	46	42
Additional paid-in capital	58,144	57,727
Accumulated deficit	(57,899)	(55,166)
TOTAL SHAREHOLDERS' EQUITY	$291	$2,603
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,602	$7,215

All share amounts reflect a 1-for-10 reverse share split effected on May 28, 2026, as discussed in Note 1(e)

* Represents an amount less than $1

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-4

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31
	2026	2025
	U.S. dollars in thousands
OPERATING EXPENSES:
Research and development (including $130 and $0 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	$1,370	$590
General and administrative (including $215 and $21 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	1,379	1,060
TOTAL OPERATING EXPENSES	2,749	1,650
OPERATING LOSS
Financial expense (income), net (including $(15) and $32 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	(16)	85
LOSS BEFORE INCOME TAX	$2,733	$1,735
INCOME TAX	*	*
NET LOSS	$2,733	$1,735

LOSS PER SHARE, BASIC AND DILUTED	$8.46	$38.39

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	323,038	45,198

* Represents an amount less than $1

** All share amounts have been adjusted (in the case of prior periods, retroactively) to reflect a 1-for-15 reverse share splits effected in July 2025, and all share amounts as of March 31, 2026 and 2025 have been retroactively adjusted to reflect a 1-for-10 reverse share split, effected on May 28, 2026,  as discussed in Note 1(e)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-5

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(U.S. dollars in thousands, except per share data)

	Ordinary shares			Additional paid-in Capital	Accumulated deficit	Total shareholders’ equity
	Shares		Amount
BALANCE AT JANUARY 1, 2025	12,323	***	$2	$39,263	$(43,254)	$(3,989)
CHANGES DURING THE THREE MONTHS PERIOD ENDED MARCH 31, 2025 (unaudited):
Issuance of ordinary shares and warrants upon January Offering, net of issuance costs and exercise of pre-funded warrants to ordinary shares (see Note 4(a))	24,695		3	4,252		4,255
Exercise of warrants upon January Offering (see Note 4(a))	4,270		1	863		864
Issuance of ordinary shares and warrants upon January Inducement Offer, net of issuance costs (see Note 4(b))	14,810		2	2,812		2,814
Share-based compensation				21		21
Conversion of Underwriters Promissory Note	1,852		*	356		356
Net loss					(1,735)	(1,735)
BALANCE AS OF MARCH 31, 2025	57,950	***	$8	$47,567	$(44,989)	$2,586

BALANCE AT JANUARY 1, 2026	312,665		$42	$57,727	$(55,166)	$2,603
CHANGES DURING THE THREE MONTHS PERIOD ENDED MARCH 31, 2026 (unaudited):
Share-based compensation	20,413		3	342		345
Issuance of Ordinary Shares under the At the Market Sales Agreement, net of issuance costs (see Note 6)	6,408		1	75		76
Net loss					(2,733)	(2,733)
BALANCE AS OF MARCH 31, 2026	339,486		$46	$58,144	$(57,899)	$291

* Represents an amount less than $1

** All share amounts have been adjusted (in the case of prior periods, retroactively) to reflect a 1-for-15 and 1-for-10 reverse share splits effected in July 2025 and May 2026, respectively, as discussed in Note 1(e)

*** Net of 3 treasury shares held by the Company as of January 1, 2025 and March 31, 2025

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-6

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31
	2026	2025
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,733)	$(1,735)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	2	4
Share-based compensation expenses	345	21
Non-cash financial expenses	4	81

Changes in operating assets and liabilities:
Increase in prepaid expenses	(959)	(512)
Decrease (increase) in other current assets	(47)	4
Increase (decrease) in trade payable	125	(207)
Net change in operating lease	(4)	(1)
Decrease in employee related obligations	(319)	(18)
Decrease in other accounts payable	(60)	(90)
Net cash used in operating activities	(3,646)	(2,453)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(6)
Net cash used in investing activities	-	(6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Ordinary Shares under the At-the Market Sales Agreement, net of placement agent fee	83	-
Proceeds from issuance of ordinary shares upon January Offering	-	5,000
Issuance costs related to January Offering	-	(650)
Proceeds from exercise of warrants upon January Offering	-	864
Proceeds from issuance of ordinary shares upon January Inducement Offer	-	3,276
Issuance costs related to warrants inducement transaction	-	(362)
Payment of Underwriters Promissory Note	-	(696)
Net cash provided by financing activities	83	7,432

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(3,563)	4,973
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(14)	(10)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,075	1,270
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$2,498	$6,233

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-7

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31
	2026	2025
	U.S. dollars in thousands
Appendix A - RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	2,413	6,152
Restricted cash	85	81
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$2,498	$6,233

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Prepaid issuance expenses utilized, in respect of ATM Sales Agreement	$7	$-
Conversion of Promissory Note to ordinary shares	$-	$356
Accrued and unpaid issuance expenses in respect of public offering and warrants inducement transactions	$-	$195

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$13
Interest received	$32	$2

F-8

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 1  - GENERAL:

a.	Introduction:

Silexion Therapeutics Corp (“Silexion”, the “Company” or the “Combined Company”) is a clinical-stage biotechnology company developing, through its subsidiaries, RNA interference (RNAi) therapies for KRAS-driven cancers. Silexion’s approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. Silexion’s lead product candidate, SIL204, is a second-generation siRNA therapy, designed to silence mutant KRAS, using an integrated treatment approach that combines intratumoral and systemic administration. The Company was originally formed for the purpose of effecting the Transactions (as defined below). Following the closing of the Transactions on August 15, 2024 (the “Closing”), the Company became a publicly-traded holding company that has one primary active wholly-owned subsidiary — Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (“Silexion Israel”), an Israeli limited company, through which much of its operations are conducted, along with certain additional inactive subsidiaries, including Moringa Acquisition Corp (“Moringa” or the “SPAC”), a Cayman Islands exempted company, and Silenseed (China) Ltd. , a Chinese company.

On April 3, 2024, the Company entered into an Amended and Restated Business Combination Agreement (hereinafter, the “A&R BCA”) with the SPAC, Silexion Israel, August M.S. Ltd. an Israeli company and wholly-owned subsidiary of the Company (“Merger Sub 1”), and Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and additional wholly-owned subsidiary of the Company (“Merger Sub 2”). Pursuant to the closing under the A&R BCA, which occurred on August 14, 2024, both Silexion Israel and the SPAC became wholly-owned subsidiaries of the Company, which became a publicly-held, Nasdaq-listed entity whose securities are traded under the ticker symbols “SLXN” and “SLXNW” (the transactions effected pursuant to the A&R BCA are referred to as the “Transactions”).

b.	New Subsidiary:

On February 9, 2026 the Company purchased a German shelf company for immaterial consideration, which was subsequently renamed Silexion Therapeutics GmbH (“Silexion Germany”), to conduct the Company’s clinical trials in Germany. As of March 31, 2026, no substantial activity has commenced in Silexion Germany.

c.	Israeli Wars:

In October 2023, Israel was attacked by Hamas, a terrorist organization and entered a state of war. Since the commencement of these events, there have been additional active hostilities, including with Hezbollah in Lebanon, the Houthi movement which controls parts of Yemen, and with Iran. In response to ongoing Iranian aggression and support of proxy attacks against Israel, on June 12, 2025, Israel conducted a series of preemptive defensive air strikes in Iran targeting Iran’s nuclear program and military commanders.

On June 24, 2025, a ceasefire with Iran was reached. On October 9, 2025, Israel, Hamas, the United States and other countries in the region agreed to a framework for a ceasefire in Gaza between Israel and Hamas. While that ceasefire has been mostly maintained, in late February 2026, Israel and the United States preemptively attacked Iran. As part of this conflict, Iran and Hezbollah have launched missile attacks throughout Israel. As a result, the Israeli government imposed restrictions on the opening of non-essential places of business and announced the recruitment of military reserves. In April 2026, a temporary ceasefire was reached between the United States and Israel, on the one hand, and Iran, on the other hand. As of the date of these financial statements, it is unclear whether, and for how long, this ceasefire will continue.

The Company’s employees and management personnel are located in Israel; however, other core activities, including research and development, clinical, and regulatory, are conducted outside of Israel. The Company considered the impact of the war and determined that (in part due to those core activities being conducted outside of Israel) there were no material adverse impacts on the consolidated financial statements, including related significant estimates made by management, for the quarterly period ended March 31, 2026. Further, as the Company’s R&D activity is conducted outside of Israel, the Company does not expect future adverse effects of the war on its core activities. On the other hand, travel restrictions imposed may impact the Company’s ability to raise funds to finance its activities in the near term.

F-9

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 1  - GENERAL (continued):

At this stage, the Company is unable to estimate the impact of the developments on its future financial position, its results of operations, or its cash flows, if any. However, as this event is outside the Company’s control, factors such as the continued duration of the military conflict and its potential expansion into additional areas, as well as other developments, may impact the Company, its financial position, its ability to conduct financing activities, its results of operations, and its cash flows. The Company continues to monitor these developments in order to assess the potential effects of the military conflict on its activities.

d.	Going concern

Since its inception, the Company has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company has incurred losses of $2,733 and $11,912 for the three month period ended on March 31, 2026 and for the year ended December 31, 2025, respectively. During the three -month period ended on March 31, 2026, the Company had negative operating cash flows of $3,646. As of March 31, 2026, the Company had cash and cash equivalents of $2,413.

The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding. In addition, the Company is exploring the use of mitigating actions such as postponing expenses that are not based on firm commitments.

Under these circumstances, in accordance with the requirements of Accounting Standards Codification (“ASC”) 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern, as management believes its current funds will be sufficient to fund its operations for only several months from the date these financial statements are issued. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

e.	Reverse share splits:

On July 28, 2025 and on May 28, 2026, the Company effected 1-for-15 and 1-for-10, respectively, reverse share splits of all of its issued and outstanding, and authorized but unissued, ordinary shares. The reverse share splits resulted in corresponding increases in the par value of the Company’s ordinary shares, from $0.0009 to $0.0135 and $0.0135 to $0.135, respectively, per share. No fractional shares were issued as a result of the reverse splits, as any fractional share totals to which shareholders would have been entitled were rounded up to the nearest whole number of shares. All references made to ordinary shares and per share amounts (for each of Silexion, Silexion Israel, and Moringa) in these consolidated financial statements, unless otherwise indicated, have been adjusted to reflect those reverse share splits.

F-10

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES:

a.	Unaudited Condensed Financial Statements

The accompanying condensed financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") for interim financial statements and follow the requirements of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all of the information and notes required by U.S. GAAP for annual financial statements. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, which include normal and recurring adjustments, necessary for a fair statement of the Company’s consolidated financial position as of March 31, 2026, and the consolidated results of operations, statements of changes in shareholders’ equity  (capital deficiency) and cash flows for the three month period ended March 31, 2026 and 2025.

The consolidated results for the three month ended March 31, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes of the Company as of and for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2026. The significant accounting policies adopted and used in the preparation of the financial statements are consistent with those of the previous financial year.

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect   the amounts reported in the financial statements and accompanying notes. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of financial instruments (see Note 8). These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

c.	Restricted cash

As of March 31, 2026 and December 31, 2025, the Company pledged an amount of $58 and $57, respectively in favor of a bank as collateral for guarantees provided to secure operating lease payments.

The Company is required to hold a minimum amount of NIS 86 in its bank account in order to maintain availability of a credit line from its credit card company.

F-11

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

d.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

e.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and long-term deposits. The Company deposits cash and cash equivalents mostly with four low risk financial institutions. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

NOTE 3  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

a.	Other accounts payable

	March 31	December 31
	2026	2025
Accrued expenses	$799	$859
Income tax	51	51
	$850	$910

F-12

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 3  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

Statement of operations:

b.	Research and development expenses:

	Three months ended March 31
	2026	2025
Payroll and related expenses	$263	$369
Share-based compensation expenses	130	-
Subcontractors and consultants	891	156
Rent and maintenance	55	40
Other	31	25
	$1,370	$590

c.	General and administrative expenses:

Payroll and related expenses	$241	$332
Share-based compensation expenses	215	21
Professional services	783	525
Depreciation	2	4
Rent and maintenance	49	30
Patent registration	8	4
Travel expenses	-	54
Other	81	90
	$1,379	$1,060

d.	Financial expense (income), net:

Change in fair value of financial liabilities measured at fair value	$(15)	$79
Interest expense (income), net	(32)	9
Foreign currency exchange loss (income), net	27	(6)
Other	4	3
Total financial expense (income), net	$(16)	$85

NOTE 4  - WARRANTS TO PURCHASE ORDINARY SHARES:

a.	January Public Offering of Ordinary Shares, Pre-Funded Warrants, and Ordinary Warrants.
On January 15, 2025, the Company offered and sold in, and January 17, 2025, the Company completed, a public offering (the “January Offering”) of 14,309 ordinary shares and 14,309 ordinary warrants to purchase up to 14,309 ordinary shares, at a purchase price of $202.5 per ordinary share and accompanying warrant, and 10,386 pre-funded warrants to purchase up to 10,386 ordinary shares (the “January Pre-Funded Warrants”) and 10,386 ordinary warrants to purchase up to 10,386 ordinary shares, at a purchase price of $202.5 per pre-funded warrant and accompanying ordinary warrant (all such ordinary warrants sold with the ordinary shares and January Pre-Funded Warrants, the “January Ordinary Warrants”). The aggregate gross proceeds to the Company from the January Offering were approximately $5,000, net of transaction costs of $745.

The January Pre-Funded Warrants were immediately exercisable at an exercise price of $0.015 per ordinary share and were not to expire until exercised in full. The January Ordinary Warrants have an exercise price of $202.5 per ordinary share, were immediately exercisable, and can be exercised for five years from issuance.

F-13

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 4 - WARRANTS TO PURCHASE ORDINARY SHARES (continued):

As of March 31, 2026, all 10,386 January Pre-Funded Warrants had been exercised for 10,386 ordinary shares, and a total of 4,270 January Ordinary Warrants had been exercised for 4,270 ordinary shares,  for total proceeds of $0.9 million.

As compensation for the placement agent's role in the January Offering, the Company issued to it warrants to purchase up to 1,729 ordinary shares. Those placement agent warrants had an exercise price of $253.1 per ordinary share, were exercisable for five years from the date of the commencement of sales in the January Offering, and otherwise reflected substantially the same terms as the ordinary warrants sold in the January Offering.

b.	Induced Warrant Exercise Transactions
On January 29, 2025, the Company entered into an inducement offer letter agreement (the “January Inducement Offer”) with holders of 14,810 of the Company’s January Ordinary Warrants. Pursuant to the January Inducement Offer, on January 30, 2025, those holders exercised those warrants for cash and purchased 14,810 ordinary shares at a cash exercise price of $202.5 per share. As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 14,810 ordinary shares at an exercise price of $225 per share (the “January New Ordinary Warrants”). The exercising holders also paid the Company an additional $18.75 per January New Ordinary Warrant issued to them. The Company received aggregate gross proceeds of approximately $3,276 from the exercise of the existing January Ordinary Warrants by the holders, net of placement agent fees and other offering expenses of $462.

Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price. Pursuant to the January Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 1,037 ordinary shares, which have the same terms as the January New Ordinary Warrants issued in the transaction, except that the placement agent warrants have an exercise price equal to $276.6 per share. Upon exercise for cash of any January New Ordinary Warrants, in certain circumstances, the Company will issue to the placement agent warrants that are exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those January New Ordinary Warrants. As of March 31, 2026, the payment of cash fees and issuance of additional warrants to the placement agent upon exercise of January New Ordinary Warrants were not probable.

Both the January New Ordinary Warrants and the placement agent warrants were immediately exercisable from the date of their issuance until April 1, 2027.

NOTE 5 – Related Party Promissory Note:

Effective as of the Closing, Silexion issued to the Sponsor in replacement in their entirety of all previously existing promissory notes issued by Moringa to the Sponsor from its IPO until the Closing, an amended and restated promissory note (the “Related Party Promissory Note”, and, together with the Underwriters Promissory Note, the “Promissory Notes”) in an amount of $3,433. This reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the Related Party Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the Related Party Promissory Note may be repaid (unless otherwise decided by Silexion) only by way of conversion into Silexion ordinary shares (“Note Shares”). Silexion and the Sponsor may also convert amounts outstanding under the Related Party Promissory Note at the price per share at which Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100, in an amount of Note Shares constituting up to thirty percent (30%) of the number of Silexion ordinary shares issued and sold by Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10, at a price per share equal to the volume weighted average price of the Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

F-14

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 5 – Related Party Promissory Note (continued):

On September 15, 2025, as part of its public offering, the Company converted $1,800 of the Related Party Promissory Note into 45,000 ordinary shares at a fair value of $1,624. The converted amount represented 30% of the funds raised by the Company in its September 2025 public offering, in accordance with the Company’s conversion right under the Related Party Promissory Note.

As of March 31, 2026, $1,633 of the Related Party Promissory Note’s principal amount remained outstanding.

NOTE 6  - SHAREHOLDERS’ EQUITY:

Sales Under ATM

On September 26, 2025 the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with a sales agent. In accordance with the terms of the Sales Agreement, the Company may offer and sell up to $13,170 of its newly issued ordinary shares from time to time through the sales agent.

The sales agent will not sell ordinary shares unless instructed by the Company and will use commercially reasonable efforts to sell on the Company’s behalf all of the ordinary shares requested to be sold by the Company, subject to the terms of the Sales Agreement.

The sales agent will be entitled to cash compensation equal to 3.0% of the gross sales price of ordinary shares sold under the Sales Agreement.

On March 25, 2026, the Company issued and sold 6,408 ordinary shares for $76, net of issuance  costs (including utilization of prepaid transaction expenses of $7 and placement agent fee), under the Sales Agreement for the Company’s ATM facility. For further details regarding additional amounts raised following the reporting period, see Note 12(a).

NOTE 7 - SHARE-BASED COMPENSATION:

The Company's share-based compensation expenses amounted to a total of $345 and $21 in the three month periods ended March 31, 2026 and 2025, respectively. As of March 31, 2026, no shares remain available for grant under the Company’s 2024 Equity Incentive Plan.

Summary of outstanding and exercisable options:

Below is a summary of the Company's share-based compensation activity and related information with respect to options granted to employees and non-employees for the three months ended March 31, 2026:

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in U.S. dollars)

Outstanding at January 1, 2026	627	2,417.71	8.39	-
Granted	4,273	16.5	9.63	-
Outstanding at March 31, 2026	4,900	323.76	9.41	-

Exercisable at March 31, 2026	627	2,417.71	8.39	-

Vested and expected to vest at March 31, 2026	4,900	323.76	9.41	-

F-15

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 7 - SHARE-BASED COMPENSATION (continued):

In February 2026 and 2025, Silexion’s board of directors approved granting 4,273 and 469, respectively, options to Silexion’s directors.

RSUs granted to employees and non-employees:

In February 2025, Silexion’s board of directors approved granting 397 RSUs to Silexion’s directors which vested and issued on February 2026.

In February 2026, Silexion’s board of directors approved granting 20,016 RSUs to Silexion’s directors and executive officers which vested immediately upon grant.

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Three months ended March 31
	2026	2025
Research and development	$130	$-
General and administrative	215	21
	$345	$21

NOTE 8  - FAIR VALUE MEASUREMENTS:

Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of March 31, 2026, and December 31, 2025, are classified in the tables below in one of the three categories described in “Note 2 – Fair value measurement”:

	March 31, 2026
	Level 3		Total
Financial Liabilities
Private Warrants to purchase ordinary shares	$	*	$	*
Promissory Notes		$1,553		$1,553

	December 31, 2025
	Level 3		Total
Financial Liabilities
Private Warrants to purchase ordinary shares	$	*	$	*
Promissory Notes		$1,568		$1,568

The following is a roll forward of the fair value of liabilities classified under Level 3:

	Three months ended March 31
	2026				2025
	Promissory Notes	Private Warrants to purchase ordinary shares			Promissory Notes	Private Warrants to purchase ordinary shares
Fair value at the beginning of the period	$1,568	$	*		$3,965	$2
Change in fair value	(15)		(	*)	93	(1)
Repayments	-		-		(709)	-
Conversion to equity	-		-		(356)	-
Fair value at the end of the period	$1,553	$	*		$2,993	$1

F-16

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 8  - FAIR VALUE MEASUREMENTS (continued):

Promissory Notes

In measuring the fair value of the Company’s Promissory Notes in 2025, a discount rate of 13.79%-14.28% was used, based on a B- rated US dollar zero-coupon discount curve, plus a credit spread of 7.56%. The expected timing of conversion or repayment of the notes was determined using the Company’s forecasts. In 2026, the valuation technique was changed to a Monte Carlo simulation framework to model the expected conversion price at the Promissory Note’s maturity date, which is based on a contractual 20-day average closing price mechanism. The following table provides quantitative information regarding fair value measurement inputs of the Company’s Promissory Notes:

March 31, 2026
Volatility*	115.5%
Risk Free Rate	3.7%

* The estimation of the volatility was based on the volatility of the Company’s daily share prices for a period equal to the term of the Promissory Note.

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, prepaid expenses, and other assets, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

NOTE 9  - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to holders of the Company’s ordinary shares for the periods presented (USD in thousands, except per share data):

	Three months ended March 31
	2026	2025
Numerator:
Net loss	$2,733	$1,735
Denominator:
Weighted-average shares used in computing net loss per share attributable to holders of ordinary shares, basic and diluted	323,038	45,198
Net loss per share attributable to holders of ordinary shares, basic and diluted	$8.46	$38.39

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, including fully vested options to purchase the Company’s (or Silexion Israel’s, as applicable) ordinary shares at an exercise price 3.39 NIS per share, as the Company (or Silexion Israel’s, as applicable) considers these shares to be exercised for little to no additional consideration.

As of March 31, 2026 and March 31, 2025, the basic loss per share calculation included a weighted average number of 0 and 1, respectively, of fully vested options.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect for the periods ending on March 31, 2026 and March 31, 2025:

-	Warrants to purchase Ordinary Shares.
-	Share-based compensation;
-	Promissory Notes.

F-17

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 10  - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties which are shareholders and directors of the Company:

a.	Transactions:

	March 31
	2026	2025
Share-based compensation included in research and development expenses	$130	$-
Share-based compensation included in general and administrative expenses	$215	$21
Financial expenses	$(15)	$32

b.	Balances:

	March 31, 2026		December 31, 2025
Current liabilities —
Private warrants to purchase ordinary shares	$	*	$	*
Sponsor Promissory Note		$1,553		$-

	March 31, 2026	December 31, 2025
Non-Current liabilities —
Sponsor Promissory Note	$-	$1,568

NOTE 11  - SEGMENT INFORMATION

The Company operates as a single operating segment in the research and development of innovative treatments for pancreatic cancer based on siRNA. The Company’s CODM is its Chief Executive Officer (CEO). The CODM reviews the Company’s performance on a consolidated basis. As such, the segment’s loss is the Company’s consolidated net loss and the segment’s assets are the Company’s consolidated assets.

The CODM uses the information primarily to evaluate the Company’s performance and allocate resources. This includes reviewing key financial metrics such as budget versus actual expenditures, tracking progress on research and development milestones, and assessing overall cash flow and liquidity to ensure the continuity of operations. This approach allows the CODM to monitor the Company's performance and make strategic adjustments as needed to support its operational and financial goals.

The CODM reviews the Company’s results on a consolidated basis. As such, information on segment loss and significant expenses is similar to the Company’s consolidated statements of operations. The CODM is also regularly provided with information on significant ordinary-course expenses, including the following expenses. The Company’s management does not segregate the Company’s business for internal reporting.

F-18

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 11  - SEGMENT INFORMATION (continued):

	Three months ended March 31
	2026		2025
Clinical trials and other payments to R&D-related service providers	$891		$156
R&D payroll and related expenses, other than share-based compensation	263		369
R&D share-based compensation expense	130		-
G&A payroll and related expenses, other than share-based compensation	241		332
G&A share-based compensation expenses	215		21
Professional services	783		525
Depreciation expenses	2		4
Other segment expenses (*)	224		243
Operating loss	2,749		1,650
Interest income	(32)		(2)
Interest expense	-		11
Other financing expense (income), net	16		76
Income taxes		**	**
Net loss	$2,733		$1,735

Segment assets	$4,602		$8,308
Expenditures for segment assets	-		(6)
Segment liabilities	$4,311		$5,722

(*)	Other segment expenses include mainly general and administrative-related expenses, such as rent and maintenance expenses, travel and HR expenses.
(**)	Represents an amount less than $1

NOTE 12  - SUBSEQUENT EVENTS:

a.	In April and May, 2026, the Company issued and sold 176,811 ordinary shares for $1,085 net of transaction costs under the Sales Agreement for the Company’s ATM facility (see Note 6).

b.	Approvals by extraordinary general meeting

On April 28, 2026, the Company initially held, and on May 5, 2026, the Company reconvened, an extraordinary general meeting at which the Company’s shareholders approved, via an ordinary resolution, each of the following three proposals:

(i)
An increase in the authorized share capital of the Company by 5,000,000 ordinary shares, from $121.5 divided into 900,000 ordinary shares of a par value of $0.135 each, to $796.5 divided into 5,900,000 ordinary shares of a par value of $0.135 each;

(ii)
An amendment to the Silexion Therapeutics Corp 2024 Equity Incentive Plan, effective as of January 1, 2026, to increase the number of ordinary shares added annually on January 1st under the “evergreen” provision of the plan from (x) 5% of the Company’s issued and outstanding ordinary shares, to (y) such number of ordinary shares as yields a pool of ordinary shares reserved under all equity incentive plans of the Company that constitutes, in the aggregate, 10% of the issued and outstanding ordinary shares on a fully diluted basis; and

(iii)
A proposal to allow the Company’s board of directors to effect a reverse share split of the Company’s ordinary shares at a ratio of 1-for-10 (subject to downwards adjustment if necessary to ensure the Company’s compliance with the Nasdaq Listing Rule requiring 500,000 publicly-held shares upon the effectiveness of the reverse share split).

F-19

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 12  - SUBSEQUENT EVENTS (continued):

Upon receipt of the foregoing approval of the increase in authorized share capital, the Company filed an effective amendment to its memorandum of association with the Registrar of Companies of the Cayman Islands on May 5, 2026, at which time that increase became effective.

c.	Reverse share split

On May 5, 2026, the Company’s Board of Directors, followed by the Company’s shareholders (pursuant to Proposal 3 at the Company’s reconvened extraordinary general meeting, as described in paragraph (b) of this Note 12), approved a 1-for-10 reverse share split of the Company’s ordinary shares, (the “Reverse Share Split”). As a result of the Reverse Share Split, all issued and outstanding, and all authorized but unissued, ordinary shares, par value $0.0135, of the Company, will be consolidated on a 1-for-10 basis, into a lesser number of ordinary shares, par value $0.135 per share, of the Company. The Reverse Share Split became effective on May 29, 2026.

d.	Warrant Exercise Inducement Transaction

On May 15, 2026, the Company entered into an inducement offer letter agreement (the “May 2026 Inducement Offer”) with holders of 199,510 of the Company’s existing ordinary warrants, of which (i) 102,250 were Series A warrants that had been issued in the Company’s public offering completed in September 2025 and had a five-year exercise term and an exercise price of $40.0 per underlying ordinary share, (ii) 77,875 were Series B Warrants  that had been issued in that September 2025 public offering and had a one-year exercise term and an exercise price of $40.0 per underlying ordinary share, and (iii) 19,385 warrants had been issued in the Company’s prior warrant inducement transaction completed on August 1, 2025 and had a 24-month exercise term and an exercise price of $113.2 per underlying ordinary share.

The closing under the May 2026 Inducement Offer occurred on May 15, 2026, when those holders exercised those warrants for cash and purchased 199,510 ordinary shares at a reduced cash exercise price of $5.0 per share. The Company received aggregate gross proceeds of approximately $1.0 million from the exercise of the existing ordinary warrants by the holders, net of placement agent fees and other offering expenses of $0.2 million.

As consideration for the holders’ agreement to exercise, the Company issued to them new ordinary warrants to purchase up to an aggregate of 399,020 ordinary shares at an exercise price of $5.0 per share (the “May 2026 Ordinary Warrants”), of which 204,500 (Series C) warrants are exercisable for a five-year period, and 194,520 (Series D) warrants are exercisable for a twenty-four (24) month period, in each case beginning with the later of (x) the date of shareholder approval of the warrant exercise transaction, and (y) the 24-month anniversary of the effective date of the resale registration statement under which the Company is required to register the resale of the ordinary shares underlying those warrants and the placement agent warrants (as referenced below).

Pursuant to the May 2026 Inducement Offer transaction, the Company also issued to the placement agent warrants to purchase up to 13,966 ordinary shares, which have the same terms as the May 2026 Ordinary Warrants that are exercisable for a twenty-four (24) month period, except that the placement agent warrants have an exercise price equal to $6.25 per share. Upon exercise for cash of any May 2026 Ordinary Warrants, in certain circumstances, the placement agent will receive from the Company a cash fee of 8.0% of the aggregate gross exercise price, as well as additional placement agent warrants exercisable for 7.0% of the number of ordinary shares issuable upon the exercise of those May 2026 Ordinary Warrants.

F-20

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(U.S. dollars in thousands)

NOTE 11  - SUBSEQUENT EVENTS (continued):

e.	Conversion of amounts under related party promissory note

In connection with the May 2026 warrant exercise inducement transaction, the Company converted $299 of the principal amount under the Related Party Promissory Note into 59,853 ordinary shares, which it issued to the Sponsor, at the same price per share $5.0 - at which the warrants were exercised in the May 2026 Inducement Offer.

In connection with the sale of 108,826 ordinary shares to investors under the ATM facility on May 2026 at an average price per share of $3.2, the Company converted $105 of the principal amount under the Related Party Promissory Note into 32,648 ordinary shares, which it issued to the Sponsor at the same price of $3.2 per share as in that transaction.

Following the foregoing conversions under the Related Party Promissory Note, the balance under that note stood at $1,229 as of the date of these financial statements.

f.	Dissolution of Moringa subsidiary

In April 2026, the Company initiated filings in the Cayman Islands for the dissolution of its inactive subsidiary, Moringa, which had served as the SPAC with which the Company had combined pursuant to the Transactions under the A&R BCA. The Company expects the dissolution to be complete as of June 30, 2026.

F-21

Up to 2,673,796 Ordinary Shares

Up to 2,673,796 Pre-funded Warrants to Purchase up to 2,673,796 Ordinary Shares

Up to 2,673,796 Ordinary Warrants to Purchase up to 2,673,796 Ordinary Shares

Up to 187,165 Placement Agent Warrants to Purchase up to 187,165 Ordinary Shares

Up to 5,534,757 Ordinary Shares Issuable Upon Exercise of the Ordinary

Warrants Pre-funded Warrants and Placement Agent Warrants

Prospectus

H.C. Wainwright & Co.

        , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except for the SEC registration fee and FINRA fee.

Amount
SEC registration fee	$1,441
FINRA fee	$2,066
Accountants’ fees and expenses	$45,000
Legal fees and expenses	$100,000
Printing fees	$15,000
Miscellaneous expenses	$15,000
Total expenses (other than Placement Agent’s fees)	$178,507

We will pay all of the expenses related to the distribution of the securities being offered under this prospectus. Each of the above amounts (with the exception of the SEC registration fee and FINRA fee) are estimates.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. our amended and restated memorandum and articles of association provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. we have purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures it against its obligations to indemnify its officers and directors.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnity agreements with each of its officers and directors. These agreements require Silexion to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The proposed form of securities purchase agreement that we may enter into with certain investors in this offering (which, if entered into, will be filed as an exhibit to this registration statement) provides for indemnification by the underwriters of the Company and its officers and directors, and by the Company of the Placement Agent, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities.

Since our formation on April 2, 2024, we have sold securities in transactions not registered under the Securities Act as described below:

Initial Issuance Upon Formation

Upon its formation on April 2, 2024, the Company initially sold one ordinary share to its initial shareholder, Maples Corporate Services Limited, in exchange for corporate services provided by that initial shareholder. That issuance was effected without registration under the Securities Act in an offshore transaction pursuant to the exemption provided by Regulation S under the Securities Act.

Unregistered Issuances Upon and Following Closing of Business Combination

Issuance of EarlyBird Convertible Note and Underlying Ordinary Shares

Prior to the Closing of the Business Combination, on August 11, 2024, Moringa reached agreement with EarlyBird on the reduction, to $1.6 million, in the aggregate, of the fee payable to EarlyBird under the Business Combination Marketing Agreement, dated as of February 19, 2021, entered into by Moringa with EarlyBird at the time of Moringa’s initial public offering. As part of that agreement, Silexion issued to EarlyBird the EarlyBird Convertible Note, in an amount of $1.25 million to be paid by Silexion to EarlyBird in cash and/or via conversion of outstanding amounts into ordinary shares of Silexion, which convertible note bore interest at a rate of 6% per annum and was due on December 31, 2025.

EarlyBird was able to elect, at its sole discretion, at any time on or prior to the maturity date of the EarlyBird Convertible Note, to convert all or part of the then outstanding principal and/or accrued interest under the note into ordinary shares, at a per share conversion price equal to 95% of the volume weighted average price of a Silexion ordinary share for the five trading days immediately prior to the date of Silexion’s receipt of a conversion notice, provided, however, that Silexion was not required to issue, and EarlyBird was not permitted to elect to convert the principal and/or accrued interest into an aggregate number of ordinary shares that would exceed the maximum number of ordinary shares permitted by Section 5635 of the Nasdaq Listing Rules to be issued without the approval of Silexion’s shareholders, unless such approval was to be obtained.

Under the EarlyBird Convertible Note, Silexion agreed to promptly file a registration statement with the SEC covering the resale of the ordinary shares that could have been issued upon conversion of the note and use its best efforts to have such registration statement declared effective as soon thereafter as possible. In the event such registration statement was not to be declared effective by the SEC within 180 days from the date hereof, then an event of default would have occurred under the note, triggering all amounts under the note to have become due and payable immediately and automatically.

On March 13, 2025, we entered into the Note Conversion Inducement Agreement with EarlyBird, pursuant to which, among other things, EarlyBird partially converted a certain amount of the principal and interest due under the EarlyBird Convertible Note and we issued to EarlyBird 1,852 ordinary shares.

The issuance of the EarlyBird Convertible Note and the issuance of ordinary shares upon conversion of amounts outstanding under the EarlyBird Convertible Note, were effected in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in a transaction not requiring registration under the Securities Act.

Issuance of PIPE Financing Shares

As described under “Certain Relationships and Related Party Transactions— Registration Rights Related to PIPE Financing” above, in connection with, and immediately prior to the Closing of, the Business Combination, Moringa raised $2.0 million via the PIPE Financing, whereby Moringa sold to the PIPE Investor 148 newly issued Moringa Class A ordinary shares at a price of $13,500 per share, pursuant to the PIPE Agreement. Upon the Closing of the Business Combination, the Company issued 148 ordinary shares to the PIPE Investor upon conversion of those 148 Moringa Class A ordinary shares.

The issuance of those 148 PIPE Shares by the Company to the PIPE Investor (a Cayman Islands exempted limited partnership) was effected without registration under the Securities Act in an offshore transaction pursuant to the exemption provided by Regulation S under the Securities Act.

Issuances of Equity Line of Credit Financing Shares to White Lion

As described above in this registration statement under “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Liquidity and Capital Resources— ELOC Financing ”, also in connection with the Closing of the Business Combination, Silexion entered into the ELOC Agreement, under which it was able to request to sell to White Lion, and White Lion was required to purchase, under an equity line of credit, up to $15.0 million of ordinary shares— the Purchase Notice Shares— from time to time after the Closing, up until December 31, 2025 (unless the agreement was to be terminated sooner), subject to certain limitations and conditions as described therein. Silexion was furthermore required to issue to White Lion ordinary shares constituting the Commitment Shares, having a value equal to $337,500, as a commitment fee under the White Lion Purchase Agreement The issuance of all ordinary shares to White Lion under the ELOC Agreement was effected in reliance upon the exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act in a transaction not requiring registration under the Securities Act.

Through December 31, 2025 (when the ELOC Agreement terminated, we issued and sold an aggregate of 5,091 ordinary shares (which includes both the Commitment Shares and some Purchase Notice Shares) to White Lion under the ELOC Agreement for aggregate proceeds to us of approximately $3.1 million.

Issuance of Amended and Restated Sponsor Promissory Note and Underlying Shares to Moringa Sponsor

As described above in this registration statement under “Certain Relationships and Related Party Transactions— Amended and Restated Sponsor Promissory Note”, upon the Closing of the Business Combination, Silexion issued to the Sponsor, in amendment and restatement, and replacement, in their entirety, of all existing promissory notes issued by Moringa to the Sponsor from Moringa’s initial public offering until the Closing, the A&R Sponsor Promissory Note in an amount of $3,433,000, which matures on February 15, 2027. Amounts outstanding under the A&R Sponsor Promissory Note may be repaid only by way of conversion by either the Company or the Sponsor into ordinary shares, under various circumstances.

The issuance by the Company to the Sponsor (a Cayman Islands exempted limited partnership) of the A&R Sponsor Promissory Note, and the prospective issuance by the Company to the Sponsor of underlying Note Shares, was or will be (as applicable), effected without registration under the Securities Act in an offshore transaction pursuant to the exemption provided by Regulation S under the Securities Act.

Warrant Inducement Issuance Transactions

As described above in this registration statement under “January 2025 Warrant Inducement Transaction”, “July 2025 Warrant Inducement Transaction” and “May 2026 Warrant Inducement Transaction”, pursuant to the warrant inducement transaction that we entered into in January 2025, July 2025, and May 15, 2026 we issued the January 2025 New Warrants, July 2025 New Warrants, the May 2026 New Warrants,  placement agent warrants issued in the January 2025 Warrant Inducement, July 2025 Warrant Inducement Transaction and the May 2026 Warrant Inducement Transaction, and we may further issue January 2025 New Warrant Shares and July 2025 New Warrant Shares to the Induced Holders and ordinary shares to the Placement Agent upon exercise of the placement agent warrants issued in the January 2025 Warrant Inducement, July 2025 Warrant Inducement Transaction and May 2026 Warrant Inducement Transaction. Each of the foregoing securities were, or will be, offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act. Each of the investors and the Placement Agent for the warrant inducement transactions has represented that it is an accredited investor as defined in Rule 501 of the Securities Act and has acquired such securities for their own account and has no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities was made without any form of general solicitation or advertising. The issuance of the January 2025 New Warrants, the July 2025 New Warrants, the May 2026 New Warrants and the placement agent warrants issued in the January 2025 Warrant Inducement, July 2025 Warrant Inducement Transaction and the May 2026 Warrant Inducement Transaction, the January 2025 New Warrant Shares, the July 2025 New Warrant Shares and the ordinary shares issuable upon the exercise of the placement agent warrants issued in the January 2025 Warrant Inducement, July 2025 Warrant Inducement Transaction and the May 2026 Warrant Inducement Transaction has not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

None of the foregoing transactions described in this “Recent Sales of Unregistered Securities” section involved any underwriters, underwriting discounts or commissions, or any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with the distribution thereof (absent registration under the Securities Act), and appropriate legends were placed on the securities certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1.1†
Amended and Restated Business Combination Agreement, dated as of April 3, 2024, by and among Biomotion Sciences (now known as Silexion Therapeutics Corp), August M.S. Ltd., Moringa Acquisition Merger Sub Corp, Silexion Therapeutics Ltd. and Moringa Acquisition Corp (incorporated by reference to Exhibit 2.1 to Moringa Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on April 3, 2024)

2.1.2
Waiver letter, dated June 18, 2024, under Amended and Restated Business Combination Agreement (incorporated by reference to Exhibit 10.1 to Moringa Acquisition Corp’s Current Report on Form 8-K filed with the SEC on June 24, 2024)

3.1.1
Amended and Restated Memorandum and Articles of Association of Silexion Therapeutics Corp (formerly Biomotion Sciences) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

3.1.2
Ordinary Resolution Effecting 1-for-9 Reverse Share Split to Share Capital of Silexion Therapeutics Corp (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on November 29, 2024)

3.1.3
Ordinary Resolution Effecting 1-for-15 Reverse Share Split to Share Capital of Silexion Therapeutics Corp (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on July 29, 2025)

3.1.4
Ordinary Resolution Effecting 1-for-10 Reverse Share Split to Share Capital of Silexion Therapeutics Corp (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on May 29, 2026)

3.1.5
Ordinary Resolution Approving Increase in Authorized Share Capital to $121,500 (9,000,000 ordinary shares, par value $0.0135) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 19, 2025)

3.1.6
Ordinary Resolution Approving Increase in Authorized Share Capital to $796,500 (59,000,000 ordinary shares, par value $0.0135) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on May 5, 2026)

3.1.7
Ordinary Resolution Approving Increase in Authorized Share Capital to $2,146,500 (15,900,000 ordinary shares, par value $0.135) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on July 21, 2026)

4.1
Warrant Agreement, dated February 19, 2021, by and between Moringa Acquisition Corp and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Moringa Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on February 22, 2021)

4.2
Assignment, Assumption and Amendment Agreement, dated as of August 15, 2024, by and among Moringa Acquisition Corp, Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

4.3.1
Warrant Adjustment Notice, dated November 29, 2024, in respect of 1-for-9 Reverse Share Split of Silexion Therapeutics Corp (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on November 29, 2024)

4.3.2
Warrant Adjustment Notice, dated July 29, 2025, in respect of 1-for-15 Reverse Share Split of Silexion Therapeutics Corp (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on July 29, 2025)

4.3.3
Warrant Adjustment Notice, dated May 29, 2026, in respect of 1-for-10 Reverse Share Split of Silexion Therapeutics Corp (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on May 29, 2026)

4.4	Form of Ordinary Warrant (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on January 17, 2025)
4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on January 17, 2025)
4.6	Form of New Warrant (incorporated by reference to Exhibit 10.2 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on January 30, 2025)
4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.3 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on January 30, 2025)
4.8	Form of New Warrant (incorporated by reference to Exhibit 10.2 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 1, 2025)
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.3 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 1, 2025)
4.10
Form of New Warrant issued in May 2026 warrant inducement exercise transaction (incorporated by reference to Exhibit 10.2 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on May 15, 2026)

4.11*	Form of Ordinary Warrant to be sold in the offering
4.12*	Form of Pre-Funded Warrant to be sold in the offering
4.13*	Form of Placement Agent Warrant
5.1*	Opinion of Conyers Dill & Pearman LLP, Cayman legal counsel to Silexion Therapeutics Corp.
5.2*	Opinion of Greenberg Traurig, LLP, United States legal counsel to Silexion Therapeutics Corp.
10.1
Amended and Restated Registration Rights and Lock-Up Agreement, dated August 14, 2024 and effective as of the Closing Date, by and among Silexion Therapeutics Corp (formerly known as Biomotion Sciences), Moringa Acquisition Corp, Moringa Sponsor, L.P., the distributees of Sponsor Investment Shares that were issuable to Moringa Sponsor, L.P., EarlyBirdCapital, Inc., certain of Silexion Therapeutics Ltd.’s pre-Business Combination shareholders and Greenstar, L.P. (incorporated by reference to Exhibit 10.4 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.2
Amended and Restated Promissory Note, dated August 15, 2024, issued by Silexion Therapeutics Corp (formerly known as Biomotion Sciences) to Moringa Sponsor, L.P. (incorporated by reference to Exhibit 10.5 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.3
Form of Director and Officer Indemnification Agreement, dated August 15, 2024, by and between Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and each of its executive officers and directors (incorporated by reference to Exhibit 10.6 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

10.4.1#
Employment Agreement, dated April 1, 2022, by and between Silexion Therapeutics Ltd. and Ilan Hadar (incorporated by reference to Exhibit 10.12.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (File No. 333-279281), filed with the SEC on July 12, 2024).

10.4.2#
Amendment No. 1 to Employment Agreement, dated May 2024, by and between Silexion Therapeutics Ltd. and Ilan Hadar (incorporated by reference to Exhibit 10.12.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (File No. 333-279281), filed with the SEC on July 12, 2024)

10.5#	Silexion Therapeutics Corp 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)
10.6#
Silexion Therapeutics Ltd. 2013 Share Option Plan (incorporated by reference to Exhibit 10.14 to Silexion Therapeutics Corp’s Registration Statement on Form S-1 (File No. 333-282017), filed with the SEC on September 10, 2024)

10.7
Form of Placement Agent Warrant (July/August 2025 warrant exercise inducement transaction) (incorporated by reference to Exhibit 10.3 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 1, 2025)

10.8
Form of Series A Ordinary Share Purchase Warrant (September 2025 public offering) (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on September 12, 2025)

10.9
Form of Series B Ordinary Share Purchase Warrant (September 2025 public offering) (incorporated by reference to Exhibit 4.2 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on September 12, 2025)

10.10
Form of Placement Agent Warrant (September 2025 public offering) (incorporated by reference to Exhibit 4.4 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on September 12, 2025)

10.11
At‑The‑Market Offering Agreement, dated September 26, 2025, by and between Silexion Therapeutics Corp and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on September 26, 2025)

10.12	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on May 15, 2026)
10.14	Form of New Warrant (incorporated by reference to Exhibit 10.2 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on May 15, 2026)
10.15*	Form of Securities Purchase Agreement
10.16
Engagement Agreement dated September 8, 2024, between Silexion Therapeutics Corp and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.13 to Silexion Therapeutics Corp’s Registration Statement on Form S-1 (File No. 333-282017), filed with the SEC on September 10, 2024)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Silexion Therapeutics Corp’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026)
23.1*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm
23.2*	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.1)
23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
24.1**	Power of attorney (included on the signature page to this registration statement)
107**	Filing fee table

*    Filed herewith.
**  Previously Filed.

†    Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#    Indicates management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ramat Gan, Israel, on  August 10, 2026.

SILEXION THERAPEUTICS CORP

By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilan Hadar	Chairman and Chief Executive Officer	August 10, 2026
Ilan Hadar	(Principal Executive Officer)

/s/ Mirit Horenshtein Hadar	Chief Financial Officer and Secretary	August 10, 2026
Mirit Horenshtein Hadar	(Principal Financial and Accounting Officer)

*	Director	August 10, 2026
Dror J. Abramov

*	Director	August 10, 2026
Ruth Alon

*	Director	August 10, 2026
Avner Lushi

*	Director	August 10, 2026
Shlomo Noy

*By:	/s/ Ilan Hadar
Ilan Hadar
Attorney in Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed registration statement in Newark, Delaware, on August 10, 2026.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative